As filed with the Securities and Exchange Commission

                               on April 18, 2005
                                                     Registration No. 333-106900


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     POST EFFECTIVE AMENDMENT NO. 5 TO THE
                      REGISTRATION STATEMENT NO. 333-106900
                          AS FILED ON OCTOBER 7, 2003

                                      Under

                           THE SECURITIES ACT OF 1933


                         REDWOOD MORTGAGE INVESTORS VIII
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                   6611                                 94-3158788
-------------------------------            ----------------------------              -----------------------
(State or other jurisdiction of            (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)             Classification Code Number)                  Identification No.)


     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Address and telephone number of principal executive offices)

     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Address of principal place of business or intended principal place of business)

                               Michael R. Burwell
     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Name, address, including zip code and telephone number, including area code of agent for service)

                                   Copies to:

                                Justin L. Bastian

                             Morrison & Foerster LLP
                                755 Page Mill Road
                            Palo Alto, CA 94304-9418

                        Approximate date of commencement
                         of proposed sale to the public:

     As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

                      Supplement No.4 dated April 18, 2005
                     to the Prospectus Dated October 7, 2003

                         Redwood Mortgage Investors VIII
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated October 7, 2003 ("the Prospectus"). This Supplement No. 4 replaces in its entirety, Supplement No. 1, Supplement No. 2 and Supplement No. 3. You should no longer refer to or rely on the information contained in Supplement No. 1, Supplement No. 2 or Supplement No. 3.

     This Supplement updates the financial information for the Partnership and its General Partners. This Supplement also reflects changes to the Minimum Suitability Standards of the Partnership as shown on Page 1 of the Prospectus. New Minimum Suitability Standards were updated in Supplement No. 2 of the Prospectus and are as follows:

     o a net worth (exclusive of home, furnishings and automobiles) of at least $60,000 plus an annual gross income of at least $60,000, or

     o irrespective of annual gross income, a net worth of $225,000 (exclusive of home, furnishings and automobiles). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

     Important additional information regarding the business of the Partnership and the risks involved in investing in the Partnership are contained in the Prospectus. You should carefully read the Prospectus along with this Supplement.


     1. Summary of Partnership Activities. The Partnership is engaged in business as a mortgage lender. The Partnership makes loans to individuals and business entities secured by residential, investment or commercial property. In order to ensure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property. For a more detailed discussion of deeds of trust and other factors affecting the loans made by the Partnership, you should carefully review the Section of the Prospectus entitled "CERTAIN LEGAL ASPECTS OF PARTNERSHIP LOANS."

     |X| Current Offering. In October 2003, we elected to continue offering Units in the Partnership in order to increase the Partnership's loan portfolio. By increasing the Partnership's loan portfolio, we can continue to increase diversity and add additional safety to the portfolio. In October 2003, the Partnership began offering Units in its fifth Offering of $75,000,000.

     |X| Status of Current Offering. On October 7, 2004, the General Partners elected to continue the offering of up to $75,000,000 in Units. The offering will continue until terminated by the General Partners the earlier of (i) October 7, 2005 or (ii) the date the offering is fully subscribed or (iii) such earlier date as the General Partners may determine. As of December 31, 2004, the Partnership had sold $47,314,000 of Units from the current Offering. The total aggregate proceeds received from inception of the Partnership are $172,223,000 as of December 31, 2004. The Partnership had outstanding secured loans with a total principal balance of $171,745,000 as of December 31, 2004. As of December 31, 2004, the Partnership had, in connection with its current offering of $75,000,000 of Units, incurred no organizational costs and $505,000 in syndication costs.

     Due to a calendaring oversight, the Partnership did not timely renew its permit with the California Department of Corporations ("DOC"). Upon discovery of this oversight, the Partnership applied for and received from the DOC a new permit allowing the Partnership to continue sales in California. To correct those sales that occurred without a permit from the DOC in place, the Partnership offered to repurchase the Units sold during the period of September 10, 2004 through January 18, 2005. The repurchase offer was made to an aggregate of $16,370,000 of prior unit sales. The repurchase offer expired on approximately March 7, 2005. The repurchase offer was accepted by three limited partners for a total of $74,000 in unit sales and the partnership made a timely repurchase of the units.

     |X| No Adverse Business Development. As of the date of this Supplement, there have been no adverse business developments or conditions in the Partnership, or any prior limited partnerships in which the General Partners are involved, that would be material to a prospective investor.

2.       Financial Statements.

     Financial Statements of the Partnership. The Financial Statements of the Partnership included in this Supplement have been audited by Armanino McKenna, LLP, independent auditors as of December 31, 2004.

     Financial Statements of Corporate General Partners. The Balance Sheet of Redwood Mortgage Corp., as of September 30, 2004 included in this Supplement has been audited by Armanino McKenna, LLP, independent auditors. The Balance Sheet of Gymno Corporation., as of December 31, 2004 included in this Supplement has
been  audited  by  Armanino  McKenna,   LLP,  independent   auditors.


3.       Prior Performance Tables.

     The prior performance tables in the Prospectus contain information on programs previously sponsored by the General Partners as well as information regarding previous offerings in the Partnership. The purpose of these tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the General Partners as sponsors of such partnerships. These tables have been updated as of December 31, 2004 and are included as part of this Supplement.

     Additional information regarding the Partnership and its operations can be obtained by reviewing the Partnership annual and quarterly reports filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended. You may review these reports at the office of the Commission in Washington, DC, 20549. Additionally, the Commission maintains a website that contains these reports, the Partnership's Registration Statements and other information regarding the Partnership and the General Partners. The address of the Commission's website is HTTP://www.sec.gov.

                              ARMANINO McKENNA LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         12667 Alcosta Blvd., Suite 500
                               San Ramon, CA 94583
                                 (925) 790-2600



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Redwood Mortgage Investors VIII
Redwood City, California

     We have audited the accompanying consolidated balance sheets of Redwood Mortgage Investors VIII (a California limited partnership) as of December 31, 2004 and 2003 and the related consolidated statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of Redwood Mortgage Investors VIII's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Redwood Mortgage Investors VIII is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Redwood Mortgage Investors VIII's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Redwood Mortgage Investors VIII as of December 31, 2004 and 2003 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with generally accepted accounting principles in the United States of America.

     Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



                                      ARMANINO McKENNA  LLP

San Ramon, California
February 14, 2005
(except for footnote 14,
for which the date is March 10, 2005)

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                           Consolidated Balance Sheets
                           December 31, 2004 and 2003
                                 (in thousands)

                                     ASSETS

                                                                                2004             2003
                                                                            -------------    -------------

         Cash and cash equivalents                                           $    16,301      $     8,921
                                                                            -------------    -------------

         Loans
            Loans secured by deeds of trust                                      171,745          147,174
            Loans, unsecured                                                          34               34
            Allowance for loan losses                                            (2,343)          (2,649)
                                                                            -------------    -------------
              Net loans                                                          169,436          144,559
                                                                            -------------    -------------

         Interest and other receivables
            Accrued interest and late fees                                         4,895            4,735
            Advances on loans                                                        131              416
                                                                            -------------    -------------
              Total interest and other receivables                                 5,026            5,151
                                                                            -------------    -------------

         Other assets
            Loan origination fees, net                                                62               44
            Real estate held for sale, net                                         9,793            3,979
                                                                            -------------    -------------
              Total other assets                                                   9,855            4,023
                                                                            -------------    -------------

              Total assets                                                   $   200,618      $   162,654
                                                                            =============    =============

                        LIABILITIES AND PARTNERS' CAPITAL

         Liabilities
            Line of credit                                                   $    16,000      $    22,000
            Accounts payable                                                          25              224
            Payable to affiliate                                                     638              448
                                                                            -------------    -------------
              Total liabilities                                                   16,663           22,672
                                                                            -------------    -------------

         Investors in applicant status                                               424            1,210
                                                                            -------------    -------------

         Partners' capital
            Limited partners' capital, subject to redemption, net
             of unallocated syndication costs of $1,084 and $875
             for 2004 and 2003, respectively; and net of formation
             loan receivable of $9,751 and $7,550 for 2004 and 2003,
             respectively                                                        183,368          138,649

            General partners' capital, net of unallocated syndication
             costs of $11 and $9 for 2004 and 2003, respectively                     163              123
                                                                            -------------    -------------
              Total partners' capital                                            183,531          138,772
                                                                            -------------    -------------

              Total liabilities and  partners' capital                       $   200,618      $   162,654
                                                                            =============    =============

     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                        Consolidated Statements of Income
              For the Years Ended December 31, 2004, 2003 and 2002
             (in thousands, except for per limited partner amounts)

                                                                          2004             2003              2002
                                                                      -------------    --------------    -------------
   Revenues
      Interest on loans                                                $    16,437      $     12,496      $    11,416
      Late fees                                                                218               201              114
      Other                                                                    478               261              161
                                                                      -------------    --------------    -------------
                                                                            17,133            12,958           11,691
                                                                      -------------    --------------    -------------
   Expenses
      Mortgage servicing fees                                                1,565             1,057            1,098
      Interest expense                                                         622                71              516
      Amortization of loan origination fees                                     56                23               12
      Provision for losses on loans                                          1,146               782              780
      Provision for losses on real estate held for sale                          -                 -              500
      Asset management fees                                                    630               468              325
      Clerical costs from Redwood Mortgage Corp.                               307               290              266
      Professional services                                                    211               111               66
      Broker expense                                                             -               181              444
      Amortization of discount on imputed interest                             319               195              154
      Other                                                                    145               228               44
                                                                      -------------    --------------    -------------
                                                                             5,001             3,406            4,205
                                                                      -------------    --------------    -------------

   Income before minority interest                                          12,132             9,552            7,486

   Minority interest share of subsidiary loss                                    -                42                -
                                                                      -------------    --------------    -------------

   Net income                                                          $    12,132      $      9,594      $     7,486
                                                                      =============    ==============    =============

   Net income
      General partners (1%)                                            $       121      $         96      $        75
      Limited partners (99%)                                                12,011             9,498            7,411
                                                                      -------------    --------------    -------------

                                                                       $    12,132      $      9,594      $     7,486
                                                                      =============    ==============    =============

   Net income per $1,000 invested by
     limited partners for entire period
      Where income is compounded                                       $        72      $         78      $        87
      Where partner receives income in monthly distributions           $        70      $         75      $        84



     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
             Consolidated Statements of Changes in Partners' Capital
              For the Years Ended December 31, 2004, 2003 and 2002
                                 (in thousands)

                                                                                           Limited Partners
                                                                     -------------------------------------------------------------
                                                      Partners          Capital                                           Total
                                                         In             Account       Unallocated       Formation        Limited
                                                      Applicant         Limited       Syndication         Loan,         Partners'
                                                       Status          Partners          Costs            Gross          Capital
                                                     ------------    ------------    -------------    ------------    ------------

Balances at December 31, 2001                         $      673      $   78,214      $     (400)      $  (4,127)      $   73,687
   Contributions on application                           21,563               -                -               -               -
   Formation loan increases                                    -               -                -         (1,677)         (1,677)
   Formation loan payments received                            -               -                -             530             530
   Interest credited to partners in applicant
    status                                                     1               -                -               -               -
   Transfers to partners' capital                       (19,659)          19,659                -               -          19,659
   Net income                                                  -           7,411                -               -           7,411
   Syndication costs incurred                                  -               -            (377)               -           (377)
   Allocation of syndication costs                             -           (178)              178               -               -
   Partners' withdrawals                                       -         (3,543)                -               -         (3,543)
   Early withdrawal penalties                                  -            (23)                7              16               -
                                                     ------------    ------------    -------------    ------------    ------------

Balances at December 31, 2002                              2,578         101,540            (592)         (5,258)          95,690
   Contributions on application                           40,030               -                -               -               -
   Formation loan increases                                    -               -                -         (2,929)         (2,929)
   Formation loan payments received                            -               -                -             575             575
   Interest credited to partners in applicant
    status                                                    37               -                -               -               -
   Interest withdrawn                                       (14)               -                -               -               -
   Transfers to partners' capital                       (41,421)          41,421                -               -          41,421
   Net income                                                  -           9,498                -               -           9,498
   Syndication costs incurred                                  -               -            (478)               -           (478)
   Allocation of syndication costs                             -           (178)              178               -               -
   Partners' withdrawals                                       -         (5,128)                -               -         (5,128)
   Early withdrawal penalties                                  -            (79)               17              62               -
                                                     ------------    ------------    -------------    ------------    ------------

Balances at December 31, 2003                              1,210         147,074            (875)         (7,550)         138,649
   Contributions on application                           40,954               -                -               -               -
   Formation loan increases                                    -               -                -         (3,117)         (3,117)
   Formation loan payments received                            -               -                -             855             855
   Interest credited to partners in applicant
    status                                                    20               -                -               -               -
   Interest withdrawn                                        (8)               -                -               -               -
   Transfers to partners' capital                       (41,752)          41,752                -               -          41,752
   Net income                                                  -          12,011                -               -          12,011
   Syndication costs incurred                                  -               -            (417)               -           (417)
   Allocation of syndication costs                             -           (192)              192               -               -
   Partners' withdrawals                                       -         (6,365)                -               -         (6,365)
   Early withdrawal penalties                                  -            (77)               16              61               -
                                                     ------------    ------------    -------------    ------------    ------------

Balances at December 31, 2004                         $      424      $  194,203      $   (1,084)      $ (9,751)       $ 183,368
                                                     ============    ============    =============    ============    ============


     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
       Consolidated Statements of Changes in Partners' Capital (continued)
              For the Years Ended December 31, 2004, 2003 and 2002
                                 (in thousands)

                                                                      General Partners
                                                       ------------------------------------------------
                                                          Capital                             Total
                                                          Account        Unallocated         General            Total
                                                          General        Syndication        Partners'         Partners'
                                                         Partners           Costs            Capital           Capital
                                                       --------------   --------------    -------------    --------------

Balances at December 31, 2001                           $         71     $        (4)      $        67      $     73,754
   Contributions on application                                    -                -                -                 -
   Formation loan increases                                        -                -                -           (1,677)
   Formation loan payments received                                -                -                -               530
   Interest credited to partners in applicant status               -                -                -                 -
   Capital contributed                                            22                -               22            19,681
   Net income                                                     75                -               75             7,486
   Syndication costs incurred                                      -              (4)              (4)             (381)
   Allocation of syndication costs                               (2)                2                -                 -
   Partners' withdrawals                                        (73)                -             (73)           (3,616)
   Early withdrawal penalties                                      -                -                -                 -
                                                       --------------   --------------    -------------    --------------

Balances at December 31, 2002                                     93              (6)               87            95,777
   Contributions on application                                    -                -                -                 -
   Formation loan increases                                        -                -                -           (2,929)
   Formation loan payments received                                -                -                -               575
   Interest credited to partners in applicant status               -                -                -                 -
   Interest withdrawn                                              -                -                -                 -
   Capital contributed                                            40                -               40            41,461
   Net income                                                     96                -               96             9,594
   Syndication costs incurred                                      -              (5)              (5)             (483)
   Allocation of syndication costs                               (2)                2                -                 -
   Partners' withdrawals                                        (95)                -             (95)           (5,223)
   Early withdrawal penalties                                      -                -                -                 -
                                                       --------------   --------------    -------------    --------------

Balances at December 31, 2003                                    132              (9)              123           138,772
   Contributions on application                                    -                -                -                 -
   Formation loan increases                                        -                -                -           (3,117)
   Formation loan payments received                                -                -                -               855
   Interest credited to partners in applicant status               -                -                -                 -
   Interest withdrawn                                              -                -                -                 -
   Capital contributed                                            41                -               41            41,793
   Net income                                                    121                -              121            12,132
   Syndication costs incurred                                      -              (4)              (4)             (421)
   Allocation of syndication costs                               (2)                2                -                 -
   Partners' withdrawals                                       (118)                -            (118)           (6,483)
   Early withdrawal penalties                                      -                -                -                 -
                                                       --------------   --------------    -------------    --------------

Balances at December 31, 2004                           $        174     $       (11)      $       163      $    183,531
                                                       ==============   ==============    =============    ==============


     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 2004, 2003 and 2002
                                 (in thousands)

                                                                            2004            2003             2002
                                                                        ------------    -------------    ------------
          Cash flows from operating activities
             Net income                                                  $   12,132      $     9,594      $    7,486
             Adjustments to reconcile net income to
               net cash provided by operating activities
                Amortization of loan fees                                        56               23              12
                Imputed interest income                                       (319)            (195)           (154)
                Amortization of discount                                        319              195             154
                Provision for loan and real estate losses                     1,146              782           1,280
                Realized loss on sale of real estate                              -              127               -
                Minority interest share of subsidiary loss                        -             (42)               -
                Change in operating assets and liabilities
                  Unsecured loans                                                 -                -               4
                  Accrued interest and late fees                            (2,566)          (3,448)         (1,253)
                  Advances on loans                                              74            (500)           (312)
                  Other receivables                                               -              888           (888)
                  Loan origination fees                                        (74)             (45)            (28)
                  Accounts payable                                            (199)            (225)             375
                  Payable to affiliate                                          190              154             185
                  Deferred interest                                               -            (112)             112
                                                                        ------------    -------------    ------------
          Net cash provided by operating activities                          10,759            7,196           6,973
                                                                        ------------    -------------    ------------

          Cash flows from investing activities
             Loans originated                                              (81,579)         (96,820)        (32,601)
             Principal collected on loans                                    52,359           35,097          26,083
             Payments for development of real estate                              -            (706)           (219)
             Proceeds from disposition of real estate                             -            6,036               -
                                                                        ------------    -------------    ------------
          Net cash used in investing activities                            (29,220)         (56,393)         (6,737)
                                                                        ------------    -------------    ------------

          Cash flows from financing activities
             Borrowings (repayments) on line of credit, net                 (6,000)           22,000        (11,400)
             Repayments on note payable                                           -          (1,782)             (7)
             Contributions by partner applicants                             41,007           40,093          21,586
             Partners' withdrawals                                          (6,483)          (5,223)         (3,616)
             Syndication costs paid                                           (421)            (483)           (381)
             Formation loan lending                                         (3,117)          (2,929)         (1,677)
             Formation loan collections                                         855              575             530
             Distributions to minority interest                                   -          (1,321)               -
                                                                        ------------    -------------    ------------
          Net cash provided by financing activities                          25,841           50,930           5,035
                                                                        ------------    -------------    ------------

          Net increase in cash and cash equivalents                           7,380            1,733           5,271

          Cash and cash equivalents - beginning of year                       8,921            7,188           1,917
                                                                        ------------    -------------    ------------

          Cash and cash equivalents - end of year                        $   16,301      $     8,921      $    7,188
                                                                        ============    =============    ============

          Supplemental disclosures of cash flow information
             Cash paid for interest                                      $      622      $        71      $      516

     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


1.     Organizational and General

     Redwood Mortgage Investors VIII, a California Limited Partnership (the "Partnership"), was organized in 1993. The general partners are Michael R. Burwell, an individual, Gymno Corporation and Redwood Mortgage Corp., both California corporations. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp., a general partner. At December 31, 2004, the Partnership was in its fifth offering stage, wherein contributed capital totaled $172,223,000 of approved aggregate offerings of $200,000,000. As of December 31, 2004 and 2003, $424,000 and $1,210,000, respectively, remained in applicant status, and total Partnership units sold were in the aggregate of $172,223,000 and $131,269,000, respectively.

     A minimum of $250,000 and a maximum of $15,000,000 in Partnership units were initially offered through qualified broker-dealers. This initial offering closed in October 1996. In December 1996, the Partnership commenced a second offering of an additional $30,000,000 which closed on August 30, 2000. On August 31, 2000, the Partnership commenced a third offering for an additional $30,000,000 which closed in April 2002. On October 31, 2002, the Partnership commenced a fourth offering for an additional $50,000,000 which closed in October 2003. On October 7, 2003, the Partnership commenced a fifth offering for an additional $75,000,000.

     Sales commissions - formation loans

     Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., one of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is unsecured and non-interest bearing and is referred to as the "formation loan."

     The formation loan relating to the initial offering ($15,000,000) totaled $1,075,000, which was 7.2% of limited partners' contributions of $14,932,000. It is being repaid, without interest, in ten annual installments of $107,000, which commenced on January 1, 1997, following the year the initial offering closed.

     The formation loan relating to the second offering ($30,000,000) totaled $2,272,000, which was 7.6% of limited partners' contributions of $29,993,000. It is being repaid, without interest, in ten equal annual installments of $201,000, which commenced on January 1, 2001, following the year the second offering closed. Payments on this loan were also made during the offering period prior to the close of the offering.

     The formation loan relating to the third offering ($30,000,000) totaled $2,218,000, which was 7.4% of the limited partners' contributions of $29,999,000. It is being repaid, without interest, in ten annual installments of $178,000, which commenced on January 1, 2003, following the year the third offering closed. Payments on this loan were also made during the offering stage prior to the close of the offering.

     The formation loan relating to the fourth offering ($50,000,000) totaled $3,777,000, which was 7.6% of the limited partners contributions of $49,985,000. It is being repaid, without interest, in ten annual installments of $365,000, which commenced on January 1, 2004, following the year the fourth offering closed. Payments on this loan were also made during the offering stage prior to the close of the offering.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


1.     Organizational and General (continued)

     Sales commissions - formation loans (continued)

     The formation loan relating to the fifth offering ($75,000,000) totaled $3,570,000 as of December 31, 2004, which was 7.5% of the limited partners contributions of $47,314,000 through December 31, 2004. An equal annual repayment schedule on this loan, without interest, will commence in the year subsequent to the closing of this offering. Payments on this loan are being made during the offering stage prior to the close of the offering.

     For the offerings, sales commissions paid to brokers range from 0% (units sold by general partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating full 9% commissions. The principal balance of the formation loan will increase as additional sales of units are made. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year.

     The following summarizes formation loan transactions to December 31, 2004 (in thousands):

                                   Initial          Second           Third          Fourth           Fifth
                                  Offering of     Offering of      Offering of    Offering of      Offering of
                                   $15,000         $30,000          $30,000        $50,000          $75,000          Total
                                 ------------    -------------    ------------   -------------    ------------    -----------
     Limited Partner
       contributions              $   14,932      $    29,993      $   29,999     $    49,985      $   47,314      $ 172,223
                                 ============    =============    ============   =============    ============    ===========

     Formation loan made          $    1,075      $     2,272      $    2,218     $     3,777      $    3,570      $  12,912
     Discount on
       imputed interest                 (25)            (303)           (291)           (571)           (748)        (1,938)
                                 ------------    -------------    ------------   -------------    ------------    -----------
     Formation loan
       made, net                       1,050            1,969           1,927           3,206           2,822         10,974
     Repayments to date                (785)          (1,013)           (558)           (495)            (45)        (2,896)
     Early withdrawal
       penalties applied                (75)            (112)            (78)               -               -          (265)
                                 ------------    -------------    ------------   -------------    ------------    -----------
     Formation loan, net
       at December 31, 2004              190              844           1,291           2,711           2,777          7,813
     Unamortized discount
       on imputed interest                25              303             291             571             748          1,938
                                 ------------    -------------    ------------   -------------    ------------    -----------
     Balance,
       December 31, 2004          $      215      $     1,147      $    1,582     $     3,282      $    3,525      $   9,751
                                 ============    =============    ============   =============    ============    ===========

     Percent loaned                     7.2%             7.6%            7.4%            7.6%            7.5%           7.5%

     The formation loan has been deducted from limited partners' capital in the consolidated balance sheets. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced. Interest has been imputed at the market rate of interest in effect at the date the offerings closed. An
estimated   amount  of  imputed   interest  is  recorded  for  offerings   still
outstanding. During 2004, 2003 and 2002 amortization expense of $319,000, $195,000 and $154,000, respectively, was recorded related to the discount on imputed interest.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


1.     Organizational and General (continued)

     Syndication costs

     The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

     Through December 31, 2004, syndication costs of $2,974,000 had been incurred by the Partnership with the following distribution (in thousands):

              Costs incurred                            $   2,974
              Early withdrawal penalties applied            (104)
              Allocated to date                           (1,775)
                                                       -----------
              December 31, 2004 balance                 $   1,095
                                                       ===========

     Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,000. Related expenditures totaled $582,000 ($570,000 syndication costs plus $12,000 organization expense) or 3.9%.

     Syndication costs attributable to the second offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the second offering were $29,993,000. Syndication costs totaled $598,000 or 2% of contributions.

     Syndication costs attributable to the third offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the third offering were $29,999,000. Syndication costs totaled $643,000 or 2.1% of contributions.

     Syndication costs attributable to the fourth offering ($50,000,000) were limited to the lesser of 10% of the gross proceeds or $2,000,000 with any excess to be paid by the general partners. Gross proceeds of the fourth offering were $49,985,000. Syndication costs totaled $658,000 or 1.3% of contributions.

     Syndication costs attributable to the fifth offering ($75,000,000) will be limited to the lesser of 10% of the gross proceeds or $3,000,000 with any excess to be paid by the general partners. As of December 31, 2004, the fifth offering had incurred syndication costs of $505,000 (1.1% of contributions).

     Term of the partnership

     The Partnership is scheduled to terminate on December 31, 2032, unless sooner terminated as provided in the partnership agreement.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


2.     Summary of Significant Accounting Policies

     Basis of presentation

     The Partnership's consolidated financial statements include the accounts of its 100%-owned subsidiaries, Russian Hill Property Company, LLC ("Russian") and Borrette Property Company, LLC ("Borrette"), and its 66%-owned subsidiary, Stockton Street Property Company, LLC ("Stockton"). All significant intercompany transactions and balances have been eliminated in consolidation.

     Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year presentation.

     Management estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale. Actual results could differ significantly from these estimates.

     Loans, secured by deeds of trust

     Loans generally are stated at their outstanding unpaid principal balance with interest thereon being accrued as earned.

     If the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, and the shortfall in the amounts due are not insignificant, the carrying amount of the loan is reduced to the present value of future cash flows discounted at the loan's effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

     If events and or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued. Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances. At December 31, 2004 and 2003, there were no loans categorized as impaired by the Partnership. The average recorded investment in impaired loans was $0 for 2004 and 2003 and $355,000 for 2002.

     At December 31, 2004 and 2003, the Partnership had eleven and sixteen loans past maturity or past due 90 days or more in interest payments totaling $25,013,000 and $27,182,000, respectively. In addition, accrued interest, late charges and advances on these loans totaled $3,202,000 and $3,813,000 at December 31, 2004 and 2003, respectively. The Partnership does not consider these loans to be impaired because there is sufficient collateral to cover the amount outstanding to the Partnership and is still accruing interest on these loans. As presented in Note 11 to the consolidated financial statements, the average loan to appraised value of security based upon appraised values and prior indebtedness at the time the loans were consummated for loans outstanding at December 31, 2004 and 2003 was 56.94% and 53.97%, respectively. When loans are considered impaired, the allowance for loan losses is updated to reflect the change in the valuation of collateral security. However, a low loan to value ratio has the tendency to minimize reductions for impairment.

     During 2003, the Partnership restructured three loans into a new loan and restructured two loans into an existing loan, both with lower interest rates. The amount restructured was $15,599,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


2.     Summary of Significant Accounting Policies (continued)

     Allowance for loan losses

     Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured). The Partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

     The composition of the allowance for loan losses as of December 31, 2004 and 2003 was as follows (in thousands):

                                              2004             2003
                                          ------------     -----------

              Specified loans              $      137       $      49
              General                           2,206           2,600
                                          ------------     -----------

                                           $    2,343       $   2,649
                                          ============     ===========

     Activity in the allowance for loan losses is as follows for the years ended December 31 (in thousands):

                                      2004             2003            2002
                                  ------------     ------------     -----------

   Beginning balance               $    2,649       $    3,021       $   2,247
   Restructured loans                       -                -              11
   Additions charged to income          1,146              782             780
   Transfers                            (500)                -               -
   Write-offs                           (952)          (1,154)            (17)
                                  ------------     ------------     -----------
                                   $    2,343       $    2,649       $   3,021
                                  ============     ============     ===========

     Cash and cash equivalents

     The Partnership considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.

     Real estate held for sale

     Real estate held for sale includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell.

     The Partnership periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


2.     Summary of Significant Accounting Policies (continued)

     Loan origination fees

     The Partnership capitalizes fees for obtaining bank financing. The fees are amortized over the life of the financing using the straight-line method.

     Income taxes

     No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply. Net income per $1,000 invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

     Late fee revenue

     Late fees are generally charged at 6% of the monthly installment payment past due. During 2004, 2003 and 2002, late fee revenue of $218,000, $201,000 and $114,000, respectively, was recorded. The Partnership has a recorded late fee receivable at December 31, 2004 and 2003 of $180,000 and $193,000, respectively.

     Recently issued accounting pronouncements

     In December 2003, the American Institute of Certified Public Accountants (AICPA) Accounting Standards Executive Committee (AcSEC) issued Statement of Position 03-03, "Accounting for Certain Loans or Debt Securities Acquired in a Transfer"(SOP 03-3). SOP 03-03 is effective for loans acquired in fiscal years beginning after December 15, 2004, with early adoption encouraged. SOP 03-03 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and applies to all nongovernmental entities, including not-for-profit organizations. The SOP does not apply to loans originated by the entity. The implementation of SOP 03-03 is not expected to have any significant effect on the Partnership.


3.    Other Partnership Provisions

     The Partnership is a California limited partnership. The rights, duties and powers of the general and limited partners of the Partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

     The general partners are in complete control of the Partnership business, subject to the voting rights of the limited partners on specified matters. Any one of the general partners acting alone has the power and authority to act for and bind the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


3.    Other Partnership Provisions (continued)

     A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the Partnership,
(ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership and (iv) remove or replace one or all of the general partners.

     The approval of all the limited partners is required to elect a new general partner to continue the Partnership business where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.

     Applicant status

     Subscription funds received from purchasers of Partnership units are not admitted to the Partnership until subscription funds are needed to fund a loan, to fund the formation loan, create appropriate reserves, or to pay organizational expense or other proper partnership purposes. During the period prior to the time of admission, which is anticipated to be between 1 - 90 days, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

     During 2004, 2003 and 2002, interest totaling $20,000,  $37,000 and $1,000, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

     Election to receive monthly, quarterly or annual distributions

     At subscription, investors elect to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

     Profits and losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.

     Liquidity, capital withdrawals and early withdrawals

     There are substantial restrictions on transferability of Partnership units and accordingly an investment in the Partnership is non-liquid. Limited partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of units.

     In order to provide a certain degree of liquidity to the limited partners after the one-year period, limited partners may withdraw all or part of their capital accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


3.    Other Partnership Provisions (continued)

     Liquidity, capital withdrawals and early withdrawals (continued)

     After five years from the date of purchase of the units, limited partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty quarterly installments. Once a limited partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a limited partner's capital is restricted to the availability of Partnership cash flow. Furthermore, no more than 20% of the total limited partners' capital accounts outstanding at the beginning of any year, shall be liquidated during any calendar year.


4.    General Partners and Related Parties

     The following are commissions and/or fees, which are paid to the general partners:

     Mortgage brokerage commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the general partners may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the Partnership. In 2004, 2003 and 2002, loan brokerage commissions paid by the borrowers were $2,443,000, $2,621,000 and $996,000, respectively.

     Mortgage servicing fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon. Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans. Mortgage servicing fees of $1,565,000, $1,057,000 and $1,098,000 were incurred for 2004, 2003 and 2002, respectively. The Partnership had a payable to Redwood Mortgage Corp. for servicing fees of $638,000 and $448,000 at December 31, 2004 and 2003, respectively.

     Asset management fee

     The general partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Asset management fees of $630,000, $468,000 and $325,000 were incurred for 2004, 2003 and 2002, respectively.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


4.    General Partners and Related Parties (continued)

     Other fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

     Operating expenses

     Redwood Mortgage Corp., a general partner, is reimbursed by the Partnership for all operating expenses incurred by it on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. During 2004, 2003 and 2002, operating expenses totaling $307,000, $290,000 and $266,000, respectively, were reimbursed to Redwood Mortgage Corp.

     Contributed capital

     The general partners jointly or severally are to contribute 1/10 of 1% of limited partners' contributions in cash contributions as proceeds from the offerings are received from the limited partners. As of December 31, 2004 and 2003, Gymno Corporation, a general partner, had capital in accordance with
Section 4.02(a) of the Partnership Agreement.


5.    Real Estate Held for Sale

     The following schedule reflects the cost of the properties and recorded reductions to estimated fair values, including estimated costs to sell, at December 31 (in thousands):

                                                  2004             2003
                                              ------------     -----------
     Costs of properties                       $   10,793       $   4,479
     Reduction in value                           (1,000)           (500)
                                              ------------     -----------

       Real estate held for sale, net          $    9,793       $   3,979
                                              ============     ===========

     In December, 2004, the Partnership acquired land through a deed in lieu of foreclosure. At this date the Partnership's investment totaled $4,377,000 including accrued interest and advances. Management believes that the full value of this investment will be recovered from eventual sale of the property based upon its current estimate of the property's fair value.

     In September, 2004, the Partnership acquired a single family residence through a foreclosure sale. At the time the Partnership took ownership of the property, the Partnership's investment totaled $1,937,000 including accrued interest and advances. The borrower had begun a substantial renovation of the property, which was not completed at the time of foreclosure. The Partnership has decided to pursue development of the property by processing plans for the creation of two condominium units on the property. These plans will incorporate the majority of the existing improvements currently located on the property. Management has transferred $500,000 from the allowance for loan losses as a reserve to cover potential losses for this property, based upon management's estimate of the fair value of the property.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


5.    Real Estate Held for Sale (continued)

     During 2002, the Partnership contributed its interests in two foreclosed real properties into two limited liability companies ("LLCs").

     Russian

     During 2002, a single-family residence that secured a Partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC ("Russian"). Russian was formed by the Partnership to complete the development and sale of the property. The assets, liabilities and operating results of Russian have been consolidated into the accompanying consolidated financial statements of the Partnership. Costs related to the sale and development of this property were capitalized during 2003. Commencing January 2004, costs related to sales and maintenance of the property are being expensed. At December 31, 2004 and 2003, the Partnership's total investment in Russian was $3,979,000, net of a valuation allowance of $500,000.

     Stockton

     During 2002, six condominium units that secured a Partnership loan totaling $2,163,000, including accrued interest and advances, were transferred via a statutory warranty deed to a new entity named Stockton Street Property Company, LLC ("Stockton"). In addition, senior debt was assumed by Stockton on the property in the amount of $1,789,000 (see Note 7). Stockton was formed by the Partnership and an affiliate to complete development and sales of the condominium units. The Partnership is co-manager of Stockton along with the other member and is to receive 66% of the profits or losses. The assets, liabilities and operating results of Stockton have been consolidated into the accompanying consolidated financial statements of the Partnership. Development costs were capitalized during construction; thus, there was no income or expense recognized by Stockton during a portion of 2003. As of December 31, 2003, advances of approximately $132,000 were made for construction and other related development costs and $48,000 of interest expense was capitalized, respectively. As of December 31, 2003, the property had been sold and a net loss of $127,000 was incurred, of which $42,000 was allocated to the minority interest.


6.    Bank Line of Credit

     The Partnership has a $42,000,000 bank line of credit through November 25, 2005, with borrowings at prime and secured by its loan portfolio. The outstanding balances were $16,000,000 and $22,000,000 at December 31, 2004 and 2003, respectively. The interest rate was 5.00% at December 31, 2004 and 4.00% at December 31, 2003. The line of credit requires the Partnership to comply with certain financial covenants. The Partnership was in compliance with these covenants at December 31, 2004 and 2003.


7.    Note Payable

     During 2002, the Partnership assumed a bank loan of $1,789,000 in connection with the foreclosure on a property (see Note 5). The loan was secured by the property and bore interest at 5.68%. As of December 31, 2003, this loan has been paid in full upon the sale of the related property.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


 8.   Income Taxes

     The following reflects a reconciliation of partners' capital reflected in the consolidated financial statements to the tax basis of Partnership capital (in thousands):

                                                 2004             2003
                                            -------------     ------------
  Partners' capital per consolidated
   financial statements                      $   183,531       $  138,772
  Non-allocated syndication costs                  1,095              884
  Allowance for loan losses and
   real estate held for sale                       3,343            3,149
  Formation loans receivable                       9,751            7,550
                                            -------------     ------------

  Partners' capital - tax basis              $   197,720       $  150,355
                                            =============     ============

     In 2004 and 2003, approximately 46% and 47%, respectively, of taxable income was allocated to tax-exempt organizations (i.e., retirement plans).


 9.   Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) Secured loans carrying value was $171,745,000 and $147,174,000 at December 31, 2004 and 2003, respectively. The fair value of these loans of $173,067,000 and $148,552,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.


 10.  Non-cash Transactions

     During 2004, the Partnership foreclosed on, or acquired property through deeds in lieu of foreclosure, four properties (see Note 5), which resulted in an increase in real estate held for sale and allowance for real estate held for sale of $6,315,000 and $500,000, respectively and a decrease in loans receivable, accrued interest, advances and allowance for loan losses of $4,422,000, $1,840,000, $53,000 and $500,000, respectively.

     During 2003, the Partnership restructured three loans that resulted in an increase to secured loans receivable of $2,989,000 and a decrease to accrued interest and advances of $2,626,000 and $363,000, respectively.

     During 2003, a previously secured loan became unsecured which resulted in a decrease to secured loans receivable of $34,000 and an increase to unsecured loans of $34,000.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


11.   Asset Concentrations and Characteristics

     Most loans are secured by recorded deeds of trust. At December 31, 2004 and 2003, there were 75 and 81 secured loans outstanding, respectively, with the following characteristics (dollars in thousands):

                                                                                   2004             2003
                                                                               -------------    -------------

          Number of secured loans outstanding                                            75               81
          Total secured loans outstanding                                       $   171,745      $   147,174

          Average secured loan outstanding                                      $     2,289      $     1,817
          Average secured loan as percent of total secured loans                      1.33%            1.23%
          Average secured loan as percent of partners' capital                        1.25%            1.31%

          Largest secured loan outstanding                                      $    12,045      $    16,010
          Largest secured loan as percent of total secured loans                      7.01%           10.88%
          Largest secured loan as percent of partners' capital                        6.56%           11.54%
          Largest secured loan as a percent of total assets                           6.00%            9.84%

          Number of counties where security
             is located (all California)                                                 17               20

          Largest percentage of secured loans
             in one county                                                           20.48%           26.47%

          Average secured loan to appraised value
             of security based on appraised values and
             prior liens at time loan was consummated                                56.94%           53.97%

          Number of secured loans in foreclosure status                                   6                3
          Amount of secured loans in foreclosure                                $    14,682      $     2,931

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


11.   Asset Concentrations and Characteristics (continued)

     The following secured loan categories were held at December 31, 2004 and 2003 (in thousands):

                                                                        2004             2003
                                                                    -------------    ------------

         First trust deeds                                           $   115,082      $   84,437
         Second trust deeds                                               50,282          61,247
         Third trust deeds                                                 6,381           1,490
                                                                    -------------    ------------
                Total loans                                              171,745         147,174
         Prior liens due other lenders at time of loan                    99,140         116,870
                                                                    -------------    ------------

                Total debt                                           $   270,885      $  264,044
                                                                    =============    ============

          Appraised property value at time of loan                   $   475,710      $  489,219

                Total secured loans as a percent of appraisals            56.94%          53.97%

          Secured loans by type of property
            Owner occupied homes                                     $     9,234      $   13,656
            Non-owner occupied homes                                      75,125          52,975
            Apartments                                                    30,981          22,649
            Commercial                                                    54,670          52,502
            Land                                                           1,735           5,392
                                                                    -------------    ------------

                                                                     $   171,745      $  147,174
                                                                    =============    ============

     The interest rates on the loans range from 8.50% to 13.25% at December 31, 2004 and 7.50% to 18.00% at December 31, 2003.

     Scheduled maturity dates of secured loans as of December 31, 2004 are as follows (in thousands):

                     Year Ending December 31,
                   ---------------------------

                              2005                     $    68,761
                              2006                          68,829
                              2007                          21,185
                              2008                           3,629
                              2009                           8,844
                           Thereafter                          497
                                                      -------------
                                                       $   171,745
                                                      =============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


11.   Asset Concentrations and Characteristics (continued)

     The scheduled maturities for 2005 include six loans totaling $8,047,000, and representing 4.69% of the portfolio, which are past maturity at December 31, 2004. Interest payments on three of these loans were delinquent and are included in the total of loans 90 days or more delinquent presented in Note 2. Several borrowers are in process of selling the properties or refinancing their loans through other institutions, to take advantage of lower interest rates. Occasionally, the Partnership allows borrowers to continue to make the payments on debt past maturity for periods of time. Of these six past maturity loans, the Partnership has begun foreclosure proceedings by filing a notice of default, on four with aggregate principal balances totaling $7,439,000.

     Cash deposits at December 31, 2004 exceeded FDIC insurance limits (up to $100,000 per bank) by approximately $10,744,000.


12.   Commitments and Contingencies

     Construction / rehabilitation loans

     The Partnership makes construction and rehabilitation loans which are not fully disbursed at loan inception. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents. At December 31, 2004, there were $18,166,000 of undisbursed loan funds which will be funded by a combination of borrower monthly mortgage payments, line of credit draws, retirements of principal on current loans, cash and capital contributions from investors. The Partnership does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

     Workout agreements

     The Partnership has negotiated various workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments. The Partnership is not obligated to fund additional money as of December 31, 2004. There are eight loans totaling $8,415,000 in workout agreements as of December 31, 2004.

     Legal proceedings

     The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
                        December 31, 2004, 2003 and 2002


13.   Selected Financial Information (Unaudited)

                                                                         Calendar Quarter
                                                      (in thousands, except for per limited partner amounts)
                                                      ------------------------------------------------------
                                                         First         Second         Third         Fourth         Annual
                                                      ----------     ----------    ----------     ----------     ----------
       Revenues
          2004                                         $  3,850       $  3,785      $  4,504       $  4,994       $ 17,133
          2003                                         $  2,789       $  3,072      $  3,225       $  3,872       $ 12,958

       Expenses
          2004                                         $  1,117       $    907      $  1,418       $  1,559       $  5,001
          2003                                         $    659       $    711      $    722       $  1,272       $  3,364

       Net income allocated to general partners
          2004                                         $     27       $     29      $     31       $     34       $    121
          2003                                         $     21       $     24      $     25       $     26       $     96

       Net income allocated to limited partners
          2004                                         $  2,706       $  2,849      $  3,055       $  3,401       $ 12,011
          2003                                         $  2,109       $  2,337      $  2,478       $  2,574       $  9,498


       Net income per $1,000 invested
          where income is
            Reinvested and compounded
              2004                                     $     18       $     18      $     18       $     18       $     72
              2003                                     $     20       $     19      $     18       $     21       $     78

            Withdrawn
              2004                                     $     18       $     17      $     17       $     18       $     70
              2003                                     $     20       $     19      $     18       $     18       $     75

14.   Subsequent Events

     Subsequent to December 31, 2004 and through February 11, 2005, the Partnership had received $5,091,000 of new investor money for the current offering and had admitted $3,668,000 of partners in applicant status into the Partnership. The admitted amount includes $424,000 that awaited admission at December 31, 2004.

     Subsequent to December 31, 2004 and through February 11, 2005, the Partnership had foreclosed and acquired one property. As of December 31, 2004, the Partnership's investment in the loan totaled $1,336,000.

     Due to a calendaring oversight, the Partnership did not timely renew its permit with the California Department of Corporations ("DOC"). Upon discovery of this oversight, the Partnership applied for and received from the DOC a new permit allowing the Partnership to continue sales in California. To correct the $16,370,000 in sales that occurred without a permit from the DOC in place, the Partnership offered to repurchase the Units sold during this period. Upon expiration of the offer in March 2005, $74,000 was repurchased by the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                 Schedule II - Valuation and Qualifying Accounts
                        December 31, 2004, 2003 and 2002
                                 (in thousands)


                                                                  Col. C - Additions
                                                Col B.      ----------------------------                        Col E.
                                              Balance at     Charged to       Charged                           Balance
                 Col A.                       Beginning      Costs and        to Other          Col. D          at End
              Description                     of Period       Expenses        Accounts        Deductions       of Period
----------------------------------------     ------------   ------------    ------------    -------------    ------------

Year Ended December 31, 2002

Deducted from asset accounts

Allowance for loan losses                     $    2,247     $      780      $       11 (a)  $      (17) (b)  $    3,021

Cumulative write-down of
  real estate held for sale (REO)                      -            500               -                -             500
                                             ------------   ------------    ------------    -------------    ------------
                                              $    2,247     $    1,280      $       11      $      (17) (b)  $    3,521
                                             ============   ============    ============    =============    ============

Year Ended December 31, 2003

Deducted from asset accounts

Allowance for loan losses                     $    3,021     $      782      $        -      $   (1,154) (b)  $    2,649

Cumulative write-down of
  real estate held for sale (REO)                    500              -               -                -             500
                                             ------------   ------------    ------------    -------------    ------------
                                              $    3,521     $      782      $        -      $   (1,154) (b)  $    3,149
                                             ============   ============    ============    =============    ============

Year Ended December 31, 2004

Deducted from asset accounts

Allowance for loan losses                     $    2,649     $    1,146      $    (500)      $     (952) (b)  $    2,343

Cumulative write-down of
  real estate held for sale (REO)                    500              -             500                -           1,000
                                             ------------   ------------    ------------    -------------    ------------
                                              $    3,149     $    1,146      $        -      $     (952) (b)  $    3,343
                                             ============   ============    ============    =============    ============



(a) - Represents restructuring of loans.

(b) - Represents write-offs of loans.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Schedule IV - Mortgage Loans on Real Estate
                         Rule 12-29 Loans on Real Estate
                                 (in thousands)

                                                                                          Col. H
                                                                                        Principal
                                                               Col. F                     Amount
                                                                Face         Col. G      of Loans
                        Col. C      Col. D                    Amount of     Carrying    Subject to   Col. I      Col. J
            Col. B      Final      Periodic       Col. E      Mortgage      Amount of   Delinquent    Type     California
Col. A     Interest    Maturity    Payment        Prior       Original      Mortgage     Principal     of      Geographic
Descrip.     Rate        Date       Terms         Liens        Amount      Investment   or Interest   Lien      Location
------------------------------------------------------------------------------------------------------------------------------

Comm.       11.75%     12/01/09    $      3     $      -     $     148     $     128    $      -     1st         Yuba
Res.        12.00%     05/01/03          12            -         1,210         1,210       1,210     1st         Marin
Apts.       12.50%     11/15/02           4           47            39           292         292     2nd         Contra Costa
Comm.       11.50%     02/01/05           4          493           400           395           -     2nd         San Francisco
Apts.       12.00%     07/01/06          40            -         4,000         7,057       7,057     1st         San Francisco
Comm.       12.00%     05/01/07           8        2,916           799           788         788     2nd         Santa Clara
Res.        12.00%     05/01/03          13            -         1,325         1,325       1,325     1st         Marin
Res.        13.25%     01/01/04          20            -         3,515         1,304       1,304     1st         Napa
Comm.       11.50%     08/01/06           3            -           350           271           -     1st         San Mateo
Land         9.50%     07/01/05           8            -           987           987           -     1st         Santa Clara
Res.        10.00%     12/01/02           3            -           318           316         316     1st         San Mateo
Comm.        7.50%     02/28/07           5            -           770           770           -     1st         Santa Clara
Comm.        7.50%     02/28/07           2            -           320           320           -     1st         Alameda
Comm.       13.00%     06/01/05          41        8,100         4,550         6,020       6,020     2nd         Santa Clara
Comm.       10.50%     08/01/04          31            -         3,600         3,600       3,600     1st         Santa Clara
Res.        10.25%     06/01/06           4        1,647           263           215           -     2nd         Santa Clara
Res.        10.50%     09/01/07           2        1,468           805           520           -     3rd         Santa Clara
Res.        11.50%     09/01/05          12            -         1,300         1,299           -     1st         Alameda
Res.        10.50%     09/01/05           2          710           269           269           -     2nd         San Mateo
Res.        10.50%     10/01/05          16            -         1,781         1,781       1,781     1st         San Mateo
Comm.       10.50%     10/01/07           4            -           441           435           -     1st         San Mateo
Comm.       11.25%     12/01/07           9          718           900           892           -     1st & 3rd   El Dorado
Res.        10.00%     11/01/05          11          500         1,320         1,320       1,320     2nd         Napa
Comm.       10.00%     01/01/08          13            -         1,500         1,500           -     1st         River Side
Comm.       10.00%     12/31/04          87            -        10,440        10,440           -     1st         San Francisco
Res.        11.50%     12/01/05          41            -         7,700         8,364           -     1st         San Mateo
Comm.       10.00%     04/01/05          47            -         5,293         6,236           -     1st         Los Angeles
Apts.       10.00%     06/01/05          16        2,147         1,950         1,549           -     2nd         Contra Costa
Apts.       13.00%     01/02/06          29       14,800         2,660         2,660           -     2nd         Santa Clara
Comm.       12.00%     07/01/06          25            -         2,500         2,500           -     1st         Sacramento
Res.        11.00%     07/01/05           9            -         6,074         3,610           -     1st         Fresno
Comm.       11.00%     07/01/06          33            -         3,570         3,570           -     1st         Alameda
Apts.        9.50%     01/01/09           4            -           413           409           -     1st         San Joaquin
Comm.        9.50%     12/01/05          22            -         2,750         2,750           -     1st         San Francisco
Res.         9.25%     12/01/08           1          376           130           129           -     2nd         Santa Clara
Apts.        9.50%     11/01/05          29        3,115         3,650         3,650           -     2nd         River Side
Comm.        9.00%     01/01/06          25            -         3,375         3,375           -     1st         San Joaquin
Res.        10.00%     12/25/05         133        5,577        16,010        12,045           -     2nd         Alameda
Res.         8.50%     01/01/06           8            -         1,070         1,062           -     1st         Placer
Comm.        9.50%     01/01/06          13            -         1,610         1,610           -     1st         Alameda

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Schedule IV - Mortgage Loans on Real Estate
                         Rule 12-29 Loans on Real Estate
                                 (in thousands)

                                                                                          Col. H
                                                                                         Principal
                                                                Col. F                     Amount
                                                                 Face         Col. G      of Loans
                        Col. C       Col. D                    Amount of     Carrying    Subject to   Col. I     Col. J
            Col. B      Final       Periodic       Col. E      Mortgage      Amount of   Delinquent    Type    California
Col. A     Interest    Maturity     Payment        Prior       Original      Mortgage     Principal     of     Geographic
Descrip.     Rate        Date        Terms         Liens        Amount      Investment   or Interest   Lien     Location
------------------------------------------------------------------------------------------------------------------------------
Res.         8.50%     10/01/10           4          190           500           497           -       2nd       Alameda
Res.        10.00%     01/25/06           6       22,354         8,245         4,868           -       3rd       San Mateo
Apts.       10.00%     03/10/07          43            -         5,200         5,200           -       1st       Santa Clara
Res.         8.50%     04/01/06           6        1,655           800           800           -       2nd       San Francisco
Res.         9.00%     05/01/09           3        2,400           335           335           -       2nd       San Francisco
Res.         9.25%     04/01/06           9            -         1,180         1,180           -       1st       San Francisco
Apts.        9.25%     06/01/06           5            -           666           666           -       1st       San Francisco
Res.         9.25%     05/01/09           9          735         1,085         1,081           -       2nd       San Mateo
Comm.        9.50%     05/01/09           3          242           375           374           -       2nd       San Francisco
Res.         9.25%     06/01/09           3            -           403           403           -       1st       Contra Costa
Apts.        9.25%     06/01/06           7            -           881           881           -       1st       San Francisco
Res.         8.50%     06/01/09           -          313            50            50           -       2nd       San Mateo
Apts.        9.25%     06/01/06           7            -           875           875           -       1st       San Francisco
Res.         9.25%     06/01/09           2            -           188           187           -       1st       San Joaquin
Res.        10.75%     07/01/06          20            -         8,400         2,172           -       1st       San Francisco
Comm.        9.00%     06/01/09           4        2,850           500           498           -       2nd       Santa Clara
Comm.       10.00%     06/01/07          39            -         4,650         4,650           -       1st       Marin
Land         9.00%     07/01/09           6            -           750           748           -       1st       Lake
Res.         9.25%     07/01/09           6          716           690           689           -       2nd       San Mateo
Res.         8.75%     01/01/06          78            -        15,615         6,344           -       1st       Alameda
Res.        10.50%     07/01/06          14            -         2,400         1,600           -       1st       San Diego
Comm.        9.00%     08/01/09           2          785           300           299           -       2nd       Marin
Comm.        9.00%     08/01/09          15            -         2,000         1,600           -       1st       San Francisco
Comm.        9.50%     08/01/09          16            -         1,947         1,943           -       1st       Alameda
Res.         9.25%     10/01/07           3          764           385           385           -       2nd       San Francisco
Res.         8.75%     09/01/06          86            -        11,684        11,506           -       1st       Contra Costa
Res.        10.00%     09/01/06          37       11,685         7,821         4,382           -       2nd       Contra Costa
Res.         9.25%     10/01/06          83        1,389        10,540        10,471           -       2nd       Sacramento
Res.         9.00%     11/01/08          15            -         2,000         2,000           -       1st       Marin
Apts.        8.75%     01/01/07          50            -         6,900         6,900           -       1st       Contra Costa
Apts.       10.00%     01/01/07           2        6,900         1,890           324           -       2nd       Contra Costa
Comm.       11.00%     05/01/09           1          612           100           100           -       3rd       San Francisco
Apts.       11.00%     06/01/06           1          881           641           143           -       2nd       San Francisco
Apts.       11.00%     06/01/06           2          875           908           375           -       2nd       San Francisco
Res.        11.00%     04/01/06           -        1,180           425           246           -       2nd       San Francisco
                                  ---------------------------------------------------------------
   Total                           $  1,379     $ 99,140     $ 201,434     $ 171,745    $ 25,013
                                  ===============================================================


Note: Most loans have balloon payments due at maturity

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Schedule IV - Mortgage Loans on Real Estate
                   Rule 12-29 Loans on Real Estate (continued)
                                 (in thousands)


     Reconciliation of carrying amount (cost) of loans at close of periods

                                                                   Year ended December 31,
                                                       ------------------------------------------------

                                                           2004              2003              2002
                                                       --------------   --------------    -------------
      Balance at beginning of year                      $    147,174     $     83,650      $    82,790

      Additions during period
         New loans                                            81,579           96,820           32,601
         Other                                                     -            2,989            1,060
                                                       --------------   --------------    -------------
           Total additions                                    81,579           99,809           33,661
                                                       --------------   --------------    -------------

      Deductions during period
         Collections of principal                             52,359           35,097           26,083
         Foreclosures                                          4,422                -            5,986
         Cost of loans sold                                        -                -                -
         Amortization of premium                                   -                -                -
         Other                                                   227            1,188              732
                                                       --------------   --------------    -------------
           Total deductions                                   57,008           36,285           32,801
                                                       --------------   --------------    -------------

      Balance at close of year                          $    171,745     $    147,174      $    83,650
                                                       ==============   ==============    =============

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Gymno Corporation
Redwood City, California

     We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.



                                          ARMANINO McKENNA  LLP

/s/ Thomas E. Gard
San Ramon, California
February 11, 2005

                                GYMNO CORPORATION
                                  Balance Sheet
                                December 31, 2004


                                     ASSETS
                                                             2004
                                                         -------------

Cash and cash equivalents                                 $   117,626
Other current assets                                              869
                                                         -------------
   Total current assets                                       118,495
                                                         -------------
Investment in partnerships
   Redwood Mortgage Investors IV                                7,500
   Redwood Mortgage Investors V                                 5,000
   Redwood Mortgage Investors VI                                9,773
   Redwood Mortgage Investors VII                              11,998
   Redwood Mortgage Investors VIII                            172,322
                                                         -------------
                                                              206,593
                                                         -------------

                                                          $   325,088
                                                         =============



Liabilities
   Accounts payable - related party                       $     5,846
                                                         -------------

     Total current liabilities                                  5,846
                                                         -------------
Stockholders' equity
   Common stock, no par, authorized 1,000,000
     shares; issued and outstanding 500 shares                  5,000
   Additional paid-in capital                                   7,500
   Retained earnings                                          306,742
                                                         -------------
     Total stockholders' equity                               319,242
                                                         -------------

                                                          $   325,088
                                                         =============

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                December 31, 2004
1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986. The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (presently Redwood Mortgage Investors ("RMI") I, II, III, IV, V, VI, VII and VIII), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As the corporate general partner, the Company receives management fees and reconveyance fees from the partnerships. In addition, the Company receives its allocation of income from the various partnerships

2.     Summary of Significant Accounting Policies


     Cash and cash equivalents

     Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.

     The bank cash balance at December 31, 2004, was in one bank. Deposits in this bank exceeded the FDIC insurance limits (up to $100,000 per bank) by approximately $13,000 at December 31, 2004.


     Investment in partnerships

     The Company, as corporate general partner, has the ability to exercise significant influence over the partnerships. Accordingly, the Company accounts for its investment in partnerships using the equity method. Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (losses) and cash contributions (withdrawals) related to the partnerships.

     Use of estimates

     The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                December 31, 2004


3.     Investment in Partnerships

     The following is a summary of the Company's investments in the RMI partnerships as of December 31, 2004:

                                             2004
                                            ------

                                                                                                  Gymno
                                                                                Gymno           Corporation
                                                                              Corporation        Investment
                                        Partnership         Partnership       Partnership        Percent of
                                        Net Assets          Net Income         Investment        Net Assets
                                      --------------      -------------      -------------      ------------
              RMI I                    $    750,613        $    44,580        $         -             -
              RMI II                        196,298             10,583                  -             -
              RMI III                     1,318,983             79,536                  -             -
              RMI IV                      5,947,732            350,718              7,500            0.13%
              RMI V                       2,055,213             94,187              5,000            0.24%
              RMI VI                      6,429,808            347,152              9,773            0.15%
              RMI VII                     9,128,416            578,646             11,998            0.13%
              RMI VIII                  183,530,744         12,131,514            172,322            0.09%
                                      --------------      -------------      -------------
                                       $209,307,807        $13,636,916        $   206,593
                                      ==============      =============      =============


4.     Related Party Payable

     The Company has a payable to an affiliate, Redwood Mortgage Corp. ("RMC"), in the amount of $5,846 at December 31, 2004. The Company incurs a monthly management fee to RMC for usage of space, utilities, personnel and management expertise.


5.     Guarantees

     The Company is a guarantor on two separate line of credit agreements for RMI VII and RMI VIII. RMI VII has a $2,500,000 line of credit agreement secured by its loan portfolio and expiring on December 2, 2007. There was no outstanding balance on the line of credit at December 31, 2004. RMI VIII has a $42,000,000 line of credit agreement secured by its loan portfolio and expiring on November 25, 2005. The balance on the line of credit at December 31, 2004 was $16,000,000.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

     We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2004. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.



ARMANINO McKENNA  LLP



/s/ Thomas E. Gard
San Ramon, California
November 29, 2004

                             REDWOOD MORTGAGE CORP.
                                  Balance Sheet
                               September 30, 2004



                                     ASSETS


Cash and equivalents                                             $   4,895,642
Investment in partnership                                               50,000
Due from related parties                                               789,623
Prepaid expenses                                                        23,639
Investment in mortgage loans                                           187,303
Income-producing property, net                                       1,124,695
Fixed assets, net                                                      195,459
Deferred costs of brokerage related rights, net                      6,772,004
                                                                ---------------

     Total assets                                                $  14,038,365
                                                                ===============


                      LIABILITIES AND STOCKHOLDER'S EQUITY



Accounts payable and accrued liabilities                         $      33,630
Accrued compensated absences                                            79,560
Accrued profit-sharing                                                  74,256
Deferred compensation                                                  624,928
Notes payable                                                          812,566
Advances from partnerships, net                                      7,115,177
Deferred income taxes                                                2,021,000
                                                                ---------------
   Total liabilities                                                10,761,117
                                                                ---------------

Stockholder's equity
   Common stock, wholly-owned by The Redwood
     Group, Ltd., at $4 stated value (1,000 shares
        authorized, issued and outstanding)                              4,000
   Retained earnings                                                 3,273,248
                                                                ---------------
     Total stockholder's equity                                      3,277,248
                                                                ---------------

     Total liabilities and stockholder's equity                  $  14,038,365
                                                                ===============


The accompanying notes are an integral part of the financial statement.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


1.     Organization

     Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by The Estate of D. Russell Burwell and the Irrevocable Burwell Family Trust. The Company, Michael R. Burwell (the son of D. Russell Burwell), and Gymno Corporation (owned by the Burwells) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. Michael Burwell and Gymno Corporation are also general partners in seven other related limited partnerships and another related company is general partner in a ninth related limited partnership.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by deeds of trust. At September 30, 2004, the Company was servicing a portfolio approximating $213,000,000 owned primarily by the aforementioned partnerships.


2.     Summary of Significant Accounting Policies

       Accrual basis

     The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred. Loan commissions are recognized as revenue when the related loan closes escrow and loan service fees are recognized over the period services are provided.

       Cash and equivalents

     Cash represents cash and short-term, highly liquid investments with maturities of three months or less. Cash deposits at September 30, 2004, that exceeded federal insurance limits (up to $100,000), were $4,464,142.

      Allowance for loan losses

     Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured). If a loan is categorized as impaired, interest is no longer accrued. The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible. As of September 30, 2004, management had an allowance for accrued interest of $74,128.

      Fixed assets and income-producing property

     Fixed assets and income-producing property are stated at cost. Depreciation and amortization are computed primarily using an accelerated method over estimated useful lives ranging from 3 to 39 years. The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value. When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004

2.     Summary of Significant Accounting Policies (continued)

       Deferred costs of brokerage related rights

     Consistent with Statement of Financial Accounting Standards No. 141 and 142, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships. Such rights result in brokerage commissions to the Company. The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships. Such costs are being amortized over the anticipated 25-year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

     The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios. It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives. If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized. The Company has determined that no allowance for impairment was required against its deferred mortgage brokerage rights.

       Income taxes

     The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting. Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

       Use of estimates

     In preparing a balance sheet in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses. Actual results could differ from these estimates.


3.     Partnership Services

     The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

       Loan servicing fees

     The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. As of September 30, 2004, the Company was owed $674,470 in loan servicing fees, which is included in due from related parties in the accompanying balance sheet.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


3.     Partnership Services (continued)

       Loan commissions

     The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering. Only 1 of the 9 affiliated limited partnerships is in the offering stage. Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

       Asset management fee

     The Company receives monthly fees for managing Redwood Mortgage Investors VIII loan portfolio and operations.

       Other fees and charges

     The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the Company. In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.


4.     Investment in Mortgage Loans

     At September 30, 2004, the Company had investments in mortgage loans maturing as follows:

            Year ending
           September 30,
         ----------------
              2005                           $  101,511
              2006                                1,113
              2007                                1,256
              2008                                1,415
              2009                                1,595
              Thereafter                         80,413
                                            ------------
                                             $  187,303
                                            ============

     The average interest rate of the mortgage loans was 11.47% as of September 30, 2004. Loans are due in either lump sum balloon payments or monthly installments of interest and principal. At September 30, 2004, the Company had one loan past due 90 days or more totaling $87,587. The Company does not consider this loan to be impaired because there is sufficient collateral to cover the amount outstanding to the Company. The properties securing the loans are all located in the Greater San Francisco Bay Area. Fluctuations in the value of real estate in the Greater San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans. Fluctuations in general property values also affect the performance of mortgage investments in the affiliated limited partnerships.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


5.      Income-Producing Property

     Income-producing property consists of the following at September 30, 2004:

        Building and improvements                                 $    602,832
        Land                                                           547,168
                                                                 --------------
                                                                     1,150,000
        Less accumulated depreciation and amortization                (25,305)
                                                                 --------------
        Income-producing property, net                            $  1,124,695
                                                                 ==============

     The property is pledged as security for a note payable (see note 10).


6.      Fixed Assets

     Fixed assets consist of the following at September 30, 2004:

        Furniture and equipment                                   $    364,065
        Computer software                                               56,218
                                                                 --------------
                                                                       420,283
        Less accumulated depreciation and amortization               (224,824)
                                                                 --------------
        Fixed assets, net                                         $    195,459
                                                                 ==============


7.      Deferred Costs of Brokerage Related Rights

     Deferred costs of brokerage related rights consist of the following at September 30, 2004:

        Deferred costs of brokerage related rights                $  8,500,803
        Less accumulated amortization                              (1,728,799)
                                                                 --------------
        Deferred costs of brokerage related rights, net           $  6,772,004
                                                                 ==============

Estimated amortization expense for each of the next five years is as follows:

              Year Ending September 30:
             --------------------------
                      2005                         $689,970
                      2006                         $635,748
                      2007                         $592,850
                      2008                         $529,360
                      2009                         $533,739

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


8.     Income Taxes

     The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc. Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

     The Company has net operating loss ("NOL") carry forwards available of approximately $3,670,000 for Federal tax purposes and approximately $1,794,000 for California tax purposes. The NOLs were generated in fiscal years ended September 30, 1998, 1999, 2001, 2003 and 2004 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

     Significant components of the Company's net deferred tax liability includes the following at September 30, 2004:

             Cash to accrual differences                          $   (26,000)
             Deferred costs of brokerage related rights              3,681,000
             State deferred taxes                                    (201,000)
             Net operating loss carryforwards                      (1,406,000)
             Other                                                    (27,000)
                                                                 --------------
                 Net deferred tax liability                       $  2,021,000
                                                                 ==============


9.     Advances from Partnerships

     The Company has financed the payment of brokerage related rights with advances from partnerships. These advances are non-interest bearing and are being repaid equally over an approximate ten-year period from the date of the close of a partnership offering. Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Advances from partnerships mature as follows:

              Year Ending September 30:
            ---------------------------
                      2005                                     $  1,120,002
                      2006                                        1,120,002
                      2007                                        1,012,631
                      2008                                        1,012,631
                      2009                                        1,012,631
                      Thereafter                                  3,590,941
                                                              --------------
                                                                  8,868,838
                      Less discount on imputed interest         (1,753,661)
                                                              --------------

                      Advances from partnerships, net          $  7,115,177
                                                              ==============

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


10.    Notes Payable

     During 2003, the Company entered into an interest-only note payable to a bank for the purchase of a property. The note matures in December 2004, bears interest at 5.25%, and is secured by the property. The note balance at September 30, 2004 totaled $747,500.

     During 2004, the Company entered into a financing agreement for office equipment. The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

     Future minimum payments at September 30, 2004 are as follows:

               2005                        $   760,520
               2006                             13,802
               2007                             14,632
               2008                             15,511
               2009                              8,101
                                          -------------
               Total                       $   812,566
                                          =============

11.    Commitments and Guarantees

     The Company has contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,620 per month. The contract is subject to renewal at the end of its term which is January 2007. The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

     The Company is a guarantor on a line of credit for one of the partnerships. The line of credit provides for borrowings up to $32,000,000 at prime. The balance on the line of credit at September 30, 2004 was $32,000,000. Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.

     The Company has guaranteed certain mortgage loans issued by five of the affiliated partnerships. The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the existing reserves, as defined in the agreement, and related collateral value. As of September 30, 2004, the principal balance of the guaranteed loans totaled $9,899,000 and the existing reserves were $1,027,000. The related collateral was appraised in 2003 at an estimated value of $8,675,000 to $9,115,000.

     In 2002, the Company entered into a noncancelable operating lease agreement for office space to replace their previous space. The lease terminates July 29, 2009. The lease requires monthly payments of $14,083, with stated annual increases. The Company has the option to renew this lease for an additional five years.

     In 2001, the Company entered into several noncancelable operating leases for office space that expired in June 2004. The leases required monthly rent of $4,950 with stated annual rent increases.

     Noncancelable future minimum lease payments under these leases as of September 30, 2004, are as follows:

              2005                  $  183,772
              2006                     189,288
              2007                     194,972
              2008                     200,814
              2009                     117,712
                                   ------------
                                    $  886,558
                                   ============

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2004


12.    Profit-Sharing Plan

     The Company has a defined contribution profit-sharing plan which provides for Company contributions of 5% of eligible wages, plus any discretionary additional Company contributions.


13.    Related Party Transactions

       Partnership transactions

     As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose general partners are related to the Company (one such general partner is the Company). The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

       Due from related parties

     Advances are periodically made to one of the related entities. In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company. As of September 30, 2004, amounts due from related parties were:

              Related party advances                 $   115,153
              Partnership services                       674,470
                                                    -------------
                                                     $   789,623
                                                    =============

       Investment in partnership

     During 2003, the Company purchased an investment in Redwood Mortgage Investor's VIII from a former investor at that investor's cost. The investment balance was $50,000 at September 30, 2004.


14.    Deferred Compensation Agreement

     The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000. The Company is currently making the monthly payment to the surviving spouse, for the remainder of her life or until September 30, 2011, as required by the agreement. As of September 30, 2004, the Company had accrued $624,928, which represents the net present value of the future payments.


15.    Subsequent Events

     Subsequent to year end, the Company paid off the $747,500 note payable.

     Subsequent to year end, the maximum borrowings on a partnership's line of credit, for which the Company is a guarantor, was increased from $32,000,000 to $42,000,000.

                            PRIOR PERFORMANCE TABLES

     The prior performance tables as referenced in the Prior Performance Summary of the prospectus presents information on programs previously sponsored by the general partners. The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships. In the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership. Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs. Each of such prior programs had the following objectives: (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the partnership's capital. The inclusion of these tables does not imply that the investors in this offering of the partnership will experience results comparable to those experienced in the previous offerings of the partnership or prior programs referred to in the tables.

       The tables consist of:

       TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

       Table I summarizes, on a percentage basis, all funds received through December 31, 2004, for the four prior public offerings and the current fifth offering of the partnership.

       TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

       Table II summarizes the compensation paid to the general partners and affiliates in connection with the 4 prior offerings and the current fifth offering of the partnership on an aggregate basis.

       TABLE III - OPERATING RESULTS OF THE PARTNERSHIP

       Table III summarizes the annual operating results from inception in 1993, through December 31, 2004 for the partnership.

       TABLE V -  PAYMENT OF MORTGAGE LOANS

       Table V presents information on the payment of the partnership and prior partnerships' mortgages within the three (3) years ended December 31, 2004.

     Table IV which provides certain information on programs which have concluded operations, is not included herein as no prior programs sponsored by the general partners or their affiliates have concluded operations.

     If you purchase interests in the partnership, you will not acquire any ownership interest in any of the prior partnerships to which Table V relates. The inclusion of the following tables in the prospectus does not imply that the partnership will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the partnership will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Table V.

     The general partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Table V also includes information about prior non public programs whose investment objectives are similar to those of the partnership. These partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

     Additional information regarding the Description Of Open Loans Of Prior Limited Partnerships is provided in Table VI in Part II of the Registration Statement. The partnership will furnish, without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

     As of December 31, 2004, less than fifteen percent (15%) of the loans held by the partnership are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

DEFINITIONS AND GLOSSARY OF TERMS

       The following terms used in the tables have the following meanings:

       "Cash Generated From Operations and Financing" shall mean excess or deficiency of operating and financing cash receipts over operating and financing cash expenditures.

       "GAAP" shall mean accounting principles generally accepted in the United States of America.

       "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                         REDWOOD MORTGAGE INVESTORS VIII
                            (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

     Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII in its previous four public offerings and the current 5th offering through December 31, 2004. Table I also sets forth on a percentage basis, how the proceeds were utilized by the partnership. In addition, Table I sets forth information with respect to the date each offering commenced in this partnership, the length of the offering and how long it took to commit 90% of the amount available for investment. As of December 31, 2004, the general partners did not have any public or private programs which have closed in the past three years other than the third and fourth offering in Redwood Mortgage Investors VIII. For consistency, the general partners have included information for the first and second offerings in Redwood Mortgage Investors VIII even though these offerings were concluded more than three years ago. Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior offerings of the partnership.

                                                             (in thousands)

                                               1st Offering      2nd Offering      3rd Offering      4th Offering    5th Offering
                                              --------------    --------------    --------------    --------------  --------------
Dollar Amount Offered                               $15,000           $30,000           $30,000           $50,000         $75,000
Dollar Amount Raised                                $14,932           $29,993           $29,999           $49,985         $47,314
Percentage of Amount Raised                          99.55%            99.98%              100%            99.97%          63.09%
Less Offering Expenses:
   Organization Expense                               3.90%             2.00%             2.05%             1.30%           1.10%
   Selling Commissions Paid to
      Non Affiliates (1)                                  0                 0                 0                 0               0
   Selling Commissions Paid to Affiliates                 0                 0                 0                 0               0
Percentage Available for Investment
      Net of Offering Expenses                       96.10%            98.00%            97.95%            98.70%          98.90%
   Loans Funded from Offering Proceeds
      Secured by Deeds of Trust                      87.90%            89.40%            89.55%            90.10%          90.40%
   Formation Loan                                     7.20%             7.60%             7.40%             7.60%           7.50%
   Loan Commitments                                       0                 0                 0                 0               0
   Loan Application or Mortgage
      Processing Fees                                     0                 0                 0                 0               0
   Funds Available for Future
      Commitments                                         0                 0                 0                 0               0
   Reserve                                            1.00%             1.00%             1.00%             1.00%           1.00%
                                              --------------    --------------    --------------    --------------  --------------
Total                                                96.10%            98.00%            97.95%            98.70%
                                              ==============    ==============    ==============    ==============  ==============

Date Offering Commenced                            03/03/93           12/4/96          08/31/00          10/31/02        10/07/03
Length of Offering                                44 months         44 months         20 months         11 months            Open
   Months to Commit 90% of Amount
   Available for Investment (Measured
   from Beginning of Offering)                    45 months         45 months         21 months         12 months             N/A

     (1) Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See" PLAN OF DISTRIBUTION - Formation Loan" at Page 83 of the Prospectus).

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)


     Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the four previous and current fifth offering of units in the partnership as of December 31, 2004. This information is presented on an aggregated basis for all offerings of the partnership. It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

                                                                   RMI VIII
                                                                (In thousands)
                                                              -----------------
Date Offering Commenced (1)                                           03/03/93
Dollar Amount Raised (2)                                              $172,223
Amount Paid to General Partners and
   Affiliates from:
       Offering Proceeds                                                     0
       Selling Commissions                                                   0
       Loan Application or Loan Processing Fees                              0
       Reimbursement of Expenses, at Cost                                  182
       Acquisition Fees                                                      0
       Advisory Fees                                                         0
       Other                                                                 0
Loan Points, Processing and Other Fees Paid
   by the Borrowers to Affiliates:
     Points (3)                                                         12,164
     Processing Fees (3)                                                   193
     Other (3)                                                              56
Cumulative Gross Revenue                                                71,075
Amount Paid to General Partners and Affiliates
  from Operations:
     Partnership Management Fees                                         1,776
     Earnings Fee                                                          490
     Mortgage Servicing Fee                                              5,898
     Reimbursement of Expenses, at Cost                                  1,499
     Early Withdrawal                                                      265


     (1) Indicated the date the first offering in the partnership commenced

     (2) Indicated the aggregate dollar amount raised in all four prior and the current fifth offering of the partnership as of December 31, 2004.

     (3) These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

                                    TABLE III
              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

                                                     $'s in thousands except for cash distribution per $1,000
                                                ----------------------------------------------------------------

                                                     1993            1994             1995              1996
                                                -------------    -------------    -------------    -------------

Gross Revenues                                          $119             $498           $1,050           $1,727
Less: General Partners' Mgmt Fee                           0                6               12               17
   Loan Servicing Fee                                      6               29               85              156
   Administrative Expenses                                 4               27               51               86
   Provision for Uncollected Accts                         0               13               26               55
   Amortization of Organization Costs                      1                3                3                3
   Offering Period Interest Expense to
     Limited Partners                                      4               14               19                2
   Interest Expense                                        0                0               26              189
                                                -------------    -------------    -------------    -------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                     $104             $406             $828           $1,219
                                                -------------    -------------    -------------    -------------
Federal Taxable Income                                  $109             $433             $873           $1,299
                                                -------------    -------------    -------------    -------------
Sources of Funds - Net Income                           $104             $406             $828           $1,219
Reduction in Assets                                        0                0                0                0
Increase in Liabilities                                    0                0            1,914                0
Early Withdrawal Penalties Applied to
   Syndication Costs                                       0                0                0                4
Increase in Applicant's Deposit                          129               61                0              311
Increase in Partners' Capital
   Collection on Formation Loan                            0                0                0               17
Admittance of New Partners                             2,766            4,514            3,843            3,864
                                                -------------    -------------    -------------    -------------
Cash generated from Operations
  and Financing                                        2,999            4,981            6,585            5,415
Use of Funds-Increase in Assets                      (2,364)          (4,192)          (5,671)          (3,860)
Reduction in Liabilities                                 (0)              (0)              (0)            (176)
Decrease in Applicant's Deposit                          (0)              (0)            (189)              (0)
Decrease in Partner's Capital
   Formation Loan                                      (206)            (319)            (250)            (315)
   Syndication Costs                                   (200)             (81)            (175)            (214)
Offering Period Interest Expense to
   Limited Partners                                      (2)              (6)              (8)              (1)
Investment Income Paid to LP's                          (47)            (166)            (303)            (418)
Return of Capital to LP's                                (0)              (0)              (6)            (147)
                                                -------------    -------------    -------------    -------------
Net Increase (Decrease) in Cash                          180              217             (17)              284
Cash at the beginning of the year                          0              180              397              380
                                                -------------    -------------    -------------    -------------
Cash at the end of the year                             $180             $397             $380             $664


Table III continued on following pages

              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)


                                                     1993            1994             1995              1996
                                                -------------    -------------    -------------    -------------
Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $83              $81              $83              $84
Cash Distribution Data paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $80              $79              $80              $81
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $36              $33              $32              $31
   Capital (1)                                            $0               $0            $0.60              $11
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                           $96              $92              $96              $99
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $93              $89              $92              $95


NOTES: (1) Based upon capital balances as of January 1 for each year.

       (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.



Table III continued on following pages

              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

                                                     $'s in thousands except for cash distribution per $1,000
                                                ----------------------------------------------------------------

                                                     1997            1998             1999             2000
                                                -------------    -------------    -------------    -------------

Gross Revenues                                        $2,630           $3,406           $4,426           $6,349
Less: General Partners' Mgmt Fee                          25               32               42               61
   Loan Servicing Fee                                    190              295              359              506
   Administrative Expenses                               144              147              174              270
   Provision for Uncollected Accts                       140              163              409              375
   Amortization of Organization Costs                      0                0                0                0
   Offering Period Interest Expense to
     Limited Partners                                      9                4                2                5
   Interest Expense                                      341              514              527              887
                                                -------------    -------------    -------------    -------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                   $1,781           $2,251           $2,913           $4,245
                                                -------------    -------------    -------------    -------------
            Federal Taxable Income                    $1,929           $2,411           $3,331           $4,755
                                                -------------    -------------    -------------    -------------
Sources of Funds - Net Income                         $1,781           $2,251           $2,913           $4,245
Reduction in Assets                                        0                0                0                0
Increase in Liabilities                                3,988              348                0           16,269
Early Withdrawal Penalties Applied to
   Syndication Costs                                       5                8               13               10
Increase in Applicant's Deposit                            0                0              330                0
Increase in Partners' Capital
   Collection on Formation Loan                          108              150              191              250
Admittance of New Partners                             5,572            5,110            9,202           14,997
                                                -------------    -------------    -------------    -------------
Cash generated from Operations
  and Financing                                       11,454            7,867           12,649           35,771
Use of Funds-Increase in Assets                      (9,905)          (6,598)          (3,439)         (32,472)
Reduction in Liabilities                                 (0)              (0)          (5,832)              (0)
Decrease in Applicant's Deposit                        (311)              (0)              (0)            (105)
Decrease in Partner's Capital
   Formation Loan                                      (420)            (404)            (708)          (1,102)
   Syndication Costs                                   (189)            (126)            (177)            (227)
Offering Period Interest Expense to
   Limited Partners                                      (2)              (2)              (1)              (1)
Investment Income Paid to LP's                         (495)            (614)            (826)          (1,245)
Return of Capital to LP's                              (133)            (257)            (592)            (762)
                                                -------------    -------------    -------------    -------------
Net Increase (Decrease) in Cash                          (1)            (134)           $1,074           $(143)
Cash at the beginning of the year                        664              663              529            1,603
                                                -------------    -------------    -------------    -------------
Cash at the end of the year                             $663             $529           $1,603           $1,460


Table III continued on following pages

              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

                                                     1997            1998             1999             2000
                                                -------------    -------------    -------------    -------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $84              $84              $84              $86
Cash Distribution Paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $81              $81              $81              $83
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $31              $29              $31              $34
   Capital (1)                                             8               12              $22              $21
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                          $100              $98             $102             $102
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $97              $95              $99              $98


NOTES:  (1)  Based upon capital balances as of January 1 for each year.

        (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the four prior offerings and the ongoing fifth offering of Redwood Mortgage Investors VIII.

                                                     $'s in thousands except for cash distribution per $1,000
                                                ----------------------------------------------------------------

                                                    2001              2002             2003             2004
                                                -------------    -------------    -------------    -------------

Gross Revenues                                        $9,088          $11,691          $12,958          $17,133
Less: General Partners' Mgmt Fee                         158              325              468              630
   Loan Servicing Fee                                    552            1,098            1,057            1,565
   Administrative Expenses                               416            1,060            1,045            1,139
   Provision for Uncollected Accts                       957            1,280              782            1,146
   Amortization of Organization Costs                      0                0                0                0
   Offering Period Interest Expense to
     Limited Partners                                      1                1               37               20
   Interest Expense                                      972              516               71              622
                                                -------------    -------------    -------------    -------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                   $6,032           $7,411           $9,498          $12,011
                                                -------------    -------------    -------------    -------------
            Federal Taxable Income                    $6,926           $8,719           $9,072          $12,212
Sources of Funds - Net Income
                                                -------------    -------------    -------------    -------------
  distributable to limited partners                   $6,032           $7,411           $9,498          $12,011
Reduction in Assets                                        0                0                0                0
Increase in Liabilities                                    0                0           18,822                0
Early Withdrawal Penalties Applied to
   Syndication Costs                                      24                7               17               16
Increase in Applicant's Deposit                          448            1,905                0                0
Increase in Partners' Capital
   Collection on Formation Loan                          346              546              637              916
Admittance of New Partners                           $19,266          $19,681           41,461           41,793
                                                -------------    -------------    -------------    -------------
Cash generated from Operations
  and Financing                                       26,116           29,550           70,435           54,736
Use of Funds-Increase in Assets                     (15,480)         (10,923)         (58,715)         (30,583)
Reduction in Liabilities                             (5,038)          (7,733)              (0)          (6,009)
Decrease in Applicant's Deposit                          (0)              (0)          (1,368)            (786)
Decrease in Partner's Capital
   Formation Loan                                    (1,462)          (1,677)          (2,929)          (3,117)
   Syndication Costs                                   (291)            (381)            (483)            (421)
Offering Period Interest Expense to
   Limited Partners                                      (0)              (0)              (0)              (0)
Investment Income Paid to LP's                       (1,962)          (2,516)          (3,362)          (4,452)
Return of Capital to LP's                            (1,426)          (1,049)          (1,845)          (1,988)
                                                -------------    -------------    -------------    -------------
Net Increase (Decrease) in Cash                         $457           $5,271            1,733            7,380
Cash at the beginning of the year                      1,460            1,917            7,188            8,921
                                                -------------    -------------    -------------    -------------
Cash at the end of the year                           $1,917           $7,188           $8,921          $16,301


Table III continued on following page

              OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2004)
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

                                                           2001              2002             2003            2004
                                                       -------------    -------------    -------------    -------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                                $90             $87               $78             $72
Cash Distribution Paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                                    $87             $84               $75             $70
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                                   $37             $34               $35             $32
   Capital (1)                                                  $27             $19               $19             $14
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                                 $106            $105               $76             $75
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                              $103            $101               $73             $72


NOTES:  (1)  Based upon capital balances as of January 1 for each year.

        (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

                                     TABLE V
                                PAYMENT OF LOANS
                       CORPORATE MORTGAGE INVESTORS I & II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                          CLOSED                LOAN           INTEREST/           PROCEEDS
 PROPERTY                  FUNDED             ON              AMOUNT           LATE/MISC            TO DATE
-------------------------------------------------------------------------------------------------------------
 Santa Clara             11/06/01       06/05/02          100,000.00            5,901.81         105,901.81
 Santa Clara             02/18/00       01/10/03          100,000.00           30,948.51         130,948.51
 Stanislaus              08/13/02       04/29/03          211,358.00           16,597.47         227,955.47
 Contra Costa            12/05/02       10/03/03          161,883.95           14,932.40         176,816.35
 Contra Costa            10/11/96       11/05/03           40,000.00           18,577.55          58,577.55
 Contra Costa            01/18/01       07/09/04           77,500.00           33,182.90         110,682.90
 Marin                   11/12/02       07/15/04          105,000.00           18,067.33         123,067.33

-------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Stanislaus                07/24/98        03/13/02         150,000.00           42,295.62          192,295.62
San Joaqin                05/10/02        06/30/03          50,000.00            5,993.88           55,993.88
Alameda                   08/28/03        04/18/04         196,221.25            6,420.08          202,641.33

--------------------------------------------------------------------------------------------------------------


COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
El Dorado                 02/23/95        07/08/02          44,100.00           35,017.01           79,117.01
Stanislaus                02/06/98        08/13/02         149,996.00           80,738.97          230,734.97
Riverside                 03/15/97        12/20/02         100,000.00           43,058.96          143,058.96
San Mateo                 10/16/01        02/12/03         285,000.00           33,001.58          318,001.58
San Francisco             10/28/92        12/01/04         152,000.00          104,757.32          256,757.32

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS I
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/           PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC            TO DATE
--------------------------------------------------------------------------------------------------------------
 San Mateo                01/25/00        06/27/01          69,999.20           11,235.86           81,235.06
 Santa Clara              05/25/01        04/24/02          50,000.00            5,591.12           55,591.12
 Sonoma                   09/18/96        04/30/02           4,873.50            2,185.37            7,058.87
 Santa Clara              04/24/02        05/30/02          68,750.00              864.80           69,614.80
 Santa Clara              02/18/00        01/10/03         100,000.00           30,948.51          130,948.51
 Sonoma                   10/30/96        09/02/03           4,993.20            2,674.49            7,667.69
 Alameda                  02/04/03        12/10/04         100,000.00           18,169.37          118,169.37

--------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------


 COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
 Santa Clara              11/02/98        04/19/01         100,000.00           27,415.08          127,415.08
 Placer                   12/30/96        01/24/02          55,000.00           33,519.78           88,519.78
 Alameda                  11/16/93        03/29/02         150,000.00          124,797.19          274,797.19
 Alameda                  11/16/93        03/29/02          49,586.38           25,483.23           75,069.61
 Santa Clara              01/21/94        03/29/02         178,180.70          149,309.32          327,490.02
 Santa Clara              11/15/96        03/29/02           6,369.10            4,187.46           10,556.56
 El Dorado                02/23/95        07/08/02          44,100.00           35,017.01           79,117.01
 Riverside                03/15/97        12/20/02         100,000.00           62,617.99          162,617.99
 Tuolumne                 08/25/00        04/07/03          59,500.00           17,883.29           77,383.29
 San Francisco            04/24/03        07/14/04          80,000.00            9,589.48           89,589.48

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
 San Mateo                05/31/00        01/04/01          50,000.00            3,302.24           53,302.24
 San Mateo                07/31/00        10/16/01          50,000.00           31,375.88           81,375.88

--------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------

 COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
 San Francisco            02/02/00        02/14/02          82,008.48           19,223.17          101,231.65
 Alameda                  11/16/93        03/29/02         100,000.00           83,198.13          183,198.13
 Alameda                  11/16/93        03/29/02          26,445.95           13,591.00           40,036.95
 Santa Clara              01/21/94        03/29/02         123,934.27          103,852.67          227,786.94
 Santa Clara              11/15/96        03/29/02           4,430.90            2,913.16            7,344.06
 San Mateo                10/16/01        02/12/03           9,500.00            1,100.05           10,600.05

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Tuolumne                06/28/01         01/25/02          89,999.00           6,136.75           96,135.75
 Contra Costa            10/30/01         03/12/02          96,000.00           3,883.88           99,883.88
 San Mateo               02/23/01         03/15/02         150,000.00          19,238.22          169,238.22
 Alameda                 11/16/93         03/29/02         150,000.00         124,797.19          274,797.19
 Alameda                 11/16/93         03/29/02          39,668.93          20,386.49           60,055.42
 Santa Clara             05/25/01         04/24/02         150,000.00          16,773.36          166,773.36
 Sonoma                  09/18/96         04/30/02           7,546.48           3,383.99           10,930.47
 San Mateo               07/09/02         10/22/02          67,750.00           2,078.35           69,828.35
 Alameda                 06/20/02         10/21/03          70,000.00           9,879.60           79,879.60
 Contra Costa            03/25/03         09/24/03          80,000.00           4,086.86           84,086.86
 Sonoma                  10/30/96         09/02/03           7,731.83           4,141.37           11,873.20
 San Mateo               01/29/99         06/09/03          67,000.00          27,738.38           94,738.38
 Contra Costa            03/25/03         01/09/04          68,000.00           5,515.56           73,515.56
 San Mateo               07/09/87         06/30/04           5,500.00           6,292.58           11,792.58
 San Mateo               07/09/87         06/30/04          82,500.00          90,700.75          173,200.75
 Marin                   11/12/02         07/15/04         105,000.00          18,067.33          123,067.33
 San Francisco           08/25/03         07/19/04         125,000.00           9,761.03          134,761.03
 San Francisco           07/12/02         10/07/04         100,000.00          23,524.06          123,524.06
 Alameda                 02/04/03         12/10/04         105,000.00          19,077.67          124,077.67

-------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                           CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                 FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Alameda                11/30/02         02/11/03        149,999.50            3,281.24          153,280.74
 San Francisco          10/12/88         11/04/03         60,000.00           76,042.84          136,042.84
 San Joaqin             05/10/02         06/30/03        100,000.00           11,987.38          111,987.38
 Alameda                08/28/03         04/18/04        147,165.94            4,815.01          151,980.95

-------------------------------------------------------------------------------------------------------------


 COMMERCIAL (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Contra Costa             05/31/00        02/07/01         255,000.00          22,379.13          277,379.13
 Santa Clara              11/02/98        04/19/01         100,000.00          27,415.08          127,415.08
 Alameda                  08/08/97        09/29/01          31,500.00          15,500.93           47,000.93
 San Francisco            02/02/00        02/14/02          27,891.53           6,537.91           34,429.44
 Alameda                  11/16/93        03/29/02         150,000.00         124,797.19          274,797.19

-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 COMMERCIAL (county)(continued)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Alameda                  11/16/93        03/29/02          39,668.93          20,386.49           60,055.42
 San Mateo                06/11/02        11/22/02         100,000.00           4,936.46          104,936.46
 Riverside                03/15/97        12/20/02         100,000.00          62,617.99          162,617.99
 Alameda                  01/31/96        06/26/03         147,000.00         115,617.40          262,617.40
 Tuolumne                 08/25/00        04/07/03          59,500.00          17,883.29           77,383.29

-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                           CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                 FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Sonoma                 11/18/87         12/26/02         70,000.00           86,359.95          156,359.95
 San Francisco          04/08/86         09/19/03         75,000.00          144,878.32          219,878.32
 San Mateo              08/07/98         07/22/03         27,000.00           15,313.22           42,313.22
 Sacramento             07/16/98         04/04/03          4,570.00            1,305.69            5,875.69
 Stanislaus             08/13/02         04/29/03         28,179.00            2,212.83           30,391.83
 Sacramento             07/16/98         04/04/03          4,570.00            1,305.69            5,875.69
 San Mateo              01/20/98         05/10/04         48,500.00           29,083.54           77,583.54
 San Mateo              07/09/87         06/30/04          5,500.00            6,292.58           11,792.58
 San Mateo              07/09/87         06/30/04         82,500.00           90,700.75          173,200.75

-------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                           CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                 FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Alameda                10/10/89         12/23/02         195,000.00         345,756.46          540,756.46
 Sacramento             07/16/98         06/02/03         137,100.00          48,883.90          185,983.90
 Sacramento             05/27/88         06/26/03         344,250.00         386,172.60          730,422.60
 San Francisco          10/20/00         06/30/03          57,972.00          19,071.60           77,043.60
 Contra Costa           04/25/03         11/21/03         100,000.00           5,900.20          105,900.20
 Sacramento             12/24/98         03/18/04         243,000.00          91,819.20          334,819.20
 Sacramento             12/24/98         03/18/04          27,000.00           6,608.85           33,608.85
 Alameda                08/28/03         04/18/04          44,153.41           1,444.62           45,598.03
 San Francisco          01/31/95         10/18/04          26,750.00          18,193.27           44,943.27

-------------------------------------------------------------------------------------------------------------


 COMMERCIAL (county)
-------------------------------------------------------------------------------------------------------------

                                           CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                 FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
 Stanislaus             07/24/98         03/13/02         422,000.00           56394.16           478394.16
 Alameda                11/16/93         03/29/02         575,000.00         478,389.24        1,053,389.24
 Alameda                11/16/93         03/29/02          99,172.75          50,966.46          150,139.21
 Santa Clara            01/21/94         03/29/02         671,366.60         562,582.20        1,233,948.80
 Santa Clara            11/15/96         03/29/02          24,000.00          15,779.17           39,779.17
 Stanislaus             02/06/98         08/13/02         200,002.00         107,655.91          307,657.91
 San Mateo              05/17/01         09/13/02         204,000.00          31,751.79          235,751.79
 San Francisco          02/22/00         10/01/02         173,865.38          52,515.02          226,380.40
 San Francisco          02/22/00         10/01/02         226,138.63          56,002.09          282,140.72
 Contra Costa           06/19/97         06/28/04          91,664.42          56,434.53          148,098.95

-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS V
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------

                                                CLOSED                LOAN           INTEREST/    PROCEEDS
 PROPERTY                      FUNDED               ON              AMOUNT           LATE/MISC     TO DATE
------------------------------------------------------------------------------------------------------------
 Sonoma                      09/18/96         04/30/02           20,633.18            9,252.33   29,885.51
 Sacramento                  07/16/98         04/04/03              308.00               88.00      396.00
 Sonoma                      10/30/96         09/02/03           21,139.96           11,323.11   32,463.07
 San Mateo                   09/13/02         07/21/04            5,300.00            1,030.17    6,330.17
 Stanislaus                  08/26/92         09/15/04           49,000.00           71,293.83  120,293.83

------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------

                                                CLOSED                LOAN          INTEREST/     PROCEEDS
 PROPERTY                      FUNDED               ON              AMOUNT          LATE/MISC      TO DATE
------------------------------------------------------------------------------------------------------------
 San Mateo                   07/16/90         05/17/01          170,000.00         212,112.03   382,112.03
 San Francisco               01/31/01         08/10/01          300,025.00           5,691.63   305,716.63
 Alameda                     10/10/89         12/23/02          195,000.00         226,406.98   421,406.98
 Sacramento                  07/16/98         06/02/03            9,240.00           3,294.58    12,534.58
 Sacramento                  05/27/88         06/26/03           60,750.00          68,148.10   128,898.10
 San Francisco               10/20/00         06/30/03           20,288.00           6,674.34    26,962.34

------------------------------------------------------------------------------------------------------------


 COMMERCIAL (county)
-------------------------------------------------------------------------------------------------------------

                                                CLOSED                LOAN           INTEREST/    PROCEEDS
 PROPERTY                      FUNDED               ON              AMOUNT           LATE/MISC     TO DATE
-------------------------------------------------------------------------------------------------------------
 Alameda                     11/16/93         03/29/02           95,000.00           79,038.22  174,038.22
 Alameda                     11/16/93         03/29/02           33,057.87           16,988.97   50,046.84
 Santa Clara                 01/21/94         03/29/02          167,841.65          140,645.55  308,487.20
 Santa Clara                 11/15/96         03/29/02            6,000.00            3,944.79    9,944.79
 San Mateo                   05/17/01         09/13/02          204,000.00           31,751.79  235,751.79
 San Mateo                   10/16/01         02/12/03           85,253.00            9,871.87   95,124.87
 Contra Costa                06/19/97         06/28/04           91,664.42           56,434.53  148,098.95
 Shasta                      05/10/95         07/14/04           58,333.16           49,690.13  108,023.29

-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------

                                                CLOSED               LOAN          INTEREST/      PROCEEDS
 PROPERTY                      FUNDED               ON             AMOUNT          LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
 Tuolumne                    06/28/01         01/25/02         170,001.00          11,591.83    181,592.83
 Sonoma                      09/18/96         04/30/02          22,701.71          10,179.89     32,881.60
 Santa Clara                 11/06/01         06/05/02         160,000.00           9,443.10    169,443.10
 San Mateo                   07/09/02         10/22/02          67,750.00           2,078.35     69,828.35
 Santa Clara                 07/08/03         12/11/03         210,000.00           7,556.38    217,556.38
 Sacramento                  07/16/98         04/04/03           5,122.00           1,463.40      6,585.40
 San Francisco               01/30/01         08/26/03         363,700.00         102,512.32    466,212.32
 San Mateo                   07/16/03         09/29/03         137,500.00           2,523.03    140,023.03
 Sonoma                      10/30/96         09/02/03          23,259.30          12,458.28     35,717.58
 Marin                       11/12/02         07/15/04         105,000.00          18,067.33    123,067.33
 San Mateo                   09/13/02         07/21/04          53,000.00          10,301.68     63,301.68
 San Francisco               07/12/02         10/07/04         250,000.00          58,809.75    308,809.75


------------------------------------------------------------------------------------------------------------


 MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------

                                                CLOSED               LOAN          INTEREST/      PROCEEDS
 PROPERTY                      FUNDED               ON             AMOUNT          LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
 Placer                      01/11/01         07/31/02          63,865.00          17,316.05     81,181.05
 Placer                      03/30/00         09/30/02          74,594.32          30,266.65    104,860.97
 Sacramento                  07/29/97         12/23/02         265,000.00         110,226.06    375,226.06
 Alameda                     10/10/89         12/23/02         169,555.45         119,349.49    288,904.94
 Alameda                     11/30/02         02/11/03         200,000.50           4,375.01    204,375.51
 Sacramento                  07/16/98         06/02/03         153,660.00          54,788.48    208,448.48
 San Joaqin                  05/10/02         06/30/03          76,250.00           9,140.61     85,390.61
 San Francisco               10/12/88         11/04/03          60,000.00          76,042.84    136,042.84
 Alameda                     08/28/03         04/18/04         294,319.77           9,629.63    303,949.40
 San Francisco               01/31/95         10/18/04          40,125.00          27,289.91     67,414.91

------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 COMMERCIAL (county)
------------------------------------------------------------------------------------------------------------

                                                 CLOSED              LOAN          INTEREST/      PROCEEDS
 PROPERTY                      FUNDED                ON            AMOUNT          LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
 Santa Clara                 12/01/00          03/08/02        330,750.00          55,302.25    386,052.25
 Alameda                     11/16/93          03/29/02        575,000.00         478,389.24  1,053,389.24
 Alameda                     11/16/93          03/29/02         99,172.75          50,966.46    150,139.21
 Santa Clara                 01/21/94          03/29/02      1,376,301.53       1,153,293.52  2,529,595.05
 Santa Clara                 11/15/96          03/29/02         49,200.00          32,347.29     81,547.29
 San Mateo                   05/17/01          09/13/02        192,000.00          29,884.04    221,884.04
 San Mateo                   10/16/01          02/12/03        147,497.00          17,079.41    164,576.41
 Contra Costa                04/25/03          11/21/03        175,000.00          10,325.19    185,325.19
 Alameda                     01/31/96          06/26/03         63,000.00          49,550.32    112,550.32
 San Mateo                   08/13/90          06/16/03        185,000.00         304,202.46    489,202.46
 San Mateo                   02/12/03          04/13/04         46,578.00           5,378.35     51,956.35
 San Mateo                   02/12/03          04/13/04        116,922.00          13,500.94    130,422.94
 Shasta                      05/10/95          07/14/04         83,333.42          70,986.19    154,319.61

------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                              CLOSED             LOAN          INTEREST/            PROCEEDS
 PROPERTY                       FUNDED            ON           AMOUNT          LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
 Sonoma                       09/18/96      04/30/02        11,932.63           5,350.83           17,283.46
 Los Angeles                  08/28101      06/06/02       375,000.00          36,283.07          411,283.07
 San Mateo                    06/30/93      07/17/02        29,700.00          29,327.78           59,027.78
 Marin                        01/23/02      01/30/03       195,000.00          23,074.93          218,074.93
 San Mateo                    02/07/01      03/03/03       144,270.68          22,807.92          167,078.60
 Stanislaus                   08/13/02      04/29/03       563,642.00          44,261.54          607,903.54
 San Mateo                    10/29/99      05/15/03       130,000.00          47,845.68          177,845.68
 Contra Costa                 01/22/03      12/24/03       100,000.00           9,525.27          109,525.27
 Santa Clara                  07/08/03      12/11/03       210,000.00           7,556.38          217,556.38
 Sonoma                       10/30/96      09/02/03        12,225.71           6,548.41           18,774.12
 Alameda                      01/24/03      09/25/03       295,000.00          20,753.05          315,753.05
 San Mateo                    07/16/03      09/29/03       137,500.00           2,523.03          140,023.03
 San Mateo                    07/31/02      01/14/04       300,000.00          26,852.75          326,852.75
 Santa Clara                  08/13/02      02/04/04       275,000.00          47,002.23          322,002.23
 San Francisco                04/16/04      07/23/04       156,000.00           3,488.48          159,488.48
 Stanislaus                   04/14/04      08/20/04       153,750.00           5,114.83          158,864.83
 Contra Costa                 04/23/04      09/20/04       250,000.00           9,304.97          259,304.97




--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED                   LOAN          INTEREST/        PROCEEDS
 PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC         TO DATE
--------------------------------------------------------------------------------------------------------------
 Santa Clara                08/22/01      03/25/02             439,250.00          31,779.41      471,029.41
 Placer                     01/11/01      07/31/02              85,150.00          23,087.17      108,237.17
 Placer                     03/30/00      09/30/02              99,455.20          40,353.95      139,809.15
 San Francisco              08/05/01      12/26/02             800,000.00         117,187.05      917,187.05
 San Francisco              10/20/00      06/30/03              31,884.00          10,489.18       42,373.18
 San Joaqin                 05/10/02      06/30/03             100,000.00          11,987.38      111,987.38
 Alameda                    08/28/03      04/18/04             882,983.51          28,889.69      911,873.20
 Alameda                    03/12/03      06/03/04             900,000.00          94,454.58      994,454.58
 San Francisco              01/31/95      10/18/04              40,125.00          27,289.91       67,414.91

--------------------------------------------------------------------------------------------------------------


 COMMERCIAL (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED                   LOAN         INTEREST/         PROCEEDS
 PROPERTY                     FUNDED            ON                 AMOUNT         LATE/MISC          TO DATE
--------------------------------------------------------------------------------------------------------------
 Santa Clara                12/01/00      03/08/02             330,750.00         55,302.25       386,052.25
 Stanislaus                 07/24/98      03/13/02             500,000.00        140,985.40       640,985.40
 Alameda                    11/16/93      03/29/02             412,500.00        343,192.28       755,692.28
 Alameda                    11/16/93      03/29/02              49,586.38         25,483.23        75,069.61
 Santa Clara                01/21/94      03/29/02             335,683.30        281,291.10       616,974.40
 Santa Clara                11/15/96      03/29/02              12,000.00          7,889.58        19,889.58
 Stanislaus                 02/06/98      08/13/02             400,004.00        215,311.81       615,315.81
 San Francisco              02/22/00      10/01/02             434,653.87        131,284.65       565,938.52
 San Francisco              02/22/00      10/01/02             565,334.12        140,002.14       705,336.26
 Contra Costa               11/16/99      12/12/02             829,500.00        265,960.28     1,095,460.28
 Alameda                    11/07/00      10/08/03             205,000.00         91,615.70       296,615.70
 Contra Costa               06/19/97      06/28/04             146,667.16         90,295.80       236,962.96
 Shasta                     05/10/95      07/14/04              83,333.42         70,986.19       154,319.61
 Alameda                    12/16/03      11/18/04             675,000.00         59,636.26       734,636.26


--------------------------------------------------------------------------------------------------------------


 Land (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED                   LOAN         INTEREST/         PROCEEDS
 PROPERTY                     FUNDED            ON                 AMOUNT         LATE/MISC          TO DATE
--------------------------------------------------------------------------------------------------------------
 Sacramento                 11/28/01      12/03/04             135,000.00         29,490.66       164,490.66

--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------

                                           CLOSED                LOAN          INTEREST/          PROCEEDS
 PROPERTY                   FUNDED             ON              AMOUNT          LATE/MISC           TO DATE
------------------------------------------------------------------------------------------------------------
 San Mateo                01/17/02       03/21/02          608,000.00          24,779.08        632,779.08
 San Mateo                02/03/00       04/08/02        1,292,800.00         231,560.23      1,524,360.23
 San Mateo                09/21/00       04/09/02        1,300,000.00         244,708.97      1,544,708.97
 San Francisco            03/29/96       04/23/02          105,000.00          81,802.86        186,802.86
 San Francisco            02/23/01       04/26/02          950,000.00         133,783.33      1,083,783.33
 San Francisco            03/21/01       04/26/02          694,070.00          54,453.16        748,523.16
 San Mateo                01/25/02       04/30/02          491,250.00          14,058.98        505,308.98
 San Mateo                07/26/00       05/13/02        1,634,213.28         176,228.48      1,810,441.76
 Santa Clara              01/04/02       05/17/02        1,849,000.00          74,590.25      1,923,590.25
 Los Angeles              08/28101       06/06/02          375,000.00          36,283.07        411,283.07
 Alameda                  05/07/97       06/28/02           50,000.00          34,004.25         84,004.25
 San Mateo                10/22/97       07/25/02          250,000.00          94,251.17        344,251.17
 Contra Costa             02/15/01       08/27/02          650,000.00         116,658.77        766,658.77
 San Mateo                06/14/01       09/04/02          350,000.00          55,488.03        405,488.03
 Santa Clara              03/29/02       09/13/02          173,500.00          10,028.95        183,528.95
 San Mateo                06/22/01       10/10/02        1,723,682.70         127,438.97      1,851,121.67
 Santa Clara              05/10/02       10/11/02          500,000.00          24,454.96        524,454.96
 San Mateo                02/08/02       10/23/02        1,950,000.00         153,693.72      2,103,693.72
 Santa Clara              06/12/01       12/11/02          500,000.00          82,726.03        582,726.03
 San Mateo                08/29/01       01/17/03        3,368,000.00         353,867.20      3,721,867.20
 Santa Clara              07/25/01       02/21/03          800,000.00         141,810.55        941,810.55
 Santa Clara              08/18/99       02/28/03          850,000.00         305,229.88      1,155,229.88
 San Mateo                03/13/03       04/04/03          441,500.00           2,413.13        443,913.13
 Stanislaus               08/13/02       04/29/03          746,821.00          58,646.18        805,467.18
 San Mateo                10/09/02       05/15/03          368,000.00          25,879.97        393,879.97
 Santa Clara              07/15/02       06/12/03          413,047.83          26,781.65        439,829.48
 Alameda                  08/21/02       07/14/03          346,000.00          33,980.16        379,980.16
 Marin                    04/18/01       08/08/03          605,500.00         163,399.86        768,899.86
 Napa                     04/05/01       08/14/03        1,675,000.00         399,944.05      2,074,944.05
 Santa Clara              09/19/02       11/14/03       1,117,647.10,          49,483.13      1,167,130.23
 San Mateo                10/31/01       12/09/03        1,500,000.00         325,351.65      1,825,351.65
 Santa Clara              07/08/03       12/11/03          500,000.00           7,556.38        507,556.38
 Santa Clara              09/23/03       12/19/03          300,000.00           6,601.71        306,601.71
 San Joaquin              08/18/03       01/26/04          229,750.00          10,893.07        240,643.07
 Santa Clara              05/30/01       02/25/04        2,070,000.00         290,995.60      2,360,995.60
 El Dorado                02/28/03       03/03/04        1,450,000.00         145,265.03      1,595,265.03
 Contra Costa             11/12/03       03/03/04          400,000.00          10,324.19        410,324.19

------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 SINGLE FAMILY 1-4 UNITS (county)(continued)
------------------------------------------------------------------------------------------------------------

                                           CLOSED                LOAN          INTEREST/          PROCEEDS
 PROPERTY                   FUNDED             ON              AMOUNT          LATE/MISC           TO DATE
------------------------------------------------------------------------------------------------------------
 San Francisco            11/21/01       03/11/04          300,000.00          70,906.84        370,906.84
 Sonoma                   07/24/03       04/01/04          500,000.00          31,273.58        531,273.58
 Alameda                  06/30/03       04/20/04        3,706,819.38          84,082.51      3,790,901.89
 Santa Clara              11/13/03       04/22/04           40,000.00           1,496.21         41,496.21
 San Mateo                04/30/03       05/20/04          414,886.55          31,479.29        446,365.84
 Contra Costa             09/16/03       06/04/04          180,000.00          11,019.43        191,019.43
 Lake                     01/17/02       06/30/04          708,000.00         195,716.82        903,716.82
 San Mateo                09/13/02       07/21/04          206,700.00          40,176.53        246,876.53
 Santa Clara              12/11/02       08/06/04          629,676.47          63,534.36        693,210.83
 Stanislaus               10/16/03       09/08/04          300,000.00          24,185.26        324,185.26
 Marin                    07/31/03       10/19/04        2,535,000.00         253,306.74      2,788,306.74
 San Francisco            10/17/03       10/25/04          800,000.00          72,424.39        872,424.39
 San Francisco            01/23/04       10/25/04          326,077.18          20,851.20        346,928.38
 Mariposa                 11/08/01       11/02/04           70,000.00          23,990.68         93,990.68
 King                     06/15/04       11/29/04           80,000.00           3,315.06         83,315.06
 San Francisco            01/29/04       12/08/04          920,000.00          78,861.30        998,861.30
 San Francisco            07/15/02       12/20/04        2,000,000.00         507,735.68      2,507,735.68
 Napa                     03/22/02       12/27/04        2,300,000.00         497,526.69      2,797,526.69






------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 MULTIPLE 5+ UNITS (county)
---------------------------------------------------------------------------------------------------------------------

                                                 CLOSED                  LOAN           INTEREST/          PROCEEDS
 PROPERTY                       FUNDED               ON                AMOUNT           LATE/MISC           TO DATE
---------------------------------------------------------------------------------------------------------------------
 Santa Clara                  08/22/01         03/25/02            439,250.00           31,779.41        471,029.41
 San Francisco                10/12/01         06/26/02            734,443.00           70,542.63        804,985.63
 Placer                       01/11/01         07/31/02            350,985.00           95,164.40        446,149.40
 Placer                       03/30/00         09/30/02            409,950.48          166,337.43        576,287.91
 Santa Clara                  04/09/01         11/21/02          1,830,500.00          346,907.24      2,177,407.24
 San Francisco                08/05/01         12/26/02          2,000,000.00           29,267.61      2,029,267.61
 Alameda                      04/25/03         05/09/03            650,000.00            2,527.77        652,527.77
 San Mateo                    05/03/02         06/18/03          1,700,000.00          201,804.17      1,901,804.17
 San Francisco                10/20/00         06/30/03            289,856.00           95,356.67        385,212.67
 Alameda                      02/13/02         10/06/03            100,000.00           17,951.67        117,951.67
 Merced                       05/08/01         03/12/04            182,000.00           59,032.16        241,032.16
 Alameda                      08/28/03         04/18/04         15,702,286.98          513,751.54     16,216,038.52
 San Mateo                    06/18/03         05/07/04          2,250,000.00          200,000.00      2,450,000.00
 Alameda                      03/12/03         06/03/04          9,420,000.00          988,623.03     10,408,623.03
 Santa Clara                  04/09/01         06/10/04          3,681,943.00          436,599.46      4,118,542.46
 Sonoma                       11/20/02         07/23/04            250,000.00           41,695.92        291,695.92
 Santa Clara                  12/12/03         11/22/04          2,204,437.00          277,962.25      2,482,399.25
 El Dorado                    07/30/04         12/15/04            682,500.00           22,560.41        705,060.41
 Alameda                      04/18/03         12/30/04            395,500.00           67,909.25        463,409.25


---------------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2004
    (NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

 COMMERCIAL (county)(continued)
---------------------------------------------------------------------------------------------------------------

                                              CLOSED                LOAN           INTEREST/         PROCEEDS
 PROPERTY                     FUNDED              ON              AMOUNT           LATE/MISC          TO DATE
---------------------------------------------------------------------------------------------------------------
 Santa Clara                08/31/00        01/18/02          750,000.00          142,075.00       892,075.00
 Alameda                    12/28/00        02/08/02        7,000,000.00          988,952.97     7,988,952.97
 San Mateo                  02/16/96        03/13/02           75,000.00           53,582.95       128,582.95
 San Mateo                  08/20/96        03/13/02           65,000.00           42,985.75       107,985.75
 Stanislaus                 07/24/98        03/13/02        1,072,000.00          302,272.70     1,374,272.70
 Alameda                    11/16/93        03/29/02          192,500.00          160,156.40       352,656.40
 Santa Clara                01/21/94        03/29/02        5,033,074.95          421,936.65     5,455,011.60
 Santa Clara                11/15/96        03/29/02           18,000.00           11,834.37        29,834.37
 San Francisco              12/09/99        06/11/02          550,000.00          151,958.67       701,958.67
 Stanislaus                 02/06/98        08/13/02          349,998.00          188,394.87       538,392.87
 San Francisco              06/11/02        09/19/02          583,000.00           17,432.13       600,432.13
 San Francisco              02/22/00        10/01/02        1,303,980.75          393,859.74     1,697,840.49
 San Francisco              02/22/00        10/01/02        1,696,027.25          420,012.58     2,116,039.83
 Contra Costa               11/16/99        12/12/02        1,540,500.00          493,926.24     2,034,426.24
 Riverside                  03/15/97        12/20/02           50,000.00           19,560.21        69,560.21
 San Mateo                  03/07/00        12/26/02        2,900,000.00        1,013,527.75     3,913,527.75
 San Mateo                  10/16/01        02/12/03          422,750.00           48,952.34       471,702.34
 San Francisco              12/12/01        02/25/03        2,454,500.00          360,471.12     2,814,971.12
 San Francisco              03/23/01        02/25/03        4,750,000.00        1,056,386.68     5,806,386.68
 San Francisco              03/23/01        02/25/03        2,250,000.00          471,670.11     2,721,670.11
 Los Angeles                05/23/00        03/28/03        4,702,959.08        1,498,216.02     6,201,175.10
 San Diego                  02/13/02        04/11/03          270,000.00           39,135.36       309,135.36
 San Francisco              12/20/02        04/25/03          692,000.00          130,004.83       822,004.83
 San Mateo                  10/23/02        05/01/03        2,500,000.00          149,687.50     2,649,687.50
 Alameda                    11/07/00        10/08/03          205,000.00           91,615.70       296,615.70
 San Mateo                  05/24/00        01/16/04          775,000.00          294,197.11     1,069,197.11
 Santa Clara                01/22/03        01/30/04        1,387,500.00          139,501.62     1,527,001.62
 Santa Clara                08/27/03        02/17/04        2,000,000.00           93,205.57     2,093,205.57
 San Mateo                  02/12/03        04/13/04          136,500.00           15,716.61       152,216.61
 Alameda                    02/22/02        04/26/04        1,714,419.42          388,319.22     2,102,738.64
 San Francisco              04/24/03        07/14/04          420,000.00           50,344.74       470,344.74
 Calaveras                  01/17/03        07/26/04        1,500,000.00          178,495.42     1,678,495.42
 San Francisco              09/19/97        09/22/04          650,000.00          490,485.46     1,140,485.46
 Napa                       05/23/03        10/29/04        1,625,000.00          233,368.11     1,858,368.11
 San Francisco              03/28/97        11/24/04          644,912.24          560,446.15     1,205,358.39
 Alameda                    05/13/04        12/17/04        2,625,000.00          132,813.89     2,757,813.89


---------------------------------------------------------------------------------------------------------------

              As filed with the Securities and Exchange Commission

                               on October 7, 2003
                                                     Registration No. 333-106900


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-11



                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933


                         REDWOOD MORTGAGE INVESTORS VIII
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                  6611                                   94-3158788
----------------------------               -----------------------                   --------------------------
(State or other jurisdiction of            (Primary Standard Industrial              (I.R.S. Employer Identification
incorporation or organization)             Classification Code Number)               No.)


     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Address and telephone number of principal executive offices)

     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Address of principal place of business or intended principal place of business)

                               Michael R. Burwell
     900 Veterans Blvd., Suite 500, Redwood City, California 94063 (650) 365-5341 (Name, address, including zip code and telephone number, including area code of agent for service)

                                   Copies to:

                              Stephen C. Ryan, Esq.

                           Cox Castle & Nicholson LLP
                      555 Montgomery Street Fifteenth Floor
                         San Francisco, California 94111


                        Approximate date of commencement
                         of proposed sale to the public:

     As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|

CALCULATION OF REGISTRATION FEE

================================================================================

                                                                       Proposed
Title of Each                                 Proposed                 Maximum
Class of Securities     Amount                Maximum                  Aggregate            Amount of
to be Registered        Being Registered      Offering Per Unit (2)    Offering Price       Registration Fee
----------------        ----------------      ---------------------    --------------       ----------------

Limited
Partnership
Interests (1)           75,000,000            $1.00                    $75,000,000          $6,067.50

---------------------

     (1) This Registration Statement covers all units which may be acquired by limited partners if the maximum aggregate subscription contemplated by this offering are obtained.

     (2) Subscriptions will be accepted in the minimum amount of two thousand (2,000) units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners and for greater amounts in multiples of one (1) unit ($1) each.

     The registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART I

          Registration Statement Item                                                Prospectus Caption
          Number and Caption

      1.  Forepart of the Registration Statement and Outside Front Cover Page        Front Cover Page of Prospectus
          of Prospectus

      2.  Inside Front and Outside Back Cover Pages of Prospectus                    Inside Front and Outside Back Cover Page

      3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed           Summary of the Offering; Inside Front
          Charges                                                                    Cover Page; Risks and Other Factors

      4.  Determination of Offering Price                                            Inapplicable

      5.  Dilution                                                                   Inapplicable

      6.  Selling Security Holders                                                   Inapplicable

      7.  Plan of Distribution                                                       Plan of Distribution

      8.  Use of Proceeds                                                            Estimated Use of Proceeds

      9.  Selected Financial Data                                                    Inapplicable

     10.  Management's Discussion and Analysis of Financial Condition and            Management's Discussion and Analysis of
          Results of Operations                                                      Financial Condition of the Partnership

     11. General Information as to Registrant                                        Summary of the Offering

     12. Policy with Respect to Certain Activities                                   Inapplicable

     13. Investment Policies of Registrant

          a. Investments in real estate or interests in real estate                  Inapplicable

          b.    Investments in real estate mortgages                                 Risk Factors; Investment Objectives and
                                                                                     Criteria; Estimated Use of Proceeds

          c.    Securities of or interests in persons primarily engaged in real      Inapplicable
                estate activities

          d.    Investments in other securities                                      Inapplicable

     14. Description of Real Estate                                                  Inapplicable

     15.  Operating Data                                                             Inapplicable

     16.  Tax Treatment of Registrant and Its Security Holder                        Federal Income Tax Consequences

     17.  Market Price of and Dividends on the Registrant's Common Equity and        Inapplicable
          Related Stockholder Matters

     18.  Description of Registrant's Securities                                     Terms of the Offering; Description of Units;
                                                                                     Summary of Limited Partnership Agreement

     19.  Legal Proceedings                                                          Inapplicable

     20.  Security Ownership of Certain Beneficial Owners and Management             Inapplicable


     21.  Directors and Executive Officers                                           Management

     22.  Executive Compensation                                                     Compensation of the General Partners and
                                                                                     Affiliates

     23.  Certain Relationships and Related Transactions                             Management; Compensation of the General
                                                                                     Partners and Affiliates; Conflicts of
                                                                                     Interest

     24.  Selection, Management and Custody of Registrant's Investment               Conflicts of Interest;
                                                                                     Investment Objectives and Criteria

     25.  Policies with Respect to Certain Transactions                              Conflicts of Interest;
                                                                                     Investment Objectives and Criteria

     26.  Limitations of Liability                                                   Fiduciary Duty of General Partners

     27.  Financial Statements and Information                                       Financial Statements

     28.  Interests of Named Experts and Counsel                                     Legal Opinion; Experts

     29.  Disclosure of Commission Position on Indemnification for Securities        Fiduciary Duty of General Partners
          Act Liabilities

                         REDWOOD MORTGAGE INVESTORS VIII

                $75,000,000 Units of Limited Partnership Interest
                                   $1 per Unit

     We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. Loans are arranged and serviced by Redwood Mortgage Corp.

         Our investment objectives are to make investments that:
o        Yield a high rate of return from mortgage lending
o        Preserve and protect our capital


     A maximum of 75,000,000 units ($75,000,000) are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker dealer member firms of the National Association of Securities Dealers. The minimum investment is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners. As this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment. This offering will terminate one year from the effective date of the prospectus, October 7, 2003 unless we elect to extend it for one additional year periods.


There are risks associated with an investment in the partnership (See "RISK FACTORS" at page 8) including the following:

     o We have not identified any specific loans to make with the proceeds of this offering and this adds additional uncertainty.

     o We will be subject to various conflicts of interest arising out of our relationship to the general partners and their affiliates.

     o Due to the speculative nature of the investment, there is a risk that you could lose your entire investment.

     o The formation loan to be made to Redwood Mortgage Corp. to pay sales commissions will be unsecured and non-interest bearing and repayment is not guaranteed.

     o An investment in units involves material tax risks.

     o Transfer of units is restricted; no public market for the units exists and none is likely to develop.

     o You will have a limited ability to liquidate your investment; you will be subject to early withdrawal penalties and other restrictions and may be required to accept less than you paid for your units (see "Transfer of Units" at page 74.

     o Our use of leverage may reduce the partnership's profitability or cause losses through liquidation.

     o We will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the partnership.

     o Loan defaults and foreclosures may adversely affect the partnership.

     o You have no right to participate in the management of the partnership and may only vote on those matters which are set forth in the limited partnership agreement; all decisions with respect to the management of the partnership will be made exclusively by the general partners.

                  ---------------------------------------------

===========================================================================================================
                           Price to Public        Underwriting commission (1)       Proceeds to partnership
-----------------------------------------------------------------------------------------------------------
Per Unit (Minimum
Investment 2,000 units)               $1                                  $0                             $1
Total Maximum                 $75,000,000                                 $0                    $75,000,000
===========================================================================================================

     (1) Underwriting sales commissions will be paid by Redwood Mortgage Corp. from proceeds borrowed from the partnership. This loan is called the formation loan and will be repaid by Redwood Mortgage Corp. over time.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of projections in this offering is prohibited. Any representation to the contrary and predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the partnership is not permitted.


                 The date of this prospectus is October 7, 2003

                                TABLE OF CONTENTS

                                                                            Page


INVESTOR SUITABILITY STANDARDS.................................................1
Minimum Suitability Standards..................................................1
Suitable Investors.............................................................1
Minimum Purchase Amount........................................................2
IRA Investors..................................................................2
ERISA Investors................................................................2
Blue Sky Requirements..........................................................2
Subscription Agreement Warranties..............................................2
Subscription Procedure.........................................................3
SUMMARY OF THE OFFERING........................................................3
The Partnership................................................................3
General Partners...............................................................3
Risk Factors...................................................................3
Terms Of The Offering..........................................................4
Estimated Use Of Proceeds......................................................4
Compensation Of The General Partners And Affiliates............................5
Conflicts Of Interest..........................................................6
Prior Performance Summary......................................................6
Investment Objectives And Criteria.............................................6
Federal Income Tax Consequences................................................6
Liquidity, Capital Withdrawals And Early Withdrawals...........................6
Summary Of Limited Partnership Agreement And Limited Partnership Units.........7
Additional Information.........................................................7
Subscription Procedures........................................................7
RISK FACTORS...................................................................8
Mortgage Lending And Real Estate Risks.........................................8
We Have Not Identified Any New Loans From Additional Proceeds Of This
  Offering.....................................................................8
Loan Defaults And Foreclosures By Borrowers May Adversely Affect
  Partnership..................................................................8
We Must Rely On Appraisals Which May Not Be Accurate Or May Be
  Affected By Subsequent Events................................................8
Competition Risks..............................................................9
Risks Associated With Junior Encumbrances......................................9
Risks Associated With Construction Loans.......................................9
Risk Of Real Estate Ownership After Foreclosure................................9
Risks Of Real Estate Development On Property Acquired By Us...................10
Bankruptcy And Legal Limitations On Personal Judgments May Adversely
  Affect Our Profitability....................................................10
Risks Associated With Unintended Violations Of Usury Statutes.................10
Risks Associated With High Cost Mortgages.....................................10
Loan- To-Value Ratios Are Determined By Appraisals Which May Be In
  Excess Of The Ultimate Purchase Price Of The Underlying Property............11
Use Of Borrowed Money May Reduce Our Profitability Or Cause Losses
  Through Liquidation.........................................................11
Changes In Interest Rates May Affect Your Return On Your Investment...........11
Suitable Mortgage Loans May Not Be Available From Time To Time................12
Marshaling Of Assets Could Delay Or Reduce Recovery Of Loans..................12
Potential Liability For Toxic Or Hazardous Substances If We Are
  Considered Owner Of Real Property...........................................12
Potential Loss Of Revenue In The Event Of The Presence Of Hazardous
  Substances..................................................................12
Potential Conflicts And Risks If We Invest In Loans With General
  Partners Or Affiliates......................................................13
INVESTMENT RISKS..............................................................13
There Is No Assurance You Will Receive Cash Distributions.....................13
Your Ability To Recover Your Investment On Dissolution And
  Termination Will Be Limited.................................................13
Certain Kinds Of Losses Can Not Be Insured Against............................13
Risks Related To Concentration Of Mortgages In The San Francisco Bay Area.....13
You Must Rely On General Partners For Management Decisions....................14
You Will Be Bound By Decision Of Majority Vote................................14

Net Worth Of The General Partners May Affect Ability Of General
  Partners To Fulfill Their Obligations To The Partnership....................14
Risks Regarding Formation Loan And Repayment Thereof..........................14
Early Withdrawal Penalties Will Reduce Amount of Formation Loan...............14
Delays In Investment Could Adversely Affect Your Return.......................15
No Assurance Of Limitation Of Liability Of Limited Partners...................15
No Assurance That California Law Will Apply With Respect To Limitation
  Of Liability Of Limited Partners............................................15
We Cannot Precisely Determine Compensation To Be Paid To General
  Partners And Affiliates.....................................................15
Working Capital Reserves May Not Be Adequate..................................15
Purchase Of Units Is A Long Term Investment...................................16
We May Be Required To Forego More Favorable Investments To Avoid
Regulation Under Investment Company Act of 1940...............................16
Use Of Forward Looking Statements.............................................16
TAX RISKS.....................................................................16
Risks Associated With Partnership Status For Federal Income
  Tax Purposes................................................................16
Risks Associated With Characterization Of Partnership Income As
  Portfolio Income............................................................17
Risks Of Partnership Characterization As A Publicly Traded Partnership........17
Risks Relating To Taxation Of Undistributed Revenues And Gain.................17
Risks Relating To Generation Of Unrelated Business Taxable Income.............17
Risks Of Audit And Adjustment.................................................17
Risks Of Effects Of State And Local Taxation..................................18
ERISA RISKS...................................................................18
Risks Of Investment By Tax-Exempt Investors...................................18
NOTICE TO CALIFORNIA RESIDENTS................................................18
TERMS OF THE OFFERING.........................................................19
No Escrow Established.........................................................19
Investment Of Subscriptions...................................................19
Purchase By General Partners And Affiliates...................................19
Election To Receive Periodic Cash Distributions...............................19
ESTIMATED USE OF PROCEEDS.....................................................19
CAPITALIZATION OF THE PARTNERSHIP.............................................21
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES...........................21
OFFERING STAGE................................................................22
OPERATING STAGE...............................................................22
LIQUIDATING STAGE.............................................................23
CONFLICTS OF INTEREST.........................................................26
Conflicts Arising As A Result Of The General Partners' Legal and
  Financial Obligations to Other Partnerships.................................26
Conflicts Arising From The General Partners' Allocation Of Time
  Between The Partnership And Other Activities................................27
Amount Of Loan Brokerage Commissions Affects Rate Of Return To You............27
Arrangement Of Loans By Redwood Mortgage Corp.................................27
Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations..........27
Potential Conflicts If We Invest In Loans With General Partners Or
  Affiliates..................................................................28
General Partners Will Represent Both Parties In Sales Of Real Estate
  Owned to Affiliates.........................................................28
Professionals Hired By General Partners Do Not Represent You Or Any
  Other Limited Partner.......................................................29
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS..............................29
Present State Of The Law......................................................29
Exculpation...................................................................29
Indemnification...............................................................30
Terms Of The Partnership Agreement............................................30
PRIOR PERFORMANCE SUMMARY.....................................................30
Experience and Background Of General Partners and Affiliates..................30
Publicly Offered Programs.....................................................30
Privately Offered Programs....................................................31
Redwood Mortgage Investors VIII...............................................31
PUBLICLY OFFERED MORTGAGE PROGRAMS............................................31
Redwood Mortgage Investors VII................................................31
Redwood Mortgage Investors VI.................................................31

PRIVATELY OFFERED MORTGAGE PROGRAMS...........................................32
Redwood Mortgage Investors V..................................................32
Redwood Mortgage Investors IV.................................................32
Redwood Mortgage Investors III................................................32
Redwood Mortgage Investors II.................................................32
Redwood Mortgage Investors ...................................................32
Corporate Mortgage Investors..................................................32
Additional Information........................................................32
No Major Adverse Developments.................................................33
Prior Public Partnerships.....................................................33
MANAGEMENT....................................................................33
General.......................................................................33
The General Partners..........................................................33
Michael R. Burwell............................................................33
Gymno Corporation.............................................................33
Redwood Mortgage Corp.........................................................33
Affiliates of the General Partners............................................34
The Redwood Group, Ltd........................................................34
Theodore J. Fischer...........................................................34
Diana B. Mandarino............................................................34
SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................34
SELECTED FINANCIAL DATA.......................................................35
ORGANIZATIONAL CHART..........................................................37
INVESTMENT OBJECTIVES AND CRITERIA............................................38
Principal Objectives..........................................................38
General Standards For Loans...................................................38
Priority Of Mortgages.........................................................38
Geographic Area Of Lending Activity...........................................39
Construction Loans............................................................39
Loan-To-Value Ratios..........................................................39
Terms Of Loans................................................................40
Equity Interests In Real Property.............................................40
Escrow Conditions.............................................................40
Loans To General Partners And Affiliates......................................40
Purchase Of Loans From Affiliates And Other Third Parties.....................40
Note Hypothecation............................................................40
Loan Participation............................................................41
Diversification...............................................................41
Reserve Liquidity Fund........................................................41
Credit Evaluations............................................................41
Loan Brokerage Commissions....................................................41
Loan Servicing................................................................41
Sale Of Loans.................................................................41
Borrowing.....................................................................41
Other Policies................................................................41
CERTAIN LEGAL ASPECTS OF LOANS................................................42
Foreclosure...................................................................42
Tax Liens.....................................................................42
Anti-Deficiency Legislation...................................................42
Special Considerations In Connection With Junior Encumbrances.................43
"Due-On-Sale" Clauses.........................................................43
Due-On-Sale...................................................................43
Due-On-Encumbrance............................................................44
Prepayment Charges............................................................44
Real Property Loans...........................................................44

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF
  THE PARTNERSHIP.............................................................44
BUSINESS......................................................................55
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................61
Summary Of Material Tax Aspects...............................................61
Opinion Of Counsel............................................................62
Partnership Status............................................................62
Publicly Traded Partnerships..................................................63
Results If Partnership Is Taxable As An Association...........................64
Anti-Abuse Rules..............................................................64
Taxation Of Partners - General................................................64
Allocation Of Profits And Losses..............................................64
Sale Of Partnership Units.....................................................65
Character Of Income Or Loss...................................................65
Treatment Of Loans Containing Participation Features..........................65
Repayment Or Sale Of Loan.....................................................66
Property Held Primarily For Sale; Potential Dealer Status.....................66
Tax Consequences Of Reinvestment In Loans.....................................66
Partnership Organization, Syndication Fees And Acquisition Fees...............66
Original Issue Discount.......................................................66
Deduction Of Investment Interest..............................................66
Section 754 Election..........................................................67
Termination Of The Partnership................................................67
Tax Returns...................................................................67
Audit Of Tax Returns..........................................................68
Investment By Tax-Exempt Investors............................................68
Investment By Charitable Remainder Trusts.....................................69
Foreign Investors As Limited Partners.........................................69
State And Local Taxes.........................................................69
New Legislation...............................................................70
ERISA CONSIDERATIONS..........................................................70
General.......................................................................70
Fiduciaries Under ERISA.......................................................70
Prohibited Transactions Under ERISA And The Code..............................71
Plan Assets...................................................................71
Annual Valuation..............................................................72
Potential Consequences Of Treatment As Plan Assets............................72
DESCRIPTION OF UNITS..........................................................72
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT..................................73
Rights And Liabilities Of Limited Partners....................................73
Capital Contributions.........................................................74
Rights, Powers And Duties Of General Partners.................................74
Profits And Losses............................................................74
Cash Distributions............................................................74
Meeting.......................................................................74
Accounting And Reports........................................................74
Restrictions On Transfer......................................................74
General Partners' Interest....................................................74
Term Of Partnership...........................................................75
Winding Up....................................................................75
Dissenting Limited Partners' Rights...........................................75
TRANSFER OF UNITS.............................................................75
Restrictions On The Transfer Of Units.........................................75
No Assignment Permitted On Secondary Market...................................76
Withdrawal From Partnership...................................................76
DISTRIBUTION POLICIES.........................................................78
Distributions To The Limited Partners.........................................78
Cash Distributions............................................................78
Allocation Of Net Income And Net Losses.......................................78
REPORTS TO LIMITED PARTNERS...................................................78

PLAN OF DISTRIBUTION..........................................................79
Sales Commissions.............................................................79
Sales By Registered Investment Advisors.......................................79
Election Of Investors To Pay Client Fees......................................79
Client Fees Are Not Sales Commission..........................................79
Representations And Warranties Of Registered Investment Advisors..............79
Payment Of Sales Commission...................................................80
Payment Of Other Fees To Participating Broker Dealers.........................80
Suitability Requirements......................................................80
Formation Loan................................................................80
Escrow Arrangements...........................................................82
Termination Date Of Offering..................................................82
Subscription Account..........................................................82
SUPPLEMENTAL SALES MATERIAL...................................................82
LEGAL PROCEEDINGS.............................................................83
LEGAL OPINION.................................................................83
EXPERTS.......................................................................83
ADDITIONAL INFORMATION........................................................83
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS.................................84
GLOSSARY......................................................................84
INDEX TO THE FINANCIAL STATEMENTS.............................................86
APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         INVESTOR SUITABILITY STANDARDS

     You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

     Minimum Suitability Standards - We have established a minimum suitability standard which requires that you have either:

     o a net worth (exclusive of home, furnishings and automobiles) of at least $150,000 plus an annual gross income of at least $65,000, or

     o irrespective of annual gross income, a net worth of $250,000 (determined with the same exclusions). In no event may the investment exceed 10% of the investor's net worth. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

     We have established these standards because the purchase of units is an illiquid investment. You will be required to represent to us that:

     o you comply with the applicable standards; or

     o you are purchasing in a fiduciary capacity for a person meeting such standards; or

     o the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

     The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The general partners will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a limited partner. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

     You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

     Suitable Investors - Investment in the partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the partnership loans, it is likely that all or substantially all of the income of the partnership will be taxable to you as ordinary income (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 61). The units may, therefore, be suitable for:

     o Corporate pension or profit sharing plan

     o A Keogh Plan account

     o Individual retirement account

     o A simplified employee pension

     o Persons seeking current, taxable income

     An investment in units may not be suitable for Charitable Remainder Trusts or other entities exempt from federal income taxation, certain foundations and other charitable organizations.

     All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.

     Minimum Purchase Amount - The general partners have established the minimum initial purchase at 2,000 units ($2,000). The general partners may accept subscriptions in excess of $2,000. The minimum purchase for existing limited partners in the partnership is 1,000 units ($1,000). No person may become an assignee of record or a substituted limited partner unless he is the owner of a minimum of 2,000 units ($2,000). If you are seeking to transfer your units, you will be subject to the securities or "blue sky" laws of the state in which the transfer is to take place (See "DESCRIPTION OF UNITS" at page 72 and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Restrictions on Transfer" at page 74).

     IRA Investors - A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). You should be aware, however, that an investment in the partnership will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

     ERISA Investors - The investment objectives and policies of the partnership have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." The general partners will manage the partnership so as to assure that an investment in the partnership by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the partnership so as to make the assets of the partnership "plan assets." The final regulations are also applicable to an IRA. (See "ERISA RISKS -Risks of Investment by Tax-Exempt Investors." at page 18).

     The general partners are not permitted to allow the purchase of units with assets of any qualified plans if the general partners (i) have investment discretion with respect to the assets of the qualified plan invested in the partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

     Blue Sky Requirements - If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those set by the partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this prospectus. No such additional requirements exist at this time.

     Subscription Agreement Warranties - The subscription agreement requires that you warrant that:

     o you have received, read and understood the prospectus and that you are relying on it for your investment;
     o  you  meet  the  applicable   suitability  standards  set  forth  in  the
prospectus;
     o you are aware that the subscription may be rejected by the general partners;
     o your investment is subject to certain risks described in the prospectus and there will be no public market for the units;
     o you have been informed by your participating broker dealer of all facts relating to lack of liquidity or marketability;
     o you understand the restrictions on transferability;
     o you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions;
     o you have the power, capacity and authority to make the investment;
     o you are capable of evaluating the risks and merits of the investment; and
     o you are making the investment for your own account or your family's or in your fiduciary capacity and not as an agent for another.

     The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. The general partners, on behalf of the partnership, intend to rely on the warranties in accepting a subscription. In any claim or action against the general partners or partnership, the general partners or partnership may use the warranties against you as a defense or basis for seeking indemnity from you.

     Subscription Procedure - In order to subscribe to units in the partnership, you must read carefully and execute the "SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY." For each unit subscribed, you must tender the sum of $1 per unit. The minimum initial investment is 2,000 units ($2,000). The minimum additional investment for existing limited partners is 1,000 units ($1,000).

                             SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements. Any capitalized terms used in the prospectus are defined in the glossary on page 84.

     The Partnership - We are Redwood Mortgage Investors VIII and we commenced operations on or about April 12, 1993. We are located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     We are  engaged  in  business  as a  mortgage  lender.  We  make  loans  to individuals and business entities secured by residential, investment or commercial property. In order to secure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property. While we have an existing portfolio of loans, we have not committed to or identified any loans that will be made from the proceeds of this offering.

     General Partners - The general partners of the partnership are Michael R. Burwell, an individual, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation. The general partners manage and control the partnership affairs and will make all investment decisions for us. The loans are arranged and serviced by Redwood Mortgage Corp. The general partners' offices are located at 900 Veterans Blvd., Suite 500, Redwood City, CA 94063 and their telephone number is (650) 365-5341.

     Risk Factors - An investment in the partnership involves certain risks. The following are the most significant risks relating to an investment in the partnership:

     o Although you will have an opportunity to review the partnership's existing portfolio, you will not have an opportunity to review loans to be made by the partnership from the proceeds of this offering until after the loans have been made. Such decisions will be made exclusively by the general partners.

     o No escrow will be established. All proceeds from the sale of units will be immediately available for investment in loans.

     o The general partners and their affiliates will receive fees from the partnership. Most fees will be paid regardless of the economic return to you and other limited partners or how successful the partnership is. The compensation to be received by the general partners and their affiliates is based, in large part upon the net asset value of the partnership and upon the principal balances of the loans. The principal balances of the loans and the net asset value of the partnership will be continually changing as new investments are made and as income is allocated to your capital account or as cash distributions are made to you.

     o There are limits on your ability to transfer units. No public market exists for units and none is likely to develop. Thus you may not be able to sell your units quickly or profitably if the need arises.

     Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 8 of this prospectus.

     Terms of the Offering - Up to 75,000,000 units ($75,000,000) of limited partnership interest in the partnership are offered in units of $1 each. The units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the "participating broker dealers"). They are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you utilize the services of a registered investment advisor. This offering will terminate one year from the effective date of this prospectus unless, the general partners in their discretion, terminate the offering earlier or extend the offering for one year periods.

     Estimated Use of Proceeds. - The partnership will use the proceeds from the sale of its units to make loans and pay expenses relating to the organization and operation of the partnership. After the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or be held as cash reserves. The remaining proceeds will be used to pay expenses relating to the organization and operation of the partnership. Until the formation loan is repaid, a minimum of 87% of the proceeds will be used to make loans or be held as cash reserves. However, because of the time value of money, the amount of proceeds available to make loans (96%) upon the repayment of the formation loan may be less than if 96% of the proceeds of this offering were available to make loans today. If all of the units we are offering are not sold, the amount of proceeds available to make loans will be less. We are permitted under the terms of the partnership agreement to borrow money for the purpose of making loans and have done so to date. The maximum amount that we may borrow is 50% of the outstanding principal balance of our loan portfolio.

                                                                    Estimated                           50%
                                                              Maximum Offering (1)              Offering Sold (1)(2)
                                                                75,000,000 Units                  37,500,000 Units
                                                               ($75,000,000)sold                ($37,500,000) sold
=========================================================================================================================
                                                                   Dollar Amount          %        Dollar Amount        %
-------------------------------------------------------------------------------------------------------------------------
Gross Proceeds                                                       $75,000,000        100%         $37,500,000      100%

Leveraged Funds                                                                0           0                   0         0

Total Partnership Funds                                              $75,000,000        100%         $37,500,000      100%

Less: Public Offering Expenses (3) and
      Organizational and Offering Expenses (4)                        $3,000,000          4%          $3,000,000        8%

Total Offering Expenses                                               $3,000,000          4%          $3,000,000        8%

Amount Available for Investment                                      $72,000,000         96%         $34,500,000       92%

Less:

Formation Loan to pay sales commissions (5)                           $6,750,000          9%          $3,375,000        9%

Reserve Liquidity Fund (6)                                            $1,500,000          2%            $750,000        2%

Cash Available for Extension of Loans (7)                            $63,750,000         85%         $30,375,000       81%

--------------------

     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 74).

     (2) Although there is no minimum offering amount, this column represents how the gross offering proceeds will be utilized assuming that only 50% of the amount being offered is sold.

     (3) Consists of expenses incurred in connection with the offering of the units. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units.

     (4) Redwood Mortgage Corp. will be reimbursed for offering expenses including, but not limited to attorneys' fees, accounting fees, printing costs and other selling expenses equal to the lesser of 10% of the gross proceeds of the offering or $3,000,000.

     (5) The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page 80). The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering. Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 9% or $6,750,000. From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all amounts as sales commissions owed. The partnership does not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to the partnership. The terms of repayment of the formation loan are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one tenth of the principal balance of the formation loan as of December 31 of each year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation loan and thus the amount repaid to the partnership is reduced partially by a portion of the early withdrawal penalties paid to the partnership. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings.

     (6) The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to two percent (2%) of the gross proceeds of the offering.

     (7) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves.

     Compensation of the General Partners - The general partners and their affiliates have received and will continue to receive and Affiliates substantial compensation in connection with the offering and the investment and management of the partnership's assets. An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls any person owning directly or indirectly, 10% or more, of a general partner and any officer, director or partner or a general partner. The receipt of this compensation is not the result of arms length negotiations (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21). The amount of compensation to be paid to the general partners and their affiliates are estimates and actual amounts paid may vary. Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the general partners and their affiliates. These fees include the following:

     o Reimbursement of offering expenses

     o Loan brokerage commissions paid by the borrowers

     o Processing and escrow fees paid by the borrowers

     o Loan servicing fees paid by the borrowers

     o Asset management fee paid by the partnership from operations

     o  Reimbursement  of  expenses  relating  to  the   administration  of  the
partnership

     o Reconveyance fees paid by the borrowers

     o Assumption fees paid by the borrowers

     o Extension fees paid by the borrowers

     o Interest earned on borrowers' funds held in escrow

     o 1% interest in profits, losses and distributions

     o Reduction in the amount of the formation loan due to early withdrawal penalties

     Conflicts of Interest - The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     o The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

     o The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

     o The amount of the loan brokerage commission payable to Redwood Mortgage Corp., a general partner, will affect the overall rate of return to the limited partners.

     o In the event of default of the formation loan, a conflict of interest would arise on the general partners' part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fee and the loan brokerage fee.

     Prior Performance Summary - We have previously sponsored 8 prior partnerships with investment objectives similar to the partnership. We have made 4 prior offerings in the partnership with contributed capital as of December 31, 2002 totaling $91,238,920. Total contributed capital as of June 30, 2003 equaled $115,932,342. We have been engaged in mortgage lending in the San Francisco Bay Area since 1977. For a description of operations of the partnership and prior programs of the general partners and their affiliates, see "PRIOR PERFORMANCE SUMMARY" at page 30. Certain statistical data relating to prior partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

     Investment  Objectives  and  Criteria  -  Our  investment  objectives  are:

     o To yield a high rate of return from mortgage lending, after the payment of certain fees and expenses to the general partners and their affiliates, and

     o Preserve and protect the partnership's capital.

     Federal Income Tax Consequences - The section of this prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 61 contains a discussion of the most significant federal income tax issues pertinent to the partnership. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.

     Liquidity, Capital Withdrawals and Early Withdrawals - You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. However, withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period. There is also a limited right of liquidation for your heirs upon your death.

     Summary of Limited Partnership Agreement and Limited Partnership Units - Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement. Please refer to the "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" section at page 73 of this prospectus for more detailed information concerning the terms of the partnership agreement. A complete copy of the partnership agreement is attached as Exhibit A to this prospectus. Some of the significant features of the partnership agreement include: a majority of the limited partners may vote to:

     o terminate the partnership;

     o amend the partnership agreement, subject to certain limitations;

     o remove and replace the general partner; and

     o approve or disapprove the sale, pledge, retain any or exchange all or substantially all of the partnership's assets.

     In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

     Mergers and Consolidations. We may not merge or consolidate without approval by a majority of limited partners.

     Once you have been accepted as an investor in the partnership, you will be entitled to receive distributions which you may elect to receive in cash distributions or retain in your capital account. You are also entitled to receive distributions from the partnership based on your percentage ownership, after payment of certain expenses including fees payable to the general partners and the set aside for reserves. Although anticipated, there is no guarantee that there will be sufficient cash to make such distributions (See `RISK FACTORS" at page 8). There is no assurance you will receive distributions. On average, the estimated time from the date your subscription is accepted until you receive distributions is 60 days.

     Additional Information - We have filed a registration statement under the Securities Act of 1933, as amended. The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, as amended, with respect to the units offered pursuant to this prospectus. For further information regarding the partnership, the general partners and their activities, you should review the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the partnership who file electronically. The address of the Commission website is http://www.sec.gov.

     Subscription Procedures - In order to subscribe for units, you will be required to deliver the following:

     1. One executed copy of the subscription agreement, which incorporates a power of attorney to the general partners.

     2. The minimum purchase is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments by existing limited partners. All checks should be made payable to "Redwood Mortgage Investors VIII," and should be delivered to the partnership's offices.

     The subscription documents referred to above are contained in the "Investor Subscription Documents" provided to prospective investors under separate cover herewith.

                                  RISK FACTORS

     Investing in units involves a high degree of risk. You should specifically consider the following risks:

Mortgage Lending and Real Estate Risks

     We Have Not Identified Any New Loans From Additional Proceeds of This Offering - We have not yet identified any specific loans with respect to the additional proceeds we will receive from this offering. This means:

     o You must rely entirely on the judgment of the general partners in investing the proceeds of this offering.

     o You will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.

     o You will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans. Our current loan portfolio is summarized in the sections of the prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP" at page 44 and "BUSINESS" at page 55 of this prospectus.

     Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership - We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loans we have made to them. Most loans will be interest only or interest with small repayments of principal. This means:

     o the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property.

     o Fluctuations in interest rates, a weak economy and the unavailability of money could make it difficult for borrowers to refinance their loans at maturity or sell their property. During 2002, the number of partnership loans over 90 days past due exceeded historical averages. This is due in part to a weak economy and significant layoffs in the Bay Area. Over the past 6 months, the number of partnership loans over 90 days past due has decreased as borrowers have paid off their loans or refinanced and have leveled off at historical averages (See "ASSET QUALITY" at page 54 and "DELINQUENCIES" at page 56).

     o If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce any significant income, the partnership's profitability will be adversely affected.

     We Must Rely On Appraisals Which May Not Be Accurate or May Be Affected By Subsequent Events - We are an "asset" rather than a "credit" lender. We are relying primarily on the real property securing the loans to protect our investment and not the credit worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. If an appraisal is not accurate or subsequent events adversely affect the value of the property, our loan would not be as secure as we anticipated. In the event of foreclosure, we may not be able to recover our entire investment. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan. While we are not credit lenders and do not rely only on the credit worthiness of a borrower, should the financial circumstances of a borrower change, he may not be able to meet his obligations to pay monthly installments of principal and interest. If we have made more than one loan to such a borrower, all loans to that borrower could be potentially impaired.

     Competition Risks - Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities. The mortgage lending business is highly competitive, and the partnership competes with numerous established entities some of which have more financial resources and experience in the mortgage lending business than the general partners. The partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other lenders with objectives similar in whole or in part of those of the partnership. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the partnership.

     Risks Associated With Junior Encumbrances - In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These expenditures could have an adverse effect on our profitability.

     Risks Associated With Construction Loans - We may make construction loans up to a maximum of ten percent (10%) of the partnership's loan portfolio. Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If the partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold. We may not have adequate cash reserves on hand with respect to junior-encumbrances and/or construction loans at all times to protect our security. If we did not have adequate cash reserves, we could suffer a loss of our investment. Additionally, we may be required to obtain permanent financing of the property in addition to the construction loan which could involve the payment of significant fees and additional cash obligations for the partnership. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42).

     Risks of Real Estate Ownership After Foreclosure - If a borrower is unable to pay our loan or refinance it when it is due, we will be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time. We will be subject to certain economic and liability risks attendant to all property ownership which could affect the partnership's profitability. The risks of ownership will include the following:

     o The property could generate less income for us than we could have earned from interest on the loan
     o If the property is a rental property we will be required to find and keep tenants
     o We will be required to oversee and control operating expenses
     o We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property
     o We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards
     o We will be potentially liable for any injury that occurs on or to the property

     Risks of Real Estate Development On Property Acquired By Us - If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in the best interest of the partnership not to immediately sell the property, but to develop it ourselves. To date, we have not held a property for development. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multifamily) or commercial. Development of any type of real estate involves certain additional risks including the following:

     o We will be required to rely on the skill and financial stability of third party developers and contractors

     o Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits

     o Any type of development and construction is subject to delays and cost overruns

     o There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale

     o Economic factors and real estate market conditions could adversely affect the value of the property

     Bankruptcy and Legal Limitations On Personal Judgments May Adversely Affect Our Profitability - Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. We also may not be able to obtain a personal judgment against a borrower (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42).

     Risks Associated With Unintended Violations of Usury Statutes - Usury laws impose restrictions on the maximum interest that may be charged on our loans. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since Redwood Mortgage Corp., a licensed California real estate broker, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, the partnership may have insufficient cash to pay any damages, thereby adversely affecting the operations of the partnership. We could also lose our entire investment.

     Risks Associated With High Cost Mortgages - In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages. Although the partnership anticipates making relatively few loans that would qualify as high cost mortgages, the failure to comply with these regulations could adversely affect the partnership. A high cost mortgage is any loan made to a consumer secured by the consumer's principal residence if either (i) the annual percentage rate exceeds by more than ten points the yield on Treasury securities having comparable periods of maturity or (ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount or $400. These regulations primarily focus on:

     o additional disclosure with respect to the terms of the loan to the borrower,
     o the timing of such disclosures, and
     o the prohibition of certain terms in the loan including balloon payments and negative amortization.

     The failure to comply with the regulations, even the unintended failure will render the loan rescindable for up to three (3) years. The lender could also be held liable for attorneys' fees, finance charges and fees paid by the borrower and certain other money damages.

     On October 10, 2001, Governor Davis signed into law, Assembly Bill 489 which took effect on July 1, 2002. This law provides for state regulation of residential mortgage and consumer loans secured by liens on real property of $250,000 or less, which have (1) an annual percentage rate at least eight percent above the interest rate on U.S. Treasury securities of a comparable maturity, or (2) points and fees in excess of six percent of the loan amount, exclusive of the points and fees. Such loans would be considered "high cost loans" under state law. While it is unlikely that the partnership would make many high cost loans, the failure to comply with this law could have significant adverse effects on the partnership. The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower's income or obligations. When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

     The reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker's license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

     Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess of the Ultimate Purchase Price of the Underlying Property - The so-called "loan to value ratio" will not exceed the following:

     o eighty percent (80%) of the appraised value for residential properties and multi unit property,
     o seventy percent (70%) of the appraised value for commercial property and
     o fifty percent (50%) of the appraised value for unimproved land.

     The loan-to-value ratios are determined based on the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property. We cannot assure you that such appraisals will reflect the actual amount buyers will pay for the property. Further, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized. This would result in a risk of loss for the partnership if the borrower defaults on the loan.

     Use Of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation - We are permitted and have borrowed funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper partnership purpose on any terms commercially available. We may assign all or a portion of our loan portfolio as security for such loans. The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio.

     Changes in the interest rate have a particularly adverse effect on us if we have borrowed money to fund loans. Borrowed money will bear interest at a variable rate, whereas we are likely to be making fixed rate loans. Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money. (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing" at page 41).

     Changes In Interest Rates May Affect Your Return On Your Investment - Mortgage interest rates are subject to abrupt and substantial fluctuations. We have made, and anticipate to continue to make a large number of medium to long range term (three to fifteen year) loans. Your purchase of units is an illiquid investment. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42). Moreover, the majority of the partnership's loans do not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in the partnership's loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require the partnership to reinvest the prepayment proceeds in loans or alternative short term investments with lower interest rates and a corresponding lower yield to partners. (See "RISK FACTORS" at page 8).

     Suitable Mortgage Loans May Not be Available From Time to Time - The general partners receive referrals from a variety of sources. The general partners only make loans that satisfy the partnership objectives (See "Investment Objectives and Criteria" at page 6). The ability to find suitable loans is more difficult when the economy is weaker and there is less activity in the real estate market. It is also more difficult to find suitable loans when the interest rates are low as they are now when many borrowers can obtain the financing they need from traditional banks and lending institutions. Such decreases in demand for loans could leave the partnership with excess cash. In such event, the partnership makes short term, interim investments with proceeds pending investment in suitable loans. Interest returns on these investments are usually lower than on mortgage loans, which may reduce the yield to holders of units, depending on how long these investments are held.

     Marshaling of Assets Could Delay Or Reduce Recovery of Loans - As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. In the event of a default by the borrower, we may be required to "marshal" the assets of the borrower. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being "squeezed out" by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower's assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

     Potential Liability For Toxic Or Hazardous Substances If We Are Considered Owner of Real Property - If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

     Potential Loss Of Revenue In The Event Of The Presence of Hazardous Substances - If we became the "owner" of any real property containing hazardous substances, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk. If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. A "lien" is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if the general partners knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

     If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from us.

     Potential Conflicts and Risks If We Invest In Loans With General Partners or Affiliates - We may invest in loans acquired by the general partners or affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates, but will generally be on terms substantially similar to the terms of our investment. You should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan and both the partnership and the general partners or affiliates protect their own interest in the loan and in the underlying security.

Investment Risks

     There Is No Assurance You Will Receive Cash Distributions - The general partners and their affiliates are paid and reimbursed by the partnership for certain services performed for the partnership and expenses paid on behalf of the partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21). The partnership bears all other expenses incurred in its operations. All of these fees and expenses are deducted from cash funds generated by the operations of the partnership prior to computing the amount that is available for distribution to you. The general partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the partnership. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

     Your Ability To Recover Your Investment On Dissolution and Termination Will Be Limited - In the event of dissolution or termination of the partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the partners only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. Additionally, if you have elected to retain your earnings in the partnership, you could lose such earnings in addition to the amount of your initial investment.

     Certain Kinds of Losses Cannot Be Insured Against - We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner's liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely effecting our profitability.

     Risks Related To Concentration of Mortgages in the San Francisco Bay Area - As of December 31, 2002, 73.81% ($61,741,000) of our loans are secured by properties located in 6 counties that comprise the San Francisco Bay Area. Like the rest of the nation, the San Francisco Bay Area has also felt the slow down in economic growth over the last 24 months. The technology companies of Silicon Valley, and the airline industry, the tourism industry and other industries are all feeling the effects of the overall U.S. economy slow down, which include lower earnings, losses and layoffs. Our concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area should continue to feel the effects of the slow down than would be the case if our loans were spread throughout California or the nation. The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

     o A continued economic recession in or slowdown the area

     o Overbuilding of commercial and residential properties

     o Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

     o Increased interest rates thereby weakening the general real estate market

     If the economy were to continue to weaken it is likely that there would be more property available for sale, values would fall, and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

     You Must Rely on the General Partners For Management Decisions - All decisions with respect to the management of the partnership will be made exclusively by the general partners. Our success will, to a large extent, depend on the quality of the management of the partnership, particularly as it relates to lending decisions. You have no right or power to take part in the management of the partnership. Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of the management of the partnership to the general partners. You should carefully evaluate the general partners' capabilities to perform such functions (See "MANAGEMENT" at page 33).

     You Will Be Bound By Decision of Majority Vote - Subject to certain limitations, limited partners holding a majority of units may vote to, among other things:

     o amend or terminate contracts for services and goods between the general partners and the partnership,
     o remove the general partners,
     o dissolve the partnership,
     o approve or disapprove the sale of all or substantially all of the partnership's assets and
     o amend the partnership agreement.

     If you do not vote with the majority in interest of the other limited partners, you nonetheless will be bound by the majority vote. The general partners shall have the right to increase this offering or conduct an additional offering of securities without obtaining your consent or the consent of any other limited partner. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 73" and "TRANSFER OF UNITS" at page 75).

     Net Worth of the General Partners May Affect Ability of the General Partners To Fulfill Their Obligations To The Partnership - The general partners have represented that they have an aggregate net worth in excess of $1,000,000, a significant portion of which consists of assets which are illiquid. This may be relevant in evaluating the ability of the general partners to fulfill their obligations and responsibilities to the partnership (See "MANAGEMENT" at page
33).

     Risks Regarding Formation Loan and Repayment Thereof - The partnership will loan to Redwood Mortgage Corp., a general partner, funds in an amount equal to the sales commissions (See "PLAN OF DISTRIBUTION - Formation Loan" at page 80). The formation loan will be an unsecured loan that will not bear interest and will be repaid in annual installments. Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year. Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings.

     Early Withdrawal Penalties Will Reduce Amount of Formation Loan - A portion of the amount we receive from withdrawing limited partners as early withdrawal penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to the partnership. If all or any one of the initial general partners are removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan. If all of the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership. Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan. The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses out of the offering proceeds.

     Delays In Investment Could Adversely Affect Your Return - A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments as the general partners shall designate. The interest earned on such interim investments is expected to be less than the interest earned by the partnership on loans. The general partners estimate, based upon their historical experience, that it will be no longer than ninety (90) days from the time your funds are received by us until they are invested in loans.

     No Assurance of Limitation of Liability of Limited Partners - As a limited partner, you have no right to, and you take no part in, control and management of the partnership's business. However, the partnership agreement authorizes all limited partners to exercise the right to vote on certain matters, including the right to remove the general partners and elect a successor general partner(s) (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners" at page 73). The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause you or any other limited partner to have personal liability for partnership obligations in excess of the amount of your capital contributions which have not been previously returned to you. However, you may be required to return amounts distributed to you as a return of your capital contribution if we are unable to pay creditors who extended credit to us prior to the date of such return of capital.

     No Assurance That California Law Will Apply With Respect To Limitation Of Liability Of Limited Partners - Cox Castle & Nicholson LLP, counsel for the partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the limited partners and that neither the possession nor the exercise of such rights should affect the liability of the limited partners. However, Cox Castle & Nicholson LLP, counsel for the partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such voting rights might provide a basis on which a court in a state other than California could hold that you are not entitled to the limitation on liability for which the partnership agreement provides. This is only a concern if you are not a California resident.

     We Cannot Precisely Determine Compensation To Be Paid General Partners and Affiliates - The general partners and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time. As a result, there is a risk that investors will not have the opportunity to judge ahead of time whether the compensation realized by the general partners is commensurate with the return generated by the loans.

     Working Capital Reserves May Not Be Adequate - We intend to maintain working capital reserves to meet our obligations, including carrying costs and operating expenses of the partnership (See "ESTIMATED USE OF PROCEEDS" at page
19). The general partners believe such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, the general partners will have to borrow the required funds or require the partnership to liquidate some or all of our loans. In the event the general partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

     Purchase of Units is a Long Term Investment - No public trading market for the units exists. It is highly unlikely that a public trading market will ever develop. Article VII of the partnership agreement imposes substantial restrictions upon your ability to transfer units (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" at page 73 and "TRANSFER OF UNITS" at page 75). In addition, the partnership agreement does not provide for the buy-back or repurchase of units by the partnership or the general partners. It does however, provide you with a limited right to withdraw capital from the partnership after one year, with penalty, and after 5 years without penalty subject to certain requirements. (See "TRANSFER OF UNITS - Withdrawal from Partnership" at page
76). There is no assurance that the value of units for purposes of this withdrawal in any way reflects the fair market value of the units. In addition, your units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

     We May Be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940 - The general partners intend to conduct the operations of the partnership so that we will not be subject to regulation under the Investment Company Act of 1940. Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act. As a result, we may have to forego certain investments which would produce a more favorable return.

     Use of Forward Looking Statements - Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. These events may include future operating results and potential competition among other things. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the partnership, you should be aware that the occurrence of events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

Tax Risks

     Risks Associated With Partnership Status For Federal Income Tax Purposes - We will not seek a ruling from the Internal Revenue Service that the partnership will be treated as a partnership for federal income tax purposes. We have received an opinion from Cox Castle & Nicholson LLP that the partnership will be treated as a partnership for federal income tax purposes. Counsel's opinion represents only its best legal judgment, and has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. Any such contest to a determination by the IRS may impose an additional litigation expense on the limited partners. If we are taxed as a corporation we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the limited partners. Also, you would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends. Thus, if we were treated as an association taxable as a corporation, many of the "pass through" tax benefits that would otherwise be realized by you as a limited partner would be lost (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Partnership Status" at page 62).

     Risks Associated With Characterization of Partnership Income as Portfolio Income - We are engaged in mortgage lending (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Character of Income or Loss" at page 65). We anticipate that most of our income will be considered portfolio income and not passive income. Since such treatment is dependent upon a number of factors not yet determined such as whether we are engaged in a trade or business, whether we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of partnership income, there can be no assurance as to such treatment. It is possible that we might be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses. The determination of whether your share of income will constitute passive, non-passive, or portfolio income is a technical one subject to the interpretation of complex regulations whose full impact has not yet been determined. It is possible that the treatment of partnership income will be different than what we currently anticipate.

     Risks of Partnership Characterization As a Publicly Traded Partnership - Cox Castle & Nicholson LLP, counsel for the partnership, has given its opinion that the partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. If the partnership were classified as a "publicly traded partnership" it could result in:

     o taxation of the partnership as a corporation; and
     o application of the passive activity loss rules in a manner that could adversely affect you and all investors.

     Risks Relating to Taxation of Undistributed Revenues and Gain - We do not anticipate that we will generate so-called "phantom income" of the type which is commonly associated with leveraged real estate investment programs. As a limited partner, you will be required to report your allocable share of the partnership's taxable income on your personal tax return regardless of whether or not you actually received any cash distributions from the partnership. If you elect to receive current cash distributions on your Units, you will be allocated substantially all your share of the partnership's taxable income even if such income is in excess of any distribution of cash from our lending operations. If on the other hand you elect to compound your earnings received on your Units, you will be allocated your share of the partnership's taxable income even though you will receive no cash distributions with respect to your units (rather, those cash distributions will be reinvested). The general partners anticipate, based upon historical experience, that the partnership's taxable income will not differ substantially from the cash flow generated by our lending activities.

     Risks Relating to Generation of Unrelated Business Taxable Income - If you are a tax-exempt investor (such as an employee pension benefit plan or an IRA) you may be subject to tax to the extent that income from the partnership is treated as unrelated business taxable income ("UBTI"). We borrow funds on a limited basis. We do not currently intend to own and lease personal property. Where we borrow funds or lease personal property, we use reasonable efforts to do so in a manner that does not cause any significant amount of partnership income to be treated as UBTI. As a result of the possibility that some portion, although likely an insignificant portion, of partnership income may be treated as UBTI, if you are a tax-exempt investor you should consult your own tax advisors. An investment in units may not be suitable for charitable remainder trusts.

     Risks of Audit and Adjustment - The IRS could challenge certain federal income tax positions taken by the partnership if we are audited. Any adjustment to the partnership's return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to the partnership or an examination of tax returns for prior or later years. Moreover, the partnership and investors could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The general partners generally will have the authority and power to act for, and bind the partnership in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

     Risks of Effects of State and Local Taxation - The state in which you reside may impose an income tax upon your share of the taxable income of the partnership. Furthermore, states in which the partnership will own property generally impose income tax upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. You are urged to consult with your own tax advisers with respect to state and local taxation. The partnership may be required to withhold state taxes from distributions to investors in certain instances.

Erisa Risks

     Risks of Investment By Tax-Exempt Investors - In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974
("ERISA"); (ii) whether the investment is prudent, since units are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; (iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code which would constitute a prohibited transaction; (iv) whether the investment will impair the liquidity of your plan; and (v) whether the investment will create unrelated business taxable income for the plan. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments (See "ERISA CONSIDERATIONS" at page 70).

                         NOTICE TO CALIFORNIA RESIDENTS

     All certificates of limited partnership interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                              TERMS OF THE OFFERING

     We are offering a maximum of 75,000,000 units ($75,000,000) on a "best efforts" basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. The units are being sold through selected broker dealers (the "Participating Broker Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"), at a price of $1 per unit. The minimum subscription is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments by existing limited partners. We may also accept orders directly from you if you utilize the services of a registered investment advisor. The general partners have the option to accept subscriptions for fractional units in excess of the minimum subscription. For purposes of meeting this minimum investment requirement, you may cumulate units you purchased individually with those units purchased by your spouse or units purchased by your pension or profit sharing plan, IRA or Keogh plan. You must pay $1 cash for each unit upon subscription. The offering will terminate one year from the effective date of this prospectus, unless the general partners, in their discretion, terminate the offering earlier, or extend the offering for additional one-year periods.

     No Escrow Established. There is no escrow. Since this is not our first offering of units in this partnership, all proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

     Investment of Subscriptions. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the general partners. They will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted into the partnership only when your subscription funds are required by us to fund a loan, or the formation loan, to create appropriate reserves or to pay organizational expenses or other proper partnership purposes. During the period prior to your admittance as a limited partner, proceeds of the sale are irrevocable and will be held by the general partners for your account in the subscription account. Your funds will be transferred from the subscription account into the partnership's operating account on a first-in, first-out basis. Upon your admission as a limited partner to the partnership, your subscription funds will be released to the partnership and units will be issued to you at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings, the amount equal to such interest will be added to your investment in the partnership. If you elect to have such amount added to your investment, the number of units actually issued shall be increased accordingly.

     Purchase by General Partners and Affiliates. The general partners and their affiliates may, in their discretion, purchase units for their own account. Any units so purchased will be counted for the purpose of obtaining the required maximum subscriptions. The maximum amount of units that may be purchased by the general partners or their affiliates is 1,000,000 units ($1,000,000). However, it is not anticipated that such purchases will be regularly made by the general partners and their affiliates. Purchases of units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

     Election to Receive Periodic Cash Distributions. To date, we have provided you with an election to receive periodic cash distributions from the partnership or to have earnings retained in your capital account that will increase it in lieu of receiving periodic cash distributions. This election, once made, is irrevocable for investors who choose to receive periodic cash distributions from the partnership. However, you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elect to retain earnings to increase your capital account in lieu of periodic cash distributions you may, after three (3) years, elect to receive periodic cash distributions. Once you have made the election to receive cash distributions, you may not revoke or change your election. If you elect to retain your earnings in your capital account, we will use those earnings for making further loans or other proper partnership purposes. The earnings from these further loans will be allocated among all investors; however; if you elected to retain your earnings, you will be credited with an increasingly larger proportionate share of such earnings than investors who receive periodic cash distributions, since your capital account will be increasing over time. Annual cash distributions will be made shortly after the calendar year end.

                            ESTIMATED USE OF PROCEEDS

     The following table sets forth an estimated application of the gross proceeds of the sale of 50% of the units and 100% of the number of units being offered hereby. The following table also sets forth an estimated application of the gross proceeds of the offering assuming 50% of the total gross offering proceeds received are leveraged. Upon the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or held as cash reserves. Until the formation loan is repaid, we estimate that after deduction of the public offering expenses, that approximately eighty-seven percent (87%) of the proceeds of this offering will be used for making loans or be held in the reserve liquidation fund assuming all units are sold. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

                                                                                     Estimated                   50%
                                   Estimated                 50%              Maximum Offering (1)(2)      Offering Sold (2)
                              Maximum Offering (1)     Offering Sold (1)         75,000,000 Units          37,500,000 Units
                                75,000,000 Units        37,500,000 Units      ($75,000,000) sold with   ($37,500,000) sold with
                               ($75,000,000) sold      ($37,500,000) sold         leveraged funds            leveraged funds
===================================================================================================================================
                                  Dollar                  Dollar                  Dollar                    Dollar
                                  Amount         %        Amount         %        Amount            %       Amount           %
-----------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds                  $75,000,000    100%    $37,500,000    100%     $75,000,000      66.67%   $37,500,000     66.67%

Leveraged Funds                           0       0              0       0     $37,500,000      33.33%   $18,750,000     33.33%

Total Partnership Funds         $75,000,000    100%    $37,500,000    100%    $112,500,000        100%   $56,250,000       100%

Less Public Offering
   Expenses: (3)

Organizational and
   Offering Expenses             $3,000,000      4%     $3,000,000      8%      $3,000,000       2.67%    $3,000,000      5.33%

Total Offering Expenses          $3,000,000      4%     $3,000,000      8%      $3,000,000       2.67%    $3,000,000      5.33%

Amount Available for
   Investment                   $72,000,000     96%    $34,500,000     92%    $109,500,000      97.33%   $53,250,000     94.67%

Less:

Formation Loan to pay
sales commissions (4)            $6,750,000      9%     $3,375,000      9%      $6,750,000          6%    $3,375,000         6%

Reserve Liquidity Fund (5)       $1,500,000      2%       $750,000      2%      $1,500,000       1.33%      $750,000      1.33%

Cash Available for
   Extension of Loans (6)       $63,750,000     85%    $30,375,000     81%    $101,250,000         90%   $49,125,000     87.34%


     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 74).

     (2) This assumes that the general partners can leverage approximately fifty percent (50%) of the gross offering proceeds thereby increasing the funds available to make loans. This means that the partnership may borrow funds for the purpose of making loans for increased liquidity, reducing cash reserve needs or for any other partnership purpose. The maximum amount the partnership may borrow is 50% of the outstanding principal balance of the partnership's total loan portfolio.

     (3) Consists of expenses incurred in connection with offering of the units which may be reimbursed to Redwood Mortgage Corp. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units. These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds and up to an additional five percent (5%) of gross proceeds if investors elect to receive cash distributions or up to one percent (1%) of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements and sales seminar expenses payable by the partnership. In no event will all compensation payable to participating broker dealers, including sales commissions, (see footnote 4 below), expense reimbursements, sales seminars and or due diligence expenses exceed the ten and one-half percent (10.5%) compensation limitation set forth in Rule 2810 of the NASD conduct rules (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21).

     (4) The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page 80). However, the general partners anticipate, based upon historical experience and knowledge of professionals in the industry, that the formation loan will be in the amount of (7.6%) of gross proceeds if the maximum is raised assuming that sixty-five percent (65%) of the investors elect to reinvest their earnings and acquire additional units and thirty-five percent (35%) and elect to receive distributions. To the extent the actual amount of the formation loan is less than the amount stated in the table, the cash available for extension of loans will be increased proportionately. As of December 31, 2002, the formation loans for the four prior offerings totaled 7.52% of the total gross proceeds of the offerings. The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commission payable to the participating broker dealers in connection with the offering. Although the exact amount of sales commissions is not known, we have assumed the maximum amount of sales commissions payable of 9% or $6,750,000. From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all sales commissions owed. The partnership does not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to the partnership. The terms of payment are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one-tenth of the principal balance of the formation loan as of December 31 of each year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation  loan  and  thus the  amount  repaid  to the  partnership  is  reduced partially by a portion of the early withdrawal penalties paid to the partnership. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings . Except for the formation loan made to Redwood Mortgage Corp., and reimbursement of organizational and offering expenses, no other offering proceeds will be paid to the general partners or their affiliates.

     (5) The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to two percent (2%) of the gross proceeds of the offering.

     (6) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves. (See Footnote (1) above.)

                        CAPITALIZATION OF THE PARTNERSHIP

     The capitalization of the partnership as of December 31, 2002, and as adjusted to give effect to the sale of the maximum number of units offered hereby, excluding any contributions of the general partners is as follows:

                                  Actual                As Adjusted (1)
Units ($1.00 per unit)         $95,690,000               $160,940,000
                               -----------               ------------
-----------------------

     (1)  Amount   determined  after  deduction  of  certain  offering  expenses aggregating $3,000,000 and maximum formation loan of $6,750,000. (See "ESTIMATED USE OF PROCEEDS" at page 19).


               COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

     Set forth below in tabular form is a description of compensation that we may pay the general partners and their affiliates. No other compensation will be paid to the general partners or any affiliates from the partnership. These compensation arrangements have been established by the general partners and are set forth in the partnership agreement and are not the result of arms-length negotiations. The general partners have compared their compensation arrangements to those of unrelated parties providing the same services. The general partners have set, in some instances, maximum levels of compensation to be received by them; however, they have the discretion to set the actual fee received by them at an amount lower than the maximum amount allowable. The ability to set a fee at below the maximum amount permitted to be received under the partnership agreement is solely within the discretion of the general partners and does not require approval of the limited partners. In order for the general partners to receive any fees in excess of the maximum amounts allowable, the general partners, under the terms of the partnership agreement, would be required to obtain a vote of at least the limited partners holding 51% or more of the limited partnership assets. The general partners have determined the following compensation levels are fair and reasonable. In their review, the general partners have:

     o analyzed the compensation arrangements in other offerings,

     o spoken to other professionals in the industry including issuers, promoters and broker dealers,

     o examined "rate sheets" from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services

     o collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

     The exact amount of future compensation payable to the general partners cannot be precisely determined. The compensation to be received by the general partners is based primarily upon the net asset value of the partnership and the loan balances. The net asset value of the partnership is the partnership's total assets less its total liabilities. The net asset value will fluctuate due to the reinvestment of income, earnings distributions and the level of liquidations. Loan balances outstanding will fluctuate during the term of the partnership because loans will be continually maturing and "turning over". Accordingly, the exact amount of fees to be paid to the general partners and their affiliates cannot be determined. However, based upon the general partners' prior experience with this partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the general partners can estimate on an annual average basis, assuming a minimum partnership life of twelve (12) years, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the general partners and their affiliates.

     The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the general partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership loans are made, interest rates and partnership earnings. We are subject to public reporting requirements and the partnership will file quarterly and annual reports with the Securities and Exchange Commission. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to the general partners and their affiliates.

     The general partners' or their affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, the general partners' ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to the general partners and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships with the general partners of the various entities referred to herein are described under the caption "MANAGEMENT" at page 33.

                                 OFFERING STAGE

Entity Receiving
Compensation                            Form and Method of Compensation                                   Estimated Amount

Redwood Mortgage Corp.                  Reimbursement of offering expenses  including,  but not limited   Maximum of $3,000,000
                                        to, attorneys' fees,  accounting fees, printing costs and other selling expenses (other than  underwriting  commissions)  equal to the lesser of ten  percent  (10%) of the gross  proceeds  of the offering or $3,000,000.  The general  partners will pay any offering expenses in excess of this amount.(1)

                                 OPERATING STAGE

Entity Receiving                                                                                          Estimated Amount
Compensation                            Form and Method of Compensation                                   Payable

Redwood Mortgage Corp.                  Loan brokerage  commissions average  approximately three to six   $3,200,000 per year (9)
                                        percent  (3-6%) of the principal  amount of each loan,  but may be higher  or lower  depending  upon  market  conditions.  Loan brokerage  commissions  are  limited to an amount not to exceed four  percent  (4%) of the total  partnership  assets per year.
                                        Such  commissions are payable solely by the borrower and not by
                                        us. (See "TERMS OF THE OFFERING" at page 19).

Redwood Mortgage Corp.                  Processing  and escrow  fees for  services in  connection  with   $48,000 per year(7)
                                        notary, document preparation, credit investigation,  and escrow fees in an  amount  equal to the fees  customarily  charged  by
                                        Redwood   Mortgage  Corp.   for  comparable   services  in  the
                                        geographical  area  where  the  property  securing  the loan is located,  payable  solely  by  the  borrower  and  not  by  the partnership.

Redwood Mortgage Corp.                  Loan  servicing  fee payable  monthly in an amount up to 1/8 of   $1,125,000 per year
                                        1% of the outstanding principal amount of each loan. (2)(3)

Redwood Mortgage Corp. (50%)            Asset  management  fee payable  monthly in an amount up to 1/32   $297,000 per year(7)
Gymno Corporation ( 25%)                of 1% of the "net asset value."(4)
Michael R Burwell (25%)

Redwood Mortgage Corp.                  Reimbursement  of expenses  relating to  administration  of the   $229,500 per year(7)
                                        partnership,  subject to certain limitations, see Article 10 of the partnership agreement. (1)(5)

Gymno Corporation                       Reconveyance   fee  for  reconveyance  of  property  upon  full   Approximately    $45   per
                                        payment of loan, payable by borrower.                             deed of  trust  or  market
                                                                                                          rate.

Redwood Mortgage Corp.                  Assumption  fee for  assumption of loans payable by borrower of   $12,000 per year(6)
                                        between 1/2 and 1 1/2 percent of the loan.

Redwood Mortgage Corp.                  Extension  fee  for  extending  the  loan  period   payable  by   $6,000 per year(7)
                                        borrower as a percentage of the loan.

Redwood Mortgage Corp.                  Interest  earned,  if  any,  between  the  date of  deposit  of   $0 per year
                                        borrower's  funds into Redwood  Mortgage  Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

Redwood Mortgage Corp. (33.33%)         One percent (1%) interest in profits,  losses and distributions   $70,500 per year(7)
Gymno Corporation (33.33%)              of earnings and cash available for distribution.
Michael R Burwell (33.33%)

                                LIQUIDATING STAGE

Entity Receiving
Compensation                            Form and Method of Compensation                                   Estimated Amount

Redwood Mortgage Corp.                  Redwood  Mortgage  Corp.'s  obligation  to repay the  principal   $91,290 per year(7)(8)
                                        amount of the formation  loan owed to the  partnership  will be
                                        reduced  by  a  portion  of  the  early  withdrawal   penalties
                                        received  by  the  partnership.  Initially,  a  portion  of the
                                        early   withdrawal   penalties  will  be  used  to  reduce  the
                                        formation  loan  obligation  and a portion  will be used to pay
                                        reimbursable   offering   expenses.   This  portion   shall  be
                                        determined  by the  ratio  between  the  initial  amount of the formation loan and the total amount of the  organizational  and syndication  costs incurred by the  partnership.  Assuming that the  maximum  formation  loan is  $6,750,000  and  the  maximum
                                        organizational  costs  are  $3,000,000,   the  ratio  would  be
                                        69:31.  This amount  could be higher or lower,  depending  upon total  sales  commissions  and  organizational  expenses.  That ratio  will be  determined  by the  actual  formation  loan and organizational  and syndication costs incurred.  The ratio will change as  organizational  and syndication costs are amortized.
                                        Historically,   70%  of  the  total  early  withdrawal  penalty
                                        payments  were  used  to  reduce   Redwood   Mortgage   Corp.'s
                                        obligation  under the formation  loan (See "TRANSFER OF UNITS -
                                        Withdrawal from Partnership" at page 76).


     (1) The general partners will endeavor to minimize such expenses to the extent possible and to the extent consistent with the terms of the offering. (See "TERMS OF THE OFFERING" at page 19).

     (2) The general partners are entitled to receive a maximum loan servicing fee of up to one and one-half percent (1 1/2%) per year which is paid monthly in an amount up to 1/8 of 1% of the outstanding principal amount of each loan. We estimate the loan portfolio to average $80,000,000. The general partners, in their sole discretion, may elect to lower the loan servicing fee for any period of time and thereafter raise the fees up to the stated limits. Historically, the general partners have charged a loan servicing fee of one percent (1%) of the outstanding principal amount of the loans per year.

     (3) On any property foreclosed upon, the loan servicing fee is payable by the borrower up until the time of foreclosure. If, at the time of foreclosure, the loan servicing fee has not been paid out of the cash proceeds from a trustee's sale of the foreclosed property, the loan servicing fee will be payable by the partnership.

     (4) The general partners shall receive a monthly asset management fee in a maximum amount of 1/32 of 1% of the net asset value of the partnership for services rendered in connection with the on going management of the partnership's portfolio of loans. The general partners, in their sole discretion, may elect to lower the amount of the asset management fee they receive. The general partners may not increase the asset management fee above the maximum amount. Currently, the asset management fee is paid 50% to Redwood Mortgage Corp., 25% to Gymno Corporation and 25% to Michael R. Burwell. The general partners may, in their discretion, change the relative amount received by each of them.

     (5) We shall reimburse the general partners or their affiliates for the actual cost of goods and materials used for or by the partnership and obtained from unaffiliated parties. In addition, we shall reimburse the general partners or their affiliates for the cost of administrative services necessary to the prudent operation of the partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the partnership would be required to pay independent parties for comparable services.

     (6) Redwood Mortgage Corp. may receive an assumption fee of between .5% and 1.5% of the outstanding balance of a loan when a new borrower assumes the loan obligations of the original borrower under a loan. The actual amount of the assumption fee (between .5% and 1.5% of the principal balance of the loan) is determined by the general partners at the time of the assumption based on such factors as current interest rates, the amount of the outstanding loan and the credit worthiness of the new borrower.

     (7) The amount of fees to be paid to the general partners and their affiliates are based on certain assumptions made in light of the general partners' past experience with similar programs. In determining the average annual fees to be paid to the general partners and their affiliates the general partners have assumed, based upon their historical experience the following: (i) a minimum partnership life of twelve (12) years assuming $37,500,000 is raised in year one (1) and $37,500,000 is raised in year two (2); (ii) sixty percent (60%) of the investors elect to retain or reinvest earnings and forty percent (40%) elect to receive periodic cash distributions; (iii) a nine percent (9%) yield in the first three (3) years of operation, an eight percent (8%) yield in years four (4), five (5) and six (6) and a nine percent (9%) yield thereafter;
(iv) withdrawal rates similar to those experienced by past partnerships; (v) a turnover rate on loans of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; and (vi) no leveraging of the portfolio has been considered. However, because the estimated amount of fees to be paid to the general partners and their affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, partnership earnings, the duration and type of loans the partnership will make, and the election of investors to receive periodic cash distributions or additional units, the actual amount of fees paid will vary from those set forth above.

     (8) Early withdrawal penalties applied to the formation loan reduces the amount of the formation loan balance owed by Redwood Mortgage Corp. to the partnership. Early withdrawal penalties are applied based on the original cost percentage of 70% and 30%, respectively, between the formation loan and syndication costs. After the syndication costs are reimbursed or amortized, early withdrawal penalties are applied 70% to the formation loan and 30% to other income. After the formation loan is repaid, all early withdrawal penalty amounts are credited to the partnership for use in making loans and for reserves.

     (9) To estimate the maximum loan brokerage commissions, we have assumed that average partnership assets will be $80,000,000.

     The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the general partners or their affiliates for the years ended December 31, 2001and December 31, 2002 showing actual amounts and the maximum allowable. No other compensation was paid to the general partners during such periods. Amounts of compensation payable to the general partners in connection with this offering may vary from those set forth below. Such fees were established by the general partners and were not determined by arms-length negotiation.

                                                       Year Ended                                        Year Ended
                                                    December 31, 2002                                December 31, 2001

                                                                           Maximum                              Maximum
                                       Actual      Actual     Maximum       Fee          Actual     Actual      Amount      Maximum
                                       Amount       Fee       Amount        Paid         Amount      Fee      Allowable       Fee
Form                                  Received       %       Allowable        %         Received      %       For Period       %
----                                  --------       -       ---------        -         --------      -       ----------       -

                                                                            PAID BY PARTNERSHIP

Loan Servicing Fee (2)              $1,098,000    1.32%    $1,306,000       1.5%      $552,000       1%      $828,000        1.5%

Asset Management Fee (3)              $325,000    .375%      $325,000      .375%      $158,000     .25%      $255,000       .375%

Reimbursement of Operating
Expenses                              $266,000      N/A      $266,000        N/A      $241,000      N/A      $241,000         N/A

1% of Profits, Losses and
Disbursements                          $75,000       1%       $75,000         1%       $61,000       1%       $61,000          1%

Organization and Offering
Expenses                                    $0       0%    $1,800,000       2.4%            $0       0%    $1,200,000        2.4%

                                                                             PAID BY BORROWERS

Loan Brokerage Fees (1)               $996,000     1.4%    $2,846,000         4%    $1,156,000     1.4%    $3,436,000          4%

Processing and Servicing
Fees                                   $23,000      N/A       $23,000        N/A       $22,000      N/A       $22,000         N/A
(ranges from approximately
$500 to $1,000 per loan based
upon loan size)

Reconveyance Fees                       $4,000      N/A        $4,000        N/A        $3,000      N/A        $3,000         N/A
(maximum of $45 per deed of
trust or equal to fractionlized
interest of the partnership in
the deed of trust)

Assumption Fee                              $0      N/A            $0        N/A            $0      N/A            $0         N/A

Extension Fee                             $500      N/A          $500        N/A          $500      N/A          $500         N/A
(ranges from approximately
$250 to $1,000 per loan based
upon loan size)
                                                                              PAID BY OTHERS

Interest earned on deposit                  $0      N/A            $0        N/A            $0      N/A            $0         N/A

Early withdrawal penalty (4)           $16,000      N/A       $16,000        N/A       $46,000      N/A       $46,000         N/A
------------------------

(footnotes to table)

     (1) Although Redwood Mortgage Corp. can receive loan brokerage fees of up to six percent (6%) or higher if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the loans. For the years 2002 and 2001, the loan brokerage fees were 3.06% and 2.43% of the principal amount of the loans extended and 0.97% and 1.34% of total partnership assets as of December 31, 2002 and 2001 respectively.

     (2) Servicing fees for `actual' were generally 1% of the outstanding principal balances.. Maximum amount allowable assumes the principal balances with the maximum allowable 1.5% loan servicing fee. An increase or decrease in this fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

     (3) The actual asset management fees for the year ended 2001 varied between ..125% and .25% of the monthly net asset value. The actual asset management fee for the year ended 2002 was .375% of the monthly net asset value. The maximum amount allowable for both years 2001 and 2002 were calculated based on the maximum .375% asset management fee allowable. An increase or decrease in the asset management fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

     (4) Amount of early withdrawal penalties collected from early withdrawing limited partners and applied against the formation loan.

                              CONFLICTS OF INTEREST

     The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which the general partners will be compensated by the partnership. Because the partnership was organized and is operated by the general partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to you and the other limited partners and the partnership's investment objectives and policies.

     The general partners are, and will be subject to, public reporting requirements for prior public programs and for this program. They will continue to have an obligation to keep you appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest. (See "PRIOR PERFORMANCE SUMMARY" at page 30).

     Additionally, the partnership agreement imposes upon the general partners, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. Your power as a limited partner with respect to any such developments including the power, subject to a majority vote to amend the partnership agreement, to remove the general partners and/or amend or terminate contracts for services or goods between the general partners and the partnership, act as a check to the actions of general partners. (See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS" at page 29 and "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). These conflicts include, but are not limited to, the following:

     1. Conflicts Arising As A Result Of The General Partners' Legal And Financial Obligations To Other Partnerships. The general partners and their affiliates serve as the general partners of other limited partnerships. These partnerships include real estate mortgage limited partnerships with investment objectives similar to those of the partnership. They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the partnership. The general partners and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership.

     The  level  of  compensation  payable  to the  general  partners  or  their affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of this partnership. However, the general partners and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to the partnership, before substantially all initial proceeds of this offering are invested or committed.

     The general partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the partnership and to the other partnerships. In the event that a conflict were to arise, however, the general partners will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the partnerships' financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     2. Conflicts Arising From The General Partners' Allocation Of Time Between The Partnership And Other Activities. The general partners and their affiliates have conflicts of interest in allocating their time between the partnership and other activities in which they are involved. However, the general partners believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the partnership and to other affiliated partnerships and ventures in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than the partnership. As a result, there will exist conflicts of interest on the part of the general partners between the partnership and the other partnerships or investors with which they are affiliated at such time. The general partners will decide which loans are appropriate for funding by the partnership or by such other partnerships and investors after consideration of all relevant factors, including:

     o the size of the loan,

     o portfolio diversification,

     o quality and credit worthiness of borrower,

     o amount of uninvested funds,

     o the length of time that excess funds have remained uninvested.

     To date, the individual general partners have each allocated approximately 20-25 hours per week, exclusively on partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future. This amount may be higher during the offering and marketing stages and may be lower thereafter. The general partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last twenty-five (25) years, to fully discharge their obligations to the partnership. In the event that a conflict were to arise, however, the general partners will take the following action: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot the partnership's financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply resources to that partnership to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     3. Amount Of Loan Brokerage Commissions Affects Rate Of Return To You. None of the compensation payable to the general partners was determined by arms length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., a general partner, will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission shall be capped at four percent (4%) per annum of the partnership's assets. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates charged by the partnership on loans and thus the overall rate of return to you. Conversely, if the general partners reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for the partnership and the limited partners. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of the general partners to protect their interests. In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions shall be limited to four percent (4%) per annum of the partnership's assets. In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the general partners will resolve the conflict in favor of the partnership.

     The general partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with the partnership's loan portfolio that are described in this prospectus. Any such other firms may also be affiliated with the general partners.

     4. Arrangement Of Loans By Redwood Mortgage Corp. Redwood Mortgage Corp. arranges all loans made by the partnership. Redwood Mortgage Corp. also arranges and makes mortgage loans for its own account and for other investors, including affiliates of the general partners. There may be a conflict of interest between the partnership and Redwood Mortgage Corp. or other investors for whom it selects mortgage loans for investment. This could arise from the fact that Redwood Mortgage Corp. may be choosing among various loans that it may have originated with different interest rates and other terms and features, for placement either in the partnership's mortgage loan portfolio or with other investors. You must rely on Redwood Mortgage Corp. and the other general partners to honor their fiduciary duty to protect the partnership's interests in making and choosing mortgage loans.

     5. Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from the partnership an amount equal to not more than nine percent (9%) of the gross proceeds of this offering. This loan (the "formation loan") will not bear interest. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings.

Accordingly, the partnership's rate of return on the formation loan will be below the rate obtainable by the partnership on its loans. The terms of the formation loan were not the result of arms length negotiations. This loan will be an unsecured obligation of Redwood Mortgage Corp. (See "PLAN OF DISTRIBUTION
- Formation Loan" at page 80). The amount of any early withdrawal penalties received by the partnership from investors will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to the partnership. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan brokerage fee and loan servicing fee, to Redwood Mortgage Corp. If the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. shall be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., the partnership, at the partnership's expense, will retain independent counsel, who has not previously represented the general partners to represent the partnership in connection with such conflict.

     6.  Potential  Conflicts  If We Invest in Loans With  General  Partners  Or
Affiliates. We may invest in loans acquired by the general partners or affiliates. The partnership's portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own or that the partnership will benefit through broader diversification of its loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan. Both the partnership and the general partners or affiliates will protect their own interest in the loan and in the underlying security. In order to minimize the conflicts of interest which may arise if the partnership invests in loans with the general partners or affiliates, the partnership will acquire its interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as does the general partners or an affiliate, the partnership will be entitled to enforce the same rights as the general partners or affiliate in such loan and the general partners and affiliate will not have greater rights in the loan than does the partnership.

     7. General Partners Will Represent Both Parties In Sales Of Real Estate Owned To Affiliates. In the event the partnership becomes the owner of any real property by reason of foreclosure on a loan, the general partners' first priority will be to arrange the sale of the property. The general partners will attempt to obtain a price that will permit the partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the general partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership or entity formed by one of the general partners for the express purpose of acquiring foreclosure properties from lenders such as the partnership. The general partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction. For example, the partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The general partners decision will not be subject to review by any outside parties.

     The general partners have undertaken to resolve these conflicts as follows:

     (a) No foreclosed property will be sold to the general partners or an affiliate unless the general partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

     (b) In the event the property will be sold to an affiliate, the net purchase price must be more favorable to the partnership than any third party offer received. The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the partnership's "investment" in the property. The partnership's investment includes without limitation the following:

     o the unpaid principal amount of the partnership's loan,
     o unpaid interest accrued to the date of foreclosure,
     o expenditures made to protect the partnership's interest in the property such as payments to senior lienholders and for insurance and taxes,
     o costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and
     o any advances made by the general partners on behalf of the partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

     A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the partnership. Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property. The terms and conditions of such a note will be comparable to those the partnership requires when selling foreclosed properties to third parties.

     (c) Neither the general partners nor any of their affiliates would receive a real estate commission in connection with such a sale.

     It is the general partners' belief that these undertakings will yield a price which is fair and reasonable for all parties. However, no assurance can be given that the partnership could not obtain a better price from an unaffiliated third party purchaser.

     8. Professionals Hired By General Partners Do Not Represent You Or Any Other Limited Partners. The attorneys, accountants and other experts who perform services for the partnership also perform services for the general partners and their affiliates. It is anticipated that such representation will continue in the future. Such professionals, including, Cox Castle & Nicholson LLP, counsel for the partnership and the general partners, do not represent you or any other limited partner. Under the partnership agreement, you must acknowledge and agree that such professionals, including, Cox Castle & Nicholson LLP, counsel for the partnership and the general partners, representing the partnership and the general partners and their affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the limited partners in any respect. Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the general partners and/or the partnership and limited partners, then the partnership, at partnership expense, will retain independent counsel, who has not previously represented the partnership or the general partners to represent the interests of the limited partners solely with respect to the issue of a conflict regarding the services performed by professionals.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

     The general partners are accountable to the partnership as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the partnership's affairs. They must conduct such affairs in the best interest of the partnership. The California Revised Limited Partnership Act provides that you as a limited partner may institute legal action on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty. You may also institute an action, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

     Present State of the Law. Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that

     (1) as a limited partner of the partnership you have the right, subject to the provisions of applicable procedural rules and statutes to:

     o bring partnership class actions,
     o enforce rights of all limited partners similarly situated, and
     o bring partnership derivative actions to enforce rights of the partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and

     (2) if you are a limited partner who has suffered losses in connection with the purchase or sale of your units due to a breach of fiduciary duty by the general partners in connection with such purchase or sale, including misapplication by the general partners of the proceeds from the sale of units, you may have a right to recover such losses from the general partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934. In addition, if you are an employee benefit plan who has acquired units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the general partners. The general partners will provide quarterly and annual reports of operations and must, on demand, give you or any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the partnership's affairs. Further, the partnership's books and records may be inspected or copied by you or your legal representatives at any time during normal business hours.

     Exculpation. The general partners may not be liable to the partnership or to you for errors in judgment or other omission not amounting to willful misconduct or gross negligence since the partnership agreement and California partnership law exculpate the general partners, except for willful misconduct and gross negligence. Therefore, you have a more limited right of action than you would have had absent the exculpation in the partnership agreement or in states other than California.

     Indemnification. The partnership agreement provides that the partnership, but not the limited partners, indemnify the general partners and their affiliates, for liabilities the general partners and their affiliates may incur in dealing with third parties on behalf of the partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

     This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to limited partners for breaches of fiduciary duty by the general partners, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of the general partners or believe that a breach of fiduciary duty by a general partner has occurred, you should consult your own counsel.

     Terms of the Partnership Agreement. Provision has been made in the partnership agreement that the general partners shall have no liability to the partnership for a loss arising out of any act or omission by the general partners, provided that the general partners determine in good faith that their conduct was in the best interest of the partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct. As a result, you may have a more limited right of action in certain circumstances than you would in the absence of such a provision in the partnership agreement.

     The partnership agreement also provides that, to the extent permitted by law, the partnership will indemnify the general partners against liability and related expenses (including attorneys' fees) incurred in dealings with third parties. Such indemnification will apply, provided that the conduct of the general partners is consistent with the standards described in the preceding paragraph. Notwithstanding the foregoing, neither the general partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the general partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated). Any such indemnification shall be recoverable out of the assets of the partnership and not from limited partners. A successful claim for such indemnification would deplete partnership assets by the amount paid.

                            PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by the general partners and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors' programs.

     Experience and Background of General Partners and Affiliates. Since 1978, the general partners and their affiliates have sponsored and managed nine (9) real estate mortgage limited partnerships including this partnership. All partnerships have investment objectives similar to this partnership. Six of these partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering. Three of these partnerships including this partnership were registered under Securities Act of 1933. The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships. When securities are issued without registration under the Securities Act of 1933, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act of 1933. On the other hand, securities issued pursuant to a registration statement under the Securities Act of 1933 generally may be sold without such registration. In general, securities issued pursuant to registration under the Securities Act of 1933 are more freely transferable than those which are issued without registration under the Securities Act of 1933. However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

     Publicly Offered Programs. Not including the prior offerings in this partnership, the 2 previous publicly offered partnerships (Redwood Mortgage Investors VI and Redwood Mortgage Investors VII) have raised aggregate capital contributions of approximately $21,770,953 from approximately 1033 investors and has total net assets under management as of December 31, 2002, of $15,825,234. As of December 31, 2002, the number of loans made by these partnerships was approximately 684 and the number of currently outstanding loans by these earlier publicly offered programs was approximately 47, ($11,607,084) which are secured by properties principally located in Northern California. Of these loans,

     o approximately 13, which represents twenty one percent (21%) of the other partnerships' portfolios ($2,436,906) are secured by single family residences,

     o 12, which represents eleven percent (11%) of the other partnerships' portfolios ($1,275,248) are secured by multifamily units,

     o 17 which represents forty nine percent (49%) of the other partnerships' portfolios ($5,737,872) are secured by commercial properties and

     o 5 which represents nineteen percent (19%) of the other partnerships' portfolios ($2,157,058) are secured by unimproved property.

     Privately Offered Programs. The six privately offered partnerships sponsored by the general partners and their affiliates (Redwood Mortgage Investors V, Redwood Mortgage Investors IV, Redwood Mortgage Investors III, Redwood Mortgage Investors II, Redwood Mortgage Investors and Corporate Mortgage Investors), described below under the heading "Privately Offered Mortgage Programs," raised aggregate capital contributions of approximately $25,866,047 from approximately 2,065 investors and have total current net assets under management of $11,935,515 as of December 31, 2002. The number of loans made by these privately offered partnerships was approximately 1,404 and the number of outstanding loans made by these privately offered partnerships, as of December 31, 2002, was approximately 81, ($10,202,623) which are secured by properties principally located in Northern California. Of these loans,

     o approximately 30, which represents nineteen percent (19%) of the other partnerships' portfolios ($1,955,009) are secured by single family residences,

     o 18, which represents twenty six percent (26%) of the other partnerships' portfolios ($2,663,564) are secured by multifamily units,

     o 30 which represents forty nine percent (49%) of the other partnerships' portfolios ($4,956,002) are secured by commercial properties and

     o 3 which represents six percent (6%) of the other partnerships' portfolios ($628,048) are secured by unimproved property.

     Redwood Mortgage Investors VIII. As of December 31, 2002, this partnership had offered $125,000,000 of units in four public prior offerings, with aggregate capital contributions of approximately $91,238,920 from approximately 2,606 investors and had total net assets under management of $95,777,000. The first offering closed in November, 1996. The second offering closed in August, 2000. The third offering closed in April, 2002. The fourth offering will close when this offering becomes effective. As of December 31, 2002, the partnership had 70 outstanding loans, ($83,650,000) which are secured by properties located principally in Northern California. Of these 70 loans:

     o 35, which represents forty three percent (43%) of the partnership's portfolio ($36,178,000) are secured by single family residences.

     o 6, which represents eight percent (8%) of the partnership's portfolio ($6,572,000) are secured by multifamily units.

     o 22, which represents thirty nine percent (39%) of the partnership's portfolio ($32,485,000) are secured by commercial properties.

     o 7, which represents ten percent (10%) of the partnership's portfolio ($8,415,000) are secured by unimproved properties.

                       PUBLICLY OFFERED MORTGAGE PROGRAMS

     Redwood Mortgage Investors VII ("RMI VII"). RMI VII is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI VII was registered under the Securities Act of 1933. As of December 31, 2002, RMI VII had a total capitalization of $9,052,268 and 571nvestors.

     Redwood Mortgage Investors VI ("RMI VI"). RMI VI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI VI was registered under the Securities Act of 1933. As of December 31, 2002, RMI VI had a total capitalization of $6,772,966 and 467 investors.

                       PRIVATELY OFFERED MORTGAGE PROGRAMS

     Redwood Mortgage Investors V ("RMI V"). RMI V is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell units was issued by the Commissioner of Corporations on September 15, 1986. As of December 31, 2002, RMI V had a total capitalization of $2,212,948and 224 investors.

     Redwood Mortgage Investors IV ("RMI IV"). RMI IV is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984. The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986. As of December 31, 2002, RMI IV had a total capitalization of $5,979,155 and 401 investors.

     Redwood Mortgage Investors III ("RMI III"). RMI III is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. As of December 31, 2002, RMI III had 47 investors. The RMI III offering terminated on June 30, 1984 at which time it had a total capitalization of approximately $1,429,624. The partnership was re-offered in July, 1992, and as of December 31, 1996, additional contributions of $858,800 were received and the offering was subsequently closed.

     Redwood Mortgage Investors II ("RMI II"). RMI II is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. As of December 31, 2002, RMI II had 16 investors. The RMI II offering terminated on June 30, 1983 at which time it had a total capitalization of approximately $1,282,802.

     Redwood Mortgage Investors ("RMI"). RMI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws. As of December 31, 2002, RMI had 16 investors. The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916.

     Corporate Mortgage Investors ("CMI"). CMI is a California limited partnership of which A & B Financial Services, Inc. is the general partner. The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed. The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) portfolios within CMI were designated Portfolio I and Portfolio II, respectively. As of December 31, 2002, the two portfolios had been merged and had total capital of $1,136,460 and 24 investors.

     The funds raised by these partnerships have been used to make loans secured by deeds of trust. All loans are arranged and serviced by Redwood Mortgage Corp., a general partner of this partnership, for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this partnership (See "CONFLICTS OF INTEREST" at page 26).

     Copies of audited financial statements for all prior partnerships are available from the general partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs. If you would like to receive such information, you should contact the general partners at 900 Veterans Blvd., Suite 500, Redwood City, California 94063; (650) 365-5341. All of the foregoing partnerships have achieved their stated goals to date.

     Additional Information. Certain additional information regarding some of the partnerships' discussed objectives are similar to the partnership's and are set forth in Appendix I in the Prior Performance Tables:

     TABLE I Experience in Raising and Investing Funds.

     TABLE II Compensation to General Partners and Affiliates.

     TABLE III Operating Results of Prior Limited Partnerships.

     TABLE IV is not included herein because none of the partnerships has completed its operations or disposed of all of its loans.

     TABLE V Payment of Loans.

     TABLE VI Descriptions of Open Loans of Prior Limited Partnerships is contained in Part II of the Registration Statement.

     Upon request, the general partners shall provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the SEC at 1 800 SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at "http://www.sec.gov."

     No Major Adverse Developments. There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the partnership. While the Tax Reform Act of 1986 made a number of changes to the tax laws, some dealing with limitations on interest deductions, it has not had a material adverse effect upon the performance of the prior limited partnerships. Since the deductibility of residential mortgage interest remained deductible, the Tax Reform Act of 1986 may in fact have enhanced the utility of residential mortgage loans of the type offered by these limited partnerships. All prior programs of the general partners have been treated by the Internal Revenue Service as partnerships for federal income tax purposes.

     Prior Public Partnerships. In addition to the four prior public offerings in this partnership, the general partners have previously sponsored two public partnerships registered under the Securities Act of 1933. These partnerships are RMI VI and RMI VII.

                                   MANAGEMENT

     General. The general partners will be responsible for the management of the proceeds of the offering and the investments of the partnership. Services performed by the general partners include, but are not limited to:

     o implementation of partnership investment policies
     o identification, selection and extension of loans
     o preparation and review of budgets
     o cash flow and taxable income or loss projections and working capital requirements
     o periodic physical inspections and market surveys
     o supervision of any necessary litigation
     o preparation and review of partnership reports, communications with limited partners
     o supervision and review of partnership bookkeeping, accounting and audits
     o supervision and review of partnership state and federal tax returns
     o supervision of professionals employed by the partnership in connection with any of the foregoing, including attorneys and accountants.

     The general partners may be removed by a majority of the limited partners (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners" at page 73).

The General Partners.

     Michael R. Burwell. Michael R. Burwell, age 46, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present). Mr. Burwell is licensed as a real estate sales person.

     Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this partnership and of other limited partnerships formed by the individual general partners. The shares in Gymno Corporation are held equally by Michael R. Burwell and the estate of D. Russell Burwell. Upon the completion of the administration of D. Russell Burwell's estate, Michael R. Burwell will have a controlling interest in Gymno Corporation. Michael R. Burwell is a director of Gymno and the director position held by D. Russell Burwell is currently vacant. Michael R. Burwell is its President, Chief Financial Officer and Secretary.

     Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other limited partnerships formed by the general partners (See "PRIOR PERFORMANCE SUMMARY" at page 30). Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd.

     The general partners have represented that they have a combined net worth of in excess of $1,000,000. Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of the General Partners.

     The Redwood Group, Ltd. The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over 1 billion dollars in loans secured in whole or in part by first, second and third deeds of trust. Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc. The estate of D. Russell Burwell is currently the majority shareholder of The Redwood Group, Ltd. Upon completion of the administration of the estate of D. Russell Burwell, Michael R Burwell will have a controlling interest through trusts in The Redwood Group, Ltd.

     Theodore J. Fischer. Theodore J. Fischer, age 53, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

     Diana B. Mandarino. Diana B. Mandarino, age 58, Vice President of Redwood Mortgage Corp. (2001-present), Director of Sales and Marketing, Redwood Mortgage Investors (1995-present), Sr. Vice President, Rancon Securities Corp. (1982-1995), Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and Past President of Financial Planning Association, Silicon Valley Chapter.

         SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No person or entity owns beneficially more than five percent (5%) of the partnership units. The general partners do not own any limited partnership units. The general partners receive collectively 1% of the net income, losses and cash distributions from the partnership and the limited partners receive the remaining 99% of such items. The general partners' ownership is reflected as general partnership interests while the limited partners' ownership is reflected in "units" of limited partnership interest. The following table sets forth the beneficial ownership interests in the partnership as of December 31, 2002, by
(i) each general partner of the partnership and (ii) all general partners as a group.

                                                                                                   General Partners' Interest

                                                                                                Amount of
                                                                                               Beneficial
                                                                                                Ownership                Percent
                                                                                            In Partnership's            Of General
                                                                                               Net Income,              Partners'
         Title                                                                                   Losses,                 Interest
          of                                                                                    And Cash                  Owned
         Class                                Name and Address                              Distributions (3)              (4)
         -----                                ----------------                              -----------------              ---

   General Partner's   Gymno  Corporation,  900 Veterans  Blvd.,  Suite 500,  Redwood             .33%                     33%
       Interest        City, California 94063(1)
   General Partner's   Michael R. Burwell,  900 Veterans  Blvd.,  Suite 500,  Redwood             .33%                     33%
       Interest        City, California 94063
   General Partner's   Redwood Mortgage Corp, 900 Veterans Blvd.,  Suite 500, Redwood             .33%                     33%
       Interest        City, California 94063 (2)
   General Partners'   All general partners as a group                                            1.00%                    100%
       Interest

     (1) Gymno Corporation is currently owned fifty percent (50%) by the estate of D. Russell Burwell, and fifty percent (50%) by Michael R. Burwell. Upon the completion of the administration of the estate of D. Russell Burwell, Michael R. Burwell will have a controlling interest in Gymno Corporation.

     (2) Redwood Mortgage Corp. is owned 100% by The Redwood Group Ltd, an affiliate of the general partners.

     (3) The general partners own in the aggregate an interest in the partnership equal to 1% of the partnership's net income, losses and cash distributions, in consideration of which the general partners contribute collectively to the partnership, cash in the amount of 1/10th of 1% of the capital contributed by limited partners. The general partners share such interest equally.

     (4) Each general partner owns 33 1/3% of the general partners' interests. The general partners' interests represent an interest in 1% of the partnership's net income, losses and cash distributions.

                             SELECTED FINANCIAL DATA
                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                                                                           For the Six Months ended June 30,
                                                                ---------------------------------------------------------

                                                                                   2003                         2002

Loans secured by trust deeds                                                    $109,927,000                  $86,038,000
Less: Allowance for loan losses                                                 ($2,606,000)                 ($2,652,000)
Real estate held for sale                                                         $9,748,000                           $0
Cash, cash equivalents and other assets                                          $10,494,000                   $7,101,000
Total assets                                                                    $127,563,000                  $90,487,000
Liabilities                                                                       $9,589,000                   $9,200,000
Partners' capital
  General partners                                                                  $109,000                      $71,000
  Limited partners                                                              $117,865,000                  $81,216,000
      Total partners' capital                                                   $117,974,000                  $81,287,000
      Total liabilities/partners' capital                                       $127,563,000                  $90,487,000
Revenues                                                                          $5,861,000                   $5,117,000

Operating expenses
   Management fee                                                                   $209,000                     $156,000
   Provisions for losses on loans                                                   $245,000                     $405,000
   Provisions for losses on real estate held for sale                                     $0                           $0
   Other                                                                            $916,000                     $904,000
   Net income                                                                     $4,491,000                   $3,652,000
   Net income allocated to general partners                                          $45,000                      $37,000
   Net income allocated to limited partners                                       $4,446,000                   $3,615,000
   Net income per $1,000 invested by limited
    partners for entire period:
  - where income is reinvested and
      compounded                                                                      $39.48                       $42.84
  - where partner receives income in monthly
       distributions                                                                  $38.05                       $42.10


                             SELECTED FINANCIAL DATA
                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                                                                           For the Years ended December 31,
                                                   --------------------------------------------------------------------------------
                                                          2002             2001           2000               1999           1998

Loans secured by trust deeds                           $83,650,000     $82,790,000     $68,571,000      $35,693,000    $31,906,000
Less: Allowance for loan losses                       ($3,021,000)    ($2,247,000)    ($1,345,000)       ($834,000)     ($414,000)
Real estate held for sale                               $9,286,000              $0              $0               $0        $66,000
Cash, cash equivalents and other assets                $12,290,000      $5,467,000      $2,738,000       $2,776,000     $1,564,000
Total assets                                          $102,205,000     $86,010,000     $69,964,000      $37,635,000    $33,122,000
Liabilities                                             $6,428,000     $12,256,000     $16,737,000         $573,000     $6,074,000
Partners' capital
  General partners                                         $87,000         $67,000         $47,000          $32,000        $22,000
  Limited partners                                     $95,690,000     $73,687,000     $53,180,000      $37,030,000    $27,025,000
     Total partners' capital                           $95,777,000     $73,754,000     $53,227,000      $37,062,000    $27,048,000
     Total liabilities/partners' capital              $102,205,000     $86,010,000     $69,964,000      $37,635,000    $33,122,000
Revenues                                               $11,537,000      $9,035,000      $6,349,000       $4,426,000     $3,406,000
Operating expenses

   Management fee                                         $325,000        $158,000         $61,000          $42,000        $32,000
   Provisions for losses on loans                         $780,000        $957,000        $376,000         $409,000       $163,000
   Provisions for losses on real estate
    Held for sale                                         $500,000              $0              $0               $0             $0
   Other                                                $2,446,000      $1,827,000      $1,625,000       $1,033,000       $937,000
   Net income                                           $7,486,000      $6,093,000      $4,287,000       $2,942,000     $2,274,000
   Net income allocated to general partners                $75,000         $61,000         $43,000          $29,000        $23,000
   Net income allocated to Limited Partners             $7,411,000      $6,032,000      $4,244,000       $2,913,000     $2,251,000
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and
      compounded                                               $87             $90             $86              $84            $84
  - where partner receives income in monthly
      distributions                                            $84             $86             $83              $81            $81

                              ORGANIZATIONAL CHART


                        REDWOOD MORTGAGE INVESTORS VIII



OTHER PARTNERSHIPS: (3)
REDWOOD MORTGAGE INVESTORS (4)
REDWOOD MORTGAGE INVESTORS II (4)
REDWOOD MORTGAGE INVESTORS III (4)     LIMITED PARTNERS
REDWOOD MORTGAGE INVESTORS IV (5)      99% beneficial ownership in partnership's
REDWOOD MORTGAGE INVESTORS V (5)       net income, losses and cash distributions
REDWOOD MORTGAGE INVESTORS VI (5)      99.91% economic interest REDWOOD MORTGAGE
INVESTORS VII (5)



MICHAEL BURWELL             GYMNO CORPORATION            REDWOOD MORTGAGE CORP.
Individual General          Corporate General Partner    Corporate General
Partner                     (.33% beneficial             Partner
(.33% beneficial            ownership (1)                (.33% beneficial
ownership (1))              .09% economic                ownership (1))
                            ownership (2))



   MICHAEL BURWELL               The Burwell Trusts
   50% owner Gymno               50% owner Gymno
   Corporation                   Corporation (6)



                                              THE REDWOOD GROUP, LTD
                                              100% owner Redwood Mortgage Corp.


                                               The Burwell Trusts
                                               100% owner of
                                               The Redwood Group, LTD


     (1)   Beneficial   ownership  in  a  partner's   net  income,   losses  and
distributions (2) Economic interest is an equity interest

     (3) Limited partners hold a 99% beneficial ownership and General Partners Michael Burwell and Gymno Corporation each hold 1/2 of 1% (.5%) beneficial ownership

     (4) Limited Partners hold a 100% economic interest

     (5) Limited partners hold economic interests of 99.87%, 99.77%, 99.86% and 99.87% and Gymno Corporation holds economic interests of .13%, .23%, .14% and ..13% in Redwood Mortgage Investors IV, Redwood Mortgage Investors V, Redwood Mortgage Investors VI and Redwood Mortgage Investors VII respectively

     (6) Upon completion of the administration of the estate of D. Russell Burwell, Michael R. Burwell will have a controlling interest through trusts in The Redwood Group, Ltd.

                       INVESTMENT OBJECTIVES AND CRITERIA

     Principal Objectives. We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. We have been operating for 10 years and have made loans in the aggregate in excess of $233,000,000. The aggregate principal balance of loans outstanding as of December 31, 2002 totaled $83,650,455. As of December 31, 2002, we have raised $74,923,213 in aggregate capital contributions in three (3) prior offerings. As of December 31, 2002 and June 30, 2003, we have raised $16,315,707 and $41,009,129 in aggregate capital contributions in our current fourth offering, respectively. Through June 30, 2003, in the three prior offerings and in the ongoing fourth offering, we have raised $115,932,342 in aggregate capital contributions. We have not yet identified nor committed to make any loans from any additional proceeds of this offering and, as of the date of the prospectus, have not entered into any negotiations with respect to extending any loans.

     Our partnership's primary objectives are to:

     o Yield a high rate of return from  mortgage  lending;  and
     o Preserve and protect the partnership's capital.

     You should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in the partnership will be:

     o less liquid,
     o not readily transferable, and
     o not provide a guaranteed return over its investment life.

     The foregoing objectives of the partnership will not change. However, the limited partnership agreement does provide that the general partners shall have sole and complete charge of the affairs of the partnership and shall operate the business for the benefit of all partners.

     General Standards for Loans. The partnership is engaged in the business of making loans to members of the general public. These loans will generally be secured by deeds of trust on the following types of real property, including:

     o single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings),
     o multifamily residential property (such as apartment buildings),
     o commercial property (such as stores, shops, offices, warehouses and retail strip centers), and
     o land.

     Based on prior experience, we anticipate that of the number of loans made, approximately 30% to 60% of the total dollar amount of loans will be secured by single family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to 10% by undeveloped land.

     As of December 31, 2002, of the partnership's outstanding loan portfolio, 43% is secured by single family residences, 39% by commercial properties, 8% by multifamily properties and 10% by land. We will also make loans secured by promissory notes which will be secured by deeds of trust and shall be assigned to the partnership. The partnership's loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

     o Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.
Although we may also make wrap-around or "all-inclusive" loans, those wrap-around loans will include no more than two (2) underlying obligations (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 43). We anticipate that the partnership's loans will eventually be diversified as to priority approximately as follows:

        o first mortgages - 40-60%;
        o second mortgages - 40-60%;
        o third mortgages - 0-10%.

     As of December 31, 2002, of the partnership's outstanding loan portfolio:

        o fifty five percent (55%) were secured by first mortgages,
        o thirty seven percent (37%) by second mortgages and
        o eight percent (8%) by third mortgages.

     o Geographic Area of Lending Activity. We will continue to generally limit lending to properties located in California. To date, we have made no loans outside of California. Approximately 73.81% of our loans are secured by deeds of trust on properties in the six San Francisco Bay Area counties. We anticipate that this will continue in the future. These counties, which have an aggregate population of over 5.8 million, are Santa Clara, San Mateo, San Francisco, Alameda, Contra Costa and Marin. The economy of the area where the security is located is important in protecting market values. Therefore, the general partners will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The general partners believe these factors contribute to a stable market for residential property. Although we anticipate that the partnership's primary area of lending will continue to be Northern California, we may elect to make loans secured by real property located throughout California.

     o Construction Loans. We may make construction loans up to a maximum of 10% of our loan portfolio. With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished. With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building on a parcel of property on which no building existed or on which an existing building was entirely demolished. As of December 31, 2002, 5.77% of our loans consisted of construction loans. In no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan. We will not make loans secured by properties determined by the general partners to be special-use properties. Special use properties are bowling alleys, churches and gas stations.

     o Loan-to-Value Ratios. The amount of the partnership's loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

Type of Security Property                                   Loan to-Value Ratio
--------------------------------------------------------------------------------

Residential (including apartments)                                  80%
Commercial Property (including retail stores,
   office buildings, warehouses facilities,
   mixed use properties)                                            70%
Land                                                                50%

     Any of the above loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, the general partners do not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the general partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the partnership, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for partnership loans as a whole is approximately 70%. As of December 31, 2002, the loan to value ratio for the partnership as a whole was 60.61%.

     We receive an independent appraisal for the property that will secure our mortgage loan. Appraisers retained by us shall be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to the general partners. The general partners will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the general partners or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property. In many cases the general partners do enter the structures on the property.

     o Terms of Loans. Most of our loans are for a period of 1 to 10 years, but in no event more than 15 years. Most loans provide for monthly payments of principal and/or interest. Many loans provide for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

     o Equity Interests in Real Property. Most of our loans provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, we reserve the right to make loans (up to a maximum of 25% of the partnership's loan portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the loan (See "CONFLICTS OF INTEREST - Amount of Loan Brokerage Commissions Affects Rate of Return to You" at page 27).

     o Escrow Conditions. Loans are funded through an escrow account handled by a title insurance company or by Redwood Mortgage Corp., subject to the following conditions:

     o Satisfactory title insurance coverage is obtained for all loans. The title insurance policy names the partnership as the insured and provides title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the partnership's deed of trust, and does not insure the partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

     o Satisfactory fire and casualty insurance is obtained for all loans, naming the partnership as loss payee in an amount equal to cover the replacement cost of improvements.

     o The general partners do not intend to and to date have not arranged for mortgage insurance, which would afford some protection against loss if the partnership foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed. If the general partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

     o All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies name the partnership as payee and beneficiary. Loans are not written in the name of the general partners or any other nominee.

     o Loans to General Partners and Affiliates. Although we may loan funds to the general partners or their affiliates, no such loans have been made to date. However, the partnership has made and will make formation loans to Redwood
Mortgage Corp. and may, in certain limited circumstances, loan funds to affiliates, to among other things, purchase real estate owned by us as a result of foreclosure.

     o Purchase of Loans from Affiliates and Other Third Parties. Existing loans may be purchased, from the general partners, their affiliates or other third parties, only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the general partners and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to the partnership which they have held for more than 180 days. In such case, the general partners and affiliates will hold their 10% interest and the partnership will hold its 90% interest in the loan as tenants in common. The purchase price to the partnership for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

     o Note Hypothecation. We also may make loans which will be secured by assignments of secured promissory notes. The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 70% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note. For purposes of making loans secured by promissory notes, we shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months. If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy our loan-to-value ratios set forth above. Any loan evidenced by a note assigned to the partnership will also satisfy all other lending standards and policies described herein. Concurrently with our making of the loan, the borrower of partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the partnership his/its interest in the promissory note. No more than 20% of our portfolio at any time will be secured by promissory notes. As of the date hereof, none of our portfolio is secured by promissory notes.

     o Loan Participation. We have participated in loans with other limited partnerships organized by the general partners, where we have purchased a fractional undivided interest in a loan, meeting the requirements set forth above. Because we will not participate in a loan which would not otherwise meet our requirements, the risk of such participation is minimized. Although we may participate in loans with nonaffiliated lenders, individuals or pension funds, we have not to date. Any such participation would only be on the terms and conditions set above.

     o Diversification. The maximum investment by the partnership in a loan will not exceed the greater of (1) $75,000, or (2) 10% of the then total partnership assets (See Loan Participation, above). However, over time, as the partnership begins to wind down its operations and the total partnership assets decrease, a single loan could in fact exceed 10% of the total partnership's assets.

     o Reserve Liquidity Fund. A contingency reserve liquidity fund equal to two percent (2%) of the net capital of the offering will be established for the purpose of covering unexpected cash needs of the partnership.

     Credit Evaluations. We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations. The partnership may make multiple loans to a single borrower or affiliated borrowers who have been determined to have sufficient equity in the properties securing each of the loans.

     Loan Brokerage Commissions. Redwood Mortgage Corp. will receive loan brokerage commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the loans from borrowers. Redwood Mortgage Corp. anticipates that loan brokerage commissions will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be limited to four percent (4%) per annum of the partnership's total assets.

     Loan Servicing. It is anticipated that all loans will be "serviced" (i.e., loan payments will be collected) by Redwood Mortgage Corp. Redwood Mortgage Corp. will be compensated for such loan servicing activities (See "COMPENSATION TO GENERAL PARTNERS AND AFFILIATES" at page 21). Both Redwood Mortgage Corp. and the partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

     Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp. Checks will be deposited in Redwood Mortgage Corp.'s trust account, and, after checks have cleared, funds will be transferred to the partnership's bank or money market account.

     Sale of Loans. Although we have not done so in the past, the general partners or their affiliates may sell loans to third parties including affiliated parties (or fractional interests therein) if and when the general partners determine that it appears to be advantageous to do so.

     Borrowing. We will borrow funds for partnership activities including: (1) making loans; (2) increasing the liquidity of the partnership; and (3) reducing cash reserve needs. We may assign all or a portion of our loan portfolio as security for such loan(s). As of December 31, 2002, the outstanding balance of the $20,000,000 line of credit was zero. We anticipate engaging in this type of transaction when the interest rate at which the partnership can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See "RISK FACTORS - Use of Borrowed Money May Reduce Our Profitability Or Cause Losses Through Liquidation" at page 11 and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors" at page 68). It is our intention to finance no more than fifty percent (50%) of the partnership's investments with borrowed funds. (See "TAX RISKS - Risks Relating to Generation of Unrelated Business Taxable Income" at page 17).

     Other Policies. We shall not:

     o issue senior securities
     o invest in the securities of other issuers for the purpose of exercising control
     o underwrite securities of other issuers, or
     o offer securities in exchange for property.

     If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.


                         CERTAIN LEGAL ASPECTS OF LOANS

     Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust (also commonly referred to as a mortgage) creates a lien on the real property. The parties to a deed of trust are: the debtor called the "trustor", a third-party grantee called the "trustee", and the lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

     Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a trustee's sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due. Such amount does not include principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutory limited attorney's and trustee's fees. After the notice of default is recorded and following a three (3) month notice period and at least 20 days before the trustee's sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to the trustor and to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. Following the sale, neither the trustor nor a junior lienholder has any further interest in the property. A judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property.

     A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders do not have a right to redeem the property after a judicial foreclosure sale. We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the general partners, such a remedy is warranted in light of the time and expense involved.

     Tax Liens. Any liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens after our loan is made will not affect the priority of the partnership's deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by borrowers. Accordingly, even if the partnership is the senior lienholder, if a real property tax lien is filed, the partnership's deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see "Special Considerations In Connection With Junior Encumbrances" at page 43.

     Anti-Deficiency Legislation. California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee's sale. Most of our loans will be enforced by means of a trustee's sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, we will not be able to seek a deficiency judgment.

     Another statute, commonly know as the "one form of action" rule, provides that the beneficiary commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

     Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

     Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have a personal action against the borrower to enforce the promissory note.

     Accordingly, a junior lienholder (such as the partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder's interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See "RISK FACTORS - Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership" at page 8).

     We may also make wrap-around mortgage loans (sometimes called "all-inclusive loans"), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to the partnership, and the partnership in turn will pay the holder of the senior encumbrance(s). The actual yield to the partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the partnership.

     We will record a request for notice of default at the time the trust deed is recorded. This procedure entitles the partnership to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements for the partnership to protect its security interest.

     In the event the borrower defaults solely upon his debt to the partnership while continuing to perform with regard to the senior lienholder, the partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were the partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

     The standard form of deed of trust used by most institutional lenders, like the one that will be used by the partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The standard form also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations.

     "Due-on-Sale" Clauses. Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain "due-on-sale" clauses permitting the partnership to accelerate the maturity of a loan if the borrower sells the property. Some forms of the partnership's promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

     o Due-on-Sale. Federal law now provides that, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. Cox Castle & Nicholson LLP, counsel for the partnership, has advised that under the Garn-St. Germain Act we will probably be entitled to enforce the "due-on-sale" clause anticipated to be used in the deeds of trust given to secure the loans. On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

     o Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions. Second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 43).

     o Prepayment Charges. Some loans originated by the partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Any prepayment charges collected on loans will be retained by the partnership. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being repaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

     o Real Property Loans. California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property. However, those requirements are applicable to loans that are in a lesser amount than the anticipated loans. Notwithstanding the preceding, the partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans. While it is unlikely that the partnership would make any loans subject to these additional disclosure requests, the failure to comply with the law could have significant adverse effects on the partnership (See "RISK FACTORS - Risks Associated with High Cost Mortgages" at page 10).

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP

Critical Accounting Policies.

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to the determination of (1) the allowance for loan losses (i.e. the amount of allowance established against loans receivable as an estimate of potential loan losses) including the accrued interest and advances that are estimated to be unrecoverable based on estimates of amounts to be collected plus estimates of the value of the property as collateral and (2) the valuation of real estate acquired through foreclosure. At December 31, 2002, there were two real estate properties acquired.

     Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured). The partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

     Statement of Financial Accounting Standards Nos. 114 and 118 provide that if the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement and the shortfall in the amounts due are not insignificant, the carrying amount of the investment shall be reduced to the present value of future cash flows discounted at the loan's effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

     If events and/or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued. Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances.

     Recent trends in the economy have been taken into consideration in the aforementioned process of arriving at the allowance for loan losses. Actual results could vary from the aforementioned provisions for losses.

Related Parties.

     The general partners of the partnership are Redwood Mortgage Corp., Gymno Corporation and Michael R. Burwell. Most partnership business is conducted through Redwood Mortgage Corp., which arranges, services and maintains the loan portfolio for the benefit of the partnership. The fees received by the general partners are paid pursuant to the partnership agreement and are determined at the sole discretion of the general partner. In the past the general partner has elected not to take the maximum compensation. The following is a list of various partnership activities for which related parties are compensated.

     o Mortgage Brokerage Commissions - For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, the loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the partnership. In 2000, 2001 and 2002, loan brokerage commissions paid by the borrowers were $1,873,000, $1,155,000 and $996,000, respectively.

     o Mortgage Servicing Fees - Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% on an annual basis) of the unpaid principal of the partnership's loans are paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $506,000, $552,000 and $1,098,000 were incurred for the years ended December 31, 2000, 2001 and 2002, respectively.

     o Asset Management Fees - The general partners receive monthly fees for managing the partnership's portfolio and operations up to 1/32 of 1% of the `net asset value' (3/8 of 1% on an annual basis). Management fees to the general partners of $61,000, $158,000 and $325,000 were incurred by the partnership for years 2000, 2001 and 2002, respectively.

     o Other Fees - The partnership agreement provides that the general partners may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

     o Income and Losses - All income and losses are credited or charged to partners in relation to their respective partnership interests. The allocation to the general partners (combined) shall be a total of 1%.

     o Operating Expenses - The general partners may be reimbursed by the partnership for all operating expenses actually incurred by it on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.

     o Contributed Capital - The general partners jointly or severally are required to contribute 1/10 of 1% in cash contributions as proceeds from the offerings are received from the limited partners. As of December 31, 2001 and 2002, a general partner, Gymno Corporation, had contributed $70,000 and $91,000, respectively, as capital in accordance with Section 4.02(a) of the partnership agreement.

     o Sales Commission - "Formation Loan" to Redwood Mortgage Corp. Sales commissions relating to the capital contributions by limited partners are not paid directly by the partnership out of the offering proceeds. Instead, the partnership loans to Redwood Mortgage Corp., a general partner, amounts necessary to pay all sales commissions and amounts payable in connection with unsolicited sales. The loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing and is applied to reduce limited partners capital in the consolidated balance sheets. The sales commissions range between 0 (for Units sold by the general partners) and 9%. It is estimated that the total amount of the Formation Loan will approximate 7.6% based on the assumption that 65% of the investors will reinvest earnings, which qualify for the higher commission percentage. Formation Loans made to Redwood Mortgage Corp. were on a per offering basis.

     The following table summarizes Formation Loan transactions through December 31, 2002 (in thousands):

                                           1st Offering     2nd Offering      3rd Offering      4th Offering         Total
                                           -------------    --------------    -------------     --------------    -------------
         Limited partner contributions      $    14,932      $     29,993      $    29,999       $     16,316      $    91,239
                                           =============    ==============    =============     ==============    =============
         Formation Loans made                     1,075             2,272            2,218              1,300            6,865
         Payments to date                         (595)             (661)            (211)                  -          (1,467)
         Early withdrawal penalties
             applied                               (50)              (63)             (28)                  -            (141)
                                           -------------    --------------    -------------     --------------    -------------
         Balance December 31, 2002          $       430      $      1,548      $     1,979       $      1,300      $     5,257
                                           =============    ==============    =============     ==============    =============

     The amount of the annual installments paid by Redwood Mortgage Corp. are determined at annual installment of one-tenth of the principal balance of the Formation Loan at December 31 of each year until the offering period is closed. Thereafter, the remaining Formation Loan is paid in ten equal amortizing payments over a period of ten years.

     On December 31, 2002, the partnership was in the offering stage of its fourth offering, ($50,000,000). Contributed capital equaled $14,932,000 for the first offering, $29,993,000 for the second offering, $29,999,000 for the third offering, and $16,316,000 for the fourth offering, totaling an aggregate of $91,239,000 as of December 31, 2002. Of this amount, $2,578,000 remained in applicant status.

     Results of Operations - For the years ended December 31, 2000, 2001, and 2002.

     The net income increase of $1,345,000 (46%) for the year ended December 31, 2000, was primarily attributable to an increase in interest earned on loans of $1,924,000, an increase in late fees of $38,000, a decrease in provision for loan losses and real estate acquired through foreclosure of $33,000; offset by expense increases due primarily to the increased size of the partnership of $147,000 for mortgage servicing fees, $361,000 for interest on line of credit, $29,000 for clerical costs through Redwood Mortgage Corp., $19,000 for asset management fees, and $32,000 for professional fees for 2000. The net income increase of $1,806,000 (42%) for the year ended December 31, 2001 was due primarily to an increase in interest earned on loans of $2,659,000, an increase in late fees of $33,000, and a decrease in professional fees of $51,000; offset by expense increases due primarily to the increased size of the partnership loan of $46,000 for mortgage servicing fees, $85,000 for interest expense, $596,000 for provisions for losses on loans, $97,000 for asset management fees, and $127,000 for clerical cost from Redwood Mortgage Corp. The net income increase of $1,393,354 (23%) for the year ended December 31, 2002 was due primarily to an increase in interest earned on loans of $2,496,000, an increase in late fees of $15,000, a decrease in interest expense of $456,000; offset by expense increases due primarily to the increased size of the partnership of $546,000 for mortgage servicing fees, $323,000 for provisions for losses on loans and provisions for losses on real estate, $167,000 for asset management fees, $25,000 for clerical costs from Redwood Mortgage Corp., $53,000 for professional fees and $444,000 for broker expense.

     The increase in interest on loans of $1,924,000 (44%), $2,659,000 (42%) and $2,496,000 (28%) for the years ended December 31, 2000, 2001 and 2002, respectively, was due primarily to the increased size of the partnership loan portfolio, which increased from $35,693,000 at December 31, 1999, to $68,571,000 at December 31, 2000, to $82,790,000 at December 31, 2001 and $83,650,000 at
December  31,  2002.  The  average   outstanding   loan  balance  for  2002  was
approximately $87,000,000 but was significantly reduced by loan payoffs in December, 2002. The lower percentage rate of interest increase (28%) on loans in 2002 is reflective of the lower interest rate environment in 2002 as compared to 2000 and 2001 and a smaller increase in outstanding loans than previous years. This was also offset in 2002 by "additional interest" received on one loan of $888,000 during 2002.

     The late charge income increases of $38,000 (136%),  $33,000 (50%), $15,000
(15%) for the years ended 2000, 2001 and 2002, respectively, is largely attributed to the growth in the loan portfolio.

     The increase in interest on the line of credit of $361,000 (69%), and $85,000 (10%) during the years ended 2000 and 2001 is reflective of higher credit line usage in 2000 and 2001 offset by significantly lower borrowing rates in the latter part of 2001. Our credit line is tied to prime and the prime rate declined from 9.5% to 4.75% during 2001. The decrease of $456,000 (48%) in interest expense in 2002 is primarily due to the lower prime interest rates existing throughout 2002 and approximately 20% average lower credit line usage during the year. The partnership utilized its bank line of credit less during 2002 than 2001.

     The increase in mortgage servicing fees for 2000, 2001 and 2002 of $147,000 (41%), $46,000 (9%) and $546,000 (99%). Mortgage servicing fees increased primarily due to increases in the outstanding loan portfolio. During 2002, additional servicing fees were earned related to impaired loans. The partnership does not accrue servicing fees to Redwood Mortgage Corp. on impaired loans. Rather, servicing fees on impaired loans are incurred as borrower payments are received.

     The decrease of $33,000 (8%) in 2000 in provisions for losses on loans and real estate was due to low expectation of loan losses in 2000. The increase in provisions for losses on loans in 2001 of $596,000 (159%) is primarily due to the loan portfolio increasing in amount and due to recognition that we were in more difficult economic times. The increase in provisions for losses on loans and real estate of $323,000 (34%) in 2002 reflects the general partners' estimate of appropriate allowances for anticipated losses. As the partnership's loan portfolio has increased and since the partnership acquired two properties in 2002, the provisions for loss have also been increased.

     The increase in management fees of $19,000 (45%), $97,000 (150%) and $167,000 (106%) for 2000, 2001 and 2002, respectively, is due to the increase in capital under management in 2000, 2001 and 2002. In addition, the general partners began collecting the full asset management fees of .375% during 2002 as compared to .25% in 2001 and .125% in 2000.

     The increase in clerical costs of $29,000 (34%), $127,000 (112%) and $25,000 (10%) for 2000, 2001 and 2002, respectively, is due primarily to an increase in the partnership size and in 2001 to an upgrade of computer hardware and software.

     The increase in brokerage fees of $444,000 in 2002 from $0 in 2000 and 2001 is due to the partnership having an obligation to pay one-half of "additional interest" collected on one of its loans to a non-affiliated real estate broker. This expense ends with the full collection of the "additional interest" anticipated to be in 2003.

     Partnership capital continued to increase as the partnership received new limited partner capital contributions of $14,887,000, $19,712,000 and $21,563,000 and retained the earnings of limited partners that have chosen to do so of $2,751,000, $3,892,000 and $4,716,000 for the years 2000, 2001 and 2002, respectively. The partnership ceased raising funds during the period of May 2002 through October 2002 while it was in application status for a fourth offering of Units. The fourth offering commenced October 30, 2002 and funds raised will be used to increase the partnership's capital base and provide funds for additional mortgage loans.

     The partnership began funding loans on April 14, 1993 and as of December 31, 2002, had credited earnings to limited partners who elected to retain earnings at an average annualized yield of 8.44%. Limited partners who elected to have their earnings distributed monthly had an average annualized yield of 8.17% since inception through December 31, 2002.

     In 1995, the partnership established a line of credit with a commercial bank secured by its loan portfolio. Since its inception, the credit limit has increased from $3,000,000 to $20,000,000. The size of the credit line facility could again increase as the partnership's capital increases. This added source of funds may help in maximizing the partnership's yield by permitting the partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not available. Additionally, the loans made by the partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit. The amount to be retained by the partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit. As of December 31, 2000, 2001 and 2002, the outstanding balance on the line of credit was $16,400,000, $11,400,000 and $0, respectively. Cash generated from interest earnings, late charges, amortization on principal, loan payoffs and capital contributed by limited partners was utilized to pay down the credit line in full at year ended December 31, 2002.

     During 2001, and through December 31, 2002, the Federal Reserve reduced interest rates by cutting the Federal Funds Rate twelve times to 1.25%. The effect of the previous cuts has greatly reduced short-term interest rates and to a lesser extent reduced long-term interest rates. The general partners anticipate that new loans will be placed at rates approximately 1% to 1.50% lower than similar loans during 2002. The lowering of interest rates has encouraged those borrowers that have mortgages with higher interest rates than those currently available to seek refinancing of their obligations. The partnership may face prepayments in the existing portfolio from borrowers taking advantage of these lower rates. However, demand for loans from qualified borrowers continues to be strong and as prepayments occur, the general partners expect to replace paid off loans with loans at somewhat lower interest rates. The general partners believe that the average loan portfolio interest rate will decline approximately .50% to .75% over the year 2003. Nevertheless, based upon the rates payable in connection with the existing loans, and anticipated interest rates to be charged by the partnership and the general partners' experience, the general partners anticipate that the annualized yield will range between 7.5% and 8.25% in 2003.

Allowance for Losses.

     The general partners regularly review the loan portfolio, examining the status of delinquencies, the underlying collateral securing these loans, borrowers' payment records, etc. Based upon this information and other data, the allowance for loan losses is increased or decreased. Borrower foreclosures are a normal aspect of partnership operations. The partnership is not a credit based lender and hence while it reviews the credit history and income of borrowers, and if applicable, the income from income producing properties, the general partners expect that we will on occasion take back real estate security. During 2001, and continuing in 2002, the Northern California real estate market slowed and the national and local economies have slipped into recession. As of December 31, 2002, six notices of default are currently filed beginning the process of foreclosing six of our loans. The principal amounts of the six foreclosed loans total $4,029,000 or 4.82% of the loan portfolio. Four of these borrowers have entered into workout agreements, with the borrowers making regular monthly payments.

     The partnership has also entered into workout agreements with borrowers who are past maturity or delinquent in their regular payments. The partnership had workout agreements on approximately 6 loans totaling $5,209,000 as of December 31, 2002. Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, and allows time to pay the loan in full. These workout agreements and foreclosures generally exist within our loan portfolio to greater or lesser degrees, depending primarily on the health of the economy. The number of foreclosures and workout agreements will rise during difficult economic times and conversely fall during good economic times. The number and amount of foreclosures existing at December 31, 2002, in management's opinion, does not have a material effect on our results of operations or liquidity. These workouts and foreclosures have been considered when management arrived at appropriate loan loss reserves and based on our experience, are reflective of our loan marketplace segment.

     In 2002, the partnership filed some foreclosure proceedings to enforce the terms of our loans. In some of these instances the borrowers have been able to remedy the foreclosures we have filed. As of December 31, 2002, we have existing foreclosure proceedings against six loans totaling $4,029,000. Of the foreclosures, four have entered into workout agreements, which call for regular monthly payments. The partnership did not acquire any properties through foreclosure in 2000 and 2001. During 2002, we completed foreclosure of two loans resulting in the acquisition of two real estate properties. The partnership's principal balances were $6,565,000 after excluding an affiliated partnership's interest in one of the properties. In 2003, we may acquire additional real estate through the foreclosure process. Borrower foreclosures are a normal aspect of partnership operations and the general partners anticipate that they will not have a material effect on liquidity. As a prudent guard against potential losses, the general partners have made provisions for losses on loans and real estate acquired through foreclosure of $3,521,000 through December 31, 2002. These provisions for losses were made to guard against collection losses. The total cumulative provision for losses as of December 31, 2002, is considered by the general partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the general partners inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

Borrower Liquidity and Capital Resources.

     The partnership relies upon purchases of units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans. Recently, mortgage interest rates have decreased somewhat from those available at the inception of the partnership. If interest rates were to increase substantially, the yield of the partnership's loans may provide lower yields than other comparable debt-related investments. As such, additional limited partner Unit purchases could decline, which would reduce the overall liquidity of the partnership. Additionally, since the partnership has made primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership. This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current interest rates. Conversely, in the event interest rates were to decline, the partnership could see both or either of a surge of Unit purchases by prospective limited partners, and significant borrower prepayments, which, if the partnership can only obtain the then existing lower rates of interest may cause a dilution of the partnership's yield on loans, thereby lowering the partnership's overall yield to the limited partners. The partnership to a lesser degree relies upon its line of credit to fund loans. Generally, the partnership's loans are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest. Should such an event occur, the general partners would desire to pay off the line of credit. Retirement of the line of credit would reduce the overall liquidity of the partnership. Cash is constantly being generated from borrower payments of interest, principal and loan payoffs. Currently, cash flow greatly exceeds partnership expenses and earnings requirements. Excess cash flow is invested in new loan opportunities, when available, and is used to reduce the partnership credit line or for other partnership business.

     At the time of subscription to the partnership, limited partners must elect either to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account. If you initially elect to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However an investor may elect to receive such distributions on a monthly, quarterly or annual basis. If the investor initially elects to compound earnings in his/her capital account, in lieu of cash distributions, the investor may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions. Earnings allocable to limited partners who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes, and such amounts will be added to such limited partners' capital accounts.

     During the periods stated below, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:
                             2000              2001               2002
                        -------------     -------------      -------------
Compounding               $2,751,000        $3,892,000         $4,716,000
Distributing              $1,245,000        $1,962,000         $2,517,000

     As of December 31, 2000, December 31, 2001, December 31, 2002, limited partners electing to receive cash distributions of earnings represented 31%, 34% and 35%, respectively of the limited partners' outstanding capital accounts. These percentages have remained relatively stable. The general partners anticipate that after all capital has been raised, the percentage of limited partners electing to withdraw earnings will decrease due to the dilution effect which occurs when compounding limited partners' capital accounts grow through earnings reinvestment.

     The partnership also allows the limited partners to withdraw their capital account subject to certain limitations and penalties (see "Withdrawal From
Partnership" in the Limited Partnership Agreement). Once a limited partner's initial five-year hold period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty. This ability to withdraw five years after a limited partner's investment has the effect of providing limited partner liquidity and the general partners expect a portion of the limited partners to avail themselves of this liquidity. This has the anticipated effect of increasing the net capital of the partnership, primarily through retained earnings during the offering period. The general partners expect to see increasing numbers of limited partner withdrawals during a limited partner's 5th through 10th anniversary, at which time the bulk of those limited partners who have sought withdrawal have been liquidated. Since the five-year hold period for most limited partners has yet to expire, as of December 31, 2002, many limited partners may not as yet avail themselves of this provision for liquidation. Earnings and capital liquidations including early withdrawals during the three years ended December 31, 2002 were:

                                 2000              2001               2002
                            -------------     --------------    ---------------

 Cash distributions           $1,245,000         $1,962,000         $2,517,000
 Capital liquidation*          $ 762,000         $1,425,000         $1,049,000
                            -------------     --------------    ---------------

 Total                        $2,007,000         $3,387,000         $3,566,000
                            =============     ==============    ===============

* These amounts represent gross of early withdrawal penalties.

     Additionally, limited partners may liquidate their investment over a one-year period subject to certain limitations and penalties. During the past three years ended December 31, 2002, capital liquidated subject to the 10% penalty for early withdrawal was:

                       2000              2001               2002
                  --------------    --------------     --------------
                     $310,000          $730,000           $244,000

     This represents 0.58%, 0.99%, and 0.26% of the limited partners' ending capital for the years ended December 31, 2000, 2001, and 2002, respectively. These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.


     Results of Operations - For the six and three months ended June 30, 2003 and 2002

     The net income increase of $839,000 (23%) for the six months and $511,000 for the three months ended June 30, 2003 versus June 30, 2002 was due primarily to an increase in interest earned on loans of $613,000 for the six months, and $437,000 for the three months, and reduced interest costs of $223,000 for the six months, and $89,000 for the three months, on the partnership's debt. In addition, significant expense increases or (decreases) for the six and three months ended June 30, 2003 versus June 30, 2002 included a decrease in mortgage servicing fees of ($17,000) for the six months, and an increase of $20,000 for the three months, a decrease in the provision for losses on loans and real estate acquired through foreclosure of ($160,000) for the six months, and $46,000 for the three months, increase in asset management fees of $53,000 for the six months, and $31,000 for the three months, and an increase in brokerage fees of $181,000 for the six months and $100,000 for the three months.

     The increase in interest on loans of $613,000 (12%) for the six months, and $437,000 (17%) for the three months ended June 30, 2003 versus June 30, 2002 was due primarily to the increased size of the partnership secured loan portfolio at

June 30, 2003 as compared to June 30, 2002 of $109,927,000 and $86,038,000,  and
due to collection of "additional interest" of $362,000 derived from one of the partnership's loans.

     The decrease in interest expense of $223,000 for the six months, and $89,000 for the three months ended June 30, 2003 versus June 30, 2002 is due to almost no usage of the line of credit during the first half of 2003. This low credit line usage was due primarily to loan payoffs and high number of partnership unit sales in the fourth offering, offset by good loan production volume but insufficient to absorb the total cash inflows. In addition, interest on the note payable relating to real estate held for sale is being capitalized.

     The decrease in mortgage servicing fees of $17,000 (4%) for the six months, and an increase of $20,000 (9%) for the three months ended June 30, 2003 versus June 30, 2002 is primarily due to additional mortgage servicing fees earned on impaired loans during the first quarter of 2002, offset slightly by the larger loan portfolio, which existed during the first half of 2003.

     The decrease of $160,000 and $46,000 in provision for losses on loans and real estate acquired through foreclosure for the six and three months ended June 30, 2003 versus the respective six and three months ended June 30, 2002 indicates the general partners' expectation on loan losses. Despite the fact that the partnership's loan portfolio has increased, and the partnership acquired two properties through borrower defaults in the third quarter of 2002, the general partners considered that the amount of provision was reasonable. At June 30, 2003, total allowance for losses on loans and real estate acquired through foreclosure equaled $3,106,000, which the general partners consider to be adequate. See additional discussions below.

     The increase in the asset management fees of $53,000 and $31,000 for the six and three months ended June 30, 2003 versus the respective period ended June 30, 2002 is due to an increase in the partners' capital under management at June 30, 2003 and 2002 of $125,443,000 and $85,892,000, respectively.

     The increase in professional fees of $15,000 and $7,000 for the six and three months ended June 30, 2003 versus June 30, 2002 is due to the increased expense due to the larger partnership size.

     The increase in brokerage fees of $181,000 and $100,000 for the six and three months ended June 30, 2003 versus June 30, 2002 is due to the partnership incurring an obligation to pay one-half of the "additional interest" collected on one of its loans to a non-affiliated real estate broker. No "additional interest" was collected during the first half of 2002, therefore there was no expense during the first half of 2002.

     Partnership capital continued to increase as the partnership received new limited partner capital contributions of $24,694,000 and retained the earnings of limited partners that have chosen to do so of $2,848,000 for the six months ended June 30, 2003, as compared to $5,247,000 and $2,292,000 for the six months ended June 30, 2002. The increased partnership capital helped increase loans outstanding to $109,927,000 at June 30, 2003, as compared to $86,038,000 at June 30, 2002. The limited partner contributions of $24,694,000 versus $5,247,000, is due to the completion of the third offering in April 2002, and the beginning of the fourth offering, effective October 30, 2002, of $50,000,000, which brought about exceptional sales of units.

     The partnership did not utilize its bank line of credit during the first half of 2003 compared to 2002. Cash generated from interest earnings, late charges, amortization of principal, loan payoffs and capital contributions by limited partners was utilized to fund new loans and meet distributions and capital liquidations to limited partners.

     At June 30, 2003, outstanding foreclosures were five ($3,740,000) compared to the six ($5,695,000) that existed at June 30, 2002. Since June 30, 2002, the outstanding principal subject to foreclosure decreased $1,955,000 from
$5,695,000. This was a decrease in foreclosure amount of 34%. Of the foreclosures at June 30, 2003, all 5 have entered into workout agreements, which require regular monthly payments. These foreclosures are a reflection of the difficult economic times that existed at June 30, 2003 and June 30, 2002, yet are not unusual in the general partners' experience.

     The general partners received mortgage brokerage commissions from the loan borrowers of $1,252,000 and $679,000 for the six and three months ended June 30, 2003 as compared to $516,000 and $263,000for the six and three months ended June 30, 2002. The increase is due to more loans written in the six and three months ended June 30, 2003 than the six and three months during the corresponding period of 2002.

Allowance for Losses.

     As of June 30, 2003, five notices of default are currently filed beginning the process of foreclosing five of our loans. The principal amounts of the five foreclosed loans total $3,740,000 or 3.40% of the loan portfolio. All of these borrowers have entered into workout agreements, with the borrowers making regular monthly payments.

     The partnership has also entered into workout agreements with borrowers who are past maturity or delinquent in their regular payments. The partnership had workout agreements on approximately 7 loans totaling $5,630,000 as of June 30, 2003. The number and amount of foreclosures existing at June 30, 2003, in management's opinion, does not have a material effect on our results of operations or liquidity. These workouts and foreclosures have been considered when management arrived at appropriate loan loss reserves and based on our experience, are reflective of our loan marketplace segment. The partnership did not acquire any properties through foreclosure during the first half of 2003. As a prudent guard against potential losses, the general partners have made provisions for losses on loans and real estate acquired through foreclosure of $3,106,000 at June 30, 2003. These provisions for losses were made to guard against collection losses. The total provision for losses as of June 30, 2003, is considered by the general partners to be adequate. During the second quarter of 2003, the partnership sold two of its delinquent loans totaling $3,240,000 at a discount sustaining an overall loss of $661,000. This loss had been previously provided for in the allowance for loan losses. Because of the number of variables involved, the magnitude of the swings possible and the general partners inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

Current Economic Conditions.

     The partnership makes loans primarily in Northern California. As of June 30, 2003, approximately 72.55% of the loans held were in the six San Francisco Bay Area Counties. The remainder of the loans held were secured primarily by Northern California real estate outside the San Francisco Bay Area. Like the rest of the nation, the San Francisco Bay Area has also felt the recession and accompanying slow down in economic growth and increasing unemployment. The technology companies of Silicon Valley, the airline industry, the tourism industry and other industries are feeling the effects of the overall United States recession, which includes lower earnings, losses and layoffs.

     During 2003, the 30 year fixed rate mortgage interest rates have continued to steadily decline to their lowest levels in almost 40 years. During the week ending June 13, 2003, in Freddie Mac's Primary Mortgage Market Survey, the 30 year rate mortgage (FRM) averaged 5.21% with an average 1/2 point fee. Since June, 2003, the FRM has increased to 6.44% for the week ending September 5, 2003. This is an increase of 1.23% and while it may signal a reversal or a cessation of the declining mortgage interest rate environment, nonetheless, mortgage interest rates remain at very low historic levels.

     According to the San Francisco Chronicle of the week of June 21, 2003, the mortgage defaults dropped across the U.S. The article states, "Fewer California and U.S. homeowners defaulted on their mortgages in the first quarter, as plunging interest rates helped trim monthly house payments, a mortgage banking group reported Friday. At the same time, however, soaring personal bankruptcies and persistent job losses - largely in the Midwest - helped push the U.S. foreclosure rate to a record 1.20%, the Mortgage Bankers Association said. "We saw very modest improvement (in mortgage delinquencies) this quarter, because we didn't see the improvement in the economy we would have expected," said Doug Duncan, chief economist at the Washington D.C., trade group. "If economy continues to muddle along ... we won't see rapid improvement in delinquencies." In California, 2.66% of homeowners were late on their mortgage payments by at least 30 days in the first three months of the year on a non-seasonally adjusted basis, compared with 3.10% a year ago. Nationwide, 4.52% of homeowners were delinquent on home payments, versus 4.65% in the first quarter of 2002. U.S. data are compiled on a seasonally adjusted basis to account for differences in state laws regarding foreclosure. Much of the decrease in defaults can be attributed to historically low interest rates, which have allowed consumers to refinance and slash their monthly house payments."

     On the commercial scene, the San Francisco Business Times for the week of June 27, 2003 stated, "Preliminary second quarter numbers from two brokerage houses concurred that commercial vacancy was basically as flat as the Indian bread over the last quarter, ticking up a mere 0.1% from March. Newmark & Co. Real Estate said that total vacancy was 17.1%, versus 17% last quarter, while Grubb & Ellis saw vacancy at 24.1%, up slightly from 24%. "I think what it's saying is we really have not had significant job growth to take down some of the vacant space, " said Monica Finnegan, managing principal with Newmark, "Even if we have some slight absorption, we have another level of lay-offs at another organization." Colin Yasukochi, regional manager of research and client services for California at Grubb & Ellis, saw the numbers as potentially more sweet bread than sourdough, noting that they might indicate the market is finally stabilizing. The article further states "The direction of rents themselves is also a source of discrepancy in the reports, though ironically so. The seemingly less optimistic Newmark said direct rent was $21.88 in second quarter, actually up slightly from $21.74 last quarter. "Some of the high rise, premier buildings are still trying to capture higher rents," Finnegan said. "So you're looking at average rents that reflect Class A across the board." Meanwhile, Grubb reported that Class A rents citywide, declined from $28.40 to $28.10, and Yasukochi said they could continue to erode slightly over the next few quarters."

     To the partnership, lower interest rates may mean more borrowers coming forward for equity loans or for refinancing. Declines in defaults will stabilize delinquencies and foreclosures. Stabilizing commercial vacancies and little appreciation in rental rates may mean that we are at the vacancy rate bottom.

     For partnership loans outstanding, as of June 30, 2003, the partnership had an average loan to value ratio computed as of the date the loan was made of

60.08%. This percentage does not account for any increases or decreases in property values since the date the loan was made, nor does it include any reductions in principal through amortization of payments after the loan was made. This low loan to value ratio will assist the partnership in weathering loan delinquencies and foreclosures should they eventuate.


Quantitative and Qualitative Disclosures About Market Risk

     The following table contains information about the cash held in money market accounts, loans held in the partnership's portfolio and a note payable on our line of credit as of December 31, 2002. The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2003 through 2007 and separately aggregates the information for all maturities arising after 2007. The carrying values of these assets and liabilities approximate their fair market values as of December 31, 2002 (in thousands).


                                           2003       2004        2005        2006        2007       Thereafter    Total
                                       -----------------------------------------------------------------------------------
Interest earning assets:
Money market accounts                    $ 5,971                                                                   $ 5,971
Average interest rate                      1.05%                                                                     1.05%
Loans secured by deeds of trust          $44,101     $12,912     $11,879     $ 1,723     $ 8,198       $ 4,837    $ 83,650
Average interest rate                     12.14%      10.73%      11.60%      11.64%      10.46%        11.51%      11.64%

Interest bearing liabilities
Note payable to bank                           -           -           -           -           -             -           -
Average interest rate                      4.00%           -           -           -           -             -       4.00%

Market Risk.

     The partnership's note payable to the bank for its line of credit bears interest at a variable rate, tied to the prime rate. As a result, the partnership's primary market risk exposure with respect to its obligations is to changes in interest rates, which will affect the interest cost of outstanding amounts on the note payable. The partnership may also suffer market risk tied to general trends affecting real estate values that may impact the partnership's security for its loans.

     The partnership's primary market risk in terms of its profitability is the exposure to fluctuations in earnings resulting from fluctuations in general interest rates. The majority of the partnership's mortgage loans, (100% as of June 30, 2003) earn interest at fixed rates. Changes in interest rates may also affect the value of the partnership's investment in mortgage loans and the rates at which the partnership reinvests funds obtained from loan repayments and new capital contributions from limited partners. If interest rates increase, the interest rates the partnership obtains from reinvested funds will generally increase, but the value of the partnership's existing loans at fixed rates will generally tend to decrease. The risk is mitigated by the fact that the partnership does not intend to sell its loan portfolio, rather such loans are held until they are paid off. If interest rates decrease, the amounts becoming available to the partnership for investment due to repayment of partnership loans may be reinvested at lower rates than the partnership had been able to obtain in prior investments, or than the rates on the repaid loans. In addition, interest rate decreases may encourage borrowers to refinance their loans with the partnership at a time where the partnership is unable to reinvest in loans of comparable value.

     The partnership does not hedge or otherwise seek to manage interest rate risk. The partnership does not enter into risk sensitive instruments for trading purposes.

PORTFOLIO REVIEW - For the years ended December 31, 2000, 2001 and 2002.

Loan Portfolio.

     The partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of December 31, 2000, 2001 and 2002 the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented $55,555,000 (81.0%), $68,291,000 (82.5%), and $61,741,000 (73.81%) of the outstanding loan portfolio. The remainder of the portfolio represented loans secured by real estate located primarily in Northern California. No partnership loan equals or exceeds 10% of the partnership's assets.

     As of December 31, 2000, approximately 38.25% ($26,225,000), was invested in loans secured by single family homes (1-4 units), approximately 12.34% ($8,459,000), was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 40.95% ($28,082,000), was invested in loans secured by commercial properties, and approximately 8.47% ($5,806,000) was invested in loans secured by land. As of December 31, 2001, approximately, 45.35%

($37,542,000), was invested in loans secured by single family homes (1-4 units), approximately 8.86% ($7,337,000) was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 38.78% ($32,105,000) was invested in loans secured by commercial properties, and approximately 7.01% ($5,806,000) was invested in loans secured by land. As of December 31, 2002, approximately, 43.72% ($36,574,000), was invested in loans secured by single family homes (1-4 units), approximately 7.86% ($6,572,000) was invested in loans secured by multi-family dwellings (apartments over 4 units), approximately, 38.36% ($32,089,000) was invested in loans secured by commercial properties, and approximately 10.06% ($8,415,000) was invested in loans secured by land.

     As of December 31, 2002, the partnership held 70 loans secured by deeds of trust. The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of December 31, 2002.

            PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS
                     As of December 31, 2002 (in thousands)

                                        # of Loans          Amount            Percent
                                       -------------     --------------    ---------------

   1st Mortgages                                 31           $ 46,117                55%
   2nd Mortgages                                 32             30,930                37%
   3rd Mortgages                                  7              6,603                 8%
                                       =============     ==============    ===============
        Total                                    70           $ 83,650            100.00%

   Maturing 12/31/03 and prior                   28           $ 44,101             52.72%
   Maturing prior to 12/31/04                    13             12,912             15.44%
   Maturing prior to 12/31/05                     8             11,879             14.20%
   Maturing after 12/31/05                       21             14,758             17.64%
                                       =============     ==============    ===============
        Total                                    70           $ 83,650            100.00%

   Average Loan                                               $  1,195              1.43%
   Largest Loan                                                  4,943              5.91%
   Smallest Loan                                                    27              0.03%
   Average Loan-to-Value                                                           60.61%


PORTFOLIO REVIEW - For the six months ended June 30, 2003 and 2002.

Loan Portfolio.

     The partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of June 30, 2003 and 2002 the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented $79,757,000 (72.55%) and $68,962,000 (80.15%) of the outstanding loan portfolio. The remainder of the portfolio represented loans secured by real estate located primarily in Northern California. No partnership loan equals or exceeds 10% of the partnership's assets.

     As of June 30, 2003, approximately 32.74% ($35,988,000), was invested in loans secured by single family homes (1-4 units), approximately 20.85%
($22,919,000), was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 41.28% ($45,375,000), was invested in loans secured by commercial properties, and approximately 5.13% ($5,645,000) was invested in loans secured by land. As of June 30, 2002, approximately, 46.79% ($40,255,000), was invested in loans secured by single family homes (1-4 units), approximately 9.82% ($8,446,000) was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 36.11% ($31,072,000) was invested in loans secured by commercial properties, and approximately 7.28% ($6,265,000) was invested in loans secured by land.

     As of June 30, 2003, the partnership held 69 loans secured by deeds of trust. The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of June 30, 2003.

            PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS
                       As of June 30, 2003 (in thousands)

                                    # of Loans       Amount         Percent
                                   ------------   ------------   ------------
 1st Mortgages                              34        $65,248         59.36%
 2nd Mortgages                              30         42,050         38.25%
 3rd Mortgages                               5          2,629          2.39%
                                   ============   ============   ============
      Total                                 69       $109,927        100.00%

 Maturing 12/31/03 and prior                16        $19,742         17.96%
 Maturing prior to 12/31/04                 13         29,029         26.41%
 Maturing prior to 12/31/05                 12         31,990         29.10%
 Maturing after 12/31/05                    28         29,166         26.53%
                                   ============   ============   ============
      Total                                 69       $109,927        100.00%

 Average Loan                                          $1,593          1.45%
 Largest Loan                                          10,440          9.50% (1)
 Smallest Loan                                             46          0.04%
 Average Loan-to-Value                                                60.08%

     (1) The largest loan outstanding is 9.50% of the outstanding loan portfolio and 8.85% of net assets


ASSET QUALITY

     A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers. Many of these factors are beyond the control of the general partners. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.


     The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the Partnership is not subject to these regulations and has not adopted these practices. Rather, the general partners, in connection with the periodic closing of the accounting records of the Partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the Partnership. As of December 31, 2002 and June 30, 2003, the general partners have determined that the allowance for loan losses of $3,521,000 (3.68% of net assets) and $3,106,000 (2.63% of net assets) is adequate in amount. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners. As of December 31, 2002 and June 30, 2003, 20 and 13 loans were delinquent over 90 days amounting to $28,650,000 and $14,057,000. Additionally, at December 31, 2002 and June 30, 2003, $2,957,000 and $4,329,000 of these delinquent loans were subject to workout agreements, which require the borrower to make regular monthly loan payments and/or payments plus additional catch up amounts.


CONTROLS AND PROCEDURES


     As of June 30, 2003, the general partner of the partnership carried out an evaluation, under the supervision and with the participation of the general partner's management, including the general partner's President and Chief Financial Officer, of the effectiveness of the design and operation of the Partnership's disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the President and Chief Financial Officer of the general partner concluded that the partnership's disclosure controls and procedures are effective. There were no significant changes in the partnership's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.


     In some cases in order to satisfy broker dealers and other reporting requirements, the general partners have valued the limited partners' interest in the partnership on a basis which utilizes a per unit system of calculation, rather than based upon the investors' capital account. This information has been reported in this manner in order to allow the partnership to integrate with certain software used by the broker dealers and other reporting entities. In those cases, the partnership will report to broker dealers, Trust Companies and others a "reporting" number of units based upon a $1.00 per unit calculation. The number of reporting units provided will be calculated based upon the limited partner's capital account value divided by $1.00. Each investor's capital account balance is set forth periodically on the partnership account statement provided to investors. The reporting units are solely for broker dealers requiring such information for their software programs and do not reflect actual units owned by a limited partner or the limited partners' right or interest in cash flow or any other economic benefit in the partnership. Each investor's capital account balance is set forth periodically on the partnership account statement provided to investors. The amount of partnership earnings each investor is entitled to receive is determined by the ratio that each investor's capital account bears to the total amount of all investor capital accounts then outstanding. The capital account balance of each investor should be included on any NASD member client account statement in providing a per unit estimated value of the client's investment in the partnership in accordance with NASD Rule 2340.

     While the general partners have set an estimated value for the partnership units, such determination may not be representative of the ultimate price realized by an investor for such units upon sale. No public trading market exists for the partnership units and none is likely to develop. Thus, there is no certainty that the units can be sold at a price equal to the stated value of the capital account. Furthermore, the ability of an investor to liquidate his or her investment is limited subject to certain liquidation rights provided by the partnership, which may include early withdrawal penalties (See "INVESTMENT RISKS
- Purchase of Units is a Long Term Investment" at page 16).

COMPETITION

     The partnership's major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, mortgage brokers, and other entities both larger and smaller than the partnership. The partnership is competitive in large part because the general partners generate all of their loans. The general partners have been in the business of making or investing in mortgage loans in Northern California since 1978 and have developed a quality reputation and recognition within the field.

     In general, mortgage interest rates have fallen during the last 18 to 24 months. This has been partially due to actions by the Federal Reserve Bank to reduce the discount rate on borrowings charged to member banks, a slowing economy and low threat of inflation. Although the general trend for interest rates has been down, many lenders have tightened their credit and reduced their lending exposure in various markets and property types. This credit tightening from competing lenders would generally provide the partnership with additional lending opportunities at above-market rates. However, as a result of the slowing economy, there are now fewer transactions in the marketplace, which could potentially reduce the number of lending opportunities to the partnership. Continued rate reductions by the Federal Reserve Bank, a continued slowing economy, and a continued low threat of inflation could have the effect of reducing mortgage yields in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the partnership to invest in, it will invest its excess cash, including proceeds from the offering of the units, in shorter-term alternative investments yielding considerably less than the current investment portfolio.

BUSINESS

     We are engaged in business as a mortgage lender for the primary purpose of making loans secured primarily by first and second deeds of trust on California real estate. As of December 31, 2002, ninety two percent (92%) of the partnership's loans were secured by first and second deeds of trust. We are a California limited partnership that commenced operations in April, 1993. The Fifth Amended and Restated Limited Partnership Agreement and the California Revised Limited Partnership Act, (Corporations Code Sections 15611 to 15723) govern our existence and the rights and obligations of the general and limited partners. We are located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     Loans are arranged and serviced by Redwood Mortgage Corp., a general partner of the partnership. As of December 31, 2002, approximately 55% of the partnership's loans are secured by first deeds of trust and 37% are secured by second deeds of trust and 8% by third deeds of trust. The aggregate principal balance of these loans total $83,650,000.

     The following table shows the growth in total partnership capital, loans and net income as of December 31, 2002, and for the years ended December 31, 2001, 2000, and 1999:

                      Capital                Loans                Net Income
                 ----------------      -----------------      -----------------
  2002               $95,777,000            $83,650,000             $7,486,000
  2001                73,754,000             82,790,000              6,093,000
  2000                53,227,000             68,571,000              4,287,000
  1999                37,062,000             35,693,000              2,942,000

     As of December 31, 2002, the  partnership  had made two hundred sixty eight
(268) loans, including one hundred twenty five (125) first deeds of trust, one hundred twenty four (124) second deeds of trust and nineteen (19) third deeds of trust. The following table sets forth the types and maturities of these loans. Many of these loans have been repaid in full by the borrowers.

TYPES AND MATURITIES OF LOANS (As of December 31, 2002) (in thousands)

                                             Number of
                                              Mortgage
                                            Investments    Amount       Percent
                                           ------------ ------------  ----------

First Mortgage                                 125         $129,854      55.77%
Second Mortgage                                124          $90,761      38.98%
Third Mortgage                                  19          $12,229       5.25%
                                             -------    ------------  ----------
                                               268         $232,844      100.0%
                                             =======    ============  ==========

Maturing before 1/1/2003                       183         $148,446      63.75%

Maturing after 1/1/2003 and before 1/1/2005     38          $50,864      21.85%
Maturing after 1/1/2005                         47          $33,534      14.40%
                                             -------    ------------  ----------
                                               268         $232,844      100.0%
                                             =======    ============  ==========

Single Family Residences                       149         $117,896      50.63%
Commercial Properties                           85          $86,804      37.28%
Multi-Unit Properties                           19          $14,269       6.13%
Land                                            15          $13,875       5.96%
                                             -------    ------------  ----------
                                               268         $232,844      100.0%
                                             =======    ============  ==========

DELINQUENCIES


     As of December 31, 2002, we had 20 loans ($28,650,000) which were delinquent over 90 days. As of June 30, 2003 delinquencies had declined to 13 loans ($14,057,000) which were delinquent over 90 days. Of the 20 loans that were 90 days delinquent on December 31, 2002, six loans had notices of default filed. Of the 13 loans that wete 90 days delinquent on June 30, 2003, three loans had notices of default filed. Additionally, at June 30, 2003, two loans had notices of default filed which were not 90 days delinquent for a total of five notices of default at June 30, 2003.


ALLOWANCE FOR LOSSES

     Loans and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate to provide for unrecoverable accounts receivable. At December 31, 2002, $3,021,000 was provided as an allowance for possible loan losses.


     1. Table of open loans for the partnership as of December 31, 2002. As of December 31, 2002, the partnership had seventy (70) open loans with a principal outstanding balance totaling $83,650,455. Open loans are those loans in which the principal amount of the loan is outstanding. That is, the loan has not been paid back to the partnership.

     The following table sets forth with respect to each open loan, the following information:

     o the date the loan was funded;
     o the amount of the existing first or second mortgage on the property, if any;
     o the amount of the loan, the term of the loan;
     o the appraised value of the property at the time the loan was made;
     o the loan to value ratio at the time the loan was made; and
     o the current status of the loan

     Please be aware that the key to the footnotes indicated in the following table appear at the bottom of the page.

            a. Loans Secured By Single Family Residences (1-4 Units)

                                                                                                                               S
                                        Existing         Existing                                                    %         t
                                           1st              2nd          Amount of      Loan       Appraised       Loan to     a
                                        Mortgage         Mortgage       Partnership     Term        Value of        Value      t
                           Date            at               at           Loans at        In       Property at      Ratio at    u
       County             Funded         Funding          Funding         Funding      Months       Funding        Funding     s
-----------------------------------------------------------------------------------------------------------------------------------
Single Family Residences (county)
San Francisco 1           6/24/97           $0.00           $0.00       $579,300.00       36       $800,000.00       72.41%    B
San Francisco 2            8/7/98     $579,300.00           $0.00       $950,700.00       18     $2,000,000.00       76.50%    B
San Francisco 1           11/3/98           $0.00           $0.00       $910,000.00       18     $1,300,000.00       70.00%    B
San Francisco 2           11/3/98     $910,000.00           $0.00       $953,000.00       18     $2,800,000.00       66.54%    B
Marin 1                    2/4/99           $0.00           $0.00     $1,210,000.00       24     $1,860,000.00       65.05%    C
Santa Clara 2             8/17/99     $668,433.00           $0.00       $850,000.00      120     $2,800,000.00       54.23%    A
San Francisco 2           1/25/00     $492,978.13           $0.00       $400,000.00       60     $1,430,000.00       62.45%    C
Stanislaus 1              8/13/02           $0.00           $0.00       $746,818.18       24     $1,900,773.00       39.29%    A
Santa Clara 3             9/19/02     $852,428.00     $250,000.00     $1,250,000.00       24     $3,362,000.00       69.97%    A
San Mateo 1               9/05/02           $0.00           $0.00     $1,781,000.00       36     $2,550,000.00       69.84%    A
San Mateo 2               9/13/02     $318,908.00           $0.00       $206,661.92       60       $736,964.00       71.32%    A
San Mateo 2              10/09/02   $2,450,000.00           $0.00       $368,000.00        8     $3,890,000.00       72.44%    A
Napa 2                   12/30/02     $500,000.00           $0.00     $1,320,000.00       42     $2,600,000.00       70.00%    A
Santa Clara 2            12/11/02     $748,762.00           $0.00       $650,000.00       18     $2,200,000.00       63.58%    A
Marin 1                   8/29/00           $0.00           $0.00     $1,325,000.00        6     $1,916,000.00       69.15%    C
Napa 1                     4/5/01           $0.00           $0.00     $1,675,000.00       18     $3,150,000.00       53.17%    A
Santa Clara 3             4/10/01   $5,910,000.00   $1,830,500.00     $4,116,500.00       24    $18,130,000.00       65.40%    A
Marin 1                   4/18/01           $0.00           $0.00       $605,500.00       12       $865,000.00       70.00%    C
Santa Clara 2             5/30/01     $581,870.00           $0.00     $2,100,000.00       18     $4,500,000.00       59.60%    B
Napa 1                     7/5/01           $0.00           $0.00     $3,515,500.00       18     $7,550,000.00       46.56%    A
Santa Clara 2             7/26/01     $664,591.00           $0.00       $800,000.00       24     $2,450,000.00       59.78%    A
San Mateo 1               9/29/01           $0.00           $0.00     $3,426,500.00       18     $5,000,000.00       68.53%    A
San Mateo 2              10/31/01   $2,484,370.00           $0.00     $1,500,000.00       36     $6,800,000.00       58.59%    A
Stanislaus 2              11/8/01     $166,540.00           $0.00        $70,000.00       60       $397,000.00       59.58%    A
San Francisco 2          11/21/01     $978,927.00           $0.00       $300,000.00       36     $1,900,000.00       67.31%    A
San Mateo 3              12/31/01     $682,398.00     $449,583.00       $422,750.00       36     $2,282,850.00       68.10%    A
Lake 2                    1/22/02      $64,939.00           $0.00       $708,000.00       24     $1,110,000.00       69.63%    A
San Mateo 2               5/01/02     $139,911.00           $0.00       $318,228.50       18       $661,000.00       69.31%    B
Napa 1                    3/22/02           $0.00           $0.00     $1,650,000.00       36     $5,500,000.00       30.00%    A
Santa Clara 2             7/09/02   $1,647,000.00           $0.00       $262,500.00       24     $2,550,000.00       74.88%    A
San Francisco 2           7/15/02   $3,500,000.00           $0.00     $2,000,000.00       60     $8,500,000.00       64.71%    A
Santa Clara 2             7/15/02     $637,762.00           $0.00       $431,250.00       18     $1,540,000.00       69.42%    A
Santa Clara 3             8/08/02     $632,118.00     $836,009.00       $805,000.00       60     $3,600,000.00       63.14%    A
Alameda 1                 8/16/02           $0.00           $0.00     $1,300,000.00       24     $8,130,000.00       15.99%    A
Alameda 2                 8/13/02     $494,135.00           $0.00       $346,000.00       36     $1,300,000.00       64.63%    A
San Mateo 2               8/22/02     $709,865.00           $0.00       $269,000.00       36     $1,400,000.00       69.92%    A


1  Indicates a first deed of trust on property
2  Indicates a second deed of trust on property
3  Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a) Loan current or less than 90 days delinquent
b) Loan 90 days or more delinquent
c) Loan in foreclosure
d) Loan in bankruptcy

              b. Loans Secured By Multifamily Residences (5+ Units)

                                                                                                                             S
                                         Existing    Existing                                                       %        t
                                           1st          2nd         Amount of        Loan        Appraised       Loan to     a
                                         Mortgage    Mortgage      Partnership       Term         Value of        Value      t
                          Date              at          At          Loans at          in        Property at      Ratio at    u
      County             Funded          Funding      Funding        Funding        Months        Funding        Funding     s
-----------------------------------------------------------------------------------------------------------------------------------
Multiple Units (county)
San Francisco 1           7/7/00             $0.00      $0.00     $4,000,000.00         36      $5,956,522.00      67.15%    B
San Francisco 2         10/20/00     $4,000,000.00      $0.00       $289,855.07         18      $5,956,522.00      72.02%    C
Merced 1                  5/8/01             $0.00      $0.00       $182,000.00         60        $280,000.00      65.00%    A
Alameda 2                2/13/02       $178,945.00      $0.00       $100,000.00         60        $500,000.00      55.79%    A
San Mateo 2              5/03/03    $15,440,000.00      $0.00     $1,700,000.00          7     $22,500,000.00      76.18%    A
Contra Costa 2           3/31/99        $43,548.00      $0.00       $310,246.79         60        $440,877.00      80.25%    A

1  Indicates a first deed of trust on property
2  Indicates a second deed of trust on property
3  Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a) Loan current or less than 90 days delinquent
b) Loan 90 days or more delinquent
c) Loan in foreclosure
d) Loan in bankruptcy

                     c. Loans Secured By Commercial Property

                                                                                                                               S
                                        Existing        Existing                                                      %        t
                                           1st             2nd           Amount of      Loan        Appraised      Loan to     a
                                        Mortgage        Mortgage        Partnership     Term         Value of       Value      t
                           Date            At              At            Loans at        in        Property at     Ratio at    u
       County             Funded         Funding         Funding          Funding      Months        Funding       Funding     s
-----------------------------------------------------------------------------------------------------------------------------------
Commercial Properties (county)
Santa Clara 2            11/15/96      $468,000.00            $0.00       $18,000.00       15       $585,000.00      83.08%    A
San Francisco 1           3/28/97            $0.00            $0.00      $700,000.00      108     $2,100,000.00      33.33%    A
San Francisco 1           9/10/97            $0.00            $0.00      $150,000.00       60     $1,440,000.00      10.42%    A
San Francisco 1           9/19/97            $0.00            $0.00      $650,000.00      120     $1,190,000.00      54.62%    A
Los Angeles 1             5/10/00            $0.00            $0.00    $4,970,000.00       18     $8,800,000.00      56.48%    A
San Mateo 1               5/23/00            $0.00            $0.00      $775,000.00       72     $1,200,000.00      64.58%    A
Alameda 2                 11/7/00      $310,381.00            $0.00      $205,000.00       24       $915,000.00      56.33%    C
San Francisco 2          12/20/00      $845,350.00            $0.00      $692,000.00       36     $2,100,000.00      73.21%    A
San Francisco 1           3/23/01            $0.00            $0.00    $4,750,000.00       12     $9,130,000.00      52.03%    B
San Francisco 2           3/23/01    $4,750,000.00            $0.00    $2,250,000.00       12     $9,130,000.00      76.67%    B
San Mateo 1               7/27/01            $0.00            $0.00      $350,000.00       60       $495,000.00      70.71%    A
San Francisco 3          12/12/01    $4,750,000.00    $2,250,000.00    $2,404,500.00       12    $12,000,000.00      78.37%    B
Santa Clara 2             7/15/02    $2,876,088.00            $0.00      $798,913.35       36     $5,728,209.00      64.16%    A
Alameda 1                 2/22/02            $0.00            $0.00    $1,600,000.00       60     $3,050,000.00      52.46%    A
Santa Clara 1             3/14/02            $0.00            $0.00      $769,500.00       60       $750,000.00     102.60%    A
Alameda 1                 3/14/02            $0.00            $0.00      $320,320.01       60       $248,111.00     129.10%    A
Santa Clara 2             3/14/02   $10,000,000.00            $0.00    $4,550,500.00       36    $28,528,000.00      51.00%    A
Santa Clara 1             7/19/02            $0.00            $0.00    $3,600,000.00       24     $4,810,000.00      74.84%    A
San Mateo 1               9/13/02            $0.00            $0.00      $441,000.00       60       $840,000.00      52.50%    A
El Dorado 3              11/26/02      $378,450.00      $340,000.00      $900,000.00       60     $2,450,000.00      66.06%    A
Sonoma 2                 11/20/02    $1,802,479.00            $0.00      $250,000.00       60     $2,800,000.00      73.30%    A
Riverside 1              12/20/02            $0.00            $0.00    $1,500,000.00       60     $2,500,000.00      60.00%    A

1  Indicates a first deed of trust on property
2  Indicates a second deed of trust on property
3  Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a) Loan current or less than 90 days delinquent
b) Loan 90 days or more delinquent
c) Loan in foreclosure
d) Loan in bankruptcy

                            d. Loans Secured By Land

                                                                                                                          S
                                      Existing         Existing                                                  %        t
                                         1st              2nd          Amount of     Loan      Appraised      Loan to     a
                                      Mortgage         Mortgage       Partnership    Term       Value of       Value      t
                        Date             At               at           Loans at       in       Property at    Ratio at    u
    County             Funded          Funding          Funding         Funding     Months       Funding      Funding     s
-----------------------------------------------------------------------------------------------------------------------------------
Land (county)
Stanislaus 2           6/23/99      $363,035.00            $0.00    $1,800,000.00     24    $3,008,571.00      71.90%     B
Stanislaus 2           6/23/99      $358,116.00            $0.00    $2,600,000.00     24    $5,997,000.00      49.32%     B
Stanislaus 3          10/14/99      $368,393.00    $2,600,000.00      $221,951.22     24    $3,582,927.00      89.04%     B
Stanislaus 2           2/15/00    $2,600,000.00            $0.00      $475,609.76     24    $6,037,073.00      50.95%     B
Santa Clara 1          1/17/02            $0.00            $0.00      $987,000.00     24    $1,500,000.00      65.80%     A
San Diego 1            2/13/02            $0.00            $0.00      $270,000.00     36      $650,000.00      41.54%     A
San Mateo 1           10/23/02            $0.00            $0.00    $2,500,000.00     19    $4,950,000.00      50.51%     A


1   Indicates a first deed of trust on property
2   Indicates a second deed of trust on property
3   Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a) Loan current or less than 90 days delinquent
b) Loan 90 days or more delinquent
c) Loan in foreclosure
d) Loan in bankruptcy

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     CAUTION: WE DO NOT INTEND TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS. NONETHELESS, THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX.

     The following is a summary of federal income tax considerations material to your investment in the partnership. This summary is based upon the Code, effective and proposed administrative regulations (the "Regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Many provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the units will not be enacted into law.

     In considering the tax aspects of the offering, you should note that the partnership is not intended to be a so-called "tax shelter" and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the partnership or are of minor importance. The partnership does not expect to generate tax losses that can be used to offset your income from sources other than the partnership and, if the partnership's investment objectives are met, we will generate taxable income, as opposed to taxable loss, for investors.

     The availability and amount of tax benefits that will be claimed by the partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the general partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization and purpose of various fees, commissions and other expenses of the partnership, the reasonableness and timing of fees, whether loans made by the partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the partnership.

     No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the partnership for federal income tax purposes.

     This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances. In particular, this summary assumes that the limited partners will be U.S. taxpayers who are individuals or tax-exempt pension or profit-sharing trusts or IRAs and who intend to hold Units for investment. It does not generally discuss the federal income tax consequences of an investment in the partnership peculiar to corporate taxpayers, taxpayers receiving interests in the partnership pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, foreign taxpayers, estates, taxable trusts, dealers, financial institutions, taxpayers subject to specialized rules such as insurance or bank holding companies or to a transferee of a limited partner. If you are such a prospective investor, you should carefully consult your own advisors on this issue. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequence of an investment prior to their subscription.

     Summary of Material Tax Aspects. The following summarizes the primary material tax aspects for an investment in the partnership. The very nature of an investment in the partnership involves complex issues of taxation, and accordingly, investors are urged to review the entire discussion of tax matters in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" above and "TAX RISKS" at page 16 in the prospectus. With respect to these issues, the partnership has received an opinion of counsel as to the material tax aspect, namely that the partnership will be taxed as a partnership for federal income tax purposes ("MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Opinion of Counsel" at page 62).

     The principal tax aspect likely to be material to an investor is the "flow through" of net income and net loss for tax purposes to limited partners. Unlike a corporation, the partnership will not be liable for income taxes on net income generated by the partnership. Rather, such income and loss will be allocated among the limited partners and reported individually by the limited partners on their income tax returns. If for any reason the partnership was not treated as a partnership for tax purposes, it could result in the partnership being taxed on its net income as well as limited partners being taxed on any distributions made to them.

     Other aspects of an investment in the partnership may be considered material to limited partners based upon unique circumstances applicable to individual partners. Accordingly, investors are urged to review the balance of the discussion of tax consequences in this section.

     Opinion of Counsel. The partnership has obtained an opinion from the Cox Castle & Nicholson LLP ("Counsel") which states that the sections of the prospectus which discuss the material tax risks and the section of the prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 61 address fully and fairly all material tax issues of an investment in the Units and accurately describe each of the material federal income tax issues and reflect Counsel's opinion regarding such matters referred to therein. Tax benefits should not be considered a primary investment feature of the partnership. The partnership is intended to serve as an investment vehicle for investors seeking current income, and possibly, appreciation through earnings compounding. Counsel has opined, subject to certain conditions and based upon certain representations, that:

     1. Partnership Tax Status. The partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and the limited partners will be subject to tax as partners pursuant to Subchapter K of the Code.

     2. Publicly Traded Partnerships. The partnership will not constitute a publicly traded partnership for purposes of Sections 7704 and 469(k) of the Code.

     Counsel's opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented by the general partners to Counsel or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to it by the general partners. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of counsel is based upon existing law and applicable regulations and proposed regulations, current published administrative positions of the Service contained in revenue rulings and revenue procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

     Counsel does not prepare or review the partnership's income tax information return, which is prepared by the general partners and independent accountants for the partnership. The general partners will make a number of decisions on tax matters in preparing the partnership tax return and such matters and such partnership tax return will be handled by the general partners, often with the advice of independent accountants retained by the partnership, and usually is not reviewed with Counsel.

     You should note that the opinion described herein represents only Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Counsel's opinions and that such challenge would not be upheld by the courts.

     Partnership Status. The partnership has not requested and does not intend to request a ruling from the Service that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. In counsel's opinion, the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

     The ability to obtain income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, an "eligible entity," to elect its classification for federal income tax purposes. Under Section 301.7701-3(b) of the Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while we do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes, we anticipate that under the Regulations the partnership will be such an eligible entity. Unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as a "eligible entity" and need not make an election to be treated as a partnership for income tax purposes.

     In the event that the partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing its income tax.

     Based on the entity classification regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, counsel has concluded that the partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of California and upon representations by the general partners. The remaining summary of the federal tax consequences in the section assumes that the partnership will be classified as a partnership for federal income tax purposes.

     Publicly Traded Partnerships. Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status" at page 62), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Character of Income or Loss" at page 65). A publicly traded partnership is generally defined under Section 7704 of the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. In addition, regulations have been issued (the Section 7704 regulations) which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

     The Section 7704 regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in Section 7704 regulations. The general partners have also represented that they will use their best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future.

     As noted above, the Section 7704 regulations provide certain safe harbors, the "secondary market safe harbors" which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period units representing more than 2% of the total interest in a partnership's capital or profits.

     The Section 7704 regulations also provide a second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements. The Section 7704 regulations also make it clear that the failure to satisfy a safe harbor provision under the regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The general partners have represented that the partnership will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 regulations or any other guidelines adopted by the IRS in the future. Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the partnership agreement, Counsel has concluded that the partnership will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in Section 7704 regulations, and because any determination in this regard will necessarily be based upon future facts not yet in existence, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed a publicly traded partnership.

     Even if the partnership were deemed a publicly traded partnership, Section 7704(c) of the Internal Revenue Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such an entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale of other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property. The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception (see "INVESTMENT OBJECTIVES AND CRITERIA" at page 38).

     The general partners have represented that they will use their best efforts to assure that the partnership is not treated as a "publicly traded partnership." The general partners have also represented that they will not take any affirmative action on behalf of the partnership to intentionally establish a market for the partnership interests. Although the general partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the partnership, there can be no assurance that a secondary market for the units will not develop, or that the IRS may take the position that the partnership should be classified as a "publicly traded partnership" for this purpose. In addition, regulations may be adopted that would cause the partnership to be treated as a publicly traded partnership.

     Results if Partnership is Taxable as an Association. If the partnership were classified as an association taxable as a corporation, the partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. The partners would not be entitled to take into account their distributive share of the partnership's deductions or credits, and would not be subject to tax on their distributive share of the partnership's income. Distributions to the partners would be treated as dividends to the extent of accumulated and current earnings and profits; as a return of capital to the extent of basis; and thereafter, as taxable income, perhaps as ordinary income, to the extent distributions were in excess of the tax basis. In addition, if the loss of partnership status occurred at a time when the partnership's indebtedness exceeded the tax basis of its assets and such corporate status was prospective only, it could be argued that a constructive incorporation occurred, and that the partners realized gain under Section 357(c) of the Code, measured by the difference between such indebtedness and the partnership's tax basis of its assets. If for any reason the partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred and partners may be required to recognize income as described in this section.

     Anti-Abuse Rules. The regulations set forth broad "anti-abuse" rules applicable to partnerships, which rules authorize the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. The general partners are not aware of any fact or circumstance which could cause these rules to be applied to the partnership; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners might occur.

     Taxation of Partners - General. If the partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return, but will not be subject as an entity to the payments of federal income tax. On his personal income tax return, each limited partner will be required to report his share of partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

     Subject to various limitations referred to herein, each limited partner may deduct his share of the partnership losses if any, to the extent of his tax basis in his partnership interest. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the partnership. In computing income or losses, the partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs. If cash distributions in any one year exceed the partnership's taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of the limited partner in his interest. Any cash distributions in excess of the recipient's basis are treated as a sale or exchange of the limited partnership interest resulting in taxable income to the recipient.

     A limited partner's basis will be decreased (but not below zero) by actual distributions to him from the partnership, by his distributive share of partnership losses, by an actual or deemed decrease in his share of partnership nonrecourse borrowings, and by his share of nondeductible expenses of the partnership which are not properly chargeable to his capital account. In the event that cash distributions to a limited partner exceed the adjusted basis of his units, a limited partner must recognize gain equal to such excess.

     Allocation of Profits and Losses. The net profits and net losses of the partnership will be allocated as specified in Article 5 of the limited partnership agreement (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 73).

     For federal income tax purposes, each partner's distributive share of specific items of income, gain, loss, deduction and credit is determined by reference to the general ratio for sharing profits and losses as provided in the partnership agreement. In general, the allocation provided in a partnership agreement will control unless such allocation does not have "substantial economic effect." If an allocation provision of a partnership agreement is found to lack "substantial economic effect" partnership items will be allocated in accordance with a partner's interest in the partnership based on all the facts and circumstances.

     Under the regulations, one of three alternative tests must be met in order for an allocation to be valid under Section 704(b). Allocations are valid if:
(i) the allocation has substantial economic effect; or (ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partner's interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partner's interests in the partnership in accordance with special rules set forth in the regulations.

     The allocations of the income and loss of the partnership should have "substantial economic effect" based upon the fact that the allocations affect the dollar amount of each partner's share of total partnership income or loss independent of tax consequences; the capital accounts of the partners will reflect the allocation; and the economic risk of loss will be borne by the

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limited partners, or that in the alternative,  the allocations,  if held to lack substantial economic effect, should nonetheless be deemed to be in accordance with the partner's interests in the partnership. This would result in the same treatment as if the allocations were held to have substantial economic effect.

     Sale of Partnership Units. You may be unable to sell your units as there may be no public market for them. In the event that units are sold, however, the selling party will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items" as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income.

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%. For individual taxpayers after May 5, 2003, however, capital gains are taxed at a maximum marginal rate of 15% i.e., for gains realized with respect to capital assets held for more than 12 months. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return.)

     Any recapture cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note that in this regard that Section 6050K of the Internal Revenue Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnership's "Section 751 property."

     The partnership's taxable year will close on the date of sale with respect to a limited partner (but not the remaining partners) who sells his entire interest in the partnership. In such a case the partnership items would be prorated pursuant to Section 706. In the event of a sale of less than the entire interest of a limited partner, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706.

     In the case of either the sale of the properties or a sale of a partner's interest in the partnership, a limited partner may realize taxable income substantially in excess of the cash, if any, he receives as a result of such sale. Further, a partner who sells an interest in the partnership may be required to report a share of partnership income for the year of such sale even though he received no cash distribution during the year or the amount of cash distribution was less than his share of income required to be reported.

     Character of Income or Loss. Section 469 of the Code distinguishes between income from a "passive" activity and income described as portfolio income. A passive activity includes (1) trade or business activities in which the taxpayer does not materially participate, and (2) rental activities where payments are primarily for the use of tangible property. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity. Portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. The distinction between passive income and portfolio income thus has a material effect on the partnership and the limited partners. If the partnership is engaged in a passive activity, any income from the partnership is deemed "passive income" which is available to be offset by any other passive losses which the limited partner has from other sources. Portfolio income cannot be offset by such passive losses. In certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of these items covered concerns net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year. The general partners do not expect that the average outstanding balance of our liabilities that are allocable to the partnership's mortgage investment activities will exceed 80% of the average outstanding balance of its mortgage loans. If the partnership is deemed to be engaged in the trade or business of lending money, its income allocable to that business will generally be recharacterized as nonpassive income, even though its net losses allocable to that activity or that portion of partners' loss on the sale of a unit that is allocable to the partnership's mortgage lending business will be treated as passive activity losses. If the partnership is not considered engaged in a trade or business of lending money, then income and loss from its mortgage lending activities will be considered portfolio income and loss, and partners will not be permitted to offset passive losses from other activities against partners' share of that portion of income.

     Treatment of Loans Containing Participation Features. The partnership may extend loans with an equity interest in the property securing the loans (See "INVESTMENT OBJECTIVES AND CRITERIA - Equity Interests in Real Property" at page
40). With respect to loans containing participation features, an issue may arise as to whether the relationship between the partnership and the mortgagor is that of debtor and creditor or whether the partnership is engaged in a partnership or joint venture with the mortgagor. If the partnership is a creditor of the mortgagor, a limited partner's distributive share of income derived from the mortgagor will be treated in full as interest income. If the partnership is a partner or a joint venture with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution

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of profits of the partnership or joint venture. This would result in the receipt of unrelated business taxable income for certain tax-exempt investors investing in the partnership and would have material adverse effects for certain trusts.

     Repayment or Sale of Loans. No gain or loss will be recognized by the partnership upon the full repayment of principal of a loan. Any gain recognized by the partnership on the sale or exchange of a loan will generally be treated as a capital gain unless the partnership is deemed to be a "dealer" in loans for federal income tax purposes (See "Property Held Primarily for Sale; Potential Dealer Status" below) or the loan contains features that are subject to special rules such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

     Property Held Primarily for Sale; Potential Dealer Status. The partnership has been organized to invest in loans. However, if the partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary gain or loss rather than as capital gain or loss (See, "Character of Income or Loss", at page 65). Furthermore, such income would also constitute unrelated business taxable income to any investors that are tax-exempt entities (See "Investment by Tax-Exempt Investors" at page 68). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of the general partners are consistent with the partnership's investment objectives. Accordingly, the partnership does not anticipate that it will be treated as a "dealer" with respect to any of its properties. However, there is no assurance that the Service will not take the contrary position.

     Tax Consequences of Reinvestment in Loans. Limited partners may avail themselves of a plan pursuant to which limited partners may forego current distributions of cash available for distribution and have said amounts credited to their capital accounts and used by the partnership in conducting partnership activities. Limited partners who avail themselves of such an option may incur a tax liability on their pro rata share of partnership income with no corresponding cash with which to pay such tax liability. However, unit holders that are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See "Property Held Primarily for Sale; Potential Dealer Status" above and "Investment by Tax-Exempt Investors" at page 68).

     Partnership  Organization,  Syndication  Fees and Acquisition  Fees.  Under
Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Organization fees and expenses paid are amortized over a five year period. Amortization is not allowed with respect to syndication expenses paid by the partnership. Syndication costs include commissions, professional fees and printing costs in marketing sales of partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters. A portion of the fees incurred will be allocated to organizational costs. The partnership intends to amortize all organization expenses ratably over a five year period. The Service may challenge the deductibility of these organization fees on the basis that these are fees paid in connection with the syndication of the limited partners interests rather than organization fees. If the Service were successful in taking these or other positions on such fees, the partnership's and therefore the limited partners' deductions during the offering period or for a five year term thereafter might be less than projected although not significantly so.

     Original Issue Discount. The partnership may be subject to the original issue discount rules with respect to interest to be received with respect to loans. Original issue discount may arise with respect to loans if (a) the interest rate varies according to fixed terms; (b) the borrower is permitted to defer interest payments to years after such interest accrues; and (c) the amount of the partnership's share of interest income with respect to additional interest or deferred interest related to the income appreciation from the mortgage property under a right of participation is determined in a year prior to the year in which payment of such amount is due. The partnership anticipates extending mortgage loans under some or all of the proceeding terms, and to the extent it does, the original discount rules may be applicable. Counsel cannot opine as to the applicability of these rules prospectively.

     The amount of original issue discount under a mortgage loan containing any of the foregoing terms is to be computed based upon the compound interest method of calculation, resulting in the reporting of interest income in increasing amounts each taxable year. Recognition by the partnership of original issue discount with respect to a loan will increase the partnership's basis in that loan, thereby reducing all the amount of income the partnership must recognize in the year payment of the amount giving rise to the original issue discount is actually received or upon disposition of the loan. The reporting of the recognition by the partnership of original issue discount as income in any particular tax year will have the effect of increasing the amount of income which the limited partners must report from the partnership, without the concurrent receipt of the cash distribution with which to pay tax, if any, resulting from the reporting of such income. However, to the extent such original issue discount constitutes "interest", tax exempt investors may exclude such original issue discount in computing their unrelated business taxable income liability.

     Deduction of Investment Interest. The Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that an individual may take a deduction for "investment interest" only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and investment and interest expenses allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the

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passive loss rules.  Investment  interest  does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. Therefore, an investment expense attributable to an investment as a limited
partner  in  the  partnership  will  be  subject  to  the  investment   interest
limitations. This exclusion will not apply for interest expenses, if any, allocable to portfolio income.

     Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Passive losses allowable solely as a result of the passive activity loss phase-in rules may, however, reduce investment income. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

     It is not anticipated the partnership will incur any material amount of "investment interest" that will be significantly limited by these rules. However, investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

     Section 754 Election. Because of the complexities of the tax accounting required, the partnership does not presently intend to file under Section 754 of the Code an election to adjust the basis of the properties in the case of a transfer of a limited partnership interest, although the general partners have the authority to make such an election. The effect of such an election would be that, with respect to the transferee limited partner only, the basis of the partnership's properties would either be increased or decreased by the difference between the transferee's basis for his limited partnership interest and his proportionate share of the partnership's adjusted basis for all properties. A substitute limited partner would have to account separately in his personal income tax return for the special basis (and the deductions in connection therewith) in his partnership interest attributable to the election made pursuant to Section 754. Any increase or decrease resulting from such an adjustment would be allowable among the partnership's assets in accordance with rules established under the Code. After such adjustment has been made, the transferee limited partner's share of the adjusted basis of the partnership's properties would equal the adjusted basis of his limited partnership interest. If (as presently anticipated) the partnership does not make such an election, upon a sale of the properties subsequent to a transfer of a limited partnership interest, taxable gain or loss to the transferee will be measured by the difference between his share of the gross proceeds of such sale and his share of the partnership's tax basis in the properties (which, in the absence of a Section 754 election, will be unchanged by the transfer of the limited partnership interest to him), rather than by the difference between his share of such proceeds and the portion of the purchase price for his interest that was allocable to the properties. As a consequence, such transferee will be subject to a tax upon a portion of the proceeds which represents as to him a return of capital, if the purchase price for his interest exceeds his share of the adjusted basis for all properties. However, in the event of a taxable sale or other disposition of his limited partnership interest, the purchase price paid by the transferee is important since, notwithstanding the partnership's failure to make a Section 754 election, such purchase price will be taken into account in determining such transferee's basis for such interest. The absence of a right to have such election made by the partnership may inhibit transferability of a limited partnership interest since a potential transferee may consider this factor as reducing the value of the interest.

     Termination of the Partnership. A partnership is terminated for tax purposes only (i) if no part of the partnership business, financial operation or venture continues to be carried on by any of its partners, or (ii) if, within any 12-month period, there is a sale or exchange of fifty percent (50%) or more of the total interest in partnership capital and profits. If, upon such termination, the partnership business is continued by the partners, the partnership is deemed to have contributed the partnership property to a successor entity in consideration of the successor entity's partnership interests which are deemed to be distributed to the partners in liquidation of their interests in the original partnership. The original partnership's taxable year closes with respect to all partners as the result of such a "constructive" liquidating distribution.

     Upon termination of a partnership for federal income tax purposes, a partner generally will recognize a capital gain to the extent cash distributed, and the reduction, if any, in his pro rata share of partnership debt exceeds his adjusted tax basis for his units immediately before the distribution, and will recognize capital loss to the extent his adjusted tax basis for his units exceeds the sum of money and the partnership's basis in unrealized receivables and substantially appreciated inventory distributed to him (if no other property is distributed). However, if substantially appreciated inventory or unrealized receivables are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution.

     Tax Returns. The partnership will furnish annually to you (but not to assignees of limited partners unless they become substituted limited partners) sufficient information from the partnership's tax return for you to prepare your own federal, state and local tax returns. The partnership's tax returns will be prepared by accountants to be selected by the general partners. There are substantial additional penalties for failure to timely file the federal information tax return of the partnership and/or filing of such a return that fails to show the information required under Section 6031 of the Code.

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     Audit of Tax Returns.  The general partners  understand that the Service is paying increased attention to the proper application of the tax laws to partnerships. While the partnership is not being formed so as to allow investors to avail themselves of losses or deductions generated by the partnership, the Service still may choose to audit the partnership's information returns. An audit of the partnership's information returns may precipitate an audit of the income tax returns of limited partners. Any expense involved in an audit of a limited partner's returns must be borne by such limited partner. Prospective investors should also be aware that if the Service successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a partnership information return, corresponding adjustments would be made to the income tax returns of limited partners. Further, any such audit might result in Service adjustments to items of non-partnership income or loss.

     The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners. However, any partner has the right to participate in any administrative proceeding at the partnership level. Generally, the "tax matters partner," Michael R. Burwell, would represent the partnership before the Service and may enter into a settlement with the Service as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the Service providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of a partnership and all partners. However, if the tax matters partner fails to file such an action, then any partner, unless such partner owns less than one percent (1%) interest in a partnership having more than 100 partners) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action. The "tax matters partner" may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

     Investment by Tax-Exempt Investors. Tax-exempt investors, including employee trusts and Individual Retirement Accounts ("IRAs"), are generally exempt from federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income," as defined in Section 512 of the Code. Unrelated business taxable income does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from "debt-financed property" as defined in Section 514 of the Code.

     In addition to receiving interest income (which will comprise substantially all of its income), the partnership may also receive payments in the nature of points or loan servicing or origination fee at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute unrelated business taxable income.

     Any partnership borrowing for the purpose of making loans may result in "debt financed property" and, therefore, unrelated business taxable income to tax-exempt limited partners to the extent that the Service concludes that such borrowings are allocable to the limited partners for this purpose. Furthermore, any borrowings by a limited partner for the purpose of financing his investment in the partnership can result in "debt-financed property" and, therefore, unrelated business taxable income.

     As a consequence of the exercise of a default remedy under a partnership, the partnership may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time. The partnership is permitted to borrow funds to assist in the operation of any property on the security of which it has previously made a loan and the operations of which it has subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be "debt-financed property." In such event, net income and gain from any such property may constitute unrelated business taxable income, although employee trusts (but not most other tax-exempt organizations, including IRAs) may nevertheless qualify for an exception, found in Code Section 514(c)(9), which would exempt them from taxation on such net income in the case of the real property.

     The partnership intends to hold its loans for investment and, therefore, no unrelated business taxable income should result from the disposition of these assets. Such may not be the case, however, if the partnership does not act in accordance with this intention and it is determined that the partnership is a dealer in the business of buying and selling loans. The general partners have represented that they intend to conduct the activities of the partnership in a manner so as to minimize or eliminate the risk of having the partnership classified as a "dealer" for federal income tax purposes (See "Property Held Primarily For Sale; Potential Dealer Status" at page 66).

     In computing unrelated business taxable income, a tax-exempt investor, including an employee trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the "debt-financed property," as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to unrelated business taxable income. Even though a portion of the income of a tax-exempt investor is unrelated business taxable income, income from other sources which is not unrelated business taxable income will not be subject to federal income

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taxation.  In addition,  the receipt of unrelated  business  taxable income by a tax-exempt investor generally will not affect its tax-exempt status if the investment is not otherwise inconsistent with the nature of its tax exemption.

     Any person who is a fiduciary of a tax exempt investor considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401 (a) (9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before the partnership liquidates its loans, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant. It is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from the partnership with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution-in-kind on units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. It is unlikely that partnership loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making mandatory distribution of units in kind.

     If you are a tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the partnership. Furthermore, with regard to certain non-tax aspects of an investment in the partnership you should consider "ERISA RISKS - Risks of Investment by Tax-Exempt Investors" at page 18 and "ERISA CONSIDERATIONS" at page 70.

     Investment By Charitable Remainder Trusts. In addition to the general tax treatment of unrelated business taxable income received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. If a charitable remainder trust (which includes charitable remainder annuity trusts, charitable remainder unitrusts and charitable remainder net income trusts) receives any related business taxable income for any taxable year, the trust is taxable on all of its income as a complex trust. The reminder trust is taxable on its accumulated income to the extent the income is not distributed to beneficiaries and to the extent the income exceeds the amount deductible under Section 661 (a). Although the partnership does not anticipate that it will generate any significant unrelated business taxable income it will likely generate at least a nominal amount of UBTI. Accordingly, prospective investors that are charitable remainder trusts should review their individual tax situation with their tax advisors to determine the effect of the receipt of unrelated business taxable income to the trust.

     Foreign Investors As Limited Partners. Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings the partnership is required to make pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amount otherwise payable to foreign investors.

     State and Local Taxes. In addition to the federal income tax consequences described above, prospective investors may be subject to state and local tax consequences by reason of investment in the partnership. Your distributive share of the taxable income or loss of the partnership generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident. Further, upon your death, estate or inheritance taxes might be payable in such jurisdictions based upon your interest in the partnership. In addition, you might be subjected to income tax, estate or inheritance tax, or both. Depending upon the applicable state and local laws, tax benefits which are available to you for federal income tax purposes may not be available to you for state or local income tax purposes.

     Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example California has required certain public real estate programs to withhold and pay state taxes relating to income-producing properties located in the state. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the

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state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners.

     New Legislation. The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 ("2003 Act") made a number of significant changes for individuals. For individual taxpayers, the maximum tax rate for most long-term capital gains falls from 20% to 15% through 2008. The 10% capital gains tax rate for lower-income individuals falls to 5% through 2007 and to zero for 2008. The reduced rates are also used when calculating alternative minimum tax (AMT) liability.

     The 2003 Act provided tax rate reductions across the board for individual taxpayers. This has resulted in a lowering of the 27% rate to 25%, the 30% rate to 28%, the 35% rate to 33%, and the 38.6% rate to 35%. The reductions are in effect through 2010.

     Perhaps most importantly, dividend income received by an individual shareholder from a domestic or qualified foreign corporation is now taxed at a maximum rate of 15% through 2008 (down from the maximum individual rate of 38.6%). For lower-income individuals, a new 5% rate applies to dividend income through 2007, and dividend income is tax-free for 2008.

     The alternative minimum tax (AMT) exemption amount is increased by $4,500 (from $35,750 to $40,250) for single taxpayers and $9,000 (from $49,000 to $58,000) for married taxpayers filing joint returns for 2003 and 2004.

     The more favorable tax rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in pass through entities such as the partnership to now be relatively less attractive than investments in the stocks of corporations that pay dividends. On the other hand, while the new dividends tax rate has mitigated the impact of the double-tax on corporate earnings, this significant disincentive sill exists. It is not possible to predict whether the 2003 Act will be significant in investors' preferences for one form of investment vehicle over another.

     You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the partnership. A discussion of state and local tax law is beyond the scope of this prospectus.

                              ERISA CONSIDERATIONS

     General. The law governing retirement plan investment in the partnership is the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Persons or organizations that exercise discretion or control over plan assets are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets "solely in the interest of plan participants." Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called "prudent man rule") and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor ("DOL") under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That Internal Revenue Service position has not been modified since ERISA. Consequently, a "Tax-Exempt Investor", which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase units of limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

     Fiduciaries Under ERISA. A fiduciary of a qualified plan is subject to certain requirements under ERISA, including the duty to discharge of responsibilities solely in the interest of, and for the benefit of the qualified plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the qualified plan's governing documents.

     Fiduciaries with respect to a qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the qualified plan. For example, any person who is responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional whose advice will serve as one of the primary basis for a qualified plan's investment decisions may be a fiduciary of the qualified plan, as may any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

     While the beneficiary "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified

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plan in a "self-directed  investment" arrangement that meets the requirements of
Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held
responsible   for  the   consequences   of  his   investment   decisions   under
interpretations  of applicable  regulations of the Department of Labor.  Certain
qualified  plans  of  sole   proprietorships,   partnerships   and  closely-held
corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing an investment of a portion of the qualified plan's assets in units.

     Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all qualified plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain qualified plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit qualified plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereafter referred to as "disqualified persons"). Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

     "Prohibited transactions" include any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the qualified plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.
Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a qualified plan or IRA from assets as to which the general partners or any of their affiliates are fiduciaries. Additionally, fiduciaries of, and other disqualified persons with respect to, qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular qualified plan's or IRA's decision to purchase units.

     Plan Assets. If the partnership's assets were determined under ERISA or the Code to be "plan assets" of qualified plans and/or IRAs holding units, fiduciaries of such qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the general partners or their affiliates. In addition, certain of the transactions described in the prospectus in which the partnership might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such qualified plans and IRAs, even if their acquisition of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the general partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a qualified plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

     In order to qualify for the exception described above, the securities in question must be "publicly-offered securities." Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred.

     The partnership's units should constitute "publicly-offered securities" because (a) the general partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the general partners have represented that the partnership's offering the units is registered under the Securities Act of 1933 and that the general partners intend to register the units in the partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of limited partners contained in the partnership agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain

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restrictions  enumerated in the  regulation  that  ordinarily  will not affect a
determination   that  securities  are  freely   transferable  when  the  minimum
investment  is  $10,000  or  less.  The  partnership   agreement  prohibits  the
assignment or other transfer of units without the general partners' written consent if the general partners determine in good faith that such transfer might result in a change in the status of the partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or
hereafter   interpreted  by  the  Service  in  rulings,   regulations  or  other
publications,  or by the courts,  and such status would have a material  adverse impact on the limited partners or their assignees. In order to prevent the partnership from being classified as a publicly-traded partnership, the general partners have represented that it intends to prohibit transfers of units only to the extent necessary to comply with the publicly traded partnership safe harbors (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded partnerships" at page 63). The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation. Therefore, the restriction in the partnership
agreement   should  not,   absent   unusual   circumstances,   affect  the  free
transferability of the units within the meaning of the regulation.

     Annual Valuation. Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership.

     Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans. The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Limited partners may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

     Potential Consequences of Treatment as Plan Assets. In the event that the units do not constitute "publicly-offered securities," the underlying assets of the partnership are treated as plan assets under the regulations. If the partnership's underlying assets are deemed to be plan assets, the partnership may be required to take steps which could affect partners who are subject to income tax, as well as qualified plans which may invest in the partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the partnership. Each partner of the partnership who has authority or control with respect to the management or disposition of the assets of the partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a qualified plan which invests in the partnership resulting from a breach of fiduciary duty.

     The prohibited transaction restrictions would apply to any transactions in which the partnership engages involving the assets of the partnership and a party-in-interest. Such restrictions could, for example, require that the partnership and the general partners avoid transactions with entities that are affiliated with the partnership or the general partners or that qualified plan investors be given the opportunity to withdraw from the partnership. Also, the general partners who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the qualified plan's tax-exempt status.

                              DESCRIPTION OF UNITS

     The units will represent a limited partnership interest in the partnership. Each unit is $1.

     The limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, vote to take the following actions:

     o terminate the  partnership;
     o amend the limited partnership agreement, subject to certain limitations described in Section 12.4 of the limited partnership agreement;

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     o approve or disapprove the sale of all or substantially  all of the assets of the partnership; or
     o remove or replace one or all of the general partners. In addition, limited partners representing ten percent (10%) of the limited partner interests may call a meeting of the partnership. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 73).

     If you assign your units to another person, that person will not become a substituted limited partner in your place unless the written consent of the general partners to such substitution has been obtained. Such consent shall not be unreasonably withheld. A person who does not become a substituted limited partner shall be entitled to receive allocations and distributions attributable to the unit properly transferred to him, but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books.

     There is not a public trading market for the units and none is likely to exist. The transferability of the units will be subject to a number of restrictions. Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the withdrawal provisions described below. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire less than 2000 units. No unit may be transferred if, in the judgment of the general partners, a transfer would jeopardize the status of the partnership or cause a termination of the partnership for federal income tax purposes. Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner's Rules. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your interests if the general partners determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     We will not repurchase any units from you. However, you may withdraw from the partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from your capital account. You may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See "TRANSFER OF UNITS - Withdrawal from Partnership" at page 76).

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The following is a summary of the limited partnership agreement for the partnership, and is qualified in its entirety by the terms of the agreement itself. You are urged to read the entire agreement, which is set forth as Exhibit A to this prospectus.

     Rights and Liabilities of Limited Partners. The rights, duties and powers of limited partners are governed by the limited partnership agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the "partnership act")) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such agreement and partnership act.

     You as a limited partnership will not be responsible for the obligations of the partnership. However, you will be liable to the extent of any deficit in your capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, return of capital.

     As a limited partner you will have no control over the management of the partnership, except that limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, take the following actions:

     o terminate the partnership (including merger or reorganization with one or more other partnerships);
     o amend the limited partnership agreement;
     o approve or disapprove the sale of all or substantially all of the assets of the partnership; or
     o remove and replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the business of the partnership where there is no remaining general partner after a general partner ceases to be a general partner other than by removal. The general partners shall have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the limited partners. Limited partners representing ten percent (10%) of the limited partnership interests may call a meeting of the partnership.

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     Capital  Contributions.  Interests in the partnership will be sold in units of $1, and no person may acquire less than 2,000 units ($2,000) for initial investments or 1,000 units (1,000) for additional investments for existing
limited   partners.   The  general   partners  have  the  discretion  to  accept
subscriptions for fractional units in excess of the minimum subscription. The general partners, collectively, will contribute the sum of l/10th of 1% of the gross proceeds to the capital of the partnership.

     Rights, Powers and Duties of General Partners. Subject to the right of the limited partners to vote on specified matters, the general partners will have complete charge of the business of the partnership. The general partners are not required to devote full time to partnership affairs but only such time as is required for the conduct of partnership business. Any one of the general partners acting alone has the power and authority to act for and bind the partnership. The general partners are granted the special power of attorney of each limited partner for the purpose of executing any document which the limited partners have agreed to execute and deliver.

     Profits and Losses. Profits and losses of the partnership will be allocated among the limited partners according to their respective outstanding capital accounts on a daily basis. Upon transfer of units (if permitted under the limited partnership agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month. One percent (1%) of all partnership profit and loss will be allocated to the general partners.

     Cash Distributions. Upon your subscription for units, you will be required to elect either (i) to receive monthly, quarterly or annual distributions ("periodic distributions"); or (ii) to retain your earnings in your capital account with us. The election to receive periodic cash distributions is irrevocable although you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elected to retain your earnings, you may, after three (3) years, change your election and receive periodic cash distributions. The general partners will also receive cash distributions equal to one percent (1%) of total partnership income.

     As a result, the relative percentage of partnership interests of non-electing partners (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of partners who receive cash distributions will decrease during the term of the partnership.

     Meeting. A general partner, or limited partners representing ten percent (10%) of the limited partnership interests, may call a meeting of the partnership on at least 30 days written notice. Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at our offices. As a limited partner, you may vote in person or by proxy at the partnership meeting. A majority of the outstanding limited partnership interests will constitute a quorum at partnership meetings. There are no regularly scheduled meetings of the limited partners.

     Accounting and Reports. The general partners will cause to be prepared and furnished to you, an annual report of the partnership's operation which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you. You shall also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 90 days after the end of the year.

     The general partners presently maintain the partnership's books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The general partners reserve the right to change such methods of accounting, upon written notice to limited partners. You may inspect the books and records of the partnership at all reasonable times.

     Restrictions on Transfer. The limited partnership agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold less than 2,000 units. No unit may be transferred if, in the judgment of the general partners, and/or their counsel a transfer would jeopardize our status as a partnership or cause a termination of the partnership for federal income tax purposes. The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted. In addition, you will not be permitted to make any transfer or assignment of your units if the general partners and/or their counsel determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     General Partners' Interest. Any general partner, or all of them, may retire from the partnership at any time upon six months written notice to all limited partners, in which event a retiring general partner would not be entitled to any termination or severance payment from the partnership, except for the return of his capital account balance. A general partner may also sell and transfer his general partner interest in the partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the partnership nor the limited partners will have any interest in the proceeds of such sale. However, the successor general partner must be approved by limited partners holding a majority of the outstanding limited partnership interests.

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     Term of Partnership.  The term of the partnership  commenced on the day the certificate of limited partnership was filed with the California Secretary of State, in May, 1993, and will continue until December 31, 2032. The partnership commenced operations in May, 1993. The partnership will dissolve and terminate if any one of the following occurs:

     o upon the removal, death, retirement, insanity, dissolution or bankruptcy of a general partner, unless the business of the partnership is continued by a remaining general partner, if any, or if there is no remaining general partner, by a new general partner elected to continue the business of the partnership by all the limited partners (or by a majority-in-interest of the limited partners, in the case of removal);

     o upon the affirmative vote of a majority-in interest of the limited partners;

     o upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the partnership's assets; or

     o otherwise by operation of law.

     Winding Up. The partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up. Upon dissolution of the partnership, the general partners will wind up the partnership's affairs by liquidating the partnership's assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us shall be applied to satisfy or provide for partnership debts and the balance shall be distributed to partners in accordance with the terms of the limited partnership agreement.

     Dissenting Limited Partners' Rights. If we participate in any acquisition of the partnership by another entity, any combination of the partnership with another entity through a merger or consolidation, or any conversion of the partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the limited partners, then each limited partner who does not approve such reorganization (the "Dissenting Limited Partner") may require the partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code. The partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the limited partners, (ii) the termination date of the partnership (currently, December 31, 2032, unless terminated earlier in accordance with the partnership agreement), (iii) the compensation payable to the general partners or their affiliates, or (iv) the partnership's investment objectives.

     The general partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion of the partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; the historic and projected operating results of the partnership's loans, and the then-current value and marketability of the partnership's loans. In general, the general partners would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partners or their affiliates to be a significant adverse change in the listed provisions.

     It is anticipated that, under the provisions of the partnership agreement, the consummation of any such conversion of the partnership into another form of business entity (whether or not approved by the general partners) would require the approval of limited partners holding a majority of the units.

                                TRANSFER OF UNITS

     Restrictions on the Transfer of Units. There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become limited partners only with the consent of the general partners. Under Article 7 of the partnership agreement, the assignment or other transfer of units will be subject to compliance with the minimum investment and suitability standards imposed by the partnership. (See "INVESTOR SUITABILITY STANDARDS" at page 1). Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units of the partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units. Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Rule 2810 to the NASD's Conduct Rules. The member

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firm must inform the proposed  transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

     Unless the general partners shall give their express written approval, no units may be assigned or otherwise transferred to:

     o a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);

     o any person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal and state securities laws;

     o any person if, in the opinion of tax counsel, such assignment would result in the termination under the Code of the partnership's taxable year of its status as a partnership for federal income tax purposes;

     o any person if such assignment would affect the partnership's existence or qualification as a limited partnership under the California Act or the applicable laws of any other jurisdiction in which the partnership is then conducting business.

     Any such attempted assignment without the express written approval of the general partners shall be void and ineffectual and shall not bind the partnership. In the case of a proposed assignment, which is prohibited for adverse tax consequences, however, the partnership shall be obligated to permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

     No Assignment Permitted on Secondary Market. Section 7.03 of the partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the general partners shall not permit any interest in a unit to be assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder. If the general partners determine in their sole discretion, that a proposed assignment was affected on a secondary market, the partnership and the general partners have the right to refuse to recognize any such proposed assignment and to take any action deemed necessary or appropriate in the general partners' reasonable discretion so that such assignment is not in fact recognized. For the purposes of Section 7.3 of the partnership agreement, any assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service established by Treasury Regulations under Section 7704 shall be treated as causing the units to be
publicly  traded.   The  limited  partners  agree  to  provide  all  information respecting assignments which the general partners deem necessary in order to determine whether a proposed transfer occurred on a secondary market. The general partners shall incur no liability to any investor or prospective investor for any action or inaction by them in connection with the foregoing, provided it acted in good faith.

     Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

     Withdrawal from Partnership. You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. Under the terms of the partnership agreement, the general partners have the right to withdraw from the partnership upon not less than six (6) months written notice to the limited partners. The right of a general partner to withdraw from the partnership does not affect, in any manner, your right to withdraw from the partnership as set below.

     One Year Withdrawal Right. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given in writing thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty and must state the amount to be withdrawn and may be addressed to any general partner or the partnership. No notice of withdrawal form is available. Investors will not be notified when their one year waiting period has ended. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to you.

     The ten percent (10%) early withdrawal penalty after one (1) year will be received by the partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the formation loan owed to the partnership by Redwood Mortgage Corp., thereby reducing the amount owed to the partnership from Redwood Mortgage Corp. Such portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of offering costs incurred by the partnership in this offering. Once offering expenses are repaid, early withdrawal penalties will be apportioned between the formation loan and the partnership's own account. (See "PLAN OF DISTRIBUTION" at page 79).

     Five Year Withdrawal Right. In addition, you will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as you may desire or as may be required in light of partnership

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cash flow as  determined  by the  General  Partner.  During this  five-year  (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above under the heading "One Year Withdrawal Right." Withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period.

     Liquidation Upon Death. In the event of your death during your investment with us, your heirs will be provided with the option to liquidate all or a portion of your investment. Such liquidations will not be subject to any early withdrawal penalties but will be limited in amount to $50,000 per year paid in equal quarterly installments until the account is fully liquidated. Amounts of $50,000 or less shall be paid in four equal quarterly installments. Your heirs will be required to notify us of their intent to liquidate your investment within 6 months from the date of death or the investment will become subject to our regular liquidation provisions. Due to the complex nature of administering a decedent's estate, the general partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

     You may commence withdrawal (or partial withdrawal) from the partnership as of the end of any calendar quarter. The amount that a withdrawing limited partner will receive from the partnership is based on the withdrawing limited partner's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's limited partnership interest in the partnership. The fair market value of a your interest in the partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the partnership's loan portfolio is realized by sales of existing loans (which sales are not required to be made).

     Distributions in liquidation of a withdrawing limited partner's interest are generally tax free to the limited partner. No gain is recognized except to the extent the amount of money distributed exceeds the limited partner's basis in his or her partnership interest. A loss will be recognized only to the extent that the limited partner's basis exceeds the cash and unrealized receivables and inventory distributed. Generally, any gain or loss recognized will be treated as capital gain or loss. When dealing with a series of distributions that result in the eventual liquidation of a limited partner's interest, gain is recognized only after the aggregate distributions exceed the limited partner's basis in his or her interest. Loss is not recognized until withdrawal is complete and the limited partner's interest is terminated. The general partners shall have the right to liquidate the capital account of any investor who's capital account balance is less than $1,000. The partnership will provide notice of its intent to liquidate a capital account no less than 30 days prior to the end of the calendar quarter in which liquidation shall occur. No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a general partner.

     We will not establish a reserve from which to fund withdrawals. Our capacity to return your capital account upon withdrawal is restricted to the availability of partnership cash flow. For this purpose, cash flow is considered to be available only after all current partnership expenses have been paid (including compensation to the general partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to limited partners who elected to receive such distributions upon subscription for units. No more than twenty percent
(20%) of the total limited partners' capital accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding this twenty percent (20%) limitation, the general partners shall have the discretion to further limit the percentage of the total limited partners' capital accounts that may be withdrawn in order to comply with the safe harbor provisions of the regulations under Section 7704 of the Code to avoid the partnership being taxed as a corporation. If notices of withdrawal in excess of these limitations are received by the general partners, the priority of distributions among limited partners shall be determined as follows: first to those limited partners withdrawing capital accounts according to the 20 quarter or longer installment liquidation period, then ERISA plan limited partners withdrawing capital accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to limited partners withdrawing capital accounts after five years over four quarterly installments, then to administrators withdrawing capital accounts upon the death of a limited partner and finally to all other limited partners withdrawing capital accounts. Except as provided above, withdrawal requests will be considered by the general partners in the order received.

     Upon dissolution and termination of the partnership, a five-year winding-up period is provided for liquidating the partnership's loan portfolio and distributing cash to limited partners. Due to high prevailing interest rates or other factors, the partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Limited partners who complete a withdrawal from the partnership prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those limited partners who remained in the partnership until its termination.

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                              DISTRIBUTION POLICIES

     Distributions to the Limited Partners. The partnership will make monthly, quarterly or annual distributions of all earnings to those limited partners affirmatively electing to receive cash distributions upon subscription. All other limited partners will not receive current distributions of earnings, rather their earnings will be credited to their capital accounts on a monthly basis and will increase their capital accounts, in lieu of receiving periodic cash distributions. Earnings retained in your capital account will be used by us for making further loans and for other proper partnership purposes. However, there is no assurance as to the timing or amount of any distribution to the holders of the units. Once you have made the election to receive cash distributions, you may not revoke or change your election.

     Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the partnership during the quarter. For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

     Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the formation loan, late and prepayment charges, interest on short-term investments and working capital reserve, after deducting funds used to pay or provide for the payment of partnership expenses and appropriate reserves.

     Subject to the right of the general partners to terminate your right to credit your capital account in lieu of receipt of periodic cash distributions, such option to credit your capital account in lieu of receiving periodic cash distributions will continue unless prohibited by applicable federal or state law.

     Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles. The term "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, partnership assets during any calendar month over the accrued operating expenses of the partnership during such month, including any adjustments for bad debt reserves or deductions as the general partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the general partners not specifically related to, billed to or reimbursable by the partnership as specified in Sections 10.15 through 10.17 of the limited partnership agreement. All cash available for distribution will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

     Allocation of Net Income and Net Losses. Net income and net loss for accounting purposes for each fiscal quarter and all items of net profits or net losses and credits for tax purposes for each quarter shall be allocated to the partners as set forth in Article V of the limited partnership agreement. Net income and net loss will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

                           REPORTS TO LIMITED PARTNERS

     Within 90 days after the end of each fiscal year of the partnership, the general partners will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each partnership fiscal year, the general partners will deliver to you, an annual report which includes audited financial statements by the partnership's independent certified public accountants of the partnership prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on the partnership's activities for that year, identifies the source of partnership distributions, sets forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefore and contains such other information as is deemed reasonably necessary by the general partners to advise you of the affairs of the partnership.

     For as long as the partnership is required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter. If and when such reports are not required to be filed, you will be furnished, within 60 days after the end of each of the first three quarters of each partnership fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered.

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

                              PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the partnership agreement, the partnership offers through qualified broker dealers on a best efforts basis, a maximum of 75,000,000 units ($75,000,000) of limited partnership interest at $1 per unit. The minimum subscription is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing limited partners.

     Sales Commissions. With respect to each investor, participating broker dealers will receive sales commissions of 5% of gross proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross proceeds will be paid for subscriptions where investors elect to reinvest their earnings and acquire additional units in the partnership. Additionally, participating broker dealers may be entitled to receive up to .5% of the gross proceeds for bona fide due diligence expenses, and up to an additional 5% of gross proceeds if investors elect to receive cash distributions or up to 1% of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements and sales seminar expenses payable by the partnership. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation") Although total sales commissions payable could equal 9%, the partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed 7.6%. This number is based upon the general partners' assumption, based on historical experience, that 65% of investors will elect to compound earnings and receive additional units and 35% of investors will elect to receive distribution. No participating broker dealer shall execute any transaction in the partnership in a discretionary account without the prior written approval of the investor.

     Sales by Registered Investment Advisors. In addition to purchasing units though participating broker dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor is an investment professional retained by you to advise you regarding your investment strategy regarding all of your assets, not just your investment with us. Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

     If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to the partnership, an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer. The partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

     o Election of Investors to Pay Client Fees. If you acquire units directly from the partnership through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated quarterly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or compounded as earnings. For ease of reference, we have referred to these fees as "client fees." If you elect to compound earnings, then the amount of the earnings reinvested by you will be reduced by an amount equal to the amount of the client fees paid. Thus, the amount of the periodic cash distributions paid or the amount of earnings compounded will be less if you elect to pay client fees through us. The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

     o Client Fees are not Sales Commissions. All client fees paid will be paid from those amounts that would otherwise be paid to you or compounded in your capital account. The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such client fees be paid by us as sales commissions or other compensation. We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed 10% of the program proceeds received plus an additional .5% for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     o Representations and Warranties of Registered Investment Advisors. All registered investment advisors will represent and warrant to the partnership that, among other things, the investment in the units is suitable for you, that he has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he is affiliated with an NASD registered broker or dealer, that all client fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     Payment of Sales Commissions. As of December 31, 2002, total commissions have averaged 7.52% of limited partner units sold. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation"). Units may also be offered or sold directly by the general partners for which they will receive no sales commissions. No commissions will be paid on any units acquired by partners in lieu of periodic cash distributions.

     Payment of Other Fees to Participating Broker Dealers. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

     The participating broker dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any units, nor shall the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

     The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the general partners shall indemnify the participating broker dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities
and   Exchange   Commission   is  contrary  to  public   policy  and   therefore
unenforceable.

     Suitability Requirements. You will be required to comply with (i) the minimum purchase requirement and investor suitability standard of your state of residence or (ii) the investor suitability standard imposed by the partnership in the event that your state of residence does not impose such a standard (See "INVESTOR SUITABILITY STANDARDS" at page 1).

     In order to purchase any units, you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at Exhibit B-l. By executing the signature page for the subscription agreement, you agree to all of the terms of the partnership agreement including the grant of a power of attorney under certain circumstances. Units will be evidenced by a written partnership agreement.

     Your subscription agreement will be accepted or rejected by the general partners within thirty (30) days after its receipt. Subscriptions will be effective only on acceptance by the general partners and the right is reserved to reject any subscription "in whole or in part" for any reason.

     The general partners and their affiliates may, in their discretion, purchase units for their own. The maximum number of units that may be purchased by the general partners or their affiliates is $1,000,000 (1,000,000 units). Purchases of such units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the general partners or their affiliates will regularly purchase units for their own accounts.

     Formation Loan. All selling commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp. Redwood Mortgage Corp. will pay the commissions from the proceeds of the formation loan that is being made from the partnership. In other words, the partnership lends to Redwood Mortgage Corp., funds from the offering proceeds equal to the amount of sales commission paid to the participating broker dealers. For example, if an investor elects to invest $10,000 and elects to reinvest his earnings, the participating broker dealer will be owed a 9% or $900 sales commission. Instead of paying $900 to the participating broker dealer, the partnership will lend $900 to Redwood Mortgage Corp. as part of the formation loan. Redwood Mortgage Corp. pays the participating broker dealer its sales commission and then over time repays the partnership the amount of the loan, in the case of our example, $900. That loan, called a formation loan, is non-interest bearing, unsecured, and is paid back to the partnership by Redwood Mortgage Corp. over time. The total principal balance of the formation loan will not be known until the offering closes and all sales commissions are paid. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings.

     Initially, upon the formation of the partnership, approximately eighty four percent (84%) of each dollar invested will be available for loans assuming that all units offered are purchased and no leveraged funds are utilized. However, as Redwood Mortgage Corp. repays the formation loan, and if working capital reserves are applied to loans as has occurred in prior programs, approximately ninety-six percent (96%), will be available for investment in loans.

     Although it is possible that the amount of the formation loan could be as much as nine percent (9%) of the gross proceeds, it is anticipated that the formation loan will average approximately 7.6% of capital raised. The reason for this lower anticipated formation loan amount is that through historical experience and knowledge of professionals in the industry, the general partners anticipate that sixty-five percent (65%) of the limited partners will elect to compound their earnings and thirty-five percent (35%) will elect to receive distributions of earnings. However, if more than sixty-five percent of limited partners elect to compound earnings, then the formation loan will be higher because there will be more 9% sales commissions paid. Similarly, if more than thirty-five percent of limited partners elect to receive cash distributions, the formation loan will be less because there will be more 5% sales commissions paid. The formation loan will be unsecured, will not bear interest, and will be repaid in annual installments. Upon commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year, reduced by a portion of the early withdrawal penalties. Such payments shall be due and payable by December 31 of the following year. Upon the termination of the offering, the principal balance outstanding shall be amortized over ten years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early withdrawal penalties. Each payment of principal amounts after the termination date shall be made on or before December 31 of the following year.

     The formation loan for the first offering of units ($15,000,000) totaled $1,075,000, which represented 7.2% of the limited partners contributions. No payments were due on this formation loan until after the termination of the offering which occurred in October, 1996. The first payment commenced January, 1997 and was due on December 31, 1997. The final payment will be due December 31, 2006 unless prepaid earlier.

     The formation loan for the second offering of units ($30,000,000) totaled $2,272,000 which represented 7.6% of the limited partners contributions of $29,993,000. The first payment was due on December 31, 1997. Payments were due on the formation loan for the second offering at 1/10 of the outstanding principal balance of the formation loan until the offering terminated. Then after the offering terminated in August, 2000, the remaining balance at December 31, 2000 is being paid in equally amortized payments over 10 years, which began December 31, 2001. The final payment will be due December 31, 2010 unless prepaid earlier.

     As of December 31, 2002, the partnership, in connection with the third formation loan, had loaned $2,218,000 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to participating broker dealers. This represents 7.4% of limited partner contributions of $29,999,000. The first payment commenced January, 2001. Payments were due on the formation loan for the third offering at 1/10 of the principal balance at December 31, of the preceding year, until the offering terminated and then equally amortized over ten years, which commenced in January, 2003. The final payment will be due December 31, 2013, unless prepaid earlier.

     As of December 31, 2002, the partnership, in connection with the fourth formation loan, had loaned $1,300,000 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to the participating broker dealers. This represents 8.0% of limited partner contributions of $16,316,000. Payment on the fourth formation loan of 1/10th of the principal balance of the loan as of December 31 of each year is due and payable by December 31 of the following year. Upon termination of the offering, the principal balance outstanding shall be equally amortized over ten years with payments being made on or before December 31. The first payment will be made on or before December 31, 2003.

     The following table summarizes the payments that have been made on the three formation loans through December 31, 2002.

                          Formation Loans and Payments
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Payments
                                                                                  received
                                                                                    from       Application
            Principal     Principal     Principal     Principal       Total        Redwood       of early
             advanced      advanced      advanced     advanced       payments     Mortgage      withdrawal    Total
  Year     1st offering  2nd offering  3rd offering  4th offering      due          Corp.       penalties    applied       Balance
-----------------------------------------------------------------------------------------------------------------------------------
  1993       $206,000             -             -            -                          -             -                   $206,000
  1994        319,000             -             -            -                          -             -                    525,000
  1995        250,000             -             -            -                          -             -                    775,000
  1996        300,000        15,000             -            -              0        9,000         7,000       16,000    1,074,000
  1997              -       421,000             -            -        109,000       99,000         9,000      108,000    1,387,000
  1998              -       404,000             -            -        151,000      134,000        16,000      150,000    1,641,000
  1999              -       708,000             -            -        186,000      165,000        25,000      190,000    2,159,000
  2000              -       724,000       378,000            -        248,000      230,000        20,000      250,000    3,011,000
  2001              -             -     1,462,000            -        339,000      300,000        46,000      346,000    4,127,000
  2002              -             -       378,000      1,300,000      488,000      530,000        18,000      548,000    5,257,000
===================================================================================================================================
  Total    $1,075,000    $2,272,000    $2,218,000     $1,300,000   $1,521,000   $1,467,000      $141,000   $1,608,000

     Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early withdrawal penalties and other fees paid by the partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial general partners is removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). In addition, if all of the general partners are removed, no successor general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

     Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to limited partners, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

     Escrow Arrangements. Funds received by the participating broker dealers from subscriptions for units will be immediately available to us for investment. As this is not our first offering, no escrow will be established. Subscription proceeds will be released to the partnership and deposited into the our operating account.

     Termination Date of Offering. The offering will terminate one (1) year from the effective date of the prospectus unless terminated earlier by the general partners, or unless extended by the general partners for additional one year periods.

     Subscription Account. Your subscription will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Once your subscription has been accepted, you will be admitted into the partnership only when your subscription funds are required by the partnership to fund a mortgage loan, for the formation loan, to create appropriate reserves, or to pay organizational expenses or other proper partnership activities (See "ESTIMATED USE OF PROCEEDS" at page 19). During the period prior to your admittance of as a limited partner, proceeds from the sale of units will be held by the general partners for your account in the subscription account. Investors' funds will be transferred from the subscription account into the partnership on a first-in, first-out basis. Upon your admission to the partnership, your subscription funds will be released to the partnership and units will be issued at the rate of $1 per unit or fraction thereon. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings (see below), the amount equal to such interest will be added to your investment in the partnership, and the number of units actually issued shall be increased accordingly.

     The general partners anticipate that the delay between delivery of a subscription agreement and admission to the partnership will be approximately 90 days, during which time you will earn interest at pass book savings account rates. Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the partnership as long as the offering is open with a minimum additional investment of 1,000 units ($1,000). You are liable for the payment of the full purchase price of all units for which you have subscribed.

                           SUPPLEMENTAL SALES MATERIAL

     Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

     As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering

     o a brochure entitled Redwood Mortgage Investors VIII;
     o a participating broker-dealer only fact sheet;
     o a slide presentation;
     o participating broker-dealer only updates;

     Only the brochure entitled Redwood Mortgage Investors VIII will be delivered to you. All of the other materials will be for broker-dealer use only.

     The general partners and their affiliates may also respond to specific questions from participating broker dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker dealers for customer use, and other information relating to the offering may be made available to participating broker dealers for their internal use. However, the offering is made only by means of this prospectus. Except as described herein or in supplements hereto. We have not authorized the use of other sales materials in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the partnership and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

                                LEGAL PROCEEDINGS

     In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, we are not involved in any legal proceedings other than those that would be considered part of the normal course of business.

                                  LEGAL OPINION

     Legal matters in connection with the units offered hereby will be passed upon for the partnership Cox Castle & Nicholson LLP, 555 Montgomery Street, 15th Floor, San Francisco, California 94111, counsel for the partnership and the general partners. Such counsel has not represented the limited partners in connection with the units offered hereby.

                                     EXPERTS

     The financial statements of the partnership at December 31, 2002, 2001 and 2000 and for each of the years in the three year period ended December 31, 2002,the balance sheet at December 31, 2002 of Gymno Corporation, a general partner, and the balance sheet at September 30, 2002 of Redwood Mortgage Corp, a general partner, all included in this prospectus have been examined by Armanino McKenna LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The statements under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 61 and "ERISA CONSIDERATIONS" at page 70 as they relate to the matters referenced therein have been reviewed by the Cox Castle & Nicholson LLP, and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

     The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                  TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

     Appendix I contains prior performance and investment information for the general partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior offerings of the partnership and their experience in raising and investing funds, compensation of the general partners and their affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the partnership's prior programs' payment of mortgage loans. Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans.

     Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program identified in Table V and should not assume that the results of the prior programs will be indicative of the future results of this partnership. Moreover, the operating results for the prior programs identified in Table V should not be considered indicative of future results of the prior programs or whether the prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.


                                    GLOSSARY

     The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

     Assignee. The term "Assignee" shall mean a person who has acquired a beneficial interest in one or more units but who is neither a limited partner nor an assignee of record.

     Capital Account. The term "Capital Account", means, with respect to any partner, the capital account maintained for such partner in accordance with the following provisions:

     (a) To each partner's capital account there shall be credited, such partner's capital contribution, such partner's distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a partner and the amount of any partnership liabilities that are assumed by such partner or that are secured by any partnership property distributed to such partner.

     (b) To each partner's capital account there shall be debited the amount of cash and the gross asset value of any partnership property distributed to such partner pursuant to any provision of this agreement, such partner's distributive share of losses, and any items in the nature of expenses and losses that specially allocated to a partner and the amount of any liabilities of such partner that are assumed by the partnership or that are secured by any property contributed by such partner to the partnership.

     Distributions. The term "Distributions" means any cash or other property distributed to holders and the general partners arising from their interests in the partnership, but shall not include any payments to the general partners under the provisions of Article 10 of the partnership agreement.

     Earnings. The term "Earnings" means all revenues earned by the partnership less all expenses incurred by the partnership.

     Holders. The term "Holders" means the owners of units who are either partners or assignees of record, and reference to a "Holder" shall be to any one of them.

     Limited Partnership Interest. The term "Limited Partnership Interest" means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any limited partner in the partnership determined at any time by dividing a limited partner's current capital account by the total outstanding capital accounts of all limited partners.

     Net Income or Net Loss. The term "Net Income or Net Loss" means for each fiscal year or any other period, an amount equal to the partnership's taxable income or loss for such fiscal year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses shall be added to such taxable income or loss;

     (b) Any expenditures of the partnership described in Section 105(a)(2)(B) of the Code or treated as Section 105(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing profits or losses pursuant to Section 10.16 of the partnership agreement, shall be subtracted from such taxable income or loss;

     (c) Gain or loss resulting from any disposition of partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its gross asset value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such fiscal year or other period, computed such that if the gross asset value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a fiscal year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning gross asset value as the federal income tax depreciation, amortization or other cost recovery deductions for such fiscal year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of Section 10.16 of the partnership agreement, any items in the nature of income or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing profits or losses.

     Special-Use Properties. The term "Special-Use Properties" shall mean bowling alleys, churches and gas stations.

     Subscription  Agreement.   The  term  "Subscription  Agreement"  means  the
agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors VIII.

     Tax-Exempt Investors. The term "Tax-Exempt Investor(s)" means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans and individual retirement accounts (IRAs).

     Working Capital Reserve. The term "Working Capital Reserve" shall mean a portion of the invested capital which the general partners, in their discretion, determine is prudent to be maintained by the partnership to pay for operating, and other costs and expenses the partnership may incur with respect to its activities.

                        INDEX TO THE FINANCIAL STATEMENTS





Redwood Mortgage Investors VIII

Independent Auditors' Report.................................................88
Financial Statements, December 31, 2002, 2001 and 2000.......................89
Interim Financial Statements, June 30, 2003 (unaudited).....................109


GYMNO Corporation

Independent Auditors' Report................................................118
Balance Sheet as of December 31, 2002.......................................119
Interim Balance Sheet, as of June 30, 2003 (unaudited)......................123


Redwood Mortgage Corp.

Independent Auditors' Report................................................125
Balance Sheet as of September 30, 2002......................................126
Interim Balance Sheet, as of June 30, 2003 (unaudited)......................133

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

                              ARMANINO McKENNA LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                       12667 Alcosta Boulevard, Suite 500
                               San Ramon, CA 94583
                                 (925) 790-2600



INDEPENDENT AUDITORS' REPORT



To the Partners
Redwood Mortgage Investors VIII
Redwood City, California

     We have audited the accompanying consolidated balance sheets of Redwood Mortgage Investors VIII (a California limited partnership) as of December 31, 2002 and 2001 and the related consolidated statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Redwood Mortgage Investors VIII as of December 31, 2002 and 2001and the results of its operations and cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.




ARMANINO McKENNA LLP



/s/ Thomas E. Gard
San Ramon, California
February 21, 2003

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                           CONSOLIDATED BALANCE SHEETS
                    December 31, 2002 AND 2001 (in thousands)

                                                      ASSETS
                                                                                      2002             2001
                                                                                  --------------   --------------
   Cash and cash equivalents                                                           $  7,188        $   1,917
   Loans
   Loans secured by deeds of trust                                                       83,650           82,790
   Loans, unsecured                                                                           -                4
   Allowance for loan losses                                                            (3,021)          (2,247)
                                                                                  --------------   --------------
   Net loans                                                                             80,629           80,547
                                                                                  --------------   --------------

   Interest and other receivables
      Accrued interest and late fees                                                      3,913            3,345
      Advances on loans                                                                     279              195
      Other receivables                                                                     888                -
                                                                                  --------------   --------------
                                                                                          5,080            3,540
                                                                                  --------------   --------------
   Loan origination fees, net                                                                22                6
   Real estate held for sale (net of reserve of $500)                                     9,286                -
                                                                                  --------------   --------------
                                                                                          9,308                6
                                                                                  --------------   --------------
        Total assets                                                                  $ 102,205        $  86,010
                                                                                  ==============   ==============
                                         LIABILITIES AND PARTNERS' CAPITAL
   Liabilities
      Line of credit                                                                    $     -         $ 11,400
      Accounts payable                                                                      449               74
      Payable to affiliate                                                                  294              109
      Deferred interest                                                                     112                -
      Note payable                                                                        1,782                -
                                                                                  --------------   --------------
        Total liabilities                                                                 2,637           11,583
                                                                                  --------------   --------------

   Minority interest                                                                      1,213                -
                                                                                  --------------   --------------
   Investors in applicant status                                                          2,578              673
                                                                                  --------------   --------------
   Partners' capital
      Limited partners' capital, subject to redemption net of unallocated syndication costs of $592 and $400 for 2002 and 2001, respectively; and
        formation loan receivable of $5,257 and $4,126 for 2002
        and 2001, respectively                                                           95,690           73,687
      General partners' capital, net of unallocated syndication costs
        of $6 and $4 for 2002 and 2001, respectively                                         87               67
                                                                                  --------------   --------------
        Total partners' capital                                                          95,777           73,754
                                                                                  --------------   --------------
        Total liabilities and partners' capital                                       $ 102,205         $ 86,010
                                                                                  ==============   ==============

     The accompanying notes are an integral part of these consolidated financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                        CONSOLIDATED STATEMENTS OF INCOME
              For the Years Ended December 31, 2002, 2001 and 2000
             (in thousands, except for per limited partner amounts)

                                                                    2002              2001              2000
                                                               ---------------    --------------   ---------------

Revenues
   Interest on loans                                                 $ 11,416          $  8,920          $  6,261
   Late fees                                                              114                99                66
   Other                                                                    7                16                22
                                                               ---------------    --------------   ---------------
                                                                       11,537             9,035             6,349
                                                               ---------------    --------------   ---------------

Expenses
   Mortgage servicing fees                                              1,098               552               506
   Interest expense                                                       516               972               887
   Amortization of loan origination fees                                   12                14                12
   Provisions for losses on loans                                         780               957               376
   Provisions for losses on real estate                                   500                 -                 -
   Asset management fees                                                  325               158                61
   Clerical costs from Redwood Mortgage Corp.                             266               241               114
   Professional services                                                   66                13                64
   Broker expense                                                         444                 -                 -
   Other                                                                   44                35                42
                                                               ---------------    --------------   ---------------
                                                                        4,051             2,942             2,062
                                                               ---------------    --------------   ---------------

     Net income                                                      $  7,486          $  6,093          $  4,287
                                                               ===============    ==============   ===============

Net income
   General partners (1%)                                             $     75          $     61          $     43
   Limited partners (99%)                                               7,411             6,032             4,244
                                                               ---------------    --------------   ---------------

                                                                     $  7,486          $  6,093          $  4,287
                                                               ===============    ==============   ===============

Net income per $1,000 invested by limited partners
  for entire period
   Where income is reinvested and compounded                          $    87            $   90            $   86
                                                               ===============    ==============   ===============
   Where partner receives income in periodic distributions            $    84            $   86            $   83
                                                               ===============    ==============   ===============

     The accompanying notes are an integral part of these consolidated financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
             Consolidated Statements of changes in partners' capital
       For the Years Ended December 31, 2002, 2001 and 2000 (in thousands)

                                                                                       Limited Partners
                                                                   ----------------------------------------------------------
                                                                      Capital
                                                  Investors In        Account      Unalloc.      Formation         Total
                                                    Applicant         Limited     Syndicat.on      Loan          Partners'
                                                     Status          Partners'       Costs      Receivable        Capital
                                                 ----------------  -------------- ------------ --------------  --------------
Balances at December 31, 1999                           $    330       $  39,531     $  (342)      $ (2,159)       $  37,030
 Contributions on application                             14,887               -            -              -               -
 Formation loan increases                                      -               -            -        (1,102)         (1,102)
 Formation loan payments                                       -               -            -            230             230
 Interest credited to partners in applicant
    status                                                     5               -            -              -               -
 Interest withdrawn                                          (1)               -            -              -               -
 Transfers to partners' capital                         (14,996)          14,981            -              -          14,981
 Net income                                                    -           4,244            -              -           4,244
 Syndication costs incurred                                    -               -        (227)              -           (227)
 Allocation of syndication costs                               -           (248)          248              -               -
 Partners' withdrawals                                         -         (1,976)            -              -         (1,976)
 Early withdrawal penalties                                    -            (30)           10             20               -
                                                 ----------------  -------------- ------------ --------------  --------------
Balances at December 31, 2000                                225          56,502        (311)        (3,011)          53,180
 Contributions on application                             19,712               -            -              -               -
 Formation loan increases                                      -               -            -        (1,462)         (1,462)
 Formation loan payments                                       -               -            -            300             300
 Interest credited to partners in applicant
    status                                                     1               -            -              -               -
 Transfers to partners' capital                         (19,265)          19,245            -              -          19,245
 Net income                                                    -           6,032            -              -           6,032
 Syndication costs incurred                                    -               -        (291)              -           (291)
 Allocation of syndication costs                               -           (178)          178              -               -
 Partners' withdrawals                                         -         (3,317)            -              -         (3,317)
 Early withdrawal penalties                                    -            (70)           24             46               -
                                                 ----------------  -------------- ------------ --------------  --------------
Balances at December 31, 2001                                673          78,214        (400)        (4,126)          73,687
 Contributions on application                             21,563               -            -              -               -
 Formation loan increases                                      -               -            -        (1,677)         (1,677)
 Formation loan payments                                       -               -            -            530             530
 Interest credited to partners in applicant
    status                                                     1               -            -              -               -
 Transfers to partners' capital                         (19,659)          19,659            -              -          19,659
 Net income                                                    -           7,411            -              -           7,411
 Syndication costs incurred                                    -            -           (377)              -           (377)
 Allocation of syndication costs                               -           (178)          178              -               -
 Partners' withdrawals                                         -         (3,543)            -              -         (3,543)
 Early withdrawal penalties                                    -            (23)            7             16               -
                                                 ----------------  -------------- ------------ --------------  --------------
Balances at December 31, 2002                           $  2,578       $ 101,540   $    (592)      $  (5,257)      $  95,690
                                                 ================  ============== ============ ==============  ==============

     The accompanying notes are an integral part of these consolidated financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
             Consolidated Statements of changes in partners' capital
       For the Years Ended December 31, 2002, 2001 and 2000 (in thousands)

                                                                      General Partners
                                                  ----------------------------------------------------------
                                                    Capital Account      Unallocated           Total                Total
                                                        General          Syndication     General Partners'        Partners'
                                                       Partners'            Costs             Capital              Capital
                                                  -------------------- ----------------  -------------------  ------------------
Balances at December 31, 1999                                 $    35          $   (3)              $    32           $  37,062
 Contributions on application                                       -                -                    -                   -
 Formation loan increases                                           -                -                    -             (1,102)
 Formation loan payments                                            -                -                    -                 230
 Interest credited to partners in applicant status                  -                -                    -                   -
 Capital contributed                                               15                -                   15              14,996
 Net income                                                        43                -                   43               4,287
 Syndication costs incurred                                         -              (2)                  (2)               (229)
 Allocation of syndication costs                                  (2)                2                    -                   -
 Partners' withdrawals                                           (40)                -                 (40)             (2,016)
 Early withdrawal penalties                                         -                -                    -                   -
                                                  -------------------- ----------------  -------------------  ------------------

Balances at December 31, 2000                                      51              (3)                   48              53,228
 Contributions on application                                       -                -                    -                   -
 Formation loan increases                                           -                -                    -             (1,462)
 Formation loan payments                                            -                -                    -                 300
 Interest credited to partners in applicant status                  -                -                    -                   -
 Capital contributed                                               20                -                   20              19,265
 Net income                                                        61                -                   61               6,093
 Syndication costs incurred                                         -              (3)                  (3)               (294)
 Allocation of syndication costs                                  (2)                2                    -                   -
 Partners' withdrawals                                           (59)                -                 (59)             (3,376)
 Early withdrawal penalties                                         -                -                    -                   -
                                                  -------------------- ----------------  -------------------  ------------------

Balances at December 31, 2001                                      71              (4)                   67              73,754
 Contributions on application                                       -                -                    -                   -
 Formation loan increases                                           -                -                    -             (1,677)
 Formation loan payments                                            -                -                    -                 530
 Interest credited to partners in applicant status                  -                -                    -                   -
 Capital contributed                                               22                -                   22              19,681
 Net income                                                        75                -                   75               7,486
 Syndication costs incurred                                         -              (4)                  (4)               (381)
 Allocation of syndication costs                                  (2)                2                    -                   -
 Partners' withdrawals                                           (73)                -                 (73)             (3,616)
 Early withdrawal penalties                                         -                -                    -                   -
                                                  -------------------- ----------------  -------------------  ------------------
Balances at December 31, 2002                                 $    93          $   (6)             $     87           $  95,777
                                                  ==================== ================  ===================  ==================

     The accompanying notes are an integral part of these consolidated financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                      Consolidated Statements of cash flows
       For the Years Ended December 31, 2002, 2001 and 2000 (in thousands)

                                                               2002              2001              2000
                                                          ----------------  ----------------  ---------------
Cash flows from operating activities
   Net income                                                    $  7,486          $  6,093         $  4,287
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Provision for loan and real estate losses                      1,280               957              376
     Change in operating assets and liabilities
        Unsecured loans                                                 4                50              (5)
        Accrued interest and late fees                            (1,253)           (2,306)            (328)
        Advances on loans                                           (312)              (23)            (139)
        Other receivables                                           (888)                 -                -
        Loan origination fees                                        (16)                 7                6
        Accounts payable                                              375                44                1
        Payable to affiliate                                          185               109                -
        Deferred interest                                             112              (82)            (131)
                                                          ----------------  ----------------  ---------------
Net cash provided by operating activities                           6,973             4,849            4,067
                                                          ----------------  ----------------  ---------------
Cash flows from investing activities
   Loans originated                                              (32,601)          (47,512)         (49,289)
   Principal collected on loans                                    26,083            33,239           16,546
   Payments for development of real estate                          (219)                 -                -
   Proceeds from disposition of real estate                             -                 -              360
                                                          ----------------  ----------------  ---------------
Net cash used in investing activities                             (6,737)          (14,273)         (32,383)
                                                          ----------------  ----------------  ---------------

Cash flows from financing activities
   Borrowings (repayments) on line of credit, net                (11,400)           (5,000)           16,400
   Repayments on note payable                                         (7)                 -                -
   Contributions by partner applicants                             21,586            19,713           14,892
   Interest withdrawn by partners in applicant status                   -                 -              (1)
   Partners' withdrawals                                          (3,616)           (3,376)          (2,017)
   Syndication costs paid                                           (381)             (294)            (229)
   Formation loan lending                                         (1,677)           (1,462)          (1,102)
   Formation loan collections                                         530               300              230
                                                          ----------------  ----------------  ---------------
Net cash provided by financing activities                           5,035             9,881           28,173
                                                          ----------------  ----------------  ---------------

Net increase (decrease) in cash and cash equivalents                5,271               457            (143)

Cash and cash equivalents - beginning of year                       1,917             1,460            1,603
                                                          ----------------  ----------------  ---------------

Cash and cash equivalents - end of year                         $   7,188         $   1,917         $  1,460
                                                          ================  ================  ===============
Supplemental disclosures of cash flow information
   Cash paid for interest                                       $     516         $     972         $    888
                                                          ================  ================  ===============

     The accompanying notes are an integral part of these consolidated financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000

note 1 - Organizational and General

     Redwood Mortgage Investors VIII, a California Limited Partnership (the "Partnership"), was organized in 1993. The general partners are Michael R. Burwell, an individual, Gymno Corporation, and Redwood Mortgage Corp., both California corporations. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp., a general partner. At December 31, 2002, the Partnership was in its fourth offering stage, wherein contributed capital totaled $91,238,920 of approved aggregate offerings of $125,000,000. As of December 31, 2002 and 2001, $ 2,578,000 and $673,000, respectively, remained in applicant status, and total Partnership Units sold of 88,660,947 and were in the aggregate of $91,239,000 and $69,676,000 respectively.

     A minimum of $250,000 and a maximum of $15,000,000 in Partnership Units were initially offered through qualified broker-dealers. This initial offering closed in October 1996. In December 1996, the Partnership commenced a second offering of an additional $30,000,000, which closed on August 30, 2000. On August 31, 2000, the Partnership commenced a third offering for an additional $30,000,000, which closed in April 2002. On October 30, 2002, the Partnership commenced a fourth offering for an additional $50,000,000. As loans are identified, partners are transferred from applicant status to admitted partners participating in loan operations.

Sales commissions - formation loans

     Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., one of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is unsecured and non-interest bearing and is referred to as the "formation loan."

     The Formation Loan relating to the initial $15,000,000 offering totaled $1,075,000, which was 7.2% of limited partners' contributions of $14,932,000. It is being repaid, without interest, in ten annual installments of $107,000, which commenced on January 1, 1997, following the year the initial offering closed.

     The Formation Loan relating to the second offering ($30,000,000) totaled $2,272,000, which was 7.6% of limited partners' contributions of $29,993,000. It is being repaid, without interest, in ten equal annual installments of $201,000, which commenced on January 1, 2001, following the year the second offering closed. Additional payments on this loan were also made during the offering period.

     The Formation Loan relating to the third offering ($30,000,000) totaled $2,218,000, which was 7.4% of the limited partners' contributions of $29,999,000. It is to be repaid, without interest, in ten annual installments of $178,000, which will commence on January 1, 2003. Additional payments on this loan were also made during the offering stage.

     The Formation Loan relating to the fourth offering ($50,000,000) totaled $1,300,000 as of December 31, 2002, which was 8.0% of the limited partners contributions of $16,316,000 through December 31, 2002. An equal annual repayment schedule on this loan, without interest, will commence in the year subsequent to the closing of this offering.

     For the fourth offering, sales commissions paid to brokers range from 0% (units sold by general partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating full 9% commissions. The principal balance of the Formation Loan will increase as additional sales of units are made. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 1 - Organizational and General (continued)

Sales commissions - formation loans (continued)

     The following summarizes Formation Loan transactions to December 31, 2002 (in thousands):

                               Initial        Subsequent           Third            Fourth
                             Offering of      Offering of       Offering of      Offering of
                               $15,000          $30,000           $30,000          $50,000           Total
                             -------------   --------------    --------------    -------------    ------------
  Limited Partner
   Contributions                 $ 14,932         $ 29,993          $ 29,999         $ 16,316        $ 91,239
                             =============   ==============    ==============    =============    ============

  Formation Loan made            $  1,075         $  2,272          $  2,218         $  1,300        $  6,865
  Repayments to date                (595)            (661)             (211)                -         (1,467)
  Early withdrawal
   penalties applied                 (50)             (63)              (28)                -           (141)
                             -------------   --------------    --------------    -------------    ------------
  Balance,
   December 31, 2002              $   430         $  1,548          $  1,979         $  1,300        $  5,257
                             =============   ==============    ==============    =============    ============
  Percent loaned                     7.2%             7.6%              7.4%             8.0%            7.5%

     The Formation Loan has been deducted from limited partners' capital in the consolidated balance sheets. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

Syndication costs

     The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees. Syndication costs are charged against partners' capital and are being allocated to individual partners consistent with the partnership agreement.

     Through December 31, 2002, syndication costs of $2,071,000 had been incurred by the Partnership with the following distribution (in thousands):

   Costs incurred                                             $2,071
   Early withdrawal penalties applied                           (72)
   Allocated to date                                         (1,401)
                                                      ---------------
   December 31, 2002 balance                                   $ 598
                                                      ===============

     Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,000. Related expenditures totaled $582,000 ($570,000 syndication costs plus $12,000 organization expense) or 3.9%.

     Syndication costs attributable to the second offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the second offering were $29,993,000. Syndication costs totaled $598,000 or 2% of contributions.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 1 - Organizational and General (continued)

Syndication costs (continued)

     Syndication costs attributable to the third offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the third offering were $29,999,000. Syndication costs totaled $643,000 or 2% of contributions.

     Syndication costs attributable to the fourth offering ($50,000,000) will be limited to the lesser of 10% of the gross proceeds or $2,000,000 with any excess to be paid by the general partners. As of December 31, 2002, the fourth offering had incurred syndication costs of $260,000 (1.6% of contributions).

Term of the Partnership

     The Partnership is scheduled to terminate on December 31, 2032, unless sooner terminated as provided.

note 2 - Summary of Significant Accounting Policies

Basis of  presentation

     The Partnership's consolidated financial statements include the accounts of its 100%-owned subsidiary, Russian Hill Property Company, LLC ("Russian") and its 66%-owned subsidiary, Stockton Street Property Company, LLC ("Stockton"). All significant intercompany transactions and balances have been eliminated in consolidation.

     Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year classification.

Management estimates

     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans and the valuation of real estate held for sale. Actual results could differ significantly from these estimates.

Loans, secured by deeds of trust

     Loans generally are stated at their outstanding unpaid principal balance with interest thereon being accrued by the effective interest method.

     Statement of Financial Accounting Standards Nos. 114 and 118 provide that if the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement and the shortfall in the amounts due are not insignificant, the carrying amount of the investment shall be reduced to the present value of future cash flows discounted at the loan's effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 2 - Summary of Significant Accounting Policies (continued)

Loans, secured by deeds of trust (continued)

     If events and or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued. Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances. At December 31, 2002 and 2001, loans categorized as impaired by the Partnership were $0 and $710,000, respectively, with a reduction in the carrying value of the impaired loans of $0 and $88,000, respectively. The reduction in the carrying value of the impaired loans is included in the allowance for loan losses. The average impaired recorded investment in impaired loans was $355,000 for 2002 and 2001, and was $0 for 2000.

     At December 31, 2002, the Partnership had twenty loans, past due 90 days or more totaling $28,650,000, of which $9,454,500 had been brought current in February, 2003. The Partnership does not consider these loans to be impaired because there is sufficient collateral to cover the amount outstanding to the Partnership and is still accruing interest on these loans. As presented in Note 11 to the consolidated financial statements, the average loan to appraised value of security at the time the loans were consummated for loans outstanding at December 31, 2002 and 2001 was 60.61% and 59.67%, respectively. When loans are considered impaired, the allowance for loan losses is updated to reflect the change in the valuation of collateral security. However, a low loan to value ratio has the tendency to minimize reductions for impairment.

     During 2002, the Partnership restructured three previously impaired loans into two new loans with a lower interest rate. The amount restructured was $1,090,000. Had the loans been current in accordance with their original terms and had been outstanding throughout the entire year, the Partnership would have recognized gross interest income of $85,000 for the year ended December 31, 2002. The Partnership recognized $61,000 of interest income on the restructured loans for the year ended December 31, 2002.

Allowance for loan losses

     Loans and the related accrued interest, late fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured). The Partnership charges off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

     The composition of the allowance for loan losses as of December 31, 2002 and 2001 was as follows (in thousands):

                                         2002                2001
                                     -------------       -------------
 Impaired loans                          $     -               $   88
 Specified loans                             120                    -
 General                                   2,901                2,155
 Unsecured loans                               -                    4
                                     ------------        -------------
                                         $ 3,021              $ 2,247
                                     ============        =============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 2 - Summary of Significant Accounting Policies (continued)

Allowance for loan losses (continued)

     Activity in the allowance for loan losses is as follows for the years ended December 31:

                                    2002               2001             2000
                               -------------      --------------  --------------
 Beginning balance                  $ 2,247          $ 1,345            $  834
 Restructured loans                      11                -                 -
 Additions charged to income            780              873               469
 Write-offs                            (17)               29                42
                               -------------      --------------  --------------
                                    $ 3,021          $ 2,247           $ 1,345
                               =============      ==============  ==============

Cash and cash equivalents

     The Partnership considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.

Real estate held for sale

     Real estate held for sale includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. During 2002, there were two properties acquired by the
Partnership. Both of these properties are held in limited liability corporations, which are majority owned by the Partnership (see Note 5).

     In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposition of Long Lived Assets," the Partnership periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value. The Partnership increased the allowance for losses on real estate held for sale by $500,000 during the year ended December 31, 2002.

Loan origination fees

     The Partnership capitalizes fees for obtaining bank financing. The fees are amortized over the life of the financing using the straight-line method.

Income taxes

     No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply.

Net income per $1,000 invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 2 - Summary of Significant Accounting Policies (continued)

Late fee revenue

     Late fees are generally charged at 6% of the monthly installment payment past due. During 2002, 2001 and 2000, late fee revenue of $114,000, $99,000 and $66,000, respectively, was recorded. The Partnership has a recorded late fee receivable at December 31, 2002 and 2001 of $133,000 and $80,000, respectively. An allowance for uncollectible late fees of $58,000 and $0 at December 31, 2002 and 2001, respectively is reflected in the allowance for loan losses.

Recently issued accounting pronouncements

     In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). FIN 46 is effective immediately for any variable interest entities created after January 31, 2003 and is effective beginning in the third quarter of 2002 to any variable interest entities created prior to the issuance of the interpretation. FIN 46 provides a new framework to identify variable interest entities and determining when an entity should include the assets, liabilities, non-controlling interests and the results of activities of a variable interest entity in its financial statements. The implementation of FIN 46 is not anticipated to have any significant effect on the Partnership.


note 3 - Other Partnership Provisions

     The Partnership is a California limited partnership. The rights, duties and powers of the general and limited partners of the Partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

     The general partners are in complete control of the Partnership business, subject to the voting rights of the limited partners on specified matters. Any one of the general partners acting alone has the power and authority to act for and bind the Partnership.

     A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the Partnership,
(ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership and (iv) remove or replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the Partnership business where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.

Applicant status

     Subscription funds received from purchasers of Partnership units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1 - 90 days, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

     During 2002,  2001 and 2000,  interest  totaling  $1,000,  $800 and $5,000, respectively, were credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 3 - Other Partnership Provisions (continued)

Election to receive monthly, quarterly or annual distributions

     At subscription, investors elect to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

Profits and losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.

Liquidity, capital withdrawals and early withdrawals

     There are substantial restrictions on transferability of Partnership units and accordingly an investment in the Partnership is non-liquid. Limited partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of units.

     In order to provide a certain degree of liquidity to the limited partners after the one-year period, limited partners may withdraw all or part of their capital accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account.

     After five years from the date of purchase of the units, limited partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty quarterly installments. Once a limited partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a limited partner's capital is restricted to the availability of Partnership cash flow.

Guaranteed interest rate for offering period

     For the first three offerings, the general partners guaranteed an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. The interest rate was guaranteed during the period commencing with the day a limited partner was admitted to the Partnership and ended three months after the initial through third offering termination date, which in all cases was August 2002. Through August 2002, actual earnings exceeded the guaranteed amount for each month.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 4 - General Partners and Related Parties

     The following are commissions and/or fees, which are paid to the general partners.

Mortgage brokerage commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the Partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the Partnership. In 2002, 2001 and 2000, loan brokerage commissions paid by the borrowers were $996,000, $1,156,000 and $1,878,000, respectively.

Mortgage servicing fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon. Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans. Mortgage servicing fees of $1,098,000, $552,000 and $506,000 were incurred for 2002, 2001 and 2000, respectively. The Partnership has a payable to Redwood Mortgage Corp. for servicing fees of $294,000 and $109,000 at December 31, 2002 and 2001, respectively.

Asset management fee

     The general partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Asset management fees of $325,000, $158,000 and $61,000 were incurred for 2002, 2001 and 2000, respectively.

Other fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

     Redwood Mortgage Corp., a general partner, is reimbursed by the Partnership for all operating expenses incurred by it on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. During 2002, 2001 and 2000, operating expenses totaling $266,000, $241,000 and $114,000 respectively, were reimbursed to Redwood Mortgage Corp.

Contributed capital

     The general partners jointly or severally are to contribute 1/10 of 1% of limited partners' contributions in cash contributions as proceeds from the offerings are received from the limited partners. As of December 31, 2002 and 2001, Gymno Corporation, a general partner, had capital in accordance with
Section 4.02(a) of the Partnership Agreement.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 5 - Real Estate Held for Sale

     During 2002, the Partnership contributed its interests in two foreclosed real properties into two limited liability companies ("LLCs"). The Partnership's investments in the LLCs are reflected at the lower of cost or fair value, including estimated costs of property disposition.

     The following schedule reflects the cost of the LLCs' properties and recorded reductions to estimated fair values:

        Costs of properties                                      $ 9,786
        Reduction in value                                         (500)
                                                            -------------
        Real estate held for sale                                $ 9,286
                                                            =============

Russian

     During 2002, a single-family residence that secured a Partnership loan totaling $4,402,000, including accrued interest and advances, was transferred via a statutory warranty deed to a new entity named Russian Hill Property Company, LLC ("Russian"). Russian was formed by the Partnership to complete the development and sale of the property. The assets and liabilities of Russian have been consolidated into the accompanying consolidated balance sheets of the Partnership. Costs related to the sale of this property are being capitalized; thus, there was no income or expense recognized by Russian during 2002. As of December 31, 2002, the Partnership had advanced approximately $37,000 to Russian for sales costs. At December 31, 2002, the Partnership's total investment in Russian was $3,913,000, net of a valuation allowance of $500,000.

Stockton

     During 2002, six condominium units that secured a Partnership loan totaling $2,163,000, including accrued interest and advances, were transferred via a statutory warranty deed to a new entity named Stockton Street Property Company, LLC ("Stockton"). In addition, senior debt was assumed by Stockton on the property in the amount of $1,789,000 (see Note 7). Stockton was formed by the Partnership and an affiliate to complete development and sales of the condominium units. The Partnership is co-manager of Stockton along with the other member and is to receive 66% of the profits or losses. As such, the assets and liabilities of Stockton have been consolidated into the accompanying consolidated balance sheets of the Partnership. Development costs are being capitalized; thus, there was no income or expense recognized by Stockton during 2002. As of December 31, 2002, advances of approximately $238,000 were made for construction and other related development costs and $87,000 of interest expense was capitalized. At December 31, 2002, the Partnership's total investment in Stockton was $5,373,000.


note 6 - Bank Line of Credit

     The Partnership has a bank line of credit expiring July 10, 2004, of up to $20,000,000 at prime secured by its loan portfolio. The outstanding balances were $0 and $11,400,000 at December 31, 2002 and 2001, respectively. The interest rate was 4.25% (prime) at December 31, 2002. The line of credit calls for certain financial covenants. The Partnership was in compliance with these covenants for the years ended December 31, 2002 and 2001.

     Should the general partners choose not to renew the line of credit, the balance then outstanding would be converted to a three-year term loan.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 7 - Note Payable

     The Partnership assumed a bank loan of $1,789,000 in connection with the foreclosure on a property (see Note 5). As of December 31, 2002, $1,782,000 was outstanding on this note. The loan is secured by the property and bears interest at 5.68% at December 31, 2002.

     Future maturities on the note payable are as follows (in thousands):

                      2003                      $   22
                      2004                          23
                      2005                          24
                      2006                          26
                      2007                          27
                   Thereafter                    1,660
                                           ------------
                                               $ 1,782
                                           ============


note 8 - Income Taxes

     The following reflects a reconciliation of partners' capital reflected in the consolidated financial statements to the tax basis of Partnership capital (in thousands):

                                                      2002             2001
                                                 -------------    --------------
   Partners' capital per consolidated
     financial statements                            $ 95,777          $ 73,754
   Non-amortized syndication costs                        598               403
   Allowance for loan losses                            3,521             2,247
   Formation loans receivable                           5,257             4,126
                                                 -------------    --------------

   Partners' capital - tax basis                     $105,153          $ 80,530
                                                 =============    ==============

     In 2002 and 2001, approximately 47% and 48% of taxable income was allocated
to  tax-exempt  organizations  (i.e.,  retirement  plans),  respectively.   Such
organizations generally do not have to file income tax returns.


note 9 - Fair Value of Financial Instruments

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) Secured loans carrying value was $83,650,000 and $82,790,000 at December 31, 2002 and 2001, respectively. The fair value of these loans of $84,976,000 and $84,000,000, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
            For the Years Ended December 31, 2002, AND 2001 and 2000


note 10 - Non-cash Transactions

     During 2002, the Partnership foreclosed on two properties (see Note 5), which resulted in an increase in real estate held for sale and notes payable of $8,354,000 and $1,789,000, respectively and a decrease in loans receivable, accrued interest and advances of $5,986,000, $383,000 and $196,000, respectively.

     During 2002, the Partnership restructured three loans that resulted in an increase to loans receivable and the allowance for loan losses of $345,000 and $11,000, respectively and a decrease to accrued interest and advances of $302,000 and $32,000, respectively.


note 11 - Asset Concentrations and Characteristics

     The loans are secured by recorded deeds of trust. At December 31, 2002 and 2001, there were 70 and 76 secured loans outstanding, respectively, with the following characteristics (dollars in thousands):

                                                                            2002               2001
                                                                       ---------------    ---------------
     Number of secured loans outstanding                                           70                 76
     Total secured loans outstanding                                         $ 83,650            $82,790

     Average secured loan outstanding                                        $  1,195            $ 1,089
     Average secured loan as percent of total                                   1.43%              1.32%
     Average secured loan as percent of partners' capital                       1.25%              1.48%

     Largest secured loan outstanding                                        $  4,943            $ 7,000
     Largest secured loan as percent of total                                   5.91%              8.46%
     Largest secured loan as percent of partners' capital                       5.16%              9.49%

     Number of counties where security is located (all California)                 15                 12
     Largest percentage of secured loans in one county                         27.22%             41.40%
     Average secured loan to appraised value of security                       60.61%             59.67%
         at time loan was consummated

     Number of secured loans in foreclosure status                                  6                  3
     Amount of secured loans in foreclosure                                   $ 4,029            $ 1,051

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 11 - Asset Concentrations and Characteristics (continued)

The following secured loan categories were held at December 31, 2002 and 2001 (in thousands):

                                                    2002                2001
                                                -------------     --------------
First trust deeds                                   $ 46,117           $ 42,984
Second trust deeds                                    30,930             34,641
Third trust deeds                                      6,603              5,165
                                                -------------     --------------
      Total loans                                     83,650             82,790
Prior liens due other lenders                         79,846             67,945
                                                -------------     --------------

      Total debt                                   $ 163,496          $ 150,735
                                                =============     ==============

Appraised property value at time of loan           $ 269,773          $ 252,604

Total investments as a percent of appraisals          60.61%             59.67%

Investments by type of property
      Owner occupied homes                          $ 12,854           $ 11,019
      Non-owner occupied homes                        23,720             26,523
      Apartments                                       6,572              7,337
      Commercial                                      40,504             37,911
                                                -------------     --------------

                                                    $ 83,650           $ 82,790
                                                =============     ==============

     The interest rates on the loans range from 7.50% to 14.00% at December 31, 2002.

     Scheduled maturity dates of secured loans as of December 31, 2002 are as follows:

          Year Ending December 31,
     ------------------------------------
                    2003                                $44,101
                    2004                                 12,912
                    2005                                 11,879
                    2006                                  1,723
                    2007                                  8,198
                 Thereafter                               4,837
                                                  --------------
                                                        $83,650
                                                  ==============

     The  scheduled   maturities   for  2002  include   fifteen  loans  totaling
$18,765,000 (22.4%), which are past maturity at December 31, 2002. Interest payments on thirteen of these loans were delinquent. Two of these loans totaling $7,000,000 were paid off subsequent to year-end.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 11 - Asset Concentrations and Characteristics (continued)

     Cash deposits at December 31, 2002 of $7,370,000 were in one bank. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by approximately $7,270,000. This bank is the same financial institution that has provided the Partnership with the $20,000,000 maximum line of credit. As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new loans or used to pay-down the line of credit balance.


note 12 - Commitments and Contingencies

Construction loans

     The Partnership has construction loans, which are at various stages of completion. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made during completion phases throughout the construction process. At December 31, 2002, there was $2,338,000 of undistributed construction loans.

Workout agreements

     The Partnership has negotiated various workout agreements with borrowers. The Partnership is not obligated to fund additional money as of December 31, 2002. There are approximately six loans totaling $5,209,000 in workout agreements as of December 31, 2002.

Legal proceedings

     The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   Notes to Consolidated Financial Statements
              For the Years Ended December 31, 2002, 2001 and 2000


note 13 - Selected Financial Information (Unaudited)

                                                                      Calendar Quarter
                                           -------------------------------------------------------------------------

                                              (in thousands, except for Net income per $1,000 invested amounts)
                                           -------------------------------------------------------------------------
                                             First          Second         Third          Fourth          Annual
                                           -----------    -----------    -----------   -------------    ------------
Revenues
    2002                                       $2,602         $2,515         $3,165         $ 3,266         $11,548
    2001                                        2,151          2,195          2,265           2,425           9,035
    2000                                        1,094          1,373          1,884           1,998           6,349

Expenses
    2002                                          799            665          1,311           1,287           4,062
    2001                                          802            711            676             753           2,942
    2000                                          164            337            763             798           2,062

Net income allocated to general partners
    2002                                           18             18             19              20              75
    2001                                           13             14             15              17              61
    2000                                            9             10             11              12              43

Net income allocated to limited partners
    2002                                        1,784          1,831          1,836           1,960           7,411
    2001                                        1,335          1,469          1,573           1,655           6,032
    2000                                          920          1,026          1,110           1,188           4,244

Net income per $1,000 invested
    Where income is reinvested
         2002                                      21             21             21              24              87
         2001                                      22             22             22              24              90
         2000                                      21             21             21              23              86
    Where income is withdrawn
         2002                                      21             21             21              21              84
         2001                                      20             22             22              20              86
         2000                                      20             21             21              21              83

note 14 -Subsequent Events

     Subsequent to year-end and through the date of this report, the Partnership has received $5,799,000 of new investor money for the current offering and had admitted $2,379,000 of partners in applicant status into the Partnership.

                         REDWOOD MORTGAGE INVESTORS VIII
                          INTERIM FINANCIAL STATEMENTS



     In the opinion of the general partners of Redwood Mortgage Investors VIII, all adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, the general partners believe that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these unaudited financial statements be read in conjunction with the corresponding audited financial statements and the notes thereto included elsewhere in this prospectus.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                           CONSOLIDATED BALANCE SHEET
                            JUNE 30, 2003 (unaudited)
                                 (in thousands)

                                     ASSETS

                                                                 June 30,
                                                                   2003
                                                             ---------------
Cash and cash equivalents                                      $      6,790
                                                             ---------------

Loans
   Loans secured by deeds of trust                                  109,927
   Loans, unsecured                                                      34
                                                             ---------------
   Allowance for loan losses                                        (2,606)
                                                             ---------------
       Net loans                                                    107,355
                                                             ---------------

Interest and other receivables
   Accrued interest and late fees                                     2,823
   Advances on loans                                                    184
   Other receivables                                                    650
                                                             ---------------
                                                                      3,657
                                                             ---------------

Loan origination fees, net                                               13
Real estate held for sale, net of
 allowance of $500                                                    9,748
                                                             ---------------

       Total assets                                            $    127,563
                                                             ===============


                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities
  Accounts payable                                             $        643
  Payable to affiliate                                                  283
  Deferred interest                                                       -
  Note payable                                                        1,771
                                                             ---------------

Total liabilities                                                     2,697
                                                             ---------------

Minority interest                                                     1,352
                                                             ---------------
Investors in applicant status                                         5,540
                                                             ---------------

Partners' capital
  Limited partners' capital, subject to redemption net
   of unallocated syndication costs of $751 and
   formation loan receivable of $6,710                              117,865



General partners' capital, net of unallocated syndication
 costs of $8                                                            109
                                                             ---------------

Total partners' capital                                             117,974
                                                             ---------------

Total liabilities and partners' capital                       $     127,563
                                                             ===============


     The accompanying notes are an integral part of the consolidated financial statements.

                      REDWOOD MORTGAGE INVESTORS VIII
                    (A California Limited Partnership)
                    CONSOLIDATED STATEMENTS OF INCOME
   FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (unaudited)
          (in thousands, except for per limited partner amounts)

                                                              THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                  JUNE 30,                              JUNE 30,
                                                     -----------------------------------------------------------------------
                                                          2003               2002                2003              2002
                                                     --------------     --------------      --------------     -------------
Revenues
  Interest on loans                                      $   2,942          $   2,505           $   5,706         $   5,093
  Interest-bank                                                 23                  -                  40                 -
  Late fees                                                     93                  7                 100                20
  Other                                                         14                  3                  15                 4
                                                     --------------     --------------      --------------     -------------
                                                             3,072              2,515               5,861             5,117
                                                     --------------     --------------      --------------     -------------
Expenses
  Mortgage servicing fees                                      241                221                 447               464
  Interest expense                                               -                 89                   1               224
  Amortization of loan origination fees                          3                  3                   6                 6
  Provisions for losses on loans and real estate               133                179                 245               405
  Asset management fees                                        111                 80                 209               156
  Clerical costs from Redwood Mortgage Corp.                    72                 66                 142               131
  Professional services                                         22                 15                  67                52
  Broker expense                                               100                  -                 181                 -
  Other                                                         29                 12                  72                27
                                                     --------------     --------------      --------------     -------------
                                                               711                665               1,370             1,465
                                                     --------------     --------------      --------------     -------------

      Net income                                         $   2,361          $   1,850           $   4,491         $   3,652
                                                     ==============     ==============      ==============     =============

  Net income:  general partners (1%)                     $      24          $      19           $      45         $      37
               limited partners (99%)                        2,337              1,831               4,446             3,615
                                                     --------------     --------------      --------------     -------------
                                                         $   2,361          $   1,850           $   4,491         $   3,652
                                                     ==============     ==============      ==============     =============
Net income per $1,000 invested by limited
    partners for entire period
  -where income is reinvested and compounded                $19.20             $21.05              $39.48            $42.84
                                                     ==============     ==============      ==============     =============
  -where partner receives income in
     periodic distributions                                 $19.08             $20.93              $38.05            $42.10
                                                     ==============     ==============      ==============     =============

     The accompanying notes are an integral part of the consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002 (unaudited)
                                 (in thousands)

                                                                                        June 30,
                                                                            -------------------------------

                                                                                2003              2002
                                                                            -------------     -------------
Cash flows from operating activities
   Net income                                                                     $4,491            $3,652
   Adjustments to reconcile net income to net cash provided
     by operating activities
     Provision for loan and real estate losses                                       245               405
        Change in operating assets and liabilities
         Accrued interest and late fees                                            (297)               296
         Advances on loans                                                         (125)             (195)
         Other receivables                                                           238                 -
         Loan origination fees                                                         9                 6
         Accounts payable                                                            194              (74)
         Payable to affiliate                                                       (11)                 -
         Deferred interest                                                         (112)                 -
                                                                            -------------     -------------
Net cash provided by operating activities                                          4,632             4,090
                                                                            -------------     -------------

Cash flows from investing activities
     Loans originated                                                           (45,861)          (22,875)
     Principal collected on loans                                                 20,497            19,688
     Payments for development of real estate                                       (323)                 -
                                                                            -------------     -------------
Net cash used in investing activities                                           (25,687)           (3,187)
                                                                            -------------     -------------

Cash flows from financing activities
   Borrowings (repayments) on line of credit, net                                      -           (2,200)
   Repayments on note payable                                                       (11)                 -
   Contributions by partner applicants                                            24,743             5,253
   Partners' withdrawals                                                         (2,338)           (1,822)
   Syndication costs paid                                                          (258)             (135)
   Formation loan lending                                                        (1,772)             (378)
   Formation loan collections                                                        293               291
                                                                            -------------     -------------
Net cash provided by financing activities                                         20,657             1,009
                                                                            -------------     -------------

Net increase (decrease) in cash and cash equivalents                               (398)             1,912

Cash and cash equivalents - beginning of period                                    7,188             1,917
                                                                            -------------     -------------

Cash and cash equivalents - end of period                                         $6,790            $3,829
                                                                            =============     =============

Supplemental disclosures of cash flow information
     Cash paid for interest                                                         $  1             $ 224
                                                                            =============     =============


     The accompanying notes are an integral part of these consolidated financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)


NOTE 1 - GENERAL


     In the opinion of the management of the Partnership, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the consolidated financial information included therein. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Partnership's Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission. The results of operations for the three and six month periods ended June 30, 2003 are not necessarily indicative of the operating results to be expected for the full year.

Sales commissions - Formation Loans

The following summarizes Formation Loan transactions to June 30, 2003 (in thousands):

                                          Initial           Second          Third           Fourth
                                         Offering of      Offering of     Offering of      Offering of
                                          $15,000          $30,000          $30,000          $50,000            Total
                                        -------------    -------------    ------------    -------------     --------------

Limited partner contributions                $14,932          $29,993         $29,999          $41,009           $115,933
                                        =============    =============    ============    =============     ==============

Formation loan made                           $1,075           $2,272          $2,218           $3,072             $8,637
Repayments to date                             (643)            (752)           (299)             (66)            (1,760)
Early withdrawal penalties applied              (56)             (73)            (38)                -              (167)
                                        -------------    -------------    ------------    -------------     --------------

Balance June 30, 2003                           $376           $1,447          $1,881           $3,006             $6,710
                                        =============    =============    ============    =============     ==============

Percent loaned                                  7.2%             7.6%            7.4%             7.5%               7.4%
                                        =============    =============    ============    =============     ==============

     The Formation Loan has been deducted from limited partners' capital in the consolidated balance sheets. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

Syndication costs

     The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses, and filing fees. Syndication costs are charged against partners' capital and are being allocated to the individual partners consistent with the partnership agreement.

     Through June 30, 2003, syndication costs of $2,330,000 had been incurred by the Partnership with the following distribution (in thousands):

       Costs incurred                                                  $ 2,330
       Early withdrawal penalties applied                                 (79)
       Allocated and amortized to date                                 (1,492)
                                                                 --------------
       June 30, 2003 balance                                            $  759
                                                                 ==============

     Syndication costs attributable to the fourth offering ($50,000,000) will be limited to the lesser of 10% of the gross proceeds or $2,000,000 with any excess to be paid by the general partners. As of June 30, 2003, the fourth offering had incurred syndication costs of $519,000 (1.3% of contributions).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

     The Partnership's consolidated financial statements include the accounts of its 100%-owned subsidiary, Russian Hill Property Company, LLC ("Russian") and its 66%-owned subsidiary, Stockton Street Property Company, LLC ("Stockton"). All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

     Certain reclassifications, not affecting previously reported net income or total partner capital, have been made to the previously issued consolidated financial statements to conform to the current year classification.

Loans, secured by deeds of trust

     At June 30, 2003, loans categorized as impaired by the Partnership was $0. The reduction in the carrying value of the impaired loans is included in the allowance for loan losses. The average impaired recorded investment in impaired loans was $355,000 for 2002.

     At June 30, 2003, the Partnership had thirteen loans, past due 90 days or more totaling $14,057,000. The Partnership does not consider these loans to be impaired because there is sufficient collateral to cover the amount outstanding to the Partnership and is still accruing interest on these loans.

Allowance for loan losses

     The composition of the allowance for loan losses as of June 30, 2003 was as follows (in thousands):

                                                                  June 30,
                                                                    2003
                                                               ---------------
        Impaired loans                                               $      -
        Specified loans                                                   120
        General                                                         2,486
        Unsecured loans                                                     -
                                                               ---------------
                                                                    $   2,606
                                                               ===============

     Activity in the allowance for loan losses is as follows for the three months through June 30, 2003 (in thousands):

                                                                   June 30,
                                                                     2003
                                                               ---------------
        Beginning balance                                           $   3,021
        Restructured loans                                                  -
        Additions charged to income                                       245
        Write-offs                                                      (660)
                                                               ---------------
                                                                    $   2,606
                                                               ===============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

     No provision for federal and state income taxes (other than an $800 state minimum tax) is made in the consolidated financial statements since income taxes are the obligation of the partners if and when income taxes apply.

Net income per $1,000 invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

Profits and losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the general partners.


Management estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Such estimates relate principally to the impaired loans and the valuation of real estate held for sale. Actual results could differ slightly from these estimates.

note 3 - General Partners and Related Parties

     The following are commissions and/or fees, which are paid to the general partners.

Mortgage brokerage commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the Partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the Partnership.

Mortgage servicing fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) of the unpaid principal are paid to Redwood Mortgage Corp., based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Once a loan is categorized as impaired, mortgage servicing fees are no longer accrued thereon. Additional service fees are recorded upon the receipt of any subsequent payments on impaired loans. .

Asset management fees

     The general partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual).

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)


NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES (continued)

Other fees

     The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

Operating expenses

     The general partners are reimbursed by the Partnership for all operating expenses incurred by them on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners.


note 4 - Real Estate Held for Sale

     During 2002, the Partnership contributed its interests in two foreclosed real properties into two limited liability companies ("LLCs"). The Partnership's investments in the LLCs are reflected at the lower of cost or fair value, including estimated costs of property disposition.

     The following schedule reflects the cost of the LLCs' properties and recorded reductions to estimated fair values (in thousands):

                                                               June 30,
                                                                 2003
                                                           ----------------
        Costs of properties                                 $       10,248
        Reduction in value                                           (500)
                                                           ----------------

        Real estate held for sale                           $        9,748
                                                           ================


note 5 - Bank Line of Credit

     The Partnership has a bank line of credit expiring July 10, 2004, of up to $20,000,000 at prime secured by its loan portfolio. The outstanding balance was $0 at June 30, 2003 and December 31, 2002. The interest rate was 4.00% (prime) at June 30, 2003. The line of credit calls for certain financial covenants. The Partnership was in compliance with these covenants for the six month period ended June 30, 2003.

     Should the general partners choose not to renew the line of credit, the balance then outstanding would be converted to a three-year term loan.


note 6 - Note Payable

     The Partnership assumed a bank loan of $1,789,000 in connection with the foreclosure on a property (see Note 4). As of June 30, 2003, $1,771,000 was outstanding on this note. The loan is secured by the property and bears interest at 5.52% at June 30, 2003.

Future maturities on the note payable are as follows (in thousands):

                     2003                          $      11
                     2004                                 23
                     2005                                 24
                     2006                                 26
                     2007                                 27
                  Thereafter                           1,660
                                               --------------
                                                    $  1,771
                                               ==============

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)

NOTE 7 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     Secured loans carrying value was $109,927,000 at June 30, 2003. The fair value of these loans of $110,750,000 was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto should also considered in evaluating the fair value versus the carrying value.


NOTE 8 - ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands)

     Most loans are secured by recorded deeds of trust. At June 30, 2003 there were 69 secured loans outstanding, with the following characteristics:

                                                                      June 30,
                                                                       2003
                                                                  --------------
  Number of secured loans outstanding                                        69
  Total secured loans outstanding                                    $  109,927

  Average secured loan outstanding                                   $    1,593
  Average secured loan as percent of total                                1.45%
  Average secured loan as percent of partners' capital                    1.35%

  Largest secured loan outstanding                                   $   10,440
  Largest secured loan as percent of total                                9.50%
  Largest secured loan as percent of partners' capital                    8.85%

  Number of counties where security is located (all
      California)                                                            16
  Largest percentage of secured loans in one county                      19.58%
  Average secured loan to appraised value of security
      at time loan was consummated                                       60.08%

  Number of secured loans in foreclosure status                               5
  Amount of secured loans in foreclosure                             $    3,740

The following loan categories were held at June 30, 2003:

                                                                     June 30,
                                                                       2003
                                                                  --------------
  First Trust Deeds                                                  $   65,248
  Second Trust Deeds                                                     42,050
  Third Trust Deeds                                                       2,629
                                                                  --------------
    Total loans                                                         109,927
  Prior liens due other lenders                                          93,660
                                                                  --------------
    Total debt                                                       $  203,587
                                                                  --------------

  Appraised property value at time of loan                           $  338,881
                                                                  --------------

  Total investment as a percent of appraisals                            60.08%
                                                                  --------------

  Investments by type of property
  Owner occupied homes                                               $   15,522
  Non-owner occupied homes                                               20,466
  Apartments                                                             22,919
  Commercial                                                             51,020
                                                                  --------------
                                                                     $  109,927
                                                                  ==============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JUNE 30, 2003 (unaudited)


NOTE 8 - ASSET CONCENTRATIONS AND CHARACTERISTICS (in thousands) (continued)

     The interest rates on the loans range from 7.50% to 18.00% at June 30, 2003.

Scheduled maturity dates of loans as of June 30, 2003 are as follows:

                  Year Ending
                  December 31,               Amount
                -----------------       ---------------
                      2003                  $   19,742
                      2004                      29,029
                      2005                      31,990
                      2006                      17,093
                      2007                       8,253
                   Thereafter                    3,820
                                        ---------------
                                             $ 109,927
                                        ===============

     The remaining scheduled maturities for 2003 include twelve loans totaling $11,832,000, which are past maturity at June 30, 2003. Interest payments on twelve of these loans were 90 days or more delinquent.

     Cash deposits at June 30, 2003 of $5,776,000, before clearing deposits in transit and outstanding checks, were in one bank. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $5,676,000. This bank is the same financial institution that has provided the Partnership with the $20,000,000 limit line of credit (LOC). As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are typically either placed on new loans or used to pay-down the line of credit balance.

NOTE 9 - COMMITMENTS & CONTINGENCIES

Construction Loans

     The Partnership has construction loans, which are at various stages of completion of the construction process at June 30, 2003. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made during completion phases throughout the construction process. At June 30, 2003, there were $6,331,000 of undistributed loans which will be funded by a combination of borrower monthly mortgage payments, line of credit draw-downs, retirement of principal on current loans, cash and capital contributions from investors.

Workout Agreements

     The Partnership has negotiated various contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments. The Partnership is not obligated to fund additional money on these loans as of June 30, 2003. There are approximately 7 loans totaling $5,630,000 in workout agreements as of June 30, 2003.

Legal proceedings

     The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.

NOTE 10 - NON-CASH TRANSACTIONS

     During the six months ended June 30, 2003, the partnership sold two loans that resulted in an increase to secured loans receivable of $466,000 and a decrease to the accrued interest and late fees, advances and allowance for loan losses of $944,000, $183,000 and $661,000, respectively.

     During the six months ended June 30, 2003, the partnership restructured several loans that resulted in an increase to secured loans receivable of $1,659,000 and a decrease to accrued interest and late fees and advances of $1,529,000 and $129,000, respectively.

                          INDEPENDENT AUDITORS' REPORT





Board of Directors
Gymno Corporation
Redwood City, California

     We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2002. This balance sheet is the responsibility of the Company's management. Our responsibility is to express and opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



/s/ Thomas E. Gard
ARMANINO McKENNA LLP
San Ramon, California
February 21, 2003

                                GYMNO CORPORATION
                                  Balance Sheet
                                December 31, 2002


                                     ASSETS

                                                                     2002
                                                               -----------------

Cash                                                                   $111,941
Other assets                                                                869
                                                               -----------------
   Total current assets                                                 112,810
                                                               -----------------

Investment in partnerships
   Redwood Mortgage Investors IV                                          7,500
   Redwood Mortgage Investors V                                           5,000
   Redwood Mortgage Investors VI                                          9,773
   Redwood Mortgage Investors VII                                        11,998
   Redwood Mortgage Investors VIII                                       91,227
                                                               -----------------
                                                                        125,498
                                                               -----------------

                                                                       $238,308
                                                               =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities
   Accounts payable - related party                                    $ 73,809
   Accrued income taxes                                                   2,125

                                                               -----------------
     Total current liabilities                                           75,934
                                                               -----------------

Stockholders' equity
   Common stock, authorized 1,000,000
     shares; issued and outstanding 500 shares                            5,000
   Additional paid-in capital                                             7,500
   Retained earnings                                                    149,874
                                                               -----------------
     Total stockholders' equity                                         162,374
                                                               -----------------

                                                                      $ 238,308
                                                               =================



The accompanying notes are an integral part of the financial statement.

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                December 31, 2002


1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares. The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (presently, Redwood Mortgage Investors I, II, III, IV, V, VI, VII, and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As the corporate general partner, the Company receives management fees and/or a percentage of income for its services, which are performed by stockholders. In addition, the Company receives reconveyance fees.


2.     Summary of Significant Accounting Policies

       Cash

     Cash represents cash and short term, highly liquid investments with maturities of three months or less at the time of purchase.

       Investment in partnerships

     The Company accounts for its investments in partnerships using the equity method. Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (loss) and cash contributions (withdrawals) related to the partnerships.

       Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


3.     Investment in Partnerships

     The following is a summary of the Company's investments in the Redwood Mortgage Investors ("RMI") partnerships as of December 31, 2002:

                                                                                       Gymno
                                                                     Gymno          Corporation
                                                                  Corporation        Investment
                            Partnership        Partnership        Partnership        Percent of
                            Net Assets         Net Income         Investment         Net Assets
                           --------------    ----------------    --------------    ---------------

      RMI IV               $   5,979,155         $   402,926         $   7,500            0.13%
      RMI V                    2,212,950             115,212             5,000            0.23%
      RMI VI                   6,772,966             369,983             9,773            0.14%
      RMI VII                  9,052,268             763,482            11,998            0.13%
      RMI VIII                95,776,547           7,486,687            91,227            0.10%
                           --------------    ----------------    --------------

                            $119,793,886         $ 9,138,290         $ 125,498
                           ==============    ================    ==============

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                December 31, 2002


4.     Related Party Payable

     The Company has a payable to an affiliate, Redwood Mortgage Corp. ("RMC") in the amount of $73,809 at December 31, 2002. During 2002, the Company began incurring a servicing fee to RMC of $6,000 per month for usage of space, utilities, personnel and management expertise.


5.     Concentrations of Credit Risk

       Cash in Bank

       Cash deposits at December 31, 2002, that exceeded federal insurance limits (up to $100,000), were $28,302.


6.     Commitments

     The Company is a guarantor on two separate lines of credit for two of its partnership investments. The lines of credit provide for borrowings up to $3,500,000 at .25% over prime and $20,000,000 at the bank's prime rate of interest. There were no outstanding balances on the lines of credit at December 31, 2002.

                                GYMNO CORPORATION
                           INTERIM FINANCIAL STATEMENT



     In the opinion of the management of Gymno Corporation, a California corporation, all adjustments necessary for a fair presentation of the financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, management of Gymno Corporation believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                                GYMNO CORPORATION
                                  BALANCE SHEET
                                  June 30, 2003
                                   (UNAUDITED)

                                     ASSETS

       Cash                                                            $ 47,580
       Other assets                                                         869
                                                                  --------------
                Total current assets                                     48,449
                                                                  --------------

       Investment in partnerships
           Redwood Mortgage Investors IV                                  7,500
           Redwood Mortgage Investors V                                   5,000
           Redwood Mortgage Investors VI                                  9,773
           Redwood Mortgage Investors VII                                11,998
           Redwood Mortgage Investors VIII                              115,920
                                                                  --------------
                                                                        150,191
                                                                  --------------

                                                                      $ 198,640
                                                                  ==============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

       Liabilities
           Accounts payable - related party                               $ 436
           Accrued income taxes                                           2,125
                                                                  --------------
                Total current liabilities                                 2,561
                                                                  --------------

       Stockholders' equity
           Common stock, no par, authorized 1,000,000
             shares; issued and outstanding 500 shares                    5,000
           Additional paid-in capital                                     7,500
           Retained earnings                                            183,579
                                                                  --------------
                Total stockholders' equity                              196,079
                                                                  --------------

                                                                       $198,640
                                                                  ==============



The accompanying notes are an integral part of this financial statement

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                  June 30, 2003

1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986. The Company was formed for the purpose of serving as the corporate general partner of certain California limited partnerships, (presently Redwood Mortgage Investors I, II, III, IV, V, VI, VII and VIII), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As the corporate general partner, the Company receives management fees and/or a percentage of income for its services, which are performed by the stockholders. In addition, the Company receives reconveyance fees.

2.     Summary of Significant Accounting Policies

       Cash

     Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.

       Investment in partnerships

     The Company accounts for its investment in partnerships using the equity method. Pursuant to the equity method, the Company increases (decreases) its investment account for its share of partnership earnings (losses) and cash contributions (withdrawals) related to the partnerships.

       Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


3.     Investment in Partnerships

     The following is a summary of the Company's investments in the Redwood Mortgage Investors ("RMI") partnerships as of June 30, 2003:


                                                                                                  Gymno
                                                                               Gymno            Corporation
                                                                            Corporation          Investment
                                      Partnership        Partnership        Partnership          Percent of
                                      Net Assets          Net Income         Investment          Net Assets
                                   ----------------    ---------------    ----------------    ---------------
             RMI IV                   $  5,945,421         $  183,333            $  7,500              0.13%
             RMI V                       2,158,496             53,446               5,000              0.23%
             RMI VI                      6,722,282            167,303               9,773              0.15%
             RMI VII                     9,030,487            310,101              11,998              0.13%
             RMI VIII                  117,973,171          4,491,414             115,920              0.10%

                                      $141,829,857         $5,205,597            $150,191
                                   ================    ===============    ================


4.     Related Party Transcations

     The Company incurs a management fee to Redwood Mortgage Corp. of $6,000 per month for usage of space, utilities, personnel and management expertise.


5.     Commitments

     The Company is a guarantor on two separate lines of credit for two of its partnership investments. The lines of credit provide for borrowings up to $3,500,000 at .25% over prime and $20,000,000 at the bank's prime rate of interest. The outstanding balances on the lines of credit at June 30, 2003 were $0 and $0, respectively.

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

     We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2002. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Thomas E. Gard
ARMANINO McKENNA  LLP



San Ramon, California
November 15, 2002

                             REDWOOD MORTGAGE CORP.
                                  Balance Sheet
                               September 30, 2002

                                     ASSETS

    Cash in bank                                                                                   $ 2,227,797
    Mutual funds                                                                                        97,027

    Receivables
       Due from affiliates                                                                              53,221
       Accrued interest                                                                                 43,333

    Fixed assets, net of accumulated depreciation and amortization of $184,502                          72,619

    Investment in mortgage loans                                                                       433,519
    Note receivable - LLC                                                                              250,000
    Prepaid expenses                                                                                    48,257
    Deferred costs of brokerage related rights, net                                                  3,881,377
                                                                                                 --------------
       Total assets                                                                                $ 7,107,150
                                                                                                 ==============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

    Accounts payable and accrued liabilities                                                          $  3,757
    Accrued compensated absences                                                                        41,444
    Deposits                                                                                             3,338
    Advances from partnerships                                                                       4,078,874
    Deferred income taxes                                                                            1,324,000
                                                                                                 --------------
       Total liabilities                                                                             5,451,413
                                                                                                 --------------

    Stockholder's equity
       Common stock, wholly-owned by The Redwood Group, Ltd., at $4 stated value
         (1,000 shares authorized, issued and outstanding)                                               4,000
       Retained earnings                                                                             1,651,737
                                                                                                 --------------
         Total stockholder's equity                                                                  1,655,737
                                                                                                 --------------

         Total liabilities and stockholder's equity                                                $ 7,107,150
                                                                                                 ==============

The accompanying notes are an integral part of this financial statement

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2002


1.     Organization

     Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by D. Russell Burwell and related parties. Michael R. Burwell, the son of D. Russell Burwell, and Gymno Corporation (owned by the Burwells) are general partners in eight limited partnerships, which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related company is general partner in a ninth limited partnership. Currently, Redwood Mortgage Corp. is a general partner in only one of the partnerships, Redwood Mortgage Investors VIII.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by deeds of trust. At September 30, 2002, the Company was servicing a portfolio totaling $117,811,785 owned primarily by the aforementioned partnerships.


2.     Summary of Significant Accounting Policies

       Accrual basis

     The accompanying balance sheet was prepared on the accrual basis of accounting.

       Use of estimates

     In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of brokerage related rights. Actual results could differ from these estimates.

       Deferred costs of brokerage related rights

     Consistent with Accounting Principles Board Opinion # 17, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships. Such rights result in brokerage commissions to the Company. The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships. Such costs are being amortized over the anticipated 25 year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

     In accordance with Statement of Financial  Accounting Standards No 121 (FAS
121) as amended by Statement of Financial Accounting Standards No 142 (FAS 142), the Company thereafter evaluates the fair value of these rights to determine if the brokerage rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios. It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives. If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an impairment loss is recognized. The Company has determined that its deferred mortgage brokerage rights have incurred no impairment of value at September 30, 2002.

       Cash

     Cash represents cash and short-term, highly liquid investments with original maturities of three months or less.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2002


2. Summary of Significant Accounting Policies (continued)

       Furniture, equipment and leasehold improvements, net

     Furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed primarily on a straight-line basis over the lesser of the related lease term or the assets' estimated useful lives ranging from 3 to 7 years.

       Income taxes

     The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting. Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns. Income taxes are provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.


3.     Partnership Services

     The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

       Loan commissions

     The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering. Only 1 of the 9 affiliated limited partnerships is in the offering stage. Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

       Loan servicing fees

     The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

       Other fees and charges

     The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the Company. In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

       Subsidies to partnerships

     Occasionally, the Company subsidizes a particular partnership by refunding a portion of the loan servicing fees received from the partnership during the year.

     When the Company issues a subsidy, it may be a general subsidy or a specific subsidy tied to loss concerns on a particular property. If the subsidy is property specific, it may delineate the terms for repayment after the partnership sells the impaired property. The Company is not obligated to provide any subsidies nor does it guarantee a rate of return for the various partnerships.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2002


4.     Advances from Partnerships

     The Company has financed the payment of brokerage related rights with advances from partnerships. These advances are non-interest bearing and are being repaid equally over an approximate ten-year period from the date of the close of a partnership offering.

     Advances from partnerships mature as follows:

         Year Ending September 30:
               2003                                                  $  451,052
               2004                                                     451,052
               2005                                                     451,052
               2006                                                     451,052
               2007                                                     370,997
               Thereafter                                             1,903,669
                                                                  --------------
               Total                                                 $4,078,874
                                                                  ==============


5. Note Receivable - LLC

     The Company has a convertible note receivable from a limited liability company totaling $250,000 at September 30, 2002. The note is currently in the form of a promissory note bearing 8% interest and maturing in January 2004. The Company has the sole discretion to convert the promissory note to a membership interest in the LLC. As of September 30, 2002, the Company had not converted the receivable into an equity investment. It is anticipated that when the LLC's project is complete, the Company will convert the note to an investment in the LLC.


6. Fixed Assets

     Fixed assets consist of the following at September 30, 2002:


     Furniture and equipment                                         $  189,845
     Computer software                                                   63,108
     Leasehold improvements                                               4,168
                                                                  --------------
                                                                        257,121
     Less accumulated depreciation and amortization                   (184,502)
                                                                  --------------

     Fixed assets, net                                               $   72,619
                                                                  ==============

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2002


7. Income Taxes

     The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc. Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

     The Company has net operating loss ("NOL") carry forwards available of approximately $800,000 for Federal tax purposes and approximately $100,000 for California tax purposes. The NOLs were generated in fiscal years ended September 30, 1998, 1999, and 2001 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

     Significant components of the Company's net deferred tax liability includes the following at September 30, 2002:


      Cash to accrual differences                                  $    31,400
      Deferred costs of brokerage related rights                     1,662,800
      State deferred taxes                                           (117,700)
      Net operating loss carryforwards                               (286,000)
      Other                                                             33,500
                                                                ---------------
                                                                   $ 1,324,000
                                                                ===============


8.     Investment in Mortgage Loans

     At September 30, 2002, the Company had investments in mortgage loans as follows:

                                      Fiscal Year
                                     of Maturity
                                     September 30,
                                   -----------------
     Mortgage loans                     2003                     $245,000
     Mortgage loans                     2004                            -
     Mortgage loans                     2005                      100,000
     Mortgage loans                     2006                            -
     Mortgage loans                     2007                       88,519
                                                           ---------------
                                                                 $433,519
                                                           ===============

     The average interest rates of the mortgage loans were 11.18% as of September 30, 2002. All loans are due in lump sum balloon payments, and interest payments on mortgage loans are current. The properties securing the loans are all located in the San Francisco Bay Area. The fair value of the mortgage loans approximates the carrying value.


9.     Related Party Transactions

       Partnership transactions

     As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose general partners are related to the Company (one such general partner is the Company). The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

     During  the  year,  the  Company  assigned  approximately  80%  of  a  note
receivable  to  Redwood  Mortgage   Investors  VIII.  The  amount  assigned  was
approximately $810,000.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2002


10.    Concentrations of Risk

       Cash in bank

     Cash deposits at September 30, 2002, that exceeded federal insurance limits (up to $100,000), were $1,957,579.

       Mortgage loans

     The mortgage loans described in Note 8 are secured by properties located in the San Francisco Bay Area. Fluctuations in the value of real estate in the San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans. Fluctuations in general property values also affect the performance of mortgage investments in the affiliated limited partnerships.


11.    Commitments

     Beginning March 1, 2001, the Company contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,750 per month for 36 months. The contract is subject to renewal at the end of its term. The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

     The Company is a guarantor on a line of credit for one of the partnerships. The line of credit provides for borrowings up to $20,000,000 at .25% over prime. The balance on the line of credit at September 30, 2002 was $18,250,000. Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.


12.    Operating Leases

     In 2001, the Company entered into several noncancelable operating leases for office space that expire in June 2004. The leases require monthly rent of $4,950 with stated annual rent increases. The Company also has an option to renew these leases for an additional three years.

     In 2002, the Company entered into a noncancelable operating lease agreement for office space to replace their current space. The lease terminates July 29, 2009. The lease requires monthly payments of $14,083, with stated annual increases. The Company also has the option to renew this lease for an additional five years.

     Noncancelable future minimum lease payments under these leases as of September 30, 2002, are as follows:

             2003                                     $  231,717
             2004                                        222,462
             2005                                        183,772
             2006                                        189,288
             2007                                        194,972
             Thereafter                                  318,526
                                                    -------------
                                                      $1,340,737
                                                    =============


13.    Subsequent Events

     Redwood Mortgage Investors VIII, for which the Company is a general partner, had registered an investment offering for an additional 50,000,000 units ($50,000,000) which was approved by the Securities and Exchange Commission in October, 2002.

     Subsequent to year end, the Company entered into a sub-lease agreement to sub-lease some of the Company's previous office space. The sub-lease is noncancelable, calls for monthly sub-lease payments of $853, and terminates in 2003.

                             REDWOOD MORTGAGE CORP.
                           INTERIM FINANCIAL STATEMENT



     In the opinion of the management of Redwood Mortgage Corp., a California corporation, all adjustments necessary for a fair presentation of the financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, management of Redwood Mortgage Corp. believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                             REDWOOD MORTGAGE CORP.
                                  BALANCE SHEET
                                  June 30, 2003
                                   (UNAUDITED)

                                     ASSETS

      Cash                                                                       $     2,406,599
      Mutual funds                                                                       117,678
      Receivables
         Due from affiliates                                                             391,669
         Accrued interest                                                                 43,333
         Insurance proceeds                                                              750,000
      Fixed assets, net of accumulated depreciation and amortization
          of $199,485                                                                    206,333
      Investment in mortgage loans                                                       187,642
      Other investment                                                                    50,000
      Note receivable - LLC                                                              250,000
      Prepaid expenses                                                                    14,583
      Rental real estate                                                               1,150,000
      Deferred costs of brokerage related rights, net                                  6,524,639
                                                                                -----------------
         Total assets                                                                $12,092,476
                                                                                =================

                      LIABILITIES AND STOCKHOLDER'S EQUITY


      Deposits                                                                         $   9,338
      Note payable                                                                       747,500
      Advances from partnerships                                                       6,710,076
      Deferred compensation                                                              720,000
      Deferred income taxes                                                            1,715,000
                                                                                -----------------
         Total liabilities                                                             9,901,914
                                                                                -----------------

      Stockholder's equity
         Common stock, wholly-owned by The Redwood Group Ltd.,
           at $4 stated value (1,000 shares authorized, issued and
           outstanding)                                                                    4,000
      Retained earnings                                                                2,186,562
                                                                                -----------------
           Total stockholder's equity                                                  2,190,562
                                                                                -----------------
           Total liabilities and stockholder's equity                                $12,092,476
                                                                                =================

The accompanying notes are an integral part of this financial statement

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)

1.     Organization

     Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by The Burwell Trusts.
Michael R. Burwell and Gymno Corporation (owned by Michael Burwell and The Burwell Trusts) are general partners in eight limited partnerships, which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related company is general partner in a ninth limited partnership. Currently, Redwood Mortgage Corp. is a general partner in only one of the partnerships, Redwood Mortgage Investors VIII.


     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by deeds of trust. At June 30, 2003, the Company was servicing a portfolio totaling $131,510,455 owned primarily by the aforementioned partnerships.


2.     Summary of Significant Accounting Policies

       Accrual basis

     The accompanying balance sheet was prepared on the accrual basis of accounting.

       Use of estimates

     In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred costs of brokerage related rights. Actual results could differ from these estimates.

       Deferred costs of brokerage related rights

     The Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships. Such rights result in brokerage commissions to the Company. The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships. Such costs are being amortized over the anticipated 25 year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.


     In accordance with Statement of Financial  Accounting Standards No 142 (FAS
142) as amended by Statement of Financial Accounting Standards No 144 (FAS 144), the Company thereafter evaluates the fair value of these rights to determine if the brokerage rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios. It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives. If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an impairment loss is recognized. The Company has determined its deferred mortgage brokerage rights incurred no impairment of value at June 30, 2003.

       Cash

     Cash represents cash and short-term, highly liquid investments with original maturities of three months or less.

       Furniture, equipment and leasehold improvements, net

     Furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed primarily on a straight-line basis over the lesser of the related lease term or the assets' estimated useful lives ranging from 3 to 7 years.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


2. Summary of Significant Accounting Policies (continued

       Rental real estate

     Rental real estate is stated at the lower of cost or the property's estimated fair value. As of June 30, 2003, the Company had acquired one property in Menlo Park, California, for $1,150,000.

     In accordance with FAS 144, the Company periodically assesses the recoverability of the recorded amounts. If the carrying value of the real estate exceeds its fair value, the asset is reduced to estimated fair value. The Company has determined that no reduction of the rental real estate was required as of June 30, 2003.

       Income taxes

     The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting. Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns. Income taxes are provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.


3.     Partnership Services

     The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

       Loan commissions

     The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering. Only 1 of the 9 affiliated limited partnerships is in the offering stage. Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year. The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

       Loan servicing fees

     The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.

       Other fees and charges

     The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the Company. In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

       Subsidies to partnerships

     Occasionally, the Company subsidizes a particular partnership by refunding a portion of the loan servicing fees received from the partnership during the year.

     When the Company issues a subsidy, it may be a general subsidy or a specific subsidy tied to loss concerns on a particular property. If the subsidy is property specific, it may delineate the terms for repayment after the partnership sells the impaired property. The Company is not obligated to provide any subsidies nor does it guarantee a rate of return for the various partnerships.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


4.     Advances from Partnerships

     The Company has financed the payment of brokerage related rights with advances from partnerships. These advances are non-interest bearing and are being repaid equally over an approximate ten-year period from the date of the close of a partnership offering.

     Advances from partnerships mature as follows:

           Fiscal Year
           of Maturity
          September 30:
       -------------------
            2003                                 $   154,029
            2004                                     786,768
            2005                                     786,768
            2006                                     786,768
            2007                                     706,556
            Thereafter                             3,489,187
                                             ----------------

            Total                                $ 6,710,076
                                             ================



5.       Insurance Proceeds Receivable

     At June 30, 2003, the Company had an insurance proceeds receivable related to the anticipated collection of proceeds on two life insurance policies, which insured the life of a former Company officer.


6. Note Receivable - LLC

     The Company has a convertible note receivable from a limited liability company totaling $250,000 at June 30, 2003. The note is currently in the form of a promissory note bearing 8% interest and maturing in January 2004. The Company has the sole discretion to convert the promissory note to a membership interest in the LLC. As of June 30, 2003, the Company had not converted the receivable into an equity investment. It is anticipated that when the LLC's project is complete, the Company will convert the note to an investment in the LLC.


7. Fixed Assets

     Fixed assets consist of the following at June 30, 2003:

       Furniture and equipment                                       $  320,923
       Computer software and equipment                                   80,727
       Leasehold improvements                                             4,168
                                                                 ---------------
                                                                        405,818
       Less accumulated depreciation and amortization                 (199,485)
                                                                 ---------------

       Fixed assets, net                                             $  206,333
                                                                 ===============

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


8. Income Taxes

     The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc. Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

     The Company has net operating loss ("NOL") carryforwards available of approximately $2,891,000 for Federal tax purposes and approximately $1,257,000 for California tax purposes. The NOLs were generated in 1998, 1999, 2001 and 2003 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

     Significant components of the Company's net deferred tax liability includes the following at June 30, 2003:

      Cash to accrual differences                                   $   168,000
      Deferred costs of brokerage related rights                      2,795,000
      State deferred taxes                                            (172,000)
      Net operating loss carryforwards                              (1,100,000)
      Other                                                              24,000
                                                                 ---------------

                                                                    $ 1,715,000
                                                                 ===============


9.     Investment in Mortgage Loans

     At June 30, 2003, the Company had investments in mortgage loans as follows:

                                        Fiscal Year
                                       of Maturity
                                       September 30,
                                    ------------------
            Mortgage loans                2003                    $         -
            Mortgage loans                2004                              -
            Mortgage loans                2005                         99,943
            Mortgage loans                2006                              -
            Mortgage loans                2007                         87,699
                                                                --------------

                                                                  $   187,642
                                                                ==============

     The average interest rates of the mortgage loans were 11.47% as of June 30, 2003. All loans are due in lump sum balloon payments, and interest payments on mortgage loans are current. The properties securing the loans are all located in the San Francisco Bay Area. The fair value of the mortgage loans approximates the carrying value.


10.    Note Payable

     At June 30, 2003, the Company had a promissory note payable with a bank for $747,500, which is secured by real property. The note accrues interest at the bank's index rate plus 1.0% (5.25% at June 30, 2003). The note calls for monthly interest only payments commencing February, 2003. The note matures on December 2, 2004 when all unpaid interest and principal is due in full.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


11.    Related Party Transactions

       Partnership transactions

     As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose general partners are related to the Company (one such general partner is the Company). The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

       Deferred compensation

     In recognition of past service, the Company is committed to payments of $9,000 per month to the spouse of a deceased former Company officer. At June 30, 2003, the Company has recorded the net present value of such payments utilizing a discount rate of 4.9%. The balance of this deferred compensation liability at June 30, 2003 was $720,000.


12.    Concentrations of Risk

       Cash in bank

     Cash deposits at June 30, 2003, that exceeded federal insurance limits (up to $100,000), were approximately $2,268,604.

       Mortgage loans

     The mortgage loans described in Note 8 are secured by properties located in the San Francisco Bay Area. Fluctuations in the value of real estate in the San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans. Fluctuations in general property values also affect the performance of mortgage investments in the affiliated limited partnerships.


13.    Commitments

     Beginning March 1, 2001, the Company contracted with an independent service bureau for computer processing services for the partnership accounting function at approximately $4,750 per month for 36 months. The contract is subject to renewal at the end of its term. The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

     The Company is a guarantor on a line of credit for one of the partnerships. The line of credit provides for borrowings up to $20,000,000 at .25% over prime. The balance on the line of credit at June 30, 2003, was $0. Should the Partnership choose not to renew the line of credit, any balance would be converted to a three year fully amortized loan.

     The Company has guaranteed to fund any losses sustained by certain partnerships on specific restructured loans for which there is a current collateral shortfall. As of June 30, 2003, the estimated collateral shortfall on these loans ranged from $294,000 to $541,000.


14.    Operating Leases

     In 2001, the Company entered into several non-cancelable operating leases for office space that expire in June 2004. The leases require monthly rent of $4,950 with stated annual rent increases. The Company also has an option to renew these leases for an additional three years.

     In 2002, the Company entered into a non-cancelable operating lease agreement for office space to replace their previous space. The lease terminates July 29, 2009. The lease requires monthly payments of $14,083, with stated annual increases. The Company also has the option to renew this lease for an additional five years.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                                  June 30, 2003
                                   (Unaudited)


14. Operating Leases (continued)

     Non-cancelable future minimum lease payments under these leases as of June 30, 2003, are as follows:

                    Fiscal Year
                    of Maturity
                   September 30,
                 ------------------
                       2003                     $    58,935
                       2004                         222,462
                       2005                         183,772
                       2006                         189,288
                       2007                         194,972
                    Thereafter                      318,526
                                             ---------------

                                                $ 1,167,955
                                             ===============


15.    Sublease

     During the nine months ended June 30, 2003, the Company entered into a sub-lease agreement to sub-lease some of the Company's previous office space. The sub-lease is non-cancelable, calls for monthly sub-lease payments of $853, and terminates in 2003.

                            PRIOR PERFORMANCE TABLES

     The prior performance tables as referenced in the Prior Performance Summary of the prospectus presents information on programs previously sponsored by the general partners. The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships. In the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership. Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs. Each of such prior programs had the following objectives: (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the partnership's capital. The inclusion of these tables does not imply that the investors in this offering of the partnership will experience results comparable to those experienced in the previous offerings of the partnership or prior programs referred to in the tables.

     The tables consist of:

     TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I summarizes, as a percentage basis, all funds received through December 31, 2002, for the four prior public offerings of the partnership.

     TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

     Table II summarizes the compensation paid to the general partners and affiliates in connection with the 4 prior offerings of the partnership on an aggregate basis.

     TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

     Table III summarizes the annual operating results from January 1, 1997, through December 31, 2002 for the partnership.

     TABLE V - PAYMENT OF MORTGAGE LOANS

     Table V presents information on the payment of the partnership and prior partnerships' mortgages within the three (3) years ending December 31, 2002.

     Table IV which provides certain information on programs which have concluded operations, is not included herein as no prior programs sponsored by the general partners or their affiliates have concluded operations.

     If you purchase interests in the partnership, you will not acquire any ownership interest in any of the prior partnerships to which Table V relates. The inclusion of the following tables in the prospectus does not imply that the partnership will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the partnership will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Table V.

     The general partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Table V also includes information about prior non public programs whose investment objectives are similar to those of the partnership. These partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

     Additional information regarding the Description Of Open Loans Of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The partnership will furnish, without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

     As of December 31, 2002, thirty nine percent (39%) of the loans held by the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

DEFINITIONS AND GLOSSARY OF TERMS

     The following terms used in the tables have the following meanings:

     "Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

     "GAAP" shall mean accounting principles generally accepted in the United States of America.

     "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                         REDWOOD MORTGAGE INVESTORS VIII
                            (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII in its previous four public offerings through December 31, 2002. Table I also sets forth on a percentage basis, how the proceeds were utilized by the partnership. In addition, Table I sets forth information with respect to the date each offering commenced in this partnership, the length of the offering and how long it took to commit 90% of the amount available for investment. As of December 31, 2002, the general partners did not have any public or private programs which have closed in the past three years other than the second and third offerings in Redwood Mortgage Investors VIII. For consistency, the general partners have included information for the first offering in Redwood Mortgage Investors VIII even though this offering was concluded more than three years ago. Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior offerings of the partnership.

                                                                                      (in thousands)

                                                                1st Offering      2nd Offering      3rd Offering     4th Offering
                                                               --------------    --------------    --------------    -------------
Dollar Amount Offered                                                $15,000           $30,000           $30,000          $50,000
Dollar Amount Raised                                                 $14,932           $29,993           $29,999          $16,316
Percentage of Amount Raised                                           99.55%            99.98%              100%           32.63%
Less Offering Expenses:
     Organization Expense                                              3.90%             2.00%             2.05%            1.59%
     Selling Commissions Paid to Non Affiliates (1)                        0                 0                 0                0
     Selling Commissions Paid to Affiliates                                0                 0                 0                0
Percentage Available for Investment
       Net of Offering Expenses                                       96.10%            98.00%            97.95%           98.41%
     Loans Funded from Offering Proceeds
       Secured by Deeds of Trust                                      87.90%            89.40%            89.55%           74.64%
     Formation Loan                                                    7.20%             7.60%             7.40%            7.97%
     Loan Commitments                                                      0                 0                 0                0
     Loan Application or Mortgage
       Processing Fees                                                     0                 0                 0                0
     Funds Available for Future Commitments                                0                 0                 0                0
     Reserve                                                           1.00%             1.00%             1.00%           15.80%
                                                               --------------    --------------    --------------    -------------
Total                                                                 96.10%            98.00%            97.95%           98.41%
                                                               ==============    ==============    ==============    =============



Date Offering Commenced                                             03/03/93           12/4/96          08/31/00          10/31/02
Length of Offering                                                 44 months         44 months         20 months              Open
     Months to Commit 90% of Amount
     Available for Investment (Measured from Beginning of
       Offering)                                                   45 months         45 months         21 months               N/A


     (1) Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See" PLAN OF DISTRIBUTION - Formation Loan" at Page 83).

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


     Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the four previous offerings of units in the partnership as of December 31, 2002. This information is presented on an aggregated basis for all four prior offerings of the partnership. It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

                                                               RMI VIII
                                                            (In thousands)
                                                           ----------------
Date Offering Commenced (1)                                       03/03/93
Dollar Amount Raised (2)                                           $91,239
Amount Paid to General Partners and
   Affiliates from:
       Offering Proceeds                                                 0
       Selling Commissions                                               0
       Loan Application or Loan Processing Fees                          0
       Reimbursement of Expenses, at Cost                              182
       Acquisition Fees                                                  0
       Advisory Fees                                                     0
       Other                                                             0
Loan Points, Processing and Other Fees Paid
   by the Borrowers to Affiliates:
     Points (3)                                                      7,100
     Processing Fees (3)                                               129
     Other (3)                                                          22
Dollar Amount of Cash Generated from
   Operations Before Deducting
  Payments to General Partners and Affiliates:                      40,700
Amount Paid to General Partners and Affiliates
  from Operations:
     Partnership Management Fees                                       677
     Earnings Fee                                                      260
     Mortgage Servicing Fee                                          3,277
     Reimbursement of Expenses, at Cost                                902
     Early Withdrawal                                                  141


     (1) Indicated the date the first offering in the partnership commenced

     (2) Indicated the aggregate dollar amount raised in all four prior offerings of the partnership as of December 31, 2002.

     (3) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the three prior offerings and the ongoing fourth offering of Redwood Mortgage Investors VIII.

                                                     $'s in thousands except for cash distribution per $1,000
                                                -------------------------------------------------------------------

                                                     1993            1994              1995              1996
                                                -------------    -------------    --------------    ---------------

Gross Revenues                                          $119             $498            $1,050             $1,727
Less: General Partners' Mgmt Fee                           0                6                12                 17
   Loan Servicing Fee                                      6               29                85                156
   Administrative Expenses                                 4               27                51                 86
   Provision for Uncollected Accts                         0               13                26                 55
   Amortization of Organization Costs                      1                3                 3                  3
   Offering Period Interest Expense to
     Limited Partners                                      4               14                19                  2
   Interest Expense                                        0                0                26                189
                                                -------------    -------------    --------------    ---------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                     $104             $406              $828             $1,219
                                                -------------    -------------    --------------    ---------------
Federal Taxable Income                                  $109             $433              $873             $1,299
                                                -------------    -------------    --------------    ---------------
Sources of Funds - Net Income                           $104             $406              $828             $1,219
Reduction in Assets                                        0                0                 0                  0
Increase in Liabilities                                    0                0             1,914                  0
Early Withdrawal Penalties Applied to
   Syndication Costs                                       0                0                 0                  4
Increase in Applicant's Deposit                          129               61                 0                311
Increase in Partners' Capital
   Collection on Formation Loan                            0                0                 0                 17
Admittance of New Partners                             2,766            4,514             3,843              3,864
                                                -------------    -------------    --------------    ---------------
Cash generated from Operations                         2,999            4,981             6,585              5,415
Use of Funds-Increase in Assets                        2,364            4,192             5,671              3,860
Reduction in Liabilities                                   0                0                 0                176
Decrease in Applicant's Deposit                            0                0               189                  0
Decrease in Partner's Capital
   Formation Loan                                        206              319               250                315
   Syndication Costs                                     200               81               175                214
Offering Period Interest Expense to
   Limited Partners                                        2                6                 8                  1
Investment Income Paid to LP's                            47              166               303                418
Return of Capital to LP's                                  0                0                 6                147
                                                -------------    -------------    --------------    ---------------
Net Increase (Decrease) in Cash                          180              217              (17)                284
Cash at the beginning of the year                          0              180               397                380
                                                -------------    -------------    --------------    ---------------
Cash at the end of the year                             $180             $397              $380               $664

Table III continued on following pages

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                     1993            1994              1995              1996
                                                -------------    -------------    --------------    ---------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $83              $81               $83                $84
Cash Distribution Data paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $80              $79               $80                $81
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $36              $33               $32                $31
   Capital (1)                                            $0               $0             $0.60                $11
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                           $96              $92               $96                $99
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $93              $89               $92                $95


NOTES:

     (1) Based upon capital balances as of January 1 for each year.

     (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.



Table III continued on following pages

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the three prior offerings and the ongoing fourth offering of Redwood Mortgage Investors VIII.

                                                     $'s in thousands except for cash distribution per $1,000
                                                -------------------------------------------------------------------

                                                     1997            1998              1999              2000
                                                -------------    -------------    --------------    ---------------

Gross Revenues                                        $2,630           $3,406            $4,426             $6,349
Less: General Partners' Mgmt Fee                          25               32                42                 61
   Loan Servicing Fee                                    190              295               359                506
   Administrative Expenses                               144              147               174                270
   Provision for Uncollected Accts                       140              163               409                375
   Amortization of Organization Costs                      0                0                 0                  0
   Offering Period Interest Expense to
     Limited Partners                                      9                4                 2                  5
   Interest Expense                                      341              514               527                887
                                                -------------    -------------    --------------    ---------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                   $1,781           $2,251            $2,913             $4,245
                                                -------------    -------------    --------------    ---------------
            Federal Taxable Income                    $1,929           $2,411            $3,331             $4,755
                                                -------------    -------------    --------------    ---------------
Sources of Funds - Net Income                         $1,781           $2,251            $2,913             $4,245
Reduction in Assets                                        0                0                 0                  0
Increase in Liabilities                                3,988              348                 0             16,269
Early Withdrawal Penalties Applied to
   Syndication Costs                                       5                8                13                 10
Increase in Applicant's Deposit                            0                0               330                  0
Increase in Partners' Capital
   Collection on Formation Loan                          108              150               191                250
Admittance of New Partners                             5,572            5,110             9,202             14,997
                                                -------------    -------------    --------------    ---------------
Cash generated from Operations                        11,454            7,867              12,649           35,771
Use of Funds-Increase in Assets                        9,905            6,598             3,439             32,472
Reduction in Liabilities                                   0                0             5,832                  0
Decrease in Applicant's Deposit                          311                0                 0                105
Decrease in Partner's Capital
   Formation Loan                                        420              404               708              1,102
   Syndication Costs                                     189              126               177                227
Offering Period Interest Expense to
   Limited Partners                                        2                2                 1                  1
Investment Income Paid to LP's                           495              614               826              1,245
Return of Capital to LP's                                133              257               592                762
                                                -------------    -------------    --------------    ---------------
Net Increase (Decrease) in Cash                          (1)            (134)            $1,074             $(143)
Cash at the beginning of the year                        664              663               529              1,603
                                                -------------    -------------    --------------    ---------------
Cash at the end of the year                             $663             $529            $1,603             $1,460


Table III continued on following pages

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

                                                     1997            1998              1999              2000
                                                -------------    -------------    --------------    ---------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $84              $84               $84                $86
Cash Distribution Paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $81              $81               $81                $83
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $31              $29               $31                $34
   Capital (1)                                             8               12               $22                $21
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                          $100              $98              $102               $102
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $97              $95               $99                $98


NOTES:

     (1) Based upon capital balances as of January 1 for each year.

     (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

Table III continued on following pages

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for the three prior offerings and the ongoing fourth offering of Redwood Mortgage Investors VIII.

                                                    $'s in thousands except for cash
                                                        distribution per $1,000
                                                ----------------------------------------

                                                    2001                      2002
                                                ----------------        ----------------

Gross Revenues                                        $ 9,035                   $11,537
Less: General Partners' Mgmt Fee                          158                       325
   Loan Servicing Fee                                     552                     1,098
   Administrative Expenses                                363                       906
   Provision for Uncollected Accts                        957                     1,280
   Amortization of Organization Costs                       0                         0
   Offering Period Interest Expense to
     Limited Partners                                       1                         1
   Interest Expense                                       972                       516
                                                ----------------        ----------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                   $ 6,032                   $ 7,411
                                                ----------------        ----------------
            Federal Taxable Income                    $ 6,926                   $ 8,719
                                                ----------------        ----------------
Sources of Funds - Net Income                         $ 6,032                   $ 7,411
Reduction in Assets                                         0                         0
Increase in Liabilities                                     0                         0
Early Withdrawal Penalties Applied to
   Syndication Costs                                       24                         6
Increase in Applicant's Deposit                           448                     1,905
Increase in Partners' Capital
   Collection on Formation Loan                           346                       546
Admittance of New Partners                            $19,266                   $19,680
                                                ----------------        ----------------
Cash generated from Operations                         26,116                    29,548
Use of Funds-Increase in Assets                        15,480                    10,924
Reduction in Liabilities                                5,038                     7,733
Decrease in Applicant's Deposit                             0                         0
Decrease in Partner's Capital
   Formation Loan                                       1,462                     1,677
   Syndication Costs                                      291                       377
Offering Period Interest Expense to
   Limited Partners                                         0                         0
Investment Income Paid to LP's                          1,962                     2,517
Return of Capital to LP's                               1,426                     1,049
                                                ----------------        ----------------
Net Increase (Decrease) in Cash                       $   457                   $ 5,271
Cash at the beginning of the year                       1,460                     1,917
                                                ----------------        ----------------
Cash at the end of the year                           $ 1,917                   $ 7,188


Table III continued on following page

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2002)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


                                                      2001             2002
                                                --------------    --------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                        $90               $87
Cash Distribution Paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                            $87               $84
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                           $37               $34
   Capital (1)                                          $27               $19
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                         $106              $105
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                      $103              $101


NOTES:

     (1) Based upon capital balances as of January 1 for each year.

     (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

                                     TABLE V
                                PAYMENT OF LOANS
                       CORPORATE MORTGAGE INVESTORS I & II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table V presents information on the payment of loans for the partnership and the previous public and non public programs sponsored by the general partners and their affiliates for the three years ending December 31, 2002. The information concerning the payment of loans in the partnership is presented on an aggregated basis for all three prior offerings of the partnership.

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco             11/04/98        07/05/00         270,000.00           50,796.60          320,796.60
San Mateo                 03/30/99        07/06/00          21,250.00            3,321.52           24,571.52
San Mateo                 01/06/92        07/06/00          25,000.00           23,054.69           48,054.69
Santa Clara               12/30/93        08/27/01         175,000.00           159382.98           334382.98
Napa                      05/02/95        10/25/01          40,000.00            27447.19            67447.19
San Mateo                 07/31/00        10/16/01         150,000.00           22,861.32          172,861.32
Santa Clara               11/06/01        06/05/02         100,000.00            5,901.81          105,901.81
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 11/22/96        12/15/00         100,000.00           47,557.54          147,554.54
Alameda                   03/22/00        04/19/01         100,000.00           12,577.13          112,577.13
Stanislaus                07/24/98        03/13/02         150,000.00           42,295.62          192,295.62
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 09/08/99        02/29/00          92,000.00            5,202.20           97,202.20
Sacramento                08/27/93        04/19/00          67,500.00           41,078.79          108,578.79
Alameda                   08/11/00        12/29/00          80,015.00            3,758.69           83,773.69
El Dorado                 02/23/95        07/08/02          44,100.00           35,017.01           79,117.01
Stanislaus                02/06/98        08/13/02         149,996.00           80,738.97          230,734.97
Riverside                 03/15/97        12/20/02         100,000.00           43,058.96          143,058.96
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 71,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS I
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Sacramento                11/28/94        07/07/00          13,125.00            5,264.90           18,389.90
San Mateo                 11/25/98        08/16/00          99,988.00           20,922.62          120,910.62
San Mateo                 01/25/00        06/27/01          69,999.20           11,235.86           81,235.06
Santa Clara               05/25/01        04/24/02          50,000.00            5,591.12           55,591.12
Sonoma                    09/18/96        04/30/02           4,873.50            2,185.37            7,058.87
Santa Clara               04/24/02        05/30/02          68,750.00              864.80           69,614.80
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Stanislaus                11/16/93        12/18/00          35,002.69            6,560.08           41,562.77
Santa Clara               11/02/98        04/19/01         100,000.00           27,415.08          127,415.08
Placer                    12/30/96        01/24/02          55,000.00           33,519.78           88,519.78
Alameda                   11/16/93        03/29/02         150,000.00          124,797.19          274,797.19
Alameda                   11/16/93        03/29/02          49,586.38           25,483.23           75,069.61
Santa Clara               01/21/94        03/29/02         178,180.70          149,309.32          327,490.02
Santa Clara               11/15/96        03/29/02           6,369.10            4,187.46           10,556.56
El Dorado                 02/23/95        07/08/02          44,100.00           35,017.01           79,117.01
Riverside                 03/15/97        12/20/02         100,000.00           62,617.99          162,617.99
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 5,000 square feet to approximately 17,500 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Ventura                   12/05/96        05/15/00          52,000.00           24,755.95           76,755.95
Ventura                   12/05/96        05/15/00          52,000.00           24,748.95           76,748.95
Santa Clara               11/28/94        07/07/00          13,125.00            5,264.90           18,389.90
San Mateo                 05/31/00        01/04/01          50,000.00            3,302.24           53,302.24
San Mateo                 07/31/00        10/16/01          50,000.00           31,375.88            56136.08
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco             02/02/00        02/14/02          82,008.48           19,223.17          101,231.65
Alameda                   11/16/93        03/29/02         100,000.00           83,198.13          183,198.13
Alameda                   11/16/93        03/29/02          26,445.95           13,591.00           40,036.95
Santa Clara               01/21/94        03/29/02         123,934.27          103,852.67          227,786.94
Santa Clara               11/15/96        03/29/02           4,430.90            2,913.16            7,344.06
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 1,500 square feet to approximately 1,500 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
  -----------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/           PROCEEDS
  PROPERTY                  FUNDED              ON             AMOUNT           LATE/MISC            TO DATE
  -----------------------------------------------------------------------------------------------------------
  San Mateo               09/19/91        03/31/00         136,000.80          167,215.49         303,216.29
  San Mateo               12/31/96        04/21/00          36,570.00           13,175.19          49,745.19
  San Mateo               11/25/98        08/16/00          99,988.00           20,922.62         120,910.62
  Santa Clara             04/14/00        09/27/00         174,999.00            8,561.02         183,560.02
  San Mateo               05/31/00        01/04/01          50,000.00            3,302.24          53,302.24
  Santa Cruz              10/06/97        03/26/01          82,000.00           34,473.24         116,473.24
  Alameda                 04/10/01        06/07/01          56,000.00            1,303.30          57,303.30
  Alameda                 07/01/97        11/08/01          170000.00           109761.99          279761.99
  Tuolumne                06/28/01         01/25/02         89,999.00            6,136.75          96,135.75
  Contra Costa            10/30/01         03/12/02         96,000.00            3,883.88          99,883.88
  San Mateo               02/23/01         03/15/02        150,000.00           19,238.22         169,238.22
  Alameda                 11/16/93         03/29/02        150,000.00          124,797.19         274,797.19
  Alameda                 11/16/93         03/29/02         39,668.93           20,386.49          60,055.42
  Santa Clara             05/25/01         04/24/02        150,000.00           16,773.36         166,773.36
  Sonoma                  09/18/96         04/30/02          7,546.48            3,383.99          10,930.47
  San Mateo               07/09/02         10/22/02         67,750.00            2,078.35          69,828.35
  -----------------------------------------------------------------------------------------------------------


MULTIPLE 5+ UNITS (county)
 ------------------------------------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 San Francisco           01/31/01         08/10/01        300,025.00            5,691.63          305,716.63

 ------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

COMMERCIAL (county) (1)
 ------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 San Mateo                02/26/98        08/21/00         205,200.00          61,071.30          266,271.30
 San Mateo                01/25/00        10/30/00         100,000.00           8,115.67          108,115.67
 Stanislaus               11/16/93        12/18/00          35,002.69           6,560.08           41,562.77
 Alameda                  08/11/00        12/29/00         159,997.50           7,515.86          167,513.36
 Contra Costa             05/31/00        02/07/01         255,000.00          22,379.13          277,379.13
 Santa Clara              11/02/98        04/19/01         100,000.00          27,415.08          127,415.08
 Alameda                  08/08/97        09/29/01          31,500.00          15,500.93           47,000.93
 San Francisco            02/02/00        02/14/02          27,891.53           6,537.91           34,429.44
 Alameda                  11/16/93        03/29/02         150,000.00         124,797.19          274,797.19
 Alameda                  11/16/93        03/29/02          39,668.93          20,386.49           60,055.42
 San Mateo                06/11/02        11/22/02         100,000.00           4,936.46          104,936.46
 Riverside                03/15/97        12/20/02         100,000.00          62,617.99          162,617.99
 ------------------------------------------------------------------------------------------------------------


     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 150,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Ventura                  12/05/96         01/31/00         65,000.00           32,318.29           97,318.29
Contra Costa             03/21/00         03/31/01        108,500.00           13,765.97          122,265.97
Sonoma                   11/18/87         12/26/02         70,000.00           86,359.95          156,359.95
-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Santa Clara              09/19/91         03/16/00          12,500.00          14,802.54           27,302.54
San Francisco            03/20/95         04/14/00          50,004.00           9,648.93           59,652.93
San Francisco            11/30/95         12/29/00          78,000.00          48,516.57          126,516.57
San Mateo                07/16/90         05/17/01         170,000.00         212,112.03          382,112.03
San Francisco            01/31/01         08/10/01         474,980.00           9,010.62          483,990.62
Alameda                  10/10/89         12/23/02         195,000.00         345,756.46          540,756.46
-------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
San Francisco            12/29/94         01/27/00         325,000.00         178,188.72          503,188.72
Santa Clara              06/16/99         04/05/00         162,501.50          15,001.73          177,503.23
Alameda                  08/06/92         04/26/00          82,873.25          57,482.82          140,356.07
San Mateo                04/13/89         08/03/00          59,999.50          79,707.34          139,706.84
Stanislaus               11/16/93         12/18/00         199,998.56          37,483.01          237,481.57
Alameda                  08/11/00         12/29/00          49,985.00           2,348.04           52,333.04
San Mateo                03/05/99         03/28/01         450,000.00         100,663.32          550,663.32
San Francisco            06/23/00         05/31/01         500,000.00          51,989.77          551,989.77
San Francisco            08/11/99         08/30/01         120,933.85          28,624.69          149,558.54
San Francisco            05/27/99         08/30/01         100,002.00          27,413.84          127,415.84
Marin                    10/29/99         11/16/01          60,000.00           16472.94           76,472.94
Stanislaus               07/24/98         03/13/02         422,000.00          56,394.16          478,394.16
Alameda                  11/16/93         03/29/02         575,000.00         478,389.24        1,053,389.24
Alameda                  11/16/93         03/29/02          99,172.75          50,966.46          150,139.21
Santa Clara              01/21/94         03/29/02         671,366.60         562,582.20        1,233,948.80
Santa Clara              11/15/96         03/29/02          24,000.00          15,779.17           39,779.17
Stanislaus               02/06/98         08/13/02         200,002.00         107,655.91          307,657.91
San Mateo                05/17/01         09/13/02         204,000.00          31,751.79          235,751.79
San Francisco            02/22/00         10/01/02         173,865.38          52,515.02          226,380.40
San Francisco            02/22/00         10/01/02         226,138.63          56,002.09          282,140.72
-------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 100,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS V
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN           INTEREST/      PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT           LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
San Mateo                   04/01/99         03/15/00          176,000.00           19,856.47    195,856.47
San Mateo                   04/25/00         05/26/00          260,001.20            2,389.29    262,390.49
Santa Clara                 11/28/94         07/07/00           26,250.00           10,529.80     36,779.80
Santa Clara                 10/13/89         09/11/00          142,000.00          307,230.27    449,230.27
Alameda                     10/31/98         06/04/01          167,500.00          206,433.10    373,933.10
San Mateo                   07/31/00         10/16/01          195,000.00           24,345.67    219,345.67
Sonoma                      09/18/96         04/30/02           20,633.18            9,252.33     29,885.51
------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN          INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT          LATE/MISC        TO DATE
------------------------------------------------------------------------------------------------------------
Santa Clara                 09/19/91         03/06/00           55,000.00          65,131.17     120,131.17
San Francisco               03/20/95         04/14/00           50,004.00           9,648.93      59,652.93
San Mateo                   07/16/90         05/17/01          170,000.00         212,112.03     382,112.03
San Francisco               01/31/01         08/10/01          300,025.00           5,691.63     305,716.63
Alameda                     10/10/89         12/23/02          195,000.00         226,406.98     421,406.98
------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN           INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT           LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Santa Clara                 06/16/99         04/05/00           80,000.13            7,385.41      87,385.54
San Mateo                   04/13/89         08/03/00          179,998.50          239,122.01     419,120.51
San Mateo                   07/07/00         10/30/00           78,125.00            3,086.04      81,211.04
San Mateo                   01/25/00         10/30/00          150,000.00           12,173.50     162,173.50
Stanislaus                  11/16/93         12/18/00           74,998.69           14,055.98      89,054.67
Alameda                     08/11/00         12/29/00          159,997.50            7,515.86     167,513.36
Alameda                     11/16/93         03/29/02           95,000.00           79,038.22     174,038.22
Alameda                     11/16/93         03/29/02           33,057.87           16,988.97      50,046.84
Santa Clara                 01/21/94         03/29/02          167,841.65          140,645.55     308,487.20
Santa Clara                 11/15/96         03/29/02            6,000.00            3,944.79       9,944.79
San Mateo                   05/17/01         09/13/02          204,000.00           31,751.79     235,751.79
-------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 71,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                   09/19/91         03/31/00          24,000.00            29,508.44      53,508.44
San Mateo                   03/30/99         07/06/00          38,250.00             5,978.74      44,228.74
San Mateo                   01/06/92         07/06/00          45,000.00            41,498.43      86,498.43
Santa Clara                 11/28/94         07/07/00          52,500.00            21,059.60      73,559.60
San Mateo                   10/13/99         10/31/00          35,000.00             4,212.07      39,212.07
San Francisco               03/13/90         01/30/01          40,000.00            55,585.80      95,585.80
San Francisco               06/19/89         01/30/01          73,000.00           102,395.46     175,395.46
Santa Clara                 12/12/00         02/27/01         220,000.00             6,680.93     226,680.93
Santa Clara                 07/27/00         02/28/01          50,000.00             3,457.80      53,457.80
Alameda                     10/31/98         06/04/01         167,500.00           206,433.10     373,933.10
San Mateo                   01/25/00         06/27/01         100,000.80            16,051.55     116,052.35
Santa Clara                 06/22/01         07/13/01         200,000.00             1,584.31     201,584.31
San Mateo                   07/30/00         10/16/01         150,000.00            22,861.32     172,861.32
Tuolumne                    06/28/01         01/25/02         170,001.00            11,591.83     181,592.83
Sonoma                      09/18/96         04/30/02          22,701.71            10,179.89      32,881.60
Santa Clara                 11/06/01         06/05/02         160,000.00             9,443.10     169,443.10
San Mateo                   07/09/02         10/22/02          67,750.00             2,078.35      69,828.35
-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Santa Clara                 09/19/91         03/06/00          56,250.00            66,611.42     122,861.42
San Francisco               03/20/95         04/14/00         150,000.00            28,944.48     178,944.48
Santa Clara                 05/17/89         04/20/00          40,000.00            60,185.95     100,185.95
Santa Clara                 02/24/89         04/20/00         100,000.00           153,208.52     253,208.52
San Mateo                   07/16/90         05/17/01         160,000.00           199,634.85     359,634.85
Placer                      10/28/99         08/02/01         522,212.43            80,893.41     603,105.84
Placer                      01/11/01         07/31/02          63,865.00            17,316.05      81,181.05
Placer                      03/30/00         09/30/02          74,594.32            30,266.65     104,860.97
Sacramento                  07/29/97         12/23/02         265,000.00           110,226.06     375,226.06
Alameda                     10/10/89         12/23/02         169,555.45           119,349.49     288,904.94
-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

COMMERCIAL (county) (1)
-------------------------------------------------------------------------------------------------------------

                                                CLOSED              LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED                ON            AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Alameda                     08/06/92          04/26/00         82,873.25            57,482.82     140,356.07
Sonoma                      06/21/94          05/26/00        135,250.00            76,675.01     211,925.01
San Mateo                   04/13/89          08/03/00        310,002.00           411,827.33     721,829.33
San Mateo                   07/07/00          10/30/00         78,125.00             3,086.04      81,211.04
San Mateo                   01/25/00          10/30/00        250,000.00            20,289.17     270,289.17
Santa Clara                 07/24/96          12/04/00        382,250.00           205,572.32     587,822.32
Stanislaus                  11/16/93          12/18/00        199,998.56            37,483.01     237,481.57
Alameda                     08/11/00          12/29/00        149,987.50             7,045.64     157,033.14
San Francisco               08/11/99          08/30/01        120,933.85            28,624.69     149,558.54
San Francisco               05/27/99          08/30/01        100,002.00            27,413.84     127,415.84
Santa Clara                 12/01/00          03/08/02        330,750.00            55,302.25     386,052.25
Alameda                     11/16/93          03/29/02        575,000.00           478,389.24   1,053,389.24
Alameda                     11/16/93          03/29/02         99,172.75            50,966.46     150,139.21
Santa Clara                 01/21/94          03/29/02      1,376,301.53         1,153,293.52   2,529,595.05
Santa Clara                 11/15/96          03/29/02         49,200.00            32,347.29      81,547.29
San Mateo                   05/17/01          09/13/02        192,000.00            29,884.04     221,884.04
-------------------------------------------------------------------------------------------------------------


     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 71,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                              CLOSED             LOAN           INTEREST/            PROCEEDS
PROPERTY                        FUNDED            ON           AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                     09/19/91      03/31/00        79,999.20           98,360.49          178,359.69
San Mateo                     07/30/99      04/11/00        15,246.42            1,456.34           16,702.76
San Francisco                 04/26/99      04/14/00       219,654.50           25,454.01          245,108.51
Ventura                       12/05/96      05/15/00        13,000.00            6,188.99           19,188.99
Ventura                       12/05/96      05/15/00        13,000.00            6,189.74           19,189.74
San Mateo                     04/25/00      05/26/00       199,998.80            1,837.90          201,836.70
Contra Costa                  02/01/00      06/29/00       152,940.44            7,476.17          160,416.61
San Mateo                     01/06/92      07/06/00        30,000.00           27,665.62           57,665.62
San Mateo                     02/10/93      05/01/01        15,000.00            9,850.00           24,850.00
Alameda                       10/29/93      07/11/01        81,825.00           40,416.06          122,241.06
Santa Cruz                    12/23/99      07/17/01       476,250.00           87,706.92          563,956.92
Alameda                       12/19/96      11/08/01       340,000.00          303,581.45          473,581.45
Sonoma                        09/18/96      04/30/02        11,932.63            5,350.83           17,283.46
Los Angeles                   08/28101      06/06/02       375,000.00           36,283.07          411,283.07
San Mateo                     06/30/93      07/17/02        29,700.00           29,327.78           59,027.78
--------------------------------------------------------------------------------------------------------------


MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------

Santa Clara                09/19/91      03/06/00              86,250.00         102,137.52        188,387.52
San Francisco              03/20/95      04/14/00             549,996.00         106,128.99        656,124.99
Alameda                    03/22/00      04/19/01             150,000.00          18,865.69        168,865.69
Placer                     10/28/99      08/02/01             696,255.98         107,853.66        804,109.64
Santa Clara                08/22/01      03/25/02             439,250.00          31,779.41        471,029.41
Placer                     01/11/01      07/31/02              85,150.00          23,087.17        108,237.17
Placer                     03/30/00      09/30/02              99,455.20          40,353.95        139,809.15
San Francisco              08/05/01      12/26/02             800,000.00         117,187.05        917,187.05
--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2002
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

COMMERCIAL (county) (1)
--------------------------------------------------------------------------------------------------------------

                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco              10/22/97      04/14/00           1,111,928.85         210,747.08      1,322,675.93
Alameda                    08/06/92      04/26/00              46,803.51          32,464.01         79,267.52
Sonoma                     06/21/94      05/26/00             135,250.00          76,675.01        211,925.01
San Mateo                  03/05/99      08/21/00             440,797.86          63,921.94        504,719.80
San Mateo                  02/26/98      08/21/00             478,800.00         142,499.70        621,299.70
San Mateo                  10/28/97      08/21/00              46,000.00          15,836.53         61,836.53
San Mateo                  04/02/97      08/21/00             235,400.00          95,814.80        331,214.80
Santa Clara                07/24/96      12/04/00             382,250.00         205,572.32        587,822.32
Stanislaus                 11/16/93      12/18/00              73,748.81          13,821.74         87,570.55
Contra Costa               05/31/00      02/07/01           1,147,500.00         100,706.06      1,248,206.06
San Mateo                  03/05/99      03/28/01             750,000.00         167,772.20        917,772.20
San Francisco              06/23/00      05/31/01             400,000.00          41,591.81        441,591.81
Santa Clara                12/01/00      03/08/02             330,750.00          55,302.25        386,052.25
Stanislaus                 07/24/98      03/13/02             500,000.00         140,985.40        640,985.40
Alameda                    11/16/93      03/29/02             412,500.00         343,192.28        755,692.28
Alameda                    11/16/93      03/29/02              49,586.38          25,483.23         75,069.61
Santa Clara                01/21/94      03/29/02             335,683.30         281,291.10        616,974.40
Santa Clara                11/15/96      03/29/02              12,000.00           7,889.58         19,889.58
Stanislaus                 02/06/98      08/13/02             400,004.00         215,311.81        615,315.81
San Francisco              02/22/00      10/01/02             434,653.87         131,284.65        565,938.52
San Francisco              02/22/00      10/01/02             565,334.12         140,002.14        705,336.26
Contra Costa               11/16/99      12/12/02             829,500.00         265,960.28      1,095,460.28
--------------------------------------------------------------------------------------------------------------


     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 150,000 square feet

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                        DECEMBER 31, 2002 (in thousands)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
Santa Clara                02/23/99       3/31/00                    896                 78               974
San Francisco              04/26/99      04/14/00                    430                 50               480
Santa Clara                07/20/99      06/22/00                    950                 92             1,042
San Mateo                  03/30/99      07/06/00                     26                  4                30
San Mateo                  11/25/98      08/16/00                  2,600                544             3,144
Marin                      03/24/98      08/30/00                    894                315             1,209
Santa Clara                04/14/00      09/27/00                    125                  6               131
San Francisco              11/13/98      09/30/00                  1,145                298             1,443
Marin                      09/22/00      12/29/00                    368                 11               379
San Mateo                  07/30/99      01/10/01                    950                100             1,050
San Mateo                  08/22/00      01/10/01                  1,449                 65             1,514
San Francisco              04/06/00      02/28/01                     94                 47               141
Santa Clara                07/27/00      02/28/01                    200                 14               214
San Mateo                  08/29/00      03/19/01                  1,497                 90             1,587
Santa Clara                06/06/00      05/02/01                  1,300                122             1,422
Marin                      12/28/00      08/15/01                    523                 52               575
Marin                      04/27/00      08/15/01                    910                112             1,022
Lake                       08/06/99      09/30/01                    738                167               905
San Mateo                  01/17/02      03/21/02                    608                 25               633
San Mateo                  02/03/00      04/08/02                  1,293                232             1,525
San Mateo                  09/21/00      04/09/02                  1,300                245             1,545
San Francisco              03/29/96      04/23/02                    105                 82               187
San Francisco              02/23/01      04/26/02                    950                134             1,084
San Francisco              03/21/01      04/26/02                    694                 54               748
San Mateo                  01/25/02      04/30/02                    491                 14               505
San Mateo                  07/26/00      05/13/02                  1,634                176             1,810
Santa Clara                01/04/02      05/17/02                  1,849                 75             1,924
Los Angeles                08/28101      06/06/02                    375                 36               411
Alameda                    05/07/97      06/28/02                     50                 34                84
San Mateo                  10/22/97      07/25/02                    250                 94               344
Contra Costa               02/15/01      08/27/02                    650                117               767
San Mateo                  06/14/01      09/04/02                    350                 55               405
Santa Clara                03/29/02      09/13/02                    174                 10               184
San Mateo                  06/22/01      10/10/02                  1,724                127             1,851
Santa Clara                05/10/02      10/11/02                    500                 24               524
San Mateo                  02/08/02      10/23/02                  1,950                154             2,104
Santa Clara                06/12/01      12/11/02                    500                 83               583
--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                        DECEMBER 31, 2002 (in thousands)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                             CLOSED              LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED                ON            AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                09/18/97          01/14/00             1,819                493               2,312
Santa Clara              09/19/91          03/06/00                40                 47                  87
San Francisco            03/20/95          04/14/00               400                 77                 477
Contra Costa             02/28/00          05/08/00               650                 13                 663
San Joaquin              10/05/94          08/31/00               200                138                 338
San Francisco            02/21/01          07/27/01             1,062                 37               1,099
Placer                   10/28/99          08/02/01             2,870                445               3,315
San Francisco            01/31/01          08/10/01             3,525                 67               3,592
San Francisco            05/09/00          10/12/01               350                 59                 409
Santa Clara              08/22/01          03/25/02               439                 32                 471
San Francisco            10/12/01          06/26/02               734                 71                 805
Placer                   01/11/01          07/31/02               351                 95                 446
Placer                   03/30/00          09/30/02               410                166                 576
Santa Clara              04/09/01          11/21/02             1,831                347               2,178
San Francisco            08/05/01          12/26/02             2,000                 29               2,029
-------------------------------------------------------------------------------------------------------------


COMMERCIAL (county) (1)
-------------------------------------------------------------------------------------------------------------

                                             CLOSED              LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED                ON            AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
San Francisco            12/29/94          01/27/00              325                178                 503
Contra Costa             01/05/96          03/31/00              104                 55                 159
Santa Clara              06/16/99          04/05/00              120                 11                 131
San Francisco            10/22/97          04/14/00            2,178                413               2,591
Sacramento               08/27/93          04/19/00               68                 41                 109
Santa Clara              11/03/00          05/11/00            1,074                 73               1,147
Alameda                  08/11/00          12/29/00            1,800                 85               1,885
Contra Costa             05/31/00          02/07/01            1,148                101               1,249
San Francisco            03/30/00          03/23/01            2,200                250               2,450
San Francisco            07/21/00          03/23/01            2,533                150               2,683
San Mateo                03/05/99          03/28/01            2,800                626               3,426
Santa Clara              11/02/98          04/19/01            1,800                493               2,293
San Francisco            06/23/00          05/31/01              600                 62                 662
San Mateo                04/23/97          07/27/01              370                153                 523
San Francisco            08/11/99          08/30/01            1,028                243               1,271
San Francisco            05/27/99          08/30/01              850                233               1,083
Fresno                   06/15/95          09/30/01              130                114                 244
Santa Clara              08/31/00          01/18/02              750                142                 892
Alameda                  12/28/00          02/08/02            7,000                989               7,989
San Mateo                02/16/96          03/13/02               75                 54                 129
San Mateo                08/20/96          03/13/02               65                 43                 108
-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                        DECEMBER 31, 2002 (in thousands)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

COMMERCIAL (county) (1)(continued)
-------------------------------------------------------------------------------------------------------------

                                             CLOSED              LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED                ON            AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Stanislaus               07/24/98          03/13/02             1,072                302               1,374
Alameda                  11/16/93          03/29/02               193                160                 353
Santa Clara              01/21/94          03/29/02             5,033                422               5,455
Santa Clara              11/15/96          03/29/02                18                 12                  30
San Francisco            12/09/99          06/11/02               550                152                 702
Stanislaus               02/06/98          08/13/02               350                188                 538
San Francisco            06/11/02          09/19/02               583                 17                 600
San Francisco            02/22/00          10/01/02             1,304                394               1,698
San Francisco            02/22/00          10/01/02             1,696                420               2,116
Contra Costa             11/16/99          12/12/02             1,541                494               2,035
Riverside                03/15/97          12/20/02                50                 20                  70
San Mateo                03/07/00          12/26/02             2,900              1,014               3,914
-------------------------------------------------------------------------------------------------------------


     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 150,000 square feet

                           FIFTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     THIS FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 7th day of October 2003, by and among MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners") and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

     A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership. The Partnership offered $15,000,000 Units of limited partnership interest ("Units") and $14,932,017 were acquired by investors. The Offering closed on October 31, 1996.

     B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of limited partnership interest ("Units") and $29,992,574 were acquired by investors. The second offering closed on August 31, 2000.

     C. In January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

     D. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on August 31, 2000, the General Partners elected to offer an additional $30,000,000 of Units of limited partnership interest ("Units") and $29,998,622 were acquired by investors. The third offering closed April, 2002.

     E. In order to further increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on October 30, 2002, the General Partners elected to offer an additional $50,000,000 of Units. The fourth offering closed October 6, 2003.

     F. In order to further increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on October 7, 2003, the General Partners elected to offer an additional $75,000,000.00 of Units.

     G. In connection with the additional offering of $75,000,000 of Units, the General Partners have elected to amend and restate the agreement of limited partnership (the "Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

     1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

     1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's capital contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's capital contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

    b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.14, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

     1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

     1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

     1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

     1.10 "Fifth  Formation  Loan" means a loan to Redwood  Mortgage  Corp.,  an affiliate of the General Partners, in connection with the offering of $75,000,000 Units pursuant to the Prospectus dated October 7, 2003 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Fifth Formation Loan. The Fifth Formation Loan will be unsecured, not bear interest and will be repaid in annual installments.

     1.11 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 15,000,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.12 "Fourth Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 50,000,000 Units pursuant to the Prospectus dated October 30, 2002 equal to the amount of the sales commissions and the amounts payable in connection with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Fourth Formation Loan. The Fourth Formation Loan will be unsecured, not bear interest, and will be repaid in annual installments.

     1.13 "Formation Loans" means collectively the First, Second, Third, Fourth and Fifth Formation Loans.

     1.14 "General Partners" means Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

     1.15 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis capital contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

     (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.16 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII. Reference to a "Limited Partner" shall be to any one of them.

     1.17 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     1.18 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

     1.19 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.20 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.21 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

     1.22 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

     1.23 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.24  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

     1.25 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.24 shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.24, shall be subtracted from such taxable income or loss.

     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of this Section 1.24, any items in the nature of income or gain or expenses or losses, which are specially allocated under Section 5.4 (a) or (b), shall not be taken into account in computing Profits or Losses.

     1.26 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

     1.27 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of $30,000,000 in Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     1.28 "Third Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of $30,000,000 in Units pursuant to the Prospectus dated August 31, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Third Formation Loan. The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

     1.29 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, December 4, 1996, August 31, 2000, October 30, 2002 and October 7, 2003 and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

     2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

     2.3 Place of Business. The principal place of business of the Partnership shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

     2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

     2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Section 7.2.

     2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of

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the  Certificate of Limited  Partnership  may also be filed in the Office of the
Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

     2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

     2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments thereof required under the laws of the State of California;

     (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

     Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

     2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

     3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

     3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

     (a) To expend Partnership funds in furtherance of the business of the Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

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     (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

     (j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

     3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

     3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

     3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

     3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

     3.8 Assignment by a General Partner. A General Partner's interest in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

     3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

     (a) By written consent of a Majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

     (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Limited Partners may also designate a successor as General Partner;

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     (c) Substitution of a new General Partner,  if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

     Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

     If all or any one of the initial General Partners is removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

     In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

     3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an Affiliate under the control of the General Partners.

     3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic

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and projected  operations of the  Partnership;  the tax  consequences  (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

     4.2 Other Contributions.

     (a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $115,932,342 as of June 30, 2003.

     (c) Capital Contributions of New Limited Partners. The new Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $75,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

     Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

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     (e) Subscription  Account.  Subscriptions  received after the activation of the  Partnership  will be deposited into a  subscription  account at a federally
insured   commercial  bank  or  other  depository  and  invested  in  short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

     (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

     The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

     No person  shall be admitted as a Limited  Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

     (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and capital contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

     4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his Capital Account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his Capital Account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their Capital Account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their Capital Account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their Capital Accounts will increase over time. Annual distributions will be made after the calendar year.

     4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's capital contribution.

     4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

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     4.6 No  Participation in Management.  Except as expressly  provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

     4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

     Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

     4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

     4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partner's capital contribution to the Partnership and such Limited Partner's share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

     4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     5.1 Profits and Losses. All Profits and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests. Profits and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Profits and Losses realized with respect to time periods within such month.

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     5.2 Cash Earnings.  Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Profits and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the
Partnership.   Each  Limited   Partner's   decision   whether  to  receive  such
distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

     5.4 Special Allocation Rules.

     (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of
Section 1.1001-2) if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article 5, the allocation of loss or deduction or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

     (b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

     (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the General Partners may allocate a portion of Net Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners, notwithstanding any other provision of this Agreement.

     (d) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to
Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Profits during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to
Section 5.1.

     (f) Except as otherwise provided in this Agreement, all items of Partnership profit, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

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

     (g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

     5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

     Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     (b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective capital contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

     All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

     6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of cash flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) working capital reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

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

     6.3 Semi-Annual Report. Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

     6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article 6.

     6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

     6.7 Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

     6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

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
                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

     (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

     (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership Interest subject to the provisions of this Section 7.1.

     (c) In the event that all or any one of the initial General Partners are removed by the vote of a Majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this
Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

     7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

     The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

     7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

     (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

     (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

     8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. The General Partners shall have the right to liquidate the capital account of any investor who's capital account balance is less than $1,000. The Partnership will provide written notice of its intent to liquidate a capital account no less than 30 days prior to the end of the calendar quarter in which liquidation shall occur. No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a General Partner. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year holding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

     (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

     (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

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     (c) The 10% early  withdrawal  penalty  will be deducted  pro rata from the
Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

     (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

     (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

     (f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

     (g) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000 per Limited Partner. The liquidation of the Limited Partner's Capital Account in any one year shall be made in four equal quarterly installments beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's Capital Account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

     8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

     8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.

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                                    ARTICLE 9
           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a Majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

     9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

     (a) No new Loans shall be made or purchased;

     (b) Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

     (c) Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his capital contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. The General Partners are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority of the Limited Partners, which person or entity is hereby

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authorized  to do any  and all  acts  and  things  authorized  by law  for  such purposes.

     9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

     9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

     9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

                                   ARTICLE 10
    TRANSACTIONS BETWEEN THE PARTNERSHIP, THE GENERAL PARTNERS AND AFFILIATES

     10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The loan brokerage commissions shall be capped at 4% of the Partnership's total assets per year.

     10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

     10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

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     10.8  Prepayment and Late Fees. Any prepayment and late fees collected by a
General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

     10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 9% of the total amount of capital contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of December 31, 2002, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $644,964 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Upon completion of the offering in August 2000, Redwood Mortgage commenced paying ten equal annual installments of principal only on December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of December 31, 2002, the Partnership had loaned $2,271,916 to Redwood Mortgage Corp. of which $724,412 had been repaid. The Third Formation will be repaid as follows: Since commencement of the offering in August, 2000, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Upon completion of the offering in April, 2002, Redwood Mortgage Corp. commenced paying ten equal annual installments of principal only on December 31 of each year. As of December 31, 2002, the Partnership had loaned $2,217,952 to Redwood Mortgage Corp. of which $238,584 had been repaid. The Fourth Formation Loan will be repaid as follows: Upon commencement of the offering in October, 2002, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Upon completion of the offering Redwood Mortgage Corp will commence paying ten equal annual installments of principal only on December 31 of each year.

     The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Fifth Formation Loan on December 31 of each year. The Fifth Formation Loan will be repaid under the same terms and conditions as the Second, Third and Fourth Formation Loans. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

     10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

     10.11  Purchase  of  Loans  from  General   Partners  or  Affiliates.   The
Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Loan;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

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     (c) If such Loan was held by the seller for more than 180 days,  the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

     10.13 Sales Commissions.

     (a) The Units are being offered to the public on a best efforts basis through the participating broker-dealers. The participating broker-dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the gross proceeds on all of their sales. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a participating broker dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.1 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     (b) Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from Investors if an investor utilizes the services of a registered investment advisor. A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the investor based upon the total amount of the investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. If an investor acquires Units directly through the services of a registered investment advisor, the investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, these fees are referred to as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to a Limited Partner or compounded in a Limited Partner's capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees

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

received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $3,000,000. The General Partners may, at their election, pay any offering and organization expenses in excess of this amount.

     10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

     10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

     10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or Affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

     10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

     10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

     11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing with the General Partners.

     11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

     12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

     12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

     12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.7, provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

     The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

     12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

     12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

     12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

     12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

     12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     12.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated October 7, 2003 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 1.

     12.14 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:
                                         --------------------------------------
                                         Michael R. Burwell

                                         GYMNO CORPORATION
                                         A California Corporation
                                         By:
                                             ----------------------------------
                                             Michael R. Burwell, President

                                         REDWOOD MORTGAGE CORP.
                                         A California Corporation
                                         By:
                                             ----------------------------------
                                             Michael R. Burwell, President

LIMITED PARTNERS:                        GYMNO CORPORATION
                                         (General Partner and Attorney-in-Fact)
                                         By:
                                            -----------------------------------
                                            Michael R. Burwell, President

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated October 7, 2003.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated October 7, 2003, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws including but not limited to the Securities Act of 1933.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.


--------------------------------------------------------------------------------


                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT

                    PLEASE READ THIS AGREEMENT BEFORE SIGNING


Type Of Ownership: (check one)

  [ ]  INDIVIDUAL                             * [ ] SEP/IRA
                                                    (Investor and Custodian
  [ ]  TRUST (Trustee signature required)            must sign)
       (Title page and signature pages
        of the Trust Agreement MUST be          [ ] PENSION PLAN  (Trustee
        enclosed)                                   signature required)

* [ ]  JOINT TENANTS WITH RIGHT OF              [ ] PROFIT SHARING PLAN
       SURVIVORSHIP                                 (Trustee signature
       (All parties must sign)                       required)

* [ ]  COMMUNITY PROPERTY                       [ ] KEOGH (H.R.10)
                                                    (Custodian signature
* [ ]  TENANTS IN COMMON                             required)
       (All parties must sign)
                                                [ ] CUSTODIAL/UGMA (circle one)
* [ ]  IRA (INDIVIDUAL RETIREMENT                   (Custodian signature
             ACCOUNT)                                required)
       (Investor and Custodian must sign)
                                                [ ] TOD - Transfer On Death
* [ ]  ROTH IRA                                     (must be titled as an
       (Investor and Custodian must sign)           Individual or as Joint
                                                    Tenants only - special form
                                                    required)

                                                [ ] OTHER (Please describe)

                                                --------------------------------

                                                --------------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1. INVESTOR NAME         Type or print your name(s)  exactly as the title
       AND ADDRESS           should appear in the account records of the
                             partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                             ---------------------------------------------------
                              Name as it will appear on the account (How title should be held)

                             ---------------------------------------------------
                              (Additional Name(s) if held in joint tenancy, community property, tenants-in-common)


                             ---------------------------------------------------
                              Street Address

                             ---------------------------------------------------
                              City                  State         Zip Code

                             -------------------     ---------------------------
                              Home Phone Number     Social Security#/TaxpayerID#

     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).


    2.  CUSTODIAN/TRUST
        COMPANY REGISTRATION     Name of Custodian/Trust Company or
                                 Plan Administrator:

                                             -----------------------------------
                                             Please print here the exact name of
                                             Custodian/Trust Company or Plan
                                             Administrator

                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                 State         Zip Code

                                 -----------------------------------------------
                                  Taxpayer ID#           Client Account Number



                                  SIGNATURE:


                                  ----------------------------------------
                              (X)  (Custodian/Trust Company or
                                    Plan Administrator)

    3.  INVESTMENT                     Number of units to be purchased ---------
        Minimum subscription is 2,000
        units at $1 per unit ($2,000,  Amount of payment enclosed      ---------
        with additional investments
        of any amount with minimum of
        1,000 units ($1,000) for
        existing limited partners.

           Please make check payable to "Redwood Mortgage Investors VIII"

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

           Check one:  [  ] Initial Investment  [  ] Additional Investment*

     *A completed Subscription Agreement is required for each initial and additional investment

    4.  DISTRIBUTIONS  Does the investor wish to have his income compounded or distributed?

           Check One:  [  ]  Compounded   or    [  ]  Distributed

                       If  income is to be distributed:

           Check One:  [  ] Monthly [  ] Quarterly  [  ] **Annually
                                                      (**payable only on 12/31)

      The election to compound income may only be changed after three (3) years.

    5.  SPECIAL ADDRESS FOR
        CASH DISTRIBUTIONS       -----------------------------------------------
        (If the same as in 2,     Name                      Client Account #
         please disregard)
                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                        State     Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

       DIRECT DEPOSIT   Check one:    Checking:   [  ]          Savings:   [  ]

                        Account #             ABA (Routing) #
                                 ------------                 -----------------
     (Must attach original voided check for checking account deposits, deposit slip for savings account deposits)


    6.  SIGNATURES      IN WITNESS WHEREOF, the undersigned has executed
                        below this         day of           , 20    , at
                                  --------       -----------    ----
                                                   (City)
                        ---------------------------------
                        Investor's primary residence is in
                                                                        (State)
                                                      --------------------------

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

    7.  BROKER-DEALER DATA      The undersigned  broker-dealer hereby certifies
        (To be completed by     that (i) a copy of the prospectus, as amended
        selling broker-dealer)  and/or  supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

                            (X)
                               -----------------------------------------------
                               Broker-Dealer Authorized Signature (Required on all orders)

                     Broker-Dealer Name:       --------------------------------
                     Street Address:           --------------------------------
                     City, State, Zip Code:    --------------------------------


                     Registered Representative
                     Name (Last, First):       --------------------------------
                     Street Address:           --------------------------------
                     City, State, Zip Code     --------------------------------
                     Phone No.:                --------------------------------

                     The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situa-tion and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and market-ability of the units.

                     Registered Representative's Signature:

                     (X)
                        ----------------------------------------------------


    8.  ACCEPTANCE                        This subscription accepted
        This  subscription  will not be
        an  effective  agreement  until   REDWOOD MORTGAGE INVESTORS VIII,
        it or a facsimile  is signed by   A California Limited Partnership
        a general  partner of Red- wood   P.O. Box 5096
        Mortgage   Investors   VIII,  a   Redwood City, California  94063
        California limited partnership
                                          (650) 365-5341

                                          By:
                                             ----------------------------------

                                          (Office Use Only)

                               Partner #:               Date Entered:
                                              ---------              ----------
                               Check Amount: $          Check Date:
                                              ---------              ----------
                               Check Number:
                                              ---------

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

--------------------------------------------------------------------------------

                         REDWOOD MORTGAGE INVESTORS VIII

              ------------------------------------------------------

                $75,000,000 Units of Limited Partnership Interest

              ------------------------------------------------------

                                General Partners:

                               Michael R. Burwell
                                Gymno Corporation
                             Redwood Mortgage Corp.


                             Dated: October 7, 2003


--------------------------------------------------------------------------------


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the partnership since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

     UNTIL _________________, 200_ ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. Other Expenses of Issuance and Distribution.
         -------------------------------------------

     The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $75,000,000 to be as follows:

                                                                     Maximum of
                                                                   $ 75,000,000
                                                           ---------------------

SEC Registration Fee                                                  $6,067.50
NASD Registration Fee                                                      0.00
California Registration Fee                                            2,500.00
Printing and Engraving Expenses                                      250,000.00
Accounting Fees and Expenses                                         200,000.00
Legal Fees and Expenses                                              400,000.00
Other Blue Sky Filing Fees and Expenses                              150,000.00
Postage                                                              150,000.00
Advertising and Sales                                                315,000.00
Sales Literature                                                     275,000.00
Due Diligence                                                        300,000.00
Sales Seminars                                                       750,000.00
Miscellaneous                                                        200,000.00
                                                           ---------------------

   Total                                                          $2,998,567.50
                                                           =====================

ITEM 32              Sales to Special Parties.
                     ------------------------

                     Inapplicable

ITEM 33.             Recent Sales of Unregistered Securities.

                     None

ITEM 34              Indemnification of Directors and Officers
                     -----------------------------------------

     Section 3.16 of the Limited Partnership Agreement provides that the General Partners and their Affiliates shall be indemnified by the Partnership for liability and related expenses (including attorneys fees) incurred in dealing with third parties, excluding matters arising under the Securities Act of 1933, as amended, provided the General Partners or their Affiliates acted in good faith, and provided that the conduct did not constitute gross negligence or gross misconduct. The effect on this provision that the partnership will pay any liabilities or expenses arising as a result of the actions of the general partners and their affiliates with third parties provided the general partners acted in good faith and their actions did not constitute gross negligence or gross misconduct.

     Section 5 of the subscription agreement provides that the investor agrees to indemnify and hold harmless, the partnership, its general partners, agents and employees, against any claims, demands or liabilities they may incur as a result of the falsity, incompleteness or misrepresentation of any information or any documents submitted in connection with such investor's subscription. The effect of this provision is that if an investor represents to the partnership or the general partners, information that is not correct or complete or provides documentation which is not correct or complete, he will be required to pay any expenses or claims of the partnership and/or general partners resulting in such conduct.

ITEM 35.             Treatment of Proceeds from Stock Being Registered

                     Inapplicable.

ITEM 36.             Financial Statements and Exhibits.
                     ---------------------------------

     (a) Financial Statements Included in the Prospectus:

1.       Redwood Mortgage Investors VIII:
              Independent Auditors' Report
              Financial Statements, December 31, 2002, 2001 and 2000
              Interim Financial Statements, as of March 31, 2003 (unaudited)

2.       Gymno Corporation:
              Independent Auditors' Report
              Balance Sheet, as of December 31, 2002
              Interim Balance Sheet, as of March 31, 2003 (unaudited)

3.       Redwood Mortgage Corp.:
              Independent Auditors' Report
              Balance Sheet, as of September 30, 2002
              Interim Balance Sheet, as of March 31, 2003 (unaudited)

     (b) Exhibits:

Exhibit Number

 1.1    Form of Participating Dealer Agreement
 1.2    Form of Advisory Agreement
 3.1    Fifth Amended and Restated Limited Partnership Agreement
 3.2    Special Notice for California Residents
 3.3    Certificate of Limited Partnership

 5.1    Opinion of Counsel as to the Legality of the Securities Being Registered
 5.2    Opinion of Counsel as to ERISA Matters

 8.1    Opinion of Counsel on Certain Tax Matters

 10.2   Loan Servicing Agreement

 10.3   (a)  Form of Note secured by Deed of Trust for Construction Loans which provides for interest only payments

        (b) Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments

        (c) Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments

        (d) Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments

        (e) Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments

 10.4   (a)  Construction  Deed of Trust,  Assignment of Leases and Rents,
             Security  Agreement and Fixture Filing to accompany Exhibit 10.3(a)

        (b) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.3(b) and 10.3(c)


        (c) Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibit 10.3(d)

 10.6   Agreement to Seek a Lender

 10.7   Formation Loan - Promissory Note

 10.8   Line of Credit - Credit and Security Agreement

 23.1   Consent of the Law Offices Cox Castle & Nicholson LLP

 23.2   Consent of Armanino McKenna, LLP

 99.1   Table VI - Description of Open Loans of Prior Limited Partnerships


ITEM 37.  Undertaking.
          -----------

                  THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. That each such post-effective amendment will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

     4. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the terminating of the offering.

     5. To provide the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     6. To send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partners or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                  7. To provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

     8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication for such issue.

     The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on April 18, 2005.

                                   REDWOOD MORTGAGE INVESTORS VIII
                                   ---------------------------------
                                   A California Limited Partnership



                                   By:/s/Michael R. Burwell
                                   ---------------------------------
                                   Michael R. Burwell, General Partner


                                   BY: GYMNO CORPORATION
                                   ---------------------------------
                                   General Partner


                                   By:/s/Michael R. Burwell
                                   ---------------------------------
                                   Michael R. Burwell, President and Chief
                                   Financial Officer


                                   BY: REDWOOD MORTGAGE CORP.
                                   ---------------------------------
                                   General Partner


                                   By:/s/Michael R. Burwell
                                   ---------------------------------
                                   Michael R. Burwell, President

     Pursuant to the requirements of the Securities Act of 1933, this post effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                    Title                          Date


/s/ Michael R. Burwell    President and Chief Financial
----------------------    Officer of Gymno Corporation;      -------------------
Michael R. Burwell        Director of Gymno Corporation;       April 18, 2005
                          President of Redwood Mortgage
                          Corp.



/s/ Michael R. Burwell    General Partner
----------------------                                       -------------------
Michael R. Burwell                                             April 18, 2005

                                   Exhibit 1-1
                      75,000,000 Limited Partnership Units
                                  ($1 per Unit)
                         REDWOOD MORTGAGE INVESTORS VIII
                      PARTICIPATING BROKER DEALER AGREEMENT


-----------------------------
-----------------------------
-----------------------------
-----------------------------

Gentlemen:

     Michael R. Burwell, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation are the General Partners of Redwood Mortgage Investors VIII, a California Limited partnership (the "Partnership") engaged in business as a mortgage lender. The Partnership will loan Redwood Mortgage Corp., a California corporation, funds (the "Formation Loan") out of which Redwood Mortgage Corp. will pay sales commissions under this Agreement. The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated July 9, 2003 (the "Prospectus"), limited partnership interests ("Units") of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser for initial investments and one (1) thousand Units (1,000) for additional investments for existing limited partners. The offering is for a maximum of 75,000,000 Units ($75,000,000).

     1. Sale of Units. The General Partners hereby appoint you to effect sales of Units, on a best efforts basis, for the account of the Partnership. This appointment shall commence on the date hereof. Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Units. Offers and sales of Units may only be made in accordance with the terms of the offering thereof as set forth in the Prospectus.

     2. Eligible Purchasers of Units. You agree not to offer or sell Units to any person who does not meet the suitability standards set forth in the Prospectus. Each prospective purchaser must complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for. As this is not the first offering of Units in the Partnership, no escrow will be established and all funds shall be immediately available to the Partnership. A purchaser's check shall be made payable to "Redwood Mortgage Investors VIII" and remitted directly to Redwood Mortgage Investors VIII, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, Attention: Michael Burwell, together with the above referenced documents by noon of the next business day after your receipt. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

     The General Partners, no later than thirty (30) days after such receipt of such Subscription Agreement, shall determine whether they wish to accept the proposed purchaser as a limited partner in the Partnership. It is understood that the General Partners reserve the right to reject the tender of any Subscription Agreement or any reason whatsoever. Should the General Partners determine to accept the tender of a Subscription Agreement the General Partners will promptly advise you of such action. Should the General Partners determine to reject such tender, they will notify you of such determination within this thirty (30) day period and will return to you the tendered Subscription Agreement. If the funds are being held by the Partnership, the General Partners will return to you a check made payable to the proposed purchaser in the same amount as the proposed purchaser's initial check. You agree to return this Subscription Agreement and check to the prospective purchaser by noon of the next business day. You shall not be entitled to any commissions with respect to subscription offers which are rejected.

     3. Compensation. In consideration of your services in soliciting and obtaining purchasers of Units, Redwood Mortgage Corp. agrees to pay out of the Formation Loan to you, a sales commission in accordance with the following number of Units sold:

     (a) You shall be paid a sales commission of either (i) five percent (5%) of the gross proceeds from the sale of Units, if the investor elects to receive monthly, quarterly or annual cash distributions of his allocable share of Partnership income or (ii) nine percent (9%) of the gross proceeds from the sale of such Units, if the investor elects to retain his or her earnings in the partnership. Except as otherwise set forth in this Agreement or any supplements thereto, in no event shall you be entitled to receive any commission with respect an investor's election to retain his or her earnings in the partnership.

     In addition, you may be paid, in the discretion of the General Partners, up to one-half of one percent (.5%) of the gross proceeds of the Offering for bona fide accountable expenses as set forth in NASD Notice to Members 82-51 incurred by you, in connection with the performance of your due diligence services under this Agreement, including by way of illustration (i) the cost of independent auditors, accountants and legal counsel; and (ii) the costs to supervise, review and exercise due diligence activities with respect to the Partnership, including, without limitation, telephone calls and travel.

     An investor's written election to receive monthly, quarterly or annual cash distributions as indicated on his Subscription Agreement shall be final and binding on all parties. However, such investor may change his initial decision regarding whether he wants the cash distributions paid to him on a monthly, quarterly or annual basis. After three (3) years an investor who initially elected to receive additional Units in lieu of Periodic Cash Distributions may elect to receive monthly, quarterly or annual cash distributions. The decision of an investor to receive cash distributions after three (3) years will not effect the payment of sales commissions.

     You may also be paid, in the discretion of the General Partners, for certain expense reimbursements and sales seminar expenses.

     Commissions, expense reimbursements and sales seminar expenses (and due diligence expenses if specified above) shall be paid within 30 days after the Partnership's acceptance of a prospective investor's proper tender of a completed Subscription Agreement.

     Total compensation, including commissions, expense reimbursements and sales seminars expenses, to be paid by Redwood Mortgage Corp. and the Partnership for the sale of Units shall not exceed a maximum of ten percent (10%) of the gross proceeds of the offering received plus a maximum of one-half of one percent (.5%) of gross proceeds of the offering received for bona fide due diligence expense reimbursements on an accountable basis as set forth in NASD Notice to Members 82-51 or that amount allowable under NASD Notice to Members 89-16.

     4. Further Agreements of Broker-Dealer.

     (a) You represent that you are a corporation duly organized, validly existing and in good standing under the laws of the Jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

     (b) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc., and shall maintain such registration and qualification throughout the term of this Agreement.

     (c) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are registered and sell Units, the published rules and regulations of the Securities and Exchange Commission, the By-Laws and the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"). Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

     (d) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership. You will deliver a copy of the Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of any offer to sell the Units to an investor. You agree to deliver or send any supplements and any amended Prospectus to any investor you have previously sent to or given a Prospectus prior to or simultaneously with the first solicitation of an offer to sell the Units to an investor. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Units without our prior written consent. You agree that to the extent information is provided to you marked "For Broker-Dealer Use Only", you will not provide such information to prospective investors.

     (e) You will solicit only eligible purchasers of Units as described in the Prospectus under "INVESTOR SUITABILITY STANDARDS - Minimum Unit Purchase."

     (f) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all prospective purchasers of the Units, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering. Such inquiry shall also be made with respect to any resales or transfers of Units. Accordingly, you shall satisfy the following requirements:

     (i) In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

     (ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

     (iii) Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Units in a discretionary account, without prior written approval of the transaction by your customer.

     (iv) Prior to executing any transaction for the purchase or sale of Units, and any resale or transfer of Units as permitted, you (or one of your associated persons) shall fully inform the prospective investor of all pertinent facts relating to the liquidity and marketability of Units during the term of the Partnership.

     (g) In connection with offering and selling Units, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), the Securities Exchange Act of 1934, as amended, the "Securities Exchange Act"), including without limitation, the provisions of Rule 10b-6, Rule 10b-9, Rule 15c2-4 and Rule l5c2-8 under the Securities Exchange Act, the Conduct Rules of the NASD, and state blue sky or securities laws. You agree that you will not rely exclusively on us to satisfy your duty of due diligence and, in particular, you agree to obtain from us and from other sources such information as you deem necessary to comply with Rule 2810 of NASD Conduct Rules. You further agree to supply the Partnership with such written reports of your activities relating to the offer and sale of Units as the Partnership may request from time to time.

     (h) You agree to diligently make inquiries as required by law of all prospective purchasers of Units in order to ascertain whether a purchase of Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You also agree to promptly transmit to the Partnership all fully completed and duly executed Subscription Agreements. You shall retain all records relating to investor suitability as to each purchaser for a period of six years from the date of sale of the Units to each purchaser. Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

     (i) By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other NASD member firms) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

     (j) For purposes of 4(i) above, you may rely upon the results of an inquiry conducted by another member broker dealer, provided that:

     (i) You have reasonable grounds to believe that such inquiry was conducted with due care;

     (ii) The results of the inquiry were provided to you with the consent of the member broker dealer conducting or directing the inquiry;

     (iii) No broker dealer that participated in the inquiry is the Sponsor or affiliate of the Sponsor.

     5. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party. In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Units already sold by you and accepted by the Partnership prior to the termination date.

     6. Expenses. You shall bear all your own expenses incurred in connection with the offer and sale of Units, and you shall not be entitled to any reimbursement for such expenses by the Partnership except to the extent that any due diligence expenses are specified in Section 3 of this Agreement.

     7. Indemnification.

     (a) The Partnership and the General Partners agree to indemnify you and your officers, directors, representatives and controlling persons against losses, claims, damages or liabilities (including reasonable attorneys' fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

     (b) You agree to indemnify and hold harmless the Partnership, its General Partners and all other dealers participating in the offering of Units, and each officer, director and controlling person of such persons, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or the NASD Conduct Rules. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

     (c) In order to provide for just and equitable contribution in any case in which (i) a claim is made for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that express provisions of this Section 7 provide for indemnification in such case or (ii) contribution may be required on the part of a party thereto, then the General Partners, the Partnership, and Participating Dealers shall contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (which shall, for all purposes of this Agreement include, without limitation, all costs of defense and investigation and ail attorneys fees) in either such case (after contribution from others) in such proportions that the Participating Dealers are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the aggregate amounts received by the Participating Dealers pursuant to Section 3 of this agreement bear to the aggregate of the offering price of the Units, and the General Partners and the Partnership shall be responsible for the balance; provided, however, that the contribution of each such Participating Dealer shall not be in excess of their proportionate share (based upon the ratio of the aggregate purchase price of the Units sold by such Participating Dealer to the aggregate purchase price of the Units sold) of the portion of such losses, claims, damages or liabilities for which the Participating Dealer is responsible. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If the full amount of the contribution specified in this subsection (c) of Section 7 is not permitted by law, then each Participating Dealer and each person who controls each Participating Dealer shall be entitled to contribution from the General Partners and the Partnership and controlling persons to the full extent permitted by law.

     8. Arbitration.

     (a)  As  between  the  parties  hereto,  all  questions  as to  rights  and
obligations   arising  under  the  terms  of  this   Agreement  are  subject  to
arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and the Conduct Rules of the NASD and such arbitration shall be governed by the rules of the American Arbitration Association.

     (b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

     (c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     (d) Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     (e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     (f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     (g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

     9. Authority. It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Partnership.

     10. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

     11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Partnership and its General Partners is 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (telephone: (415) 365-5341), until changed by written notice.

     12. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term "successors and assigns" as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

     13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder. Please confirm your Agreement with the General Partners and Redwood Mortgage Corp. to the terms contained herein and your acceptance of this appointment by dating and signing below and return a fully executed copy of this Participating Dealer Agreement to us.

REDWOOD MORTGAGE CORP.

By:
   ------------------------------
    Michael R. Burwell, President

BROKER-DEALER ACCEPTANCE
ACCEPTED this       day of         , 2003
             ------       ---------

By:
    -------------------------------
         (Print Name)

-----------------------------------
(Signature)

-----------------------------------
Title

-----------------------------------
Taxpayer 1. D. No.

-----------------------------------
(Telephone Number)

-----------------------------------
Type of Entity:
(corporation, partnership or proprietorship)

                                   Exhibit 1.2
                      75,000,000 Limited Partnership Units
                                  ($1 per Unit)
                         REDWOOD MORTGAGE INVESTORS VIII
                               ADVISORY AGREEMENT

--------------------------
--------------------------
--------------------------
--------------------------

     Gentlemen:

     Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp. , a California corporation, are the General Partners of Redwood Mortgage Investor VIII, a California Limited partnership (the "Partnership") engaged in business as a mortgage lender. The General Partners, on behalf of the Partnership, propose to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated July 9, 2003 (the "Prospectus"), limited partnership interests ("Units") of the Partnership at an offering price of $1 per Unit, with a minimum investment of two (2) thousand (2,000) Units per purchaser for initial investments and one (1) thousand Units (1,000) for additional investments for existing limited partners. The offering is for a maximum of 75,000,000 Units ($75,000,000).

     1. Advisory Relationship. You are in the business of advising clients with respect to certain investments including investments in the Partnership (the "Advisor"). As an Advisor you do not receive any sales commissions or other compensation from the Partnership, but instead receive your fees directly from your client. You do not act as a broker dealer and investments in the Partnership are made directly by the Investor.

     2. Eligible Purchasers of Units. You agree not to advise to any client to invest in Units who does not meet the suitability standards set forth in the Prospectus. You agree that you will deliver and cause each prospective purchaser to complete and execute a Subscription Agreement, and return it to the undersigned together with such other documents, instruments or information as the General Partners may request together with a check in the full amount of the purchase price for the number of Units subscribed for. You agree to inform purchasers that a purchaser's check shall be made payable to "Redwood Mortgage Investors VIII" and remitted directly to Redwood Mortgage Investors VIII, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, Attention: Michael Burwell. You shall ascertain that each Subscription Agreement sent in by a prospective purchaser of Units has been fully completed and properly executed by such prospective purchaser.

     3. No Compensation. As an Advisor to the Investor you will receive no compensation from the Partnership in connection with any Units purchased by a client who you have advised to invest in the Partnership.

     4. Further Agreements of Advisor.

     (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

     5. Further Agreements of Advisor.

     (a) You covenant and agree to comply with any applicable requirements of the Securities Exchange Act of 1934, the Securities Act of 1933, the California Corporations Code, the laws of the state in which you are advising clients, the published rules and regulations of the Securities and Exchange Commission, and any other applicable agency. Furthermore, you specifically covenant and agree not to deliver the Partnership's sales literature, if any, to any person unless such sales literature is accompanied or preceded by a copy of the Prospectus.

     (b) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the General Partners of the Partnership. You will deliver a copy of the Prospectus to each investor to whom you are advising. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with your advisory services. You agree that to the extent information is provided to you marked "For Broker-Dealer and/or Advisor Use Only", you will not provide such information to prospective investors.

     (c) You will only advise eligible purchasers of Units to invest in the Partnership as described in the Prospectus under "INVESTOR SUITABILITY STANDARDS
- Minimum Unit Purchase."

     (d) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years of all clients who you advise to purchase Units in, in order to ascertain whether the purchase of Units represents a suitable investment for such purchaser, and whether the purchaser is otherwise eligible to purchase Units in accordance with the terms of the offering. Accordingly, you shall satisfy the following requirements:

     (i) In recommending to a prospective investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

     (ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

     (e) In connection with your advisory activity, you agree to comply with all of the applicable requirements under the Securities Act of 1933, as amended (hereinafter referred to as the "Act"), the Securities Exchange Act of 1934, as amended, the "Securities Exchange Act"). We have no due diligence obligation to you.

     (f) You agree to diligently make inquiries as required by law of all clients who you recommend to purchase Units in order to ascertain whether an investment in Units is suitable for each such purchaser, and not rely solely on information supplied by each purchaser. You shall retain all records relating to investor suitability as to each purchaser for a period of six years. Upon reasonable notice to you, the General Partners, or their designated agents, shall have the right to inspect such records.

     (g) By executing this Agreement, you represent and warrant that you have reasonable grounds to believe (based on information made available to you by the General Partners of the Partnership through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you) that all material facts concerning the Partnership are adequately and accurately disclosed and provide a basis for evaluating the Partnership, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

     5. Termination. Either party may terminate this Agreement at any time, effective immediately, by giving written notice to other party. 6. Expenses. You shall bear all your own expenses incurred in connection with your advisory activities and shall not be entitled to any reimbursement.

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

     7. Indemnification.

     (a) The Partnership and the General Partners agree to indemnify against losses, claims, damages or liabilities (including reasonable attorneys' fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Prospectus or the omission to state therein, material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

     (b) You agree to indemnify and hold harmless the Partnership, its General Partners, their affiliated mortgage company (Redwood Mortgage), against any losses, claims, damages or liabilities (including reasonable attorneys' fees) to which any of such persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue or is inconsistent with or in violation of any provision of federal or state securities laws, the rules and regulations of the Securities and Exchange Commission, or other applicable agency. The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

     8. Arbitration.

     (a)  As  between  the  parties  hereto,  all  questions  as to  rights  and
obligations   arising  under  the  terms  of  this   Agreement  are  subject  to
arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934, and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     (b) If a dispute should arise under this Agreement, any Party may within 60 days make a demand for arbitration by filing a demand in writing for the other.

     (c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     (d) Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     (e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     (f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

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

     (g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

     9. Authority. It is understood that your relationship with the Partnership is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint ventures, employer and employee or any other agency relationship between you and the Partnership.

     10. Survival of Indemnities, Warranties and Representations. The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

     11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein. The address of the Partnership and its General Partners is 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (telephone: (650) 365-5341), until changed by written notice.

     12. Successors and Assigns. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term "successors and assigns" as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

     13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of California and the appropriate courts in the County of San Mateo, California should be the forum for any litigation arising hereunder.

     Please confirm your Agreement with the General Partners to the terms contained herein and return a fully executed copy of this Advisory Agreement to us.

                                               --------------------------------
                                               Michael Burwell, General Partner

BROKER-DEALER ACCEPTANCE
ACCEPTED this        day of         , 2003
              ------        --------

By:
    -----------------------------------
         (Print Name)

---------------------------------------
(Signature)

---------------------------------------
Title

---------------------------------------
Taxpayer 1. D. No.

---------------------------------------
(Telephone Number)

---------------------------------------
Type of Entity:
(corporation, partnership or proprietorship)


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                           FIFTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership


     THIS FIFTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 9th day of July, 2003, by and among MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners") and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

     A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership. The Partnership offered $15,000,000 Units of limited partnership interest ("Units") and $14,932,017 were acquired by investors. The Offering closed on October 31, 1996.

     B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of limited partnership interest ("Units") and $29,992,574 were acquired by investors. The second offering closed on August 31, 2000.

     C. In January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

     D. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on August 31, 2000, the General Partners elected to offer an additional $30,000,000 of Units of limited partnership interest ("Units") and $29,998,622 were acquired by investors. The third offering closed April, 2002.

     E. In order to further increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on October 30, 2002, the General Partners elected to offer an additional $50,000,000 of Units. The fourth offering closed in October, 2003.

     F. In order to further increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on July 9, 2003, the General Partners elected to offer an additional $75,000,000.00 of Units.

     G. In connection with the additional offering of $75,000,000 of Units, the General Partners have elected to amend and restate the agreement of limited partnership (the "Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:

     1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

     1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's capital contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's capital contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

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

     b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.14, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

     1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

     1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

     1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

     1.10 "Fifth  Formation  Loan" means a loan to Redwood  Mortgage  Corp.,  an affiliate of the General Partners, in connection with the offering of $75,000,000 Units pursuant to the Prospectus dated July 9, 2003 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Fifth Formation Loan. The Fifth Formation Loan will be unsecured, not bear interest and will be repaid in annual installments.

     1.11 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 15,000,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.12 "Fourth Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 50,000,000 Units pursuant to the Prospectus dated October 30, 2002 equal to the amount of the sales commissions and the amounts payable in connection with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Fourth Formation Loan. The Fourth Formation Loan will be unsecured, not bear interest, and will be repaid in annual installments.

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

     1.13 "Formation Loans" means collectively the First, Second, Third, Fourth and Fifth Formation Loans.

     1.14 "General Partners" means Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

     1.15 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis capital contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

     (c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.16 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII. Reference to a "Limited Partner" shall be to any one of them.

     1.17 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     1.18 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

     1.19 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.20 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.21 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

     1.22 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

     1.23 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.24  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

     1.25 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

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

     (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.24 shall be added to such taxable income or loss;

     (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.24, shall be subtracted from such taxable income or loss.

     (c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of this Section 1.24, any items in the nature of income or gain or expenses or losses, which are specially allocated under Section 5.4 (a) or (b), shall not be taken into account in computing Profits or Losses.

     1.26 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

     1.27 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of $30,000,000 in Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     1.28 "Third Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of $30,000,000 in Units pursuant to the Prospectus dated August 31, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Third Formation Loan. The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

     1.29 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, December 4, 1996, August 31, 2000, October 30, 2002 and July 9, 2003 and any supplements or amendments thereto (the "Prospectus").

                                    ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

     2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

     2.3 Place of Business. The principal place of business of the Partnership shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

     2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

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     2.5 Substitution of Limited Partner.  A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Section 7.2.

     2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

     2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

     2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) This Agreement, the Certificate of Limited Partnership and any amendments thereof required under the laws of the State of California;

     (b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

     Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

     2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

     3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

     3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

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     (a) To expend  Partnership  funds in  furtherance  of the  business  of the
Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     (b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     (c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     (d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

     (e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

     (f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     (g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     (h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     (i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

     (j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     (k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

     3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

     3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

     3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

     3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

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     3.8  Assignment  by a General  Partner.  A General  Partner's  interest  in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

     3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

     (a) By written consent of a Majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

     (b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Limited Partners may also designate a successor as General Partner;

     (c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

     Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

     If all or any one of the initial General Partners is removed as a General Partner by the vote of a majority of Limited Partners and a successor or additional General Partner(s) is thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

     In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

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

     3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an Affiliate under the control of the General Partners.

     3.15 Dissenting Limited Partners' Rights. If the Partnership participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                    ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

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     4.2 Other Contributions.

     (a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

     (b) Capital Contributions of Existing Limited Partners. The existing Limited Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $111,996,259 as of June 1, 2003.

     (c) Capital Contributions of New Limited Partners. The new Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $75,000,000.

     (d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

     Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

     (e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

     (f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

     The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

     No person  shall be admitted as a Limited  Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

     (g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and capital contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

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     4.3 Election to Receive  Monthly,  Quarterly or Annual Cash  Distributions.
Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his Capital Account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his Capital Account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their Capital Account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all Partners; however, Limited Partners who elect to have earnings retained in their Capital Account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their Capital Accounts will increase over time. Annual distributions will be made after the calendar year.

     4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's capital contribution.

     4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

     4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

     4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     (a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     (b) Amendment of this  Agreement,  subject to the  limitations set forth in
Section 12.4;

     (c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     (d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

     Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

     4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

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     4.9 Limited Liability of Limited Partners. Units are non-assessable, and no
Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partner's capital contribution to the Partnership and such Limited Partner's share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

     4.10 Representation of Partnership. Each of the Limited Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     5.1 Profits and Losses. All Profits and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests. Profits and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Profits and Losses realized with respect to time periods within such month.

     5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Profits and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

     5.4 Special Allocation Rules.

     (a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of
Section 1.1001-2) if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article 5, the allocation of loss or deduction or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

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     (b) In the event any Limited Partner receives any adjustments,  allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

     (c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of syndication expenses, the General Partners may allocate a portion of Net Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners, notwithstanding any other provision of this Agreement.

     (d) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     (e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to
Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Profits during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to
Section 5.1.

     (f) Except as otherwise provided in this Agreement, all items of Partnership profit, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

     (g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

     5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

     Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     (a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

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     (b) A current list setting  forth the full name and last known  business or residence address of each Partner which shall be listed in alphabetical order and stating his respective capital contribution to the Partnership and share in Profits and Losses.

     (c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     (d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

     (e) Copies of this Agreement, including all amendments thereto, and the financial statements of the Partnership for the three (3) most recent years.

     All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

     6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of cash flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) working capital reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

     6.3 Semi-Annual Report. Until the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

     6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article 6.

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     6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

     6.7 Fiscal Matters.

     (a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     (b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     (c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

     6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

     (a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

     (b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership Interest subject to the provisions of this Section 7.1.

     (c) In the event that all or any one of the initial General Partners are removed by the vote of a Majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this
Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

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     7.2 Transfer of Limited Partnership  Interest.  No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     (a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

     (b) The written consent of the General Partners to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     (c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     (d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     (e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

     The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

     7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio.

     (a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

     (b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     (c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

     8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. The General Partners shall have the right to liquidate the capital account of any investor who's capital account balance is less than $1,000. The Partnership will provide written notice of its intent to liquidate a capital account no less than 30 days prior to the end of the calendar quarter in which liquidation shall occur. No penalty will be assessed in connection with a liquidation of a capital account of less than $1,000 by a General Partner. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year holding period or his heirs elect to withdraw after his death, he will

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continue to receive  distributions or have those Earnings  compounded  depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

     (a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum withdrawn as stated in the Notice of Withdrawal. The 10% penalty shall be subject to and payable upon the terms set forth in subsection (c) below.

     (b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     (i) Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     (ii) Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

     (c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

     (d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

     (e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

     (f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of

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distributions  among Limited Partners shall be determined as follows:  first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

     (g) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000 per Limited Partner. The liquidation of the Limited Partner's Capital Account in any one year shall be made in four equal quarterly installments beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's Capital Account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

     8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

     8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.
                                    ARTICLE 9
           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     (a)  Expiration  of the term of the  Partnership  as stated in Section  2.7 above.

     (b) The affirmative vote of a Majority of the Limited Partners.

     (c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     (d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     (e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     (f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

     9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

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     (a) No new Loans shall be made or purchased;

     (b) Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

     (c) Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     (a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     (b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     (c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his capital contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. The General Partners are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority of the Limited Partners, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

     9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

     9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.

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                                   ARTICLE 10
    TRANSACTIONS BETWEEN THE PARTNERSHIP, THE GENERAL PARTNERS AND AFFILIATES

     10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The loan brokerage commissions shall be capped at 4% of the Partnership's total assets per year.

     10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall be customary and reasonable between unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

     10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

     10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 9% of the total amount of capital contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of December 31, 2002, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $644,964 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Upon completion of the offering in August 2000, Redwood Mortgage commenced paying ten equal annual installments of principal only on December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of December 31, 2002, the Partnership had loaned $2,271,916 to Redwood Mortgage Corp. of which $724,412 had been repaid. The Third Formation will be repaid as follows: Since commencement of the offering in August, 2000, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Upon completion of the offering in April, 2002, Redwood Mortgage Corp. commenced paying ten equal annual installments of principal only on December 31 of each year. As of December 31, 2002, the Partnership had loaned $2,217,952 to Redwood Mortgage Corp. of which $238,584 had been repaid. The Fourth Formation Loan will be repaid as follows: Upon commencement of the offering in October, 2002, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Upon completion of the offering in October, 2003, Redwood Mortgage Corp will commence paying ten equal annual installments of principal only on December 31 of each year.

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

     The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Fifth Formation Loan on December 31 of each year. The Fifth Formation Loan will be repaid under the same terms and conditions as the Second, Third and Fourth Formation Loans. With respect to this offering, the formation loan could range from a minimum of $3,750,000 assuming all investors elected to receive current cash distributions to a maximum of $6,750,000 assuming all investors elected to compound their earnings. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.

     10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

     10.11  Purchase  of  Loans  from  General   Partners  or  Affiliates.   The
Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     (a) At the time of purchase the borrower shall not be in default under the Loan;

     (b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     (c) If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

     10.13 Sales Commissions.

     (a) The Units are being offered to the public on a best efforts basis through the participating broker-dealers. The participating broker-dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the gross proceeds on all of their sales. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a participating broker dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

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     Sales  commissions  will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.1 above. With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     (b) Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from Investors if an investor utilizes the services of a registered investment advisor. A registered investment advisor is an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the investor based upon the total amount of the investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. If an investor acquires Units directly through the services of a registered investment advisor, the investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, these fees are referred to as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to a Limited Partner or compounded in a Limited Partner's capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $3,000,000. The General Partners may, at their election, pay any offering and organization expenses in excess of this amount.

     10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

     10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

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

     10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or Affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

     10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

     10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

     11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing with the General Partners.

     11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

     12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

     12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

     12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.7, provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     (a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     (b) A Person is substituted as a Limited Partner;

     (c) An additional Limited Partner is admitted;

     (d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     (e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     (f) There is a change in the character of the business of the Partnership;

     (g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     (h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     (i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     (j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     (k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

     The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

     12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

     12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

     12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

     12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

     12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     12.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated July 9, 2003 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 1.

     12.14 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

GENERAL PARTNERS:
                                         ------------------------------------
                                         Michael R. Burwell

                                         GYMNO CORPORATION
                                         A California Corporation
                                         By:
                                             --------------------------------
                                              Michael R. Burwell, President

                                         REDWOOD MORTGAGE CORP.
                                         A California Corporation
                                         By:
                                             --------------------------------
                                              Michael R. Burwell, President


LIMITED PARTNERS:                        GYMNO CORPORATION
                                         (General Partner and Attorney-in-Fact)
                                         By:
                                             ---------------------------------
                                              Michael R. Burwell, President

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated July 9, 2003.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated July 9, 2003, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws including but not limited to the Securities Act of 1933.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.


--------------------------------------------------------------------------------


                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT

                    PLEASE READ THIS AGREEMENT BEFORE SIGNING


Type Of Ownership: (check one)

  [ ]  INDIVIDUAL                             * [ ] SEP/IRA
                                                    (Investor and Custodian
  [ ]  TRUST (Trustee signature required)            must sign)
       (Title page and signature pages
        of the Trust Agreement MUST be          [ ] PENSION PLAN  (Trustee
        enclosed)                                   signature required)

* [ ]  JOINT TENANTS WITH RIGHT OF              [ ] PROFIT SHARING PLAN
       SURVIVORSHIP                                 (Trustee signature
       (All parties must sign)                       required)

* [ ]  COMMUNITY PROPERTY                       [ ] KEOGH (H.R.10)
                                                    (Custodian signature
* [ ]  TENANTS IN COMMON                             required)
       (All parties must sign)
                                                [ ] CUSTODIAL/UGMA (circle one)
* [ ]  IRA (INDIVIDUAL RETIREMENT                   (Custodian signature
             ACCOUNT)                                required)
       (Investor and Custodian must sign)
                                                [ ] TOD - Transfer On Death
* [ ]  ROTH IRA                                     (must be titled as an
       (Investor and Custodian must sign)           Individual or as Joint
                                                    Tenants only - special form
                                                    required)

                                                [ ] OTHER (Please describe)

                                                --------------------------------

                                                --------------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1. INVESTOR NAME         Type or print your name(s)  exactly as the title
       AND ADDRESS           should appear in the account records of the
                             partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                             ---------------------------------------------------
                              Name as it will appear on the account (How title should be held)

                             ---------------------------------------------------
                              (Additional Name(s) if held in joint tenancy, community property, tenants-in-common)


                             ---------------------------------------------------
                              Street Address

                             ---------------------------------------------------
                              City                  State         Zip Code

                             -------------------     ---------------------------
                              Home Phone Number     Social Security#/TaxpayerID#

     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).


    2.  CUSTODIAN/TRUST
        COMPANY REGISTRATION     Name of Custodian/Trust Company or
                                 Plan Administrator:

                                             -----------------------------------
                                             Please print here the exact name of
                                             Custodian/Trust Company or Plan
                                             Administrator

                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                 State         Zip Code

                                 -----------------------------------------------
                                  Taxpayer ID#           Client Account Number



                                  SIGNATURE:


                                  ------------------------------------
                              (X)  (Custodian/Trust Company or
                                    Plan Administrator)

    3.  INVESTMENT                     Number of units to be purchased ---------
        Minimum subscription is 2,000
        units at $1 per unit ($2,000,  Amount of payment enclosed      ---------
        with additional investments
        of any amount with minimum of
        1,000 units ($1,000) for
        existing limited partners.

           Please make check payable to "Redwood Mortgage Investors VIII"

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

           Check one:  [  ] Initial Investment  [  ] Additional Investment*

     *A completed Subscription Agreement is required for each initial and additional investment

    4.  DISTRIBUTIONS  Does the investor wish to have his income compounded or distributed?

           Check One:  [  ]  Compounded   or    [  ]  Distributed

                       If  income is to be distributed:

           Check One:  [  ] Monthly [  ] Quarterly  [  ] **Annually
                                                      (**payable only on 12/31)

      The election to compound income may only be changed after three (3) years.

    5.  SPECIAL ADDRESS FOR
        CASH DISTRIBUTIONS       -----------------------------------------------
        (If the same as in 2,     Name                      Client Account #
         please disregard)
                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                        State     Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

       DIRECT DEPOSIT   Check one:    Checking:   [  ]          Savings:   [  ]

                        Account #              ABA (Routing) #
                                 -------------                -----------------

     (Must attach original voided check for checking account deposits, deposit slip for savings account deposits)


    6.  SIGNATURES      IN WITNESS WHEREOF, the undersigned has executed
                        below this        day of            , 20   , at
                                   ------       ------------    ---
                                                   (City)
                        ---------------------------------
                        Investor's primary residence is in
                                                                        (State)
                                                      --------------------------

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

    7.  BROKER-DEALER DATA      The undersigned  broker-dealer hereby certifies
        (To be completed by     that (i) a copy of the prospectus, as amended
        selling broker-dealer)  and/or  supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

                            (X)
                               -----------------------------------------------
                               Broker-Dealer Authorized Signature (Required on all orders)

                     Broker-Dealer Name:       --------------------------------
                     Street Address:           --------------------------------
                     City, State, Zip Code:    --------------------------------


                     Registered Representative
                     Name (Last, First):       --------------------------------
                     Street Address:           --------------------------------
                     City, State, Zip Code     --------------------------------
                     Phone No.:                --------------------------------

                     The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situa-tion and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and market-ability of the units.

                     Registered Representative's Signature:

                     (X)
                         ---------------------------------------------------


    8.  ACCEPTANCE                        This subscription accepted
        This  subscription  will not be
        an  effective  agreement  until   REDWOOD MORTGAGE INVESTORS VIII,
        it or a facsimile  is signed by   A California Limited Partnership
        a general  partner of Red- wood   P.O. Box 5096
        Mortgage   Investors   VIII,  a   Redwood City, California  94063
        California limited partnership
                                          (650) 365-5341

                                          By:
                                             ----------------------------------

                                          (Office Use Only)

                                 Partner #:             Date Entered:
                                               --------              ----------
                                 Check Amount: $        Check Date:
                                               --------              ----------
                                 Check Number:
                                               --------

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

                                UNSOLICITED SALES

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated July 9, 2003.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated July 9, 2003, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the registered investment advisor ("advisor") or participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     (j) If I have used the services of an advisor in connection with my acquisition of units, I understand that I may, but am not obligated to, authorize the partnership to pay any client fees owing to my advisor based upon the outstanding balance in my capital account and payable from cash distributions payable to me either in the form of cash or units. I further understand and acknowledge that if I elect to have such client fees paid through the partnership I will receive less cash or units, as applicable, from distributions than an investor who does not pay such client fees or does not pay such client fees through the partnership. Further, I understand and acknowledge, that the partnership and the general partners are merely, as an administrative convenience, making such payments of client fees to the advisor, and shall have no liability as a result thereof.

     (k) If I authorize the partnership to pay any client fees pursuant to the terms of the authorization to make payments of client fees (the "authorization") I understand and acknowledge that neither the partnership nor the general partners shall have any liability for disbursement. The undersigned further acknowledges that all cash distributions by the partnership are noncumulative and thus the obligation to pay client fees pursuant to the terms of the authorization is noncumulative. Further, the undersigned understands that the general partners are in no way guaranteeing that there will be sufficient cash flow for cash distributions or that such distribution will be sufficient to make the payments authorized by the authorization. In the event of insufficient cash distributions, the general partners and the partnership shall have no liability to the undersigned or their registered investment advisor.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.


                        REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT

                    PLEASE READ THIS AGREEMENT BEFORE SIGNING


Type Of Ownership: (check one)

  [ ]  INDIVIDUAL                             * [ ] SEP/IRA
                                                    (Investor and Custodian
  [ ]  TRUST (Trustee signature required)            must sign)
       (Title page and signature pages
        of the Trust Agreement MUST be          [ ] PENSION PLAN  (Trustee
        enclosed)                                   signature required)

* [ ]  JOINT TENANTS WITH RIGHT OF              [ ] PROFIT SHARING PLAN
       SURVIVORSHIP                                 (Trustee signature
       (All parties must sign)                       required)

* [ ]  COMMUNITY PROPERTY                       [ ] KEOGH (H.R.10)
                                                    (Custodian signature
* [ ]  TENANTS IN COMMON                             required)
       (All parties must sign)
                                                [ ] CUSTODIAL/UGMA (circle one)
* [ ]  IRA (INDIVIDUAL RETIREMENT                   (Custodian signature
             ACCOUNT)                                required)
       (Investor and Custodian must sign)
                                                [ ] TOD - Transfer On Death
* [ ]  ROTH IRA                                     (must be titled as an
       (Investor and Custodian must sign)           Individual or as Joint
                                                    Tenants only - special form
                                                    required)

                                                [ ] OTHER (Please describe)

                                                --------------------------------

                                                --------------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1. INVESTOR NAME         Type or print your name(s)  exactly as the title
       AND ADDRESS           should appear in the account records of the
                             partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                             ---------------------------------------------------
                              Name as it will appear on the account (How title should be held)

                             ---------------------------------------------------
                              (Additional Name(s) if held in joint tenancy, community property, tenants-in-common)


                             ---------------------------------------------------
                              Street Address

                             ---------------------------------------------------
                              City                  State         Zip Code

                             -------------------     ---------------------------
                              Home Phone Number     Social Security#/TaxpayerID#

     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).


    2.  CUSTODIAN/TRUST
        COMPANY REGISTRATION     Name of Custodian/Trust Company or
                                 Plan Administrator:

                                             -----------------------------------
                                             Please print here the exact name of
                                             Custodian/Trust Company or Plan
                                             Administrator

                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                 State         Zip Code

                                 -----------------------------------------------
                                  Taxpayer ID#           Client Account Number



                                  SIGNATURE:


                                  ----------------------------------------
                              (X)  (Custodian/Trust Company or
                                    Plan Administrator)

    3.  INVESTMENT                     Number of units to be purchased ---------
        Minimum subscription is 2,000
        units at $1 per unit ($2,000,  Amount of payment enclosed      ---------
        with additional investments
        of any amount with minimum of
        1,000 units ($1,000) for
        existing limited partners.

           Please make check payable to "Redwood Mortgage Investors VIII"

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

           Check one:  [  ] Initial Investment  [  ] Additional Investment*

     *A completed Subscription Agreement is required for each initial and additional investment

    4.  DISTRIBUTIONS  Does the investor wish to have his income compounded or distributed?

           Check One:  [  ]  Compounded   or    [  ]  Distributed

                       If  income is to be distributed:

           Check One:  [  ] Monthly [  ] Quarterly  [  ] **Annually
                                                      (**payable only on 12/31)

      The election to compound income may only be changed after three (3) years.

    5.  SPECIAL ADDRESS FOR
        CASH DISTRIBUTIONS       -----------------------------------------------
        (If the same as in 2,     Name                      Client Account #
         please disregard)
                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                        State     Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.

       DIRECT DEPOSIT   Check one:    Checking:   [  ]          Savings:   [  ]

                        Account #                   ABA (Routing) #
                                  -----------------                ------------
     (Must attach original voided check for checking account deposits, deposit slip for savings account deposits)


    6.  SIGNATURES      IN WITNESS WHEREOF, the undersigned has executed
                        below this       day of            , 20   , at
                                  ------        -----------    ---
                                                   (City)
                        ---------------------------------
                        Investor's primary residence is in
                                                                        (State)
                                                      --------------------------

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

     7. ADVISOR DATA (To be completed by recommending advisor)

     The undersigned advisor hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Advisor:
Last Name First:
                          ------------------------------------------------------

Street Address:
                          ------------------------------------------------------

City, State, Zip Code:
                          ------------------------------------------------------

Broker-Dealer Affiliated? [ ]YES  [ ]NO  Broker-Dealer Name ____________________

     Are you a registered  investment  advisor ("RIA") under applicable state or
federal law?               [ ]YES        [ ]NO

     The advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the advisor, that investment in the units is suitable for the investor and that suitability records are being maintained; (2) certifies that if the advisor is affiliated with an NASD firm, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units; (4) the undersigned agrees and acknowledges that the general partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the partnership; (5) that if the undersigned's client has elected to pay client fees from earnings, the undersigned hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (6) that, if applicable, he understands and acknowledges that neither the partner- ship or the general partners shall have any liability to him with respect to any client fees paid from investors' earnings under the authorization agreement and that the general partners and the partnership in no way guarantee that there will be sufficient cash for distribution to investors and, thus in the case of a signed authorization agreement, sufficient cash for the investor to pay his client fees from earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of client fees, the partnership and the general partners will respect the wishes of the investor and that the general partners and the partnership will have no liability to the undersigned as a result thereof.

Advisor's Signature
                          ------------------------------------------------------

Print or Type Name:
                          ------------------------------------------------------

     Please check applicable box. (Only clients of RIAs may elect to have client fees paid, provided such client fees are no more than 2% annually of the RMI VIII assets under management which, for purposes of this subscription agreement is the investor's capital account.):

     [ ] Yes, client fees paid. If client fees are to be paid, a completed authorization to make payments of client fees ("authorization") attached hereto must be completed, signed and returned to the general partners along with this subscription agreement.

     If the investor has elected to receive cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees will be paid to the advisor on a monthly basis.

     If the Investor has elected to reinvest their earnings in lieu of receiving periodic cash distributions, client fees will be calculated on a monthly basis, based upon the capital account balance of the investor at the end of the month. Such client fees shall be paid to the advisor on a monthly basis.

     [ ] No client fees paid from earnings or distributions

     8. ACCEPTANCE This subscription will not be an effective agreement until it is signed by a general partner of Redwood Mortgage Investors VIII, a California limited partnership

                         This subscription accepted
                         REDWOOD MORTGAGE INVESTORS VIII,
                         A California Limited Partnership
                         P.O. Box 5096
                         Redwood City, California  94063
                         (650) 365-5341

                         By:
                            ----------------------------------------



                         (Office Use Only)

                         Partner #:                  Date Entered:
                                        -----------                -------------
                         Check Amount:  $            Check Date:
                                        -----------                -------------
                         Check Number:
                                        -----------

--------------------------------------------------------------------------------
                         REDWOOD MORTGAGE INVESTORS VIII
                  AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
    FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS
--------------------------------------------------------------------------------

     The undersigned limited partner hereby certifies that the undersigned is a limited partner owning units in Redwood Mortgage Investors VIII (the "partnership" or "RMI VIII"). By signing and delivering this authorization to the partnership and the general partners, the undersigned hereby authorizes and directs the partnership to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned's capital account ("client fees"). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the investor at the end of the month. If the investor elected to receive periodic cash distributions, such client fees will be paid at the same time the investor receives distributions, either monthly, quarterly or annually. If the investor has elected to reinvest earnings in lieu of receiving periodic cash distributions, such client fees shall be paid to the advisor on either a monthly, quarterly or annual basis as determined by the investor in the completed subscription agreement. The capital accounts of the limited partners who elect to pay client fees through the partnership will be less than the capital accounts of limited partners who do not pay client fees or who do pay client fees through the partnership.

     The undersigned acknowledges and agrees that neither the partnership nor the general partners shall have any liability for disbursements made pursuant to this authorization. The undersigned acknowledges that all periodic cash distributions by the partnership are non-cumulative. Further, the undersigned acknowledges that the general partners are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient earnings, the partnership and the general partners shall have no liability to the undersigned or the payee. The undersigned further acknowledges and agrees that the partnership is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned limited partner. Any revocation of this authorization shall be effective the quarter after the quarter in which it is received by the partnership.

PAYEE 1                                     LIMITED PARTNER
Please designate whether Advisor or
roker/Dealer Firm


-----------------------------------    ----------------------------------------
Name of Payee - Please Print           Name of Limited Partner - Please Print


-----------------------------------    ----------------------------------------
Authorized Signature of Payee          Signature of Limited Partner (or Trustee)


-----------------------------------    ----------------------------------------
Firm Name                              Signature of Joint Owner (if applicable)


-----------------------------------    ----------------------------------------
Street Address                         Date of Admission


-----------------------------------
City,         State,       Zip Code

     Limited partners in RMI VIII (the "partnership") who utilized the services of an advisor may authorize the direct payment by the partnership of a portion of the earnings otherwise distributable to them or otherwise used to acquire additional units by executing this authorization and delivering it to the partnership. Execution of the authorization is at the option of the limited partner and is not required in connection with an investment in the partnership. This authorization is not intended to describe an investment in the partnership or to be used as sales material or in any other manner in connection with the offer or sale of units in the partnership. An offer to sell units of the partnership may only be made by the prospectus. This document is not authorized to be used in any way in connection with the offer or sale of units in the partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

        PLEASE INCLUDE DOCUMENT WITH THE COMPLETED SUBSCRIPTION AGREEMENT


-------------------------------

     1 If the advisor is affiliated with an NASD broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                   Exhibit 3.2
                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

     (1) to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

     (5) to the holders of securities of the same class of the same issuer;

     (6) by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:
"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                  Exhibit 3.3 (a)

(Seal of the State of                                      State of California                            Form LP-1
California)                                                 March Fong Eu
                               Secretary of State
                       CERTIFICATE OF LIMITED PARTNERSHIP
       IMPORTANT-Read instructions on back before completing this form

This certificate is presented for filing purposes pursuant to Section 15621, California Corporations Code.

-----------------------------------------------------------------------------------------------------------------------------------

1.  NAME OF LIMITED PARTNERSHIP
     Redwood Mortgage Investors VIII, a California limited partnership
-----------------------------------------------------------------------------------------------------------------------------------

2.  STREET ADDRESS OF PRINCIPAL EXECUTIVE OFFICE                    CITY AND STATE                                        ZIP CODE
     650 El Camino Real, Suite G                                                                   Redwood City, CA         94063

-----------------------------------------------------------------------------------------------------------------------------------

3.  STREET ADDRESS OF CALIFORNIA OFFICE IF EXECUTIVE OFFICE IS IN ANOTHER STATE      CITY           ZIP CODE

-----------------------------------------------------------------------------------------------------------------------------------

4. Complete if limited partnership was formed prior to July 1, 1984 and is in existence on date this certificate is executed.

-----------------------------------------------------------------------------------------------------------------------------------

5.  ORIGINAL LIMITED PARTNERSHIP WAS RECORDED ON____________________19______, WITH THE
    RECORDER OF ___________________________COUNTY.  FILE OR RECORDATION NUMBER_________________________

-----------------------------------------------------------------------------------------------------------------------------------

6.  NAMES AND ADDRESS OF ALL GENERAL PARTNERS (CONTINUE ON SECOND PAGE IF NECESSARY)
NAME:  D. Russell Burwell                                             NAME:  Gymno Corporation, a California Corporation
ADDRESS:  650 El Camino Real, Suite G                                 ADDRESS:  650 El Camino Real, Suite G
CITY:  Redwood City     STATE:  CA    ZIP CODE:  94063                CITY:  Redwood City     STATE:  CA    ZIP CODE:  94063

--------------------------------------------------------------------- -------------------------------------------------------------

NAME:  Michael R. Burwell                                             NAME:
ADDRESS:  650 El Camino Real, Suite G                                 ADDRESS:
CITY:  Redwood City     STATE:  CA    ZIP CODE:  94063                CITY:

--------------------------------------------------------------------- -------------------------------------------------------------

NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS
NAME:  Stephen C. Ryan, Esq.
ADDRESS:  235 Montgomery Street, Suite 450                                  CITY:  San Francisco   STATE:  ca    ZIP CODE:  94104

-----------------------------------------------------------------------------------------------------------------------------------

7.  Other matters to be included in this                              8.  INDICATE THE NUMBER OF GENERAL PARTNERS
CERTIFICATE MAY STATED ON SEPARATE PAGES                              SIGNATURES REQUIRED FOR FILING CERTIFICATE OF
AND BY REFERENCE HEREIN ARE PART OF THIS                              AMENDMENT, DISSOLUTION, CONTINUATION AND
CERTIFICATE.                                                          CANCELLATION.

                                                                      NUMBER OF GENERAL PARTNER(S) SIGNATURE (S)
NUMBER OF PAGES ATTACHED:     0                                       IS/ARE         1

--------------------------------------------------------------------- -------------------------------------------------------------

It is hereby declared that I am (we are) the perSON(S) WHO EXECUTED                                 THIS SPACE FOR FILING
THIS CERTIFICATE OF LIMITED PARTNERSHIP WHICH EXECUTION IS MY (OUR)                                 OFFICER USE
ACT AND DEED. (SEE INSTRUCTIONS)
/s/ D. Russell Burwell  5/21/92                         /s/ D. Russell Burwell  5/21/92                         9215400002
-------------------------------                         -------------------------------
D. Russell Burwell                                      Gymno Corporation (General Partner)
                                                        a California Corporation,
                                                        its: President
/s/ Michael R. Burwell  5/21/92                                                                                   FILED
-------------------------------
Michael R. Burwell, General Partner                                                                        In the office of the
TITLE                            DATE                         POSITION OR TITLE                             Secretary of State

===================================================================================================
===================================================================================================

RETURN ACKNOWLEDEMENT TO:                                                                                      May 27, 1992
                                                                                                            /s/ March Fong Eu
Stephen C. Ryan, Esq.                                                                                         March Fong Eu
Wilson, Ryan & Campilongo                                                                                  SECRETARY OF STATE
235 Montgomery Street, Suite 450
San Francisco, CA  94104

==================================================================================================================================

-------------------------------------------------------------------------------
                                                Exhibit 3.3 (b)

(Seal of the State of                           State of California                                        FILED
California)                                     Secretary of State                                   In the office of the
                                                Bill Jones                                            Secretary of State
                                                                                                    Of the State of California
                           AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
                                                                                                            March 14, 2000
                            A $30.00 filing fee must accompany this form.
                      IMPORTANT - Read instructions before completing this form                             /s/ Bill Jones
                                                                                                              BILL JONES,
                                                                                                           Secretary of State

                                                                                                   This space for filing use only
-----------------------------------------------------------------------------------------------------------------------------------

1.  SECRETARY OF STATE FILE NUMBER                  2.  NAME OF LIMITED PARTNERSHIP
                   199215400002                              Redwood Mortgage Investors VIII, a California Limited Partnership

--------------------------------------------------- -------------------------------------------------------------------------------

3.  COMPLETE ONLY THE BOXES WHERE INFORMATION IS BEING CHANGED.  ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY

-----------------------------------------------------------------------------------------------------------------------------------

A.  LIMITED PARTNERSHIP NAME (END THE NAME WITH THE WORDS "LIMITED PARTNERSHIP" OR THE ABBREVIATION "L.P."

-----------------------------------------------------------------------------------------------------------------------------------

B.  THE STREET ADDRESS OF THE PRINCIPAL OFFICE
      ADDRESS
      CITY                                                STATE                        ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

C.  THE STREET ADDRESS IN CALIFORNIA WHERE RECORDS ARE KEPT
      STREET ADDRESS
      CITY                                                STATE                        ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

D.  THE ADDRESS OF THE GENERAL PARTNER (S)
      NAME
      ADDRESS
      CITY                                                STATE                        ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

E.  NAME CHANGE OF A GENERAL PARTNER              FROM                                              TO

-----------------------------------------------------------------------------------------------------------------------------------

F.  GENERAL PARTNER(S) CESSATION

-----------------------------------------------------------------------------------------------------------------------------------

G.  GENERAL PARTNER ADDED
      NAME                Redwood Mortgage Corp.
      ADDRESS          650 El Camino Real, Suite G
      CITY                   Redwood City                  STATE    CA                 ZIP CODE    94063
-----------------------------------------------------------------------------------------------------------------------------------

H.  THE PERSON(S) AUTHORIZED TO WIND UP AFFAIRS OF THE LIMITED PARTNERSHIP
      NAME
      ADDRESS
      CITY                                                 STATE                       ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

I.  THE NAME OF THE AGENT FOR SERVICE TO PROCESS

-----------------------------------------------------------------------------------------------------------------------------------

J.  IF AN INDIVIDUAL, CALIFORNIA STREET ADDRESS OF THE AGENT FOR SERVICE OF PROCESS
      ADDRESS
      CITY                                                 STATE                       ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

K.  NUMBER OF GENERAL PARTNERS' SIGNATURES REQUIRED FOR FILING CERTIFICATE OF AMENDMENT,
      REINSTATEMENT, MERGER, DISSOLUTION, CONTINUATION AND CANCELLATION            |_|

-----------------------------------------------------------------------------------------------------------------------------------

L.  OTHER MATTERS (ATTACH ADDITIONAL PAGES IF NECESSARY).

-----------------------------------------------------------------------------------------------------------------------------------

4.  TOTAL NUMBER OF PAGES ATTACHED IF ANY           0

-----------------------------------------------------------------------------------------------------------------------------------

5.  I CERTIFY THAT THE STATEMENTS CONTAINED IN THIS DOCUMENT ARE TRUE AND CORRECT TO MY OWN KNOWLEDGE.  I DECLARE THAT I AM THE
    PERSON WHO IS EXECUTING THE INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

/s/ Michael R. Burwell        General Partner                                 Michael R. Burwell            2/8/00

----------------------        ---------------                                 ----------                    ------
    SIGNATURE                 POSITION OR TITLE                               PRINT NAME                    DATE

/s/ D. Russell Burwell        General Partner/President                       Redwood Mortgage Corp.
                                                                              D. Russell Burwell            2/8/00
----------------------        ----------------                               --------------                 ------
SIGNATURE                     POSITION OR TITLE                               PRINT NAME                    DATE
-----------------------------------------------------------------------------------------------------------------------------------
FORM LP-2
-----------------------------------------------------------------------------------------------------------------------------------

                                Exhibit 3.3 (c)

                                                                                               (Seal of the Office of the
                                                                                                    Secretary of State)




                               SECRETARY OF STATE

                         I, Bill Jones, Secretary of State of the State of
                            California, hereby certify:

                  That the attached transcript of 1 page(s) has been compared with the record on file in the office, of which it purports to be a copy, and that it is full, true and correct.






     (Seal of the State of  California)               In  witness  thereof,  I  execute  this
                                                    certificate and affix the Great Seal of the
                                                   State of California this day of April 05, 2002

                                                                  /s/  Bill Jones
                                                                  Secretary of State


                                 Exhibit 3.3 (d)

(Seal of the State of                                    State of California                               ENDORSED-FILED
California)                                              Secretary of State                                In the office of the
                                                         Bill Jones                                         Secretary of State
                                                                                                        Of the State of California
                           AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
                                                                                                            April 2, 2002
                            A $30.00 filing fee must accompany this form.
                      IMPORTANT - Read instructions before completing this form                                 /s/ Bill Jones
                                                                                                                 BILL JONES,
                                                                                                              Secretary of State

                                                                                                  This space for filing use only
-----------------------------------------------------------------------------------------------------------------------------------
1.  SECRETARY OF STATE FILE NUMBER                  2.  NAME OF LIMITED PARTNERSHIP
                    9215400002                               Redwood Mortgage Investors VIII, a California Limited Partnership

--------------------------------------------------- -------------------------------------------------------------------------------
3.  COMPLETE ONLY THE BOXES WHERE INFORMATION IS BEING CHANGED.  ADDITIONAL PAGES MAY BE ATTACHED IF NECESSARY

-----------------------------------------------------------------------------------------------------------------------------------

A.  LIMITED PARTNERSHIP NAME (END THE NAME WITH THE WORDS "LIMITED PARTNERSHIP" OR THE ABBREVIATION "L.P."

-----------------------------------------------------------------------------------------------------------------------------------

B.  THE STREET ADDRESS OF THE PRINCIPAL OFFICE
      ADDRESS
      CITY                                                    STATE                          ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

C.  THE STREET ADDRESS IN CALIFORNIA WHERE RECORDS ARE KEPT
      STREET ADDRESS
      CITY                                                    STATE                          ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

D.  THE ADDRESS OF THE GENERAL PARTNER (S)
      NAME
      ADDRESS
      CITY                                                    STATE                          ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

E.  NAME CHANGE OF A GENERAL PARTNER              FROM                                              TO
-----------------------------------------------------------------------------------------------------------------------------------

F.  GENERAL PARTNER(S) CESSATION    D. Russell Burwell
-----------------------------------------------------------------------------------------------------------------------------------

G.  GENERAL PARTNER ADDED
      NAME
      ADDRESS
      CITY                                                    STATE                          ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

H.  THE PERSON(S) AUTHORIZED TO WIND UP AFFAIRS OF THE LIMITED PARTNERSHIP
      NAME
      ADDRESS
      CITY                                                    STATE                          ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

I.  THE NAME OF THE AGENT FOR SERVICE TO PROCESS

-----------------------------------------------------------------------------------------------------------------------------------

J.  IF AN INDIVIDUAL, CALIFORNIA STREET ADDRESS OF THE AGENT FOR SERVICE OF PROCESS
      ADDRESS
      CITY                                                   STATE                           ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------

K.  NUMBER OF GENERAL PARTNERS' SIGNATURES REQUIRED FOR FILING CERTIFICATE OF AMENDMENT,  REINSTATEMENT, MERGER, DISSOLUTION,
    CONTINUATION AND CANCELLATION            |_|

-----------------------------------------------------------------------------------------------------------------------------------

L.  OTHER MATTERS (ATTACH ADDITIONAL PAGES IF NECESSARY).

-----------------------------------------------------------------------------------------------------------------------------------
4.  TOTAL NUMBER OF PAGES ATTACHED IF ANY           0

-----------------------------------------------------------------------------------------------------------------------------------
5.  I CERTIFY THAT THE STATEMENTS CONTAINED IN THIS DOCUMENT ARE TRUE AND CORRECT TO MY OWN KNOWLEDGE.  I DECLARE THAT I AM THE
    PERSON WHO IS EXECUTING THE INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED

/s/ Michael R. Burwell             General Partner                              Michael R. Burwell                      3/28/02

----------------------             ---------------                              ----------                              -------
SIGNATURE                          POSITION OR TITLE                            PRINT NAME                              DATE


----------------------             ---------------                              ----------                              -------
SIGNATURE                          POSITION OR TITLE                            PRINT NAME                              DATE

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
FORM LP-2
------------------------------------------------------------------------------

                                   Exhibit 5.1


July 9, 2003


Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, California 94063


                  Re:      Redwood Mortgage Investors VIII;
                           Securities Opinion;


Gentlemen:

     We have acted as special counsel for Redwood Mortgage Investors VIII, a limited partnership formed pursuant to the California Revised Limited Partnership Act (the "Partnership"), and its General Partners, Michael R. Burwell, Gymno Corporation, and Redwood Mortgage Corp. (the "General Partners"), in connection with the public offering of up to 75,000,000 units of limited partnership interests on the Partnership, at $1.00 per Unit, as described more fully in the Registration Statement and Prospectus of Redwood Mortgage Investors VIII, as filed on Form S-11.

     We have been requested by the Partnership to furnish our opinion as to the legality of units of limited partnership interests (the "Units") being offered by the Partnership. In connection therewith, we have examined (i) the Registration Statement and the related Prospectus; (ii) the Fifth Amended and Restated Limited Partnership Agreement, which is included as Exhibit A to the Prospectus; (iii) the Certificate of Limited Partnership filed with the California Secretary of State; (iv) the Subscription Package, which is included as Exhibit B to the Prospectus; and (v) such other documents and instruments as we have deemed necessary or appropriate for the purposes of this opinion. However, we have not independently verified any of the facts or representations contained in such documents. We have also conducted various meetings, discussions and conversations with the General Partners regarding the offer and sale of the Units.

     In our examination, we have assumed the authenticity of the original documents, the conformity to the originals of all documents purporting to be copies thereof, the accuracy of the copies and genuineness and due authority of all signatures. We have relied upon the representations and statements of the General Partners (without making any independent investigation of the facts) with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     In rendering this Opinion, we have assumed that: (i) each other party that has executed or will execute a document, instrument or agreement to which the Partnership is a party duly and validly executed and delivered each document, instrument or agreement to which such party is a signatory and that such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (ii) each person executing any document, instrument or agreement on behalf of any such party is duly authorized to do so; and (iii) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.

     We are members of the Bar of the State of California and do not purport to be conversant with the laws of jurisdictions other than California and the United States of America. Accordingly, we do not express any opinion as to the effect on the transactions described herein of the laws of any state or jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

     Based upon the foregoing, we are of the opinion that:

     The Partnership, as described in the Prospectus, has been duly formed and is a validly existing limited partnership under the laws of the State of California.

     Subject to obtaining any necessary government approvals or authorizations prior to the issue and sale of the units in the manner described in the Prospectus, and to the issue and sale of the units in such a manner, upon the execution of the Limited Partnership Agreement by the Limited Partners, the Units will be legally and validly issued, fully paid and non-assessable, to the extent described in the Prospectus under the heading "SUMMARY OF PARTNERSHIP AGREEMENT".

     The Partnership will have all authority necessary to own and manage its Mortgage Investments as and when required, and to conduct the business which it proposes to conduct as described in the Limited Partnership Agreement.

     The opinions expressed herein have been carefully considered and reflect what we regard as the likely manner in which the Units in the Partnership will be issued based upon the statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Commission and the courts having jurisdiction over such matters as of the date of this opinion. However, a number of questions raised by the matters on which we have not expressed an opinion herein have not been definitely answered by statute, regulations, Commission interpretations or court decisions. We assume no obligation to revise or supplement this Opinion Letter should applicable law be changed by legislative, judicial or administrative action or otherwise.

     Except as set forth herein, we have made no independent attempts to verify the facts or representations or assumptions made herein except to the extent we deem reasonable under ABA Formal Opinion 335 and in connection with our position as counsel to the issuer. Where we render an opinion "to the best of our knowledge" or concerning an item that "has come to our attention" or our opinion otherwise refers to knowledge it means a conscious awareness of facts or other information based upon: (i) an inquiry of attorneys within this firm; (ii) receipt of a certificate executed by the General Partners covering such matters or (iii) such other actual investigation, if any, that we specifically set forth herein. Reference to "us" or "our" is limited to a reference to the lawyer who signs this Opinion Letter or any lawyer of this firm who has been active in preparing the relevant documents. Any inaccuracy in any fact or representation by the General Partners, or any amendment to any documents or any materials cited herein, or any changes in the affairs of the Partnership or General Partners after the date of this opinion may affect all or part of this opinion.

     We hereby consent to the inclusion of this Opinion in the Registration Statement as an exhibit thereto and to any reference to our firm included or made a part thereof.


                                Sincerely yours,
                                COX CASTLE & NICHOLSON LLP




                                By: /s/ Stephen C. Ryan
                                    -----------------------------
                                    A Member of the Firm

                                   Exhibit 5.2


July 9, 2003


Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, CA  94063

                      Re: Redwood Mortgage Investors VIII;
                                 ERISA Opinion;
                          Our File No.:
                                        -----------
Gentlemen:

     We are acting as counsel for Redwood Mortgage Investors VIII, a limited partnership formed under the California Revised Limited Partnership Act, with respect to its Registration Statement on Form S-11, Registration No. 333-106900, as may be amended (the "Registration Statement") and the Preliminary Prospectus (the "Prospectus") included therein, filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 75,000,000 Units of Limited Partnership Interests (the "Units"). Unless otherwise stated herein, capitalized terms not otherwise defined shall have the meanings ascribed to them in the Prospectus.

     You have requested our opinion as to certain questions arising under the Employee Retirement Income Security Act of 1974 involved in the operation of the referenced Partnership. This opinion is based upon the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), the applicable Department of Labor Regulations ("DOL Regulations"), proposed DOL Regulations, the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder (the "Regulations"), and proposed Treasury Regulations (the "Proposed Treasury Regulations"), current administrative rulings and judicial interpretations of the foregoing, all existing as of the date of this letter. It must be emphasized, however, that all such authority is subject to modification at any time by legislative, judicial and/or administrative action and that any such modification could be applied on a retroactive basis.

     The Partnership will not request (and would not likely obtain) a ruling from the Department of Labor as to any matters related to ERISA and the herein described transactions. While the Partnership will receive this opinion, it is not binding upon the Department of Labor. Thus, there can be no assurance that the Department of Labor will not contest one or more of the conclusions reached herein, or one or more matters as to which no opinion is expressed herein, nor can there be any assurance that the Department of Labor will not prevail in any such contest. Further, even if the Department of Labor were not successful in any such contest, the Partnership, or the Limited Partners in opposing the Department of Labor's position, could incur substantial legal, accounting and other expenses.

OPINION

     Our opinion is limited to a consideration of the following matters:

     (1) Whether the underlying assets of the Partnership will, under ERISA, be considered "plan assets" of a benefit plan subject to ERISA or Section 4975 of the Code that invests in the Partnership (a "Plan Investor"), and

     (2) Whether various proposed transactions involving the Partnership, the General Partners, their Affiliates and the invested assets of Plan Investors will violate either (1) the prohibitions against fiduciary self-dealing in
Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code, or (2) the prohibitions against transactions with parties in interest in Section 406(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code.

     Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code prohibit a fiduciary of a retirement plan subject to those provisions (a "Plan") from engaging with the Plan in various acts of self-dealing. If the General Partners or their Affiliates are fiduciaries with respect to Plan Investors, investment by those Plans in the Partnership could constitute a violation of
Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code. Therefore, the critical issue is to what extent, if any, the General Partners or their Affiliates meet the definition of "fiduciary" under ERISA. Under Section 3 (2 1)(A) of ERISA,

           . . . a person is a fiduciary with respect to a plan to the extent (i) he exercises any discretionary authority or discretionary control respecting management of such plan or exercises any authority or control respecting management or disposition of its assets, (ii) he renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such plan, or has any authority or responsibility to do so, or (iii) he has any discretionary authority or discretionary responsibility in the administration of such plan.

     Section 4975(e)(3) of the Code contains a substantially similar definition.

     While the question is inherently factual, we are of the opinion that the General Partners and their Affiliates are not fiduciaries with respect to Plan Investors for the reasons discussed below. First, the General Partners and their Affiliates will not permit Plan Investors to purchase Units with assets of any Plans (i) if the General Partners and their Affiliates have investment discretion with respect to such assets, or (ii) if they regularly give individualized investment advice which serves as the primary basis for the investment decisions made with respect to such assets or (iii) if they have any discretionary authority or discretionary responsibility in the administration of such Plans. In rendering this opinion, we assume that no transaction will be entered into in violation of these restrictions. Second, the activities of the General Partners and their Affiliates with respect to the Partnership will not make the General Partners and their Affiliates fiduciaries with respect to any Plan Investors. None of their activities with respect to the Partnership, as described in the Prospectus, involve management or administration of a Plan or rendering investment advice to a Plan. Therefore, the General Partners and their Affiliates would be fiduciaries only if they were involved in "management or disposition" of "Plan assets."

     The term "plan assets" is not defined by statue; however, in 1975, the Department of Labor2 issued Interpretive Bulletin 75-2 on the question of whether a transaction between a "party in interest"3 to a Plan and a corporation or partnership in which the Plan has invested would constitute a prohibited transaction. The Department of Labor stated, in part, that:

           Generally, investment by a plan in securities . . . of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make the assets "plan assets" and thereby make a subsequent transaction between the party-in-interest and a corporation or partnership a prohibited transaction under Section 40-6 of [ERISA].

     It is our opinion that the underlying assets of the Partnership will not be considered assets of Plan Investors under the regulations promulgated by the Department of Labor. On January 8, 1985, the Department of Labor issued proposed regulations concerning the definition of what constitutes the assets of a Plan. "Proposed Regulations Relating to the Definition of Plan Assets", 50 Fed. Reg. 961 (Jan. 8, 1985). An amendment to such proposed regulations was issued by the Department of Labor on February 15, 1985 (50 Fed. Reg. 6361) (such proposed regulations, as so amended, are referred to herein as the "Proposed DOL Regulations").

     The Proposed DOL Regulations were published in final form on November 13, 1986 (51 Fed. Reg. 41262, (November 13, 1986)) and are generally effective on or after March 13, 1987 (the "Final DOL Regulations"). Under the Final DOL Regulations, when a Plan Investor acquires an equity interest in another entity, the Plan's assets include its investment but do not, solely by reason of such

--------------------------
     2 The Department ot Labor has authority to interpret Section 406 of ERISA and Section 4975(c)(1) of Code the Code. Section 102(a) Reorganization Plan No. 1978

     3 As used herein, the phrase "party of interest" refers to both a party in interest under Section 3(14) of ERISA and a disqualified person under Section 4975(e) (2) of the Code.

investment, include any of the underlying assets of the entity where the equity interest is of an entity that is a "publicly offered security." 29 CFR 2510.3-101(a)(2).

     An "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law. A profits interest in a partnership is considered an equity interest. 29 CFR 2510.3-101(b)(1). We are of the opinion that the Units in the Partnership will be "equity interests."

     The Units will be considered a "publicly offered security" only if they are: (i) "freely transferable," (ii) part of a class of securities that is "widely held," and (iii) sold pursuant to an effective registration statement under the Securities Act of 1933 and is later registered under the Securities Exchange Act of 1934. 29 CFR 2510.3 - 10 1 (b)(2).

     The determination of whether the Partnership Units are "freely transferable" is a factual one. 29 CFR 2510.3-101(b)(4) and 51 Fed. Reg. 41268. Where the minimum required investment is $10,000 or less, the presence of any of the following restrictions governing the transferability of Units will not ordinarily affect a finding that the Units are freely transferable:

     (1) Any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

     (2) Any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor;

     (3) Any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law;

     (4) Any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment;

     (5) Any requirement that advance notice of a transfer or assignment be given to the entity and any requirement regarding execution of documentation evidencing such transfer or assignment (including documentation setting forth representations from either or both of the transferor or transferee as to compliance with any restriction or requirement described in this paragraph of this section or requiring compliance with the entity's governing instruments);

     (6) Any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any other restriction described in this paragraph of this section);

     (7) Any administrative procedure which establishes an effective date, or an event, such as completion of the offering, prior to which a transfer or assignment will not be effective; and

     (8) Any limitation or restriction on transfer or assignment which is not created or imposed by the issuer or any person acting for or on behalf of such issuer.

     Accordingly, while a factual matter, we are of the opinion that the Units will be considered freely transferable within the meaning of the Final DOL Regulations.

     Whether the Units are considered "widely held" is determined by a bright-line test that the Units be held by 100 or more investors, independent from each other and management. 29 CFR 2510.3-101(b)(3). Based upon the representations of the General Partners, it is our opinion that the Partnership meets this test.

     Finally, pursuant to the registration of the Units with the Securities and Exchange Commission and the undertakings required therewith, we are of the opinion that the Partnership meets the "registration" requirements of 29 CFR 2510 3-101(b)(2).

     Therefore, we are of the opinion that, under the Final DOL Regulations, only the Units of the Partnership, rather than the underlying investments of the Partnership, will be considered the plan assets by the Plan Investors subscribing for Units in the Partnership.

     If, on the other hand, the underlying assets of the Partnership were deemed to be "plan assets" under ERISA (i) the prudence standards and other provisions of Part 4 of Title I of ERISA applicable to investments by employee benefit plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Partnership and (ii) certain transactions that the Partnership might seek to enter into might constitute "prohibited transactions" under ERISA.

     Based on and subject to the foregoing opinion regarding the status of the Partnership's underlying assets as other than plan assets, the activities of the General Partners and their Affiliates with respect to management and disposition of those assets do not make the General Partners and their Affiliates fiduciaries with respect to any Plan Investors. Therefore, we are of the opinion that the prohibitions against fiduciary self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code would not be violated by the dealings of the General Partners and their Affiliates with the Partnership or the Plan Investors' funds in the Partnership.

SCOPE OF OPINION

     The current state of the law with respect to many issues which might be raised in connection with the activities described herein is unsettled. Several of the relevant statutory provisions discussed above have been enacted only recently; few or no judicial interpretation of these provisions. Therefore, the consequences to the Partnership cannot be predicted with a high degree of assurance.

     There is no assurance that the Department of Labor will not raise issues that have not been discussed herein. The Department of Labor may disagree with our conclusions and may be upheld by a court. The Department of Labor has indicated that it will closely scrutinize activities such as those in which the Partnership will be engaged, and there is a very substantial possibility that the Department of Labor will examine the Partnership's activities and take positions adverse to the Partnership.

     No opinion is expressed with respect to Federal or state securities laws, state and local taxes, and Federal or State income tax issues or any other Federal or state laws not explicitly referred to or discussed herein. Further, we have assumed no obligation to revise or supplement this opinion letter should applicable law be changed by legislative, judicial or administrative law or otherwise.

     Except as set forth herein, we have made no independent attempt to verify the facts or representations or assumption made herein except to the extent we deem reasonable under ABA Formal Opinion 335 and in connection with our position as counsel to the Partnership. Where we render an opinion "to the best of our knowledge" or concerning an item that "has come to our attention" or our opinion otherwise refers to knowledge it means a conscious awareness of facts or other information based upon: (i) an inquiry of attorneys within this firm, (ii) receipt of a certificate executed by the General Partners covering such matters;
(iii) such other actual investigation, if any, that we specifically set forth herein. `Reference to "us" or "our" is limited to a reference to the lawyer who signs this opinion letter or any lawyer of this firm who has been actively involved in preparing the relevant documents.

     The opinions expressed in this letter are based solely upon the information and representations set forth above and we have not attempted, nor deemed it necessary, to verify independently the relevant or pertinent facts or representations. If there have been any misstatements of facts or omissions of any material facts, or any change in any material fact after the date of this opinion, or any amendment or change in any document referred to herein, please notify us, since any misstatement, omission or change may effect all or part of this opinion.

     This opinion is furnished solely to advise the Partnership, the Limited Partners, and you concerning the certain issues arising under ERISA involved in the operation of the Partnership. Except as expressly set forth below, this opinion may not be filed with or furnished to any other person, or any governmental agency, except for registered broker dealers who have executed selling agreements, and may not be quoted in whole or in part or otherwise referred to in any context, without, in each instance, out prior written consent, and without, in each instance, the exercise of due diligence on your part to verify that there are no material errors or omissions of fact and no changes in the facts or in the text of the documents you have provided us.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to this firm contained therein concerning this opinion and under the headings "ERISA CONSIDERATIONS" and "EXPERTS" in the Prospectus.


                           Sincerely yours,
                           COX CASTLE & NICHOLSON LLP




                             By: /s/ Stephen C. Ryan
                                 ----------------------------
                                 A Member of the Firm

                                   Exhibit 8.1


July 9, 2003


Michael R. Burwell
Gymno Corporation
Redwood Mortgage Corp.
Redwood Mortgage Investors VIII
900 Veterans Blvd., Suite 500
Redwood City, CA  94063


                      Re: Redwood Mortgage Investors VIII;
                                  Tax Opinion;
                          Our File No.:
                                        -----------


Gentlemen:


     This is an opinion which you have requested as to the summary of federal income tax consequences set forth in the section entitled "RISK FACTORS," under the subheading "Tax Risks" and in the section entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" of the prospectus ("Prospectus") contained in the Form S-11 Registration Statement for Redwood Mortgage Investors VIII (the "Partnership") filed with the Securities and Exchange Commission on July 9, 2003, in connection with the registration under the Securities Act of 1933, as amended, of up to 75,000,000 Units of Limited Partnership Interests (the "Units" or "Securities").


     We have been retained to represent the General Partners and the Partnership in connection with the offering of the Units. We do, however, consent to the reliance by the Limited Partners upon this opinion in connection with the offering of Securities by the Partnership. In rendering this opinion, we have examined the following:


     1. The Fifth Amended and Restated Limited Partnership Agreement of the Partnership, dated July 9, 2003, as amended (the "Partnership Agreement").


     2. The Certificate of Limited Partnership of the Partnership filed with the Limited Partnership Division of the California Secretary of State's Office on May 27, 1992, as amended pursuant to an Amendment to Certificate of Limited Partnership filed with the Secretary of State of California on March 14, 2000, and an Amendment to Certificate of Limited Partnership filed with the Secretary of State of California on April 2, 2002 (the "Certificate").


     3. The Registration Statement and its related Prospectus.


     4. Such other documents and instruments we have considered necessary for rendering the opinions hereinafter set forth.


     In our examination of the forgoing, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures and we have relied upon the representations and statements of the General Partners. However, we have not independently verified any of the facts contained in such documents or the representations or statements of the General Partners.

     As to matters of fact, we have relied exclusively upon a certificate of the General Partners and other documents and have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents purporting to be copies thereof.


     In rendering this Opinion, we have assumed that: (1) each other party that has executed or will execute a document, instrument or agreement to which the Partnership is a party duly and validly executed and delivered each document, instrument or agreement to which such party is a signatory and that such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (2) each person executing any document, instrument or agreement on behalf of any such party is duly authorized to do so; and (3) each natural person executing any instrument, document or agreement referred to herein is legally competent to do so.


     We are lawyers admitted to practice in California and have reviewed such laws of the United States and California as we have deemed necessary for the purpose of providing the opinions set forth herein. We have not reviewed the laws of any jurisdiction other than the United States and California, and accordingly, we express no opinion herein as to the laws of any other state or jurisdiction.

     Capitalized terms used herein and not otherwise defined in this opinion shall have the same meaning as they have in the Partnership Agreement, as the context requires. This opinion is based upon the provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder (the "Regulations') and proposed Treasury Regulations (the "Proposed Treasury Regulations"), current administrative rulings and judicial opinions of the foregoing, all existing as of the date of this letter. It must be emphasized, however, that all such authority is subject to modification at any time by legislative, judicial and/or administrative action and that any such modification could be applied on a retroactive basis. Future tax reform proposals may have a material adverse effect on the potential tax benefits that may be expected to be realized from an investment in the Partnership. Even under current law, the existence and amount of deductions expected to be claimed by the Partnership involve complex legal and factual issues and will depend on certain factual determinations, characterizations, expenditures and other matters, all or any of which may be subject to challenge and possible disallowance by the Internal Revenue Service (the "Service") upon an audit of the personal tax return of a Partner.

     The Partnership will not request a ruling from the Service as to the subject matter herein. While the Partnership will receive this opinion as to certain tax matters, it is not binding upon the Service. Thus, there can be no assurance that the Service will not contest one or more of the conclusions reached herein, or one or more tax matters as to which no opinion is expressed herein, nor can there be any assurance that the Service will not prevail in any such contest. Further, even if the Service was not successful in any such contest, the Partnership, in opposing the Service's position, could incur substantial legal, accounting and other expenses.


OPINION


     As more fully described in the section of the Prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and specifically subject to the qualifications set forth therein, it is our opinion that:


     1. The summary of the income tax consequences set forth in the section of the Prospectus entitled "RISK FACTORS" under the subheading "Tax Risks" and in the sections entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS" addresses fully and fairly all material federal income tax consequences of an investment in the Units, is an accurate statement in all material respects of the matters discussed therein and accurately reflects our opinion as to those matters therein as to which an opinion is specifically attributed to us.


     2. The Partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761 (a) of the Code and not as an association taxable as a corporation, and the Limited Partners will be subject to tax as partners pursuant to Subchapter K of the Code.

     3. The Partnership will not constitute a publicly traded partnership for purposes of Sections 7704 and 469(k) of the Code.


SCOPE OF OPINION


     It is not feasible to present in this opinion (and in the section of the Prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES") a detailed explanation of the effect of the tax treatment of partnerships originating, investing in, holding, selling and disposing of loans, or the tax treatment of investments in such partnerships. The current state of the law with respect to many issues which might be raised in connection with the activities described herein is unsettled. Several of the relevant statutory provisions discussed above have been enacted only recently; few Regulations have been proposed or promulgated under these provisions, and there is little or no judicial interpretation of these provisions. Therefore, the tax consequences to the Partnership cannot be predicted with a high degree of assurance. Further, although the transactions contemplated by the Prospectus are prospective in nature, we are not assuming an obligation to revise or supplement this Opinion Letter should applicable law be changed by legislative, judicial or administrative action or otherwise. In this regard, we express no opinion as to the effects occurring, circumstances arising, or changes of law becoming effective occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

     There is no assurance that the Service will not raise issues that have not been discussed herein. The Service may disagree with our conclusions and may be upheld by a court. The Service has indicated that it will closely scrutinize activities such as those in which the Partnership will be engaged, and there is a very substantial possibility that the Service will examine the Partnership's activities and take positions adverse to the Partnership.

     No opinion is expressed with respect to Federal or state securities laws, state, local or foreign taxes, and Federal income tax issues other than those discussed herein, or any other Federal or state laws not explicitly referred to or discussed herein.

     The opinions expressed in this letter are based solely upon the information and representations set forth above and we have not attempted, nor deemed it necessary, to verify independently the relevant or pertinent facts or representations. In addition, any changes in the facts as they have been represented to or assumed by us, could affect our analysis and conclusions. We assume no obligation to update our opinions to address other facts.

     This opinion is furnished solely to advise the Partnership, the Limited Partners, and you concerning the federal income tax issues discussed herein

     We hereby consent to the inclusion of this opinion in the Registration Statement as an Exhibit thereto and to the references to our firm under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and "EXPERTS" in the Prospectus.




                                Sincerely yours,
                                COX CASTLE & NICHOLSON LLP




                                By: /s/ Stephen C. Ryan
                                    -------------------------------
                                    A Member of the Firm

                                  Exhibit 10.2
                            LOAN SERVICING AGREEMENT
                          AND AUTHORIZATION TO COLLECT

     This Agreement is entered into as of the date set forth below by and between Redwood Mortgage Corp., a California corporation (BROKER) and BENEFICIARY for the purpose of establishing the terms, conditions and authority for the servicing of a loan evidenced by a promissory note (the Note) and deed of trust (the Deed of Trust), described as follows:

Borrower:  ____________________________________________________________________

Loan Amount:  $ __________ Term: ____________         Interest Rate: _________%

Late Charge:  $ ___________         Prepayment Bonus:  Yes _____       No _____

Deed of Trust Recorded:  Instrument No. __________   County _______________, CA

Beneficiary's Investment:  $ ________    Percentage of Ownership:  ___________%

     It is understood that the BENEFICIARY'S interest in said Note may be a partial ownership, and that other lenders (partial beneficiaries) also may own fractional undivided interests in said Note. BENEFICIARY and the other partial beneficiaries (collectively Beneficiaries) are not engaged in a partnership or joint venture, but their relationship is specifically agreed to be that of tenants in common. This Agreement shall be executed in counterpart by all Beneficiaries, each of which shall be deemed an original and all of which together shall constitute one agreement, and the terms hereof shall be uniformly binding upon and enforceable by BENEFICIARY and all other partial beneficiaries, against BROKER and as between themselves.

     BENEFICIARY hereby appoints BROKER to service the Note on his behalf from and after the close of escrow, to hold the original Note and the original Deed of Trust as BENEFICIARY'S agent, and to deliver copies of all other documents as provided in BENEFICIARY'S escrow instructions executed in connection with this loan transaction to BENEFICIARY at the address indicated below. Such servicing activities shall include all activities reasonably and customarily required to collect, disburse and account for payment of principal, interest, late charges and prepayment bonuses under the Note and to enforce all the terms and provisions of the Note and Deed of Trust. BROKER accepts such appointment and agrees to use diligence in the performance of its duties hereunder.

     BROKER further agrees as follows: (1) All loan payments received by BROKER hereunder shall be deposited immediately into BROKERS trust account, which trust account shall be maintained in accordance with the provisions of law and rule for trust accounts of licensed real estate brokers and in accordance with the provisions of Rule 260.105.30 of Title 10 of the California Administrative Code;
(2) Such loan payments shall not be commingled with the other assets of BROKER or any affiliate, or used for any transaction other than the transaction for which such funds are received by BROKER; (3) All loan payments received on the Note (less service fees as described below and other costs, charges, and anticipated foreclosure expenses) shall be transmitted to BENEFICIARY and the other partial beneficiaries pro rata according to their respective percentage ownership interests in the Note within 25 days after receipt thereof by BROKER;
(4) BROKER shall provide BENEFICIARY with a monthly and annual accounting of BENEFICIARY'S interest in the Note; (5) BROKER shall use diligence and care to assure that proper casualty insurance is maintained on the real property covered by the Deed of Trust or Deeds of Trust securing the Note; (6) BROKER shall issue demands for payment and otherwise enforce the terms of the note in accordance with its established policies; (7) BROKER shall request Notices of Default on prior encumbrances pursuant to California Civil Code Section 2924(b) and will promptly notify BENEFICIARY of any such defaults, and (8) To the extent required by 10 Cal.Adm.C. Rule 260.105.30(j)(3), BROKER will arrange for the inspection of BROKER'S trust account by an independent certified public accountant and forward the report of such accountant to the California Commissioner of Corporations in the manner required by law.

     In the event of any default by the obligor or obligors under the Note, Broker shall perform all acts and execute all documents necessary to exercise the power of sale contained in the Deed of Trust or Deeds of Trust securing same, including without limitation the following: Substitute trustees, select a foreclosure agent, give demands, accept reinstatements, commence litigation to enforce the collection of the note, obtain relief from any court-ordered stay of foreclosure proceedings, defend any litigation which may seek to restrain said foreclosure, receive a trustees deed for the benefit of BENEFICIARIES, as tenants-in-common, and otherwise to do all things reasonably necessary or appropriate to enforce BENEFICIARY'S rights under the Note and Deed of Trust or Deeds of Trust. BENEFICIARY hereby authorizes BROKER to initiate, maintain and/or defend any such legal actions or proceedings in the name of BENEFICIARY, and to employ attorneys therefor at BENEFICIARY'S expense.

     BENEFICIARY agrees that BROKER shall not be liable for any costs, expenses or damages that may arise from or in connection with any acts or omissions of BROKER or its agents or employees hereunder, so long as any such act or omission shall have been undertaken in good faith, notwithstanding any active or passive negligence (whether sole or contributory) of BROKER or its agents or employees, and BENEFICIARY shall hold BROKER harmless therefrom.

     In consideration for the services to be rendered hereunder, BROKER shall be entitled to receive an annual service fee equal to one and one half percent (1.5%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of the outstanding principal balance of the Note, payable in equal monthly installments, or in other periodic payments if payments by obligor are made other than monthly. BROKER is hereby authorized to deduct and retain all such service fees from the collected monthly loan payments. In addition, BENEFICIARY hereby assigns to BROKER fifty percent (50%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of all collected late charges that become due and owing under the Note, and, further, in the event BROKER has advanced its own sums to BENEFICIARY shall be deemed to have assigned to BROKER one hundred percent (100%) of all such late charges accruing and paid with respect to such payments. In addition, BENEFICIARY hereby assigns to BROKER twenty percent (20%), or such lesser amount as may be agreed to by BROKER and BENEFICIARY from time to time, of all collected prepayment penalties that become due and owing under the Note.

     In the event of default in payment of any sum due under the Note, BROKER shall be authorized to advance such payments to BENEFICIARY, but shall have no obligation whatsoever to do so. In the event the source for any payment to BENEFICIARY is not the obligor under the Note, then BROKER shall inform
BENEFICIARY of the actual source of such payment. BROKER shall also be authorized to advance monthly payments or other sums to any senior lien holder, to pay insurance and taxes and to pay any other expenses reasonably incurred in connection with the enforcement of the Note and the protection of the security of the Deed of Trust securing same, but shall have no obligation whatsoever to do so.

     In the event of a default under the Note or Deed of Trust, or any foreclosure action, legal action, sale or any other event in which payments are advanced to BENEFICIARY or any other person or expenses are incurred to protect the rights of BENEFICIARY under the Note and Deed of Trust, then BENEFICIARY agrees to pay (or reimburse BROKER for) his pro rata share of such advances and expenses upon demand therefor by BROKER, according to his respective ownership interest in the Note. In the event BENEFICIARY fails to pay such sums upon demand, then the following provisions shall apply: (1) interest shall accrue on such sums at the same rate as is provided in the Note, and (2) BROKER and the other partial beneficiaries shall have the option, but not the obligation, to advance such sums for the benefit of BENEFICIARY, and in such event the defaulting BENEFICIARY shall and hereby agrees to forfeit, in favor of the other partial Beneficiaries who advance defaulting BENEFICIARY'S share of such sums, twenty-five percent (25%) of defaulting BENEFICIARY'S ownership interest in the Note and Deed of Trust. It is further agreed that said defaulting BENEFICIARY shall forfeit, in favor of the other partial Beneficiaries, all interest in any profits or excess funds that said defaulting BENEFICIARY may otherwise be entitled to. All sums thereafter collected by BROKER hereunder shall be applied in the following priority; (1) first, to the reinstatement of any senior liens or encumbrances; (2) Second, to reimburse BROKER for any advances made by BROKER hereunder; (3) Third, to reimburse all Beneficiaries for any advances made to enforce the Note or protect the security of the Deed of Trust or Deeds of Trust securing same, in the same order as such advances were make; (4) Fourth, to the payment of principal under the Note; (5) Fifth, to the payment of accrued but unpaid interest under the Note (such principal and interest to be allocated among all BENEFICIARIES after providing for any defaulting BENEFICIARY'S partial forfeiture as described above); and (6) Thereafter, any remaining sums shall be allocated only among those BENEFICIARIES who did not default in the advancement of sums upon demand therefor by BROKER.

     In the event BENEFICIARY assigns his interest in the Note to any person, such assignment shall be evidenced by execution and delivery to BROKER of an Assignment of Note and Deed of Trust in recordable form, and the assignee shall be required to execute a counterpart of this Agreement.

     BENEFICIARIES holding 50% or more of the unpaid dollar amount of the Note may determine and direct the actions by BROKER on behalf of all BENEFICIARIES in the event of default or with respect to other matters requiring the direction or approval of the BENEFICIARIES.

     Upon any default under the Note or Deed of Trust BENEFICIARY shall have the right to (1) direct the Trustee under the Deed of Trust to exercise the power of sale contained therein, or (2) to bring an action of judicial foreclosure, in which event all other partial BENEFICIARIES shall be joined therein. BENEFICIARY understands and acknowledges that, if the power of sale under the Deed of Trust securing the Note is exercised, all BENEFICIARIES may acquire fee title to the security property as tenants-in-common. In such event, reasonable cooperation between all BENEFICIARIES will be essential for the protection of this investment, and BENEFICIARY therefore agrees to execute in favor of BROKER a special power of attorney authorizing BROKER on behalf of BENEFICIARY to sell such property on such terms and conditions as BROKER may deem proper and reasonable.

     BENEFICIARY hereby authorizes BROKER, as BENEFICIARY'S agent, to receive and act upon any Notice of Rescission delivered by any borrower under the Truth in Lending Simplification and Reform Act (the Act) with respect to the Note or any refinancing thereof. In the event that BENEFICIARY is a creditor as defined in the Act, BENEFICIARY hereby agrees that BROKER shall comply with all requirements of the Act and regulations issued thereunder, and to give all written disclosures required thereby.

     In the event at the time of maturity of this Note, the borrower is in the process of refinancing the loan with the assistance of BROKER, the BENEFICIARY agrees to extend the term of this loan for an additional period not to exceed
(90) days or such other period of time to which the BROKER AND BENEFICIARY agree. All other terms and conditions of the original Promissory Note shall continue in full force and effect during said extension period.

     This Agreement may be terminated by the parties as follows: (1) by BROKER, at any time, upon 30 days written notice to BENEFICIARY, (2) by BENEFICIARY and/or other partial BENEFICIARIES holding 50% of the outstanding ownership interests in the Note, upon 30 days written notice to BROKER. BENEFICIARY understands that this Agreement may not be terminated by BENEFICIARY alone without the written consent of such 50% interest of all owners of the Note, and further that other partial Beneficiaries have the right to terminate this Agreement as to all Beneficiaries including the undersigned BENEFICIARY, without BENEFICIARY'S consent, if such other partial BENEFICIARIES constitute such 50% interest of all owners of the Note. In such event, BENEFICIARY agrees to accept the substitution of any servicing agent chosen by such 50% interest so long as the compensation to be paid shall not exceed the amounts set forth herein.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set forth below.


         BROKER:   REDWOOD MORTGAGE CORP, a California corporation

                   By:
                       ----------------------------------
                       Michael Burwell, President

                   Date:
                        ---------------------------------


                   BENEFICIARY:
                               -------------------------------------

                               -------------------------------------

                           By:
                               ------------------------------------
                               Michael Burwell, President

                                EXHIBIT 10.3 (a)
                                 PROMISSORY NOTE


Loan No.: ________________                         ________________, 2000
                                                   Redwood City, California


     FOR  VALUABLE   CONSIDERATION,   ________________________________   (herein
"Maker"), hereby promises to pay to _________________________, or order (herein "Payee"), at the address set forth below, or at such other address as the holder hereof may, from time to time designate, the sum of ____________________ ($__________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

     1. Interest and Payments.

     (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ____________ percent (____%) per year of the outstanding principal amount disbursed beginning on the date of disbursement of funds by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

     (b) Payments. Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________ due and payable upon execution and delivery of this Note. Beginning on
______________, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The  outstanding  principal  balance of this Note and all
accrued   but   unpaid   Interest   shall  be  due  and   payable   in  full  on
_________________ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

     4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that, if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

     5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust"), or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

     An Event of Default shall be either (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

     If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

     Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

     6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

     7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, or disputes regarding the proper disbursement of construction loan funds, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

     8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date, or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse, Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued interest shall bear interest from the Maturity Date or the date of acceleration until paid in full a the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate established by the Federal Reserve Bank of San Francisco ("Discount Rate") plus ____________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

     9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust dated on or about the date of this Note executed by Maker to PLM LENDER SERVICES, INC., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property"). The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

     10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned;
(4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a partnership, limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

     11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

     12. Time of Essence. Time is of the essence of this Note.

     13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

     14. Notices. All notices under this Note shall be in writing and shall be served in person or by first class or certified mail addressed to the following respective parties as follows:

         MAKER:
                ------------------------------------
                ------------------------------------
                ------------------------------------
                Attn:
                     -------------------------------

         PAYEE:
                ----------------------------------
                900 Veterans Blvd., Suite 500
                Redwood City, California 94063-1394
                Attn:  Michael Burwell

     Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery or the expiration of three business days after the date of mailing, whichever is the earlier in time.

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

     17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

     18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     20. Jury Trial Waiver.

     MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR

HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

                  Maker:                  Payee:
                        -----------------       --------------------


                  Maker:
                        --------------------------------------------

                        --------------------------------------------

                                EXHIBIT 10.3 (b)
                                 PROMISSORY NOTE



Loan No.: _______________________                __________________, 20________
                                                 __________________, California


     FOR  VALUABLE  CONSIDERATION,   __________________________________  (herein
"Maker"), hereby promises to pay to _________________________________,  or order
(herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

     1. Interest and Payments

     (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

     (b) Payments. Interest only shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 20___ due and payable upon execution and delivery of this Note. Beginning on _______, 20___, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of Interest only. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 20___ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

     4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

     5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property") or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this
Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

     An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

     If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

     Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

     6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

     7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

     8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco ("Discount Rate") plus ______________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

     9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust. The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

     10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

     11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

     12. Time of Essence. Time is of the essence of this Note.

     13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

     14. Notices. All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

                  MAKER:
                         ------------------------------------
                         ------------------------------------
                         ------------------------------------
                         Attn:-------------------------------


                  PAYEE:
                         ------------------------------------
                         900 Veterans Blvd., Suite 500
                         Redwood City, California 94063-1394
                         Attn:  Michael Burwell

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

     17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

     18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Joint and Several Liability. If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

     20. Jury Trial Waiver. MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker:                                 Payee:
      -------                                ----------

     21. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.


         Maker:
               ---------------------------------

               ---------------------------------

                                EXHIBIT 10.3 (c)
                                 PROMISSORY NOTE



Loan No.:  _______________________                ________________, 20________
                                                  ________________, California


     FOR  VALUABLE  CONSIDERATION,   __________________________________  (herein
"Maker"), hereby promises to pay to _________________________________,  or order
(herein "Payee"), at the address set forth below, or at such other address as the holder hereof may from time to time designate, the sum of ___________________________ ($_______________) with interest on the unpaid balance of the principal sum disbursed by Payee to or for the account of Maker at the interest rate specified below.

     1. Interest and Payments

     (a) Fixed Rate Interest. Maker agrees that fixed interest earned by and payable to Payee hereunder ("Interest") shall be equal to ______________ percent (___%) per year of the principal sum disbursed by Payee. Interest shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day were used.

     (b) Payments. Interest shall be payable by Maker from the date of disbursement of funds by Payee, with the Interest for the period through ________, 2000 due and payable upon execution and delivery of this Note.
Beginning on _______, 2000, and on the first day of each consecutive month thereafter until the Maturity Date (as defined below), Maker shall make monthly payments of $_________ consisting of principal and Interest. All payments received shall be credited first to costs, then to Interest, and last to principal due hereunder.

     2. Maturity Date. The outstanding principal balance of this Note and all accrued but unpaid Interest shall be due and payable in full on ________, 19___ ("Maturity Date").

     3. Prepayment. The right is reserved by Maker to prepay the outstanding principal amount in whole or in part together with accrued Interest thereon. All prepayments shall be applied to the most remote principal installments then unpaid under this Note.

     4. Late Charge. If Payee fails to receive any payments of Interest or principal within ten (10) days after the date the same is due and payable, a late charge to compensate Payee for damages Payee will suffer as a result shall be immediately due and payable. Maker recognizes that a default by Maker in making the payments agreed to be paid when due will result in Payee's incurring additional expenses in servicing the loan, including, but not limited to, sending out notices of delinquency, computing interest, and segregating the delinquent sums from not delinquent sums on all accounting, loan and data processing records, in loss to Payee of the use of the money due, and in frustration to Payee in meeting its other financial commitments. Maker agrees that if for any reason Maker fails to pay any amounts due under this Note so that Payee fails to receive such payments within ten (10) days after the same are due and payable, Payee shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to $.06 for each $1.00 of each payment that becomes delinquent ten (10) days after its due date, is a reasonable estimate of the fair average compensation for the loss and damages Payee will suffer, that such amount shall be presumed to be the amount of damages sustained by Payee in such case, and that Maker agrees to pay Payee this sum on demand.

     5. Default. If there exists any Event of Default, as defined below, under the terms of this Note or under the terms of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Deed of Trust") dated on or about the date of this Note executed by Maker to PLM Lender Services, Inc., a California corporation, as Trustee, for the use and benefit of Payee covering and relating to the interest of Maker in the property particularly described in Exhibit A to the Deed of Trust ("Property") or any other document executed in connection with this Note (herein called "Loan Documents"), Payee or the holder hereof is expressly authorized without notice or demand of any kind to make all sums of Interest and principal and any other sums owing under this
Note immediately due and payable and to apply all payments made on this Note or any of the Loan Documents to the payment of any such part of any Event of Default as it may elect.

     An Event of Default shall be either: (1) a default in the payment of the whole or in any part of the several installments of this Note when due, or (2) any of the Events of Default contained in any of the Loan Documents. At any time after an Event of Default the entire unpaid balance of principal, together with Interest accrued thereon, shall, at the option of the legal holder hereof and without notice (except as specified in any Loan Documents) and without demand or presentment, become due and payable at the place of payment. Anything contained herein or in any of the Loan Documents to the contrary notwithstanding, the principal balance together with accrued Interest thereon so accelerated and declared due as aforesaid shall continue to bear Interest and shall include compensation for late payments on any and all overdue installments as described above.

     If an Event of Default has occurred, the failure of Payee or the holder hereof to promptly exercise its rights to declare the indebtedness remaining unpaid hereunder to be immediately due and payable shall not constitute a waiver of such rights while such Event of Default continues nor a waiver of such right in connection with any future Event of Default.

     Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand, dishonor, nonpayment and nonperformance including notice of dishonor with respect to any check or draft used in payment of any sum due hereunder.

     6. Legal Limits. All agreements between Maker and Payee are hereby expressly limited so that in no event whatsoever, whether by reason of deferment in accordance with this Note or under any agreement or by virtue of the advancement of the loan proceeds, acceleration or maturity of the loan, or otherwise, shall the amount paid or agreed to be paid to the Payee for the loan, use, forbearance or detention of the money to be loaned hereunder or to compensate Payee for damages to be suffered by reason of a late payment hereof, exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof, or of any provision in any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity. This provision shall never be superseded or waived and shall control every other provision of all agreements between Maker and Payee.

     7. Attorneys' Fees. If an action is instituted on this Note, or if any other judicial or non-judicial action is instituted by the holder hereof or by any other person, and an attorney is employed by the holder hereof to appear in any such action or proceeding or to reclaim, sequester, protect, preserve or enforce the holder's interest in the real property security or any other security for this Note, including, but not limited to, proceedings to foreclose the loan evidenced hereby, proceedings under the United States Bankruptcy Code, or in eminent domain, or under the probate code, or in connection with any state or federal tax lien, or to enforce an assignment of rents, or for the appointment of a receiver, the Maker and every endorser and guarantor hereof and every person who assumes the obligations evidenced by this Note and the Loan Documents, jointly and severally promise to pay reasonable attorney's fees for services performed by the holder's attorneys, and all costs and expenses incurred incident to such employment. If Maker is the prevailing party in any action by Maker pursuant to this Note, Payee shall pay such attorneys fees as the court may direct.

     8. Interest After Expiration or Acceleration. If the entire balance of principal and accrued Interest is not paid in full on the Maturity Date or upon acceleration of this Note as provided in paragraphs 5 above or 10 below, without waiving or modifying in any way any of the rights, remedies or recourse Payee may have under this Note or under any of the Loan Documents by virtue of this default, the entire unpaid balance of principal and accrued Interest shall bear interest from the Maturity Date or the date of acceleration until paid in full at the higher of: (a) eighteen percent (18%) per annum; or (b) a fluctuating rate per annum at all times equal to the Discount Rate of the Federal Reserve Bank of San Francisco ("Discount Rate") plus ______________ percent (___%) ("Maturity Interest Rate"). If at any time the Discount Rate (or any previously substituted alternative index) is no longer available, is unverifiable, or is no longer calculated in substantially the same manner as before, then Payee may, in its sole and absolute discretion, select and substitute an alternative index over which Payee has no control. In addition, the holder hereof shall have any and all other rights and remedies available at law or in equity or under the Deed of Trust.

     9. Security. This Note is secured by and is entitled to the benefits of the Deed of Trust. The provisions of the Deed of Trust are incorporated herein by reference as if set forth in full, and this Note is subject to all of the covenants and conditions therein contained.

     10. Acceleration. Without limiting the obligations of Maker or the rights and remedies of Payee or the holder hereof under the terms and covenants of this Note and the Deed of Trust, Maker agrees that Payee shall have the right, at its sole option, to declare any indebtedness and obligations hereunder or under the Deed of Trust, irrespective of the Maturity Date specified herein, due and payable in full if: (1) Maker or any one or more of the tenants-in-common, joint tenants, or other persons comprising Maker sells, enters into a contract of sale, conveys, alienates or encumbers the Property or any portion thereof or any fractional undivided interest therein, or suffers Maker's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Property; (2) The interest of any general partner of Maker (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Maker is a corporation or partnership, more than twenty-five percent (25%) of the corporate stock of Maker (or of any corporate partner or other corporation comprising Maker) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Maker (if Maker is a limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Maker which is a limited liability company, trust or other legal entity; or (5) a default has occurred hereunder or under any Loan Document and is continuing. In such case, Payee or other holder of this Note may exercise any and all of the rights and remedies and recourses set forth in the Deed of Trust and as granted by law. Maker and any successor who acquires any record interest in the Property agrees to notify Payee promptly in writing of any transaction or event described in this section.

     11. Governing Law and Severability. This Note is made pursuant to, and shall be construed and governed by, the laws of the State of California. If any paragraph, clause or provision of this Note or any of the Loan Documents is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Note or the other Loan Documents.

     12. Time of Essence. Time is of the essence of this Note.

     13. Payment Without Offset. Principal and Interest shall be paid without deduction or offset in immediately available funds in lawful money of the United States of America. Payments shall be deemed received only upon actual receipt by Payee and upon Payee's application of such payments as provided herein.

     14. Notices. All notices under this Note shall be in writing and shall be effective upon personal delivery to the authorized representatives of either party or upon being sent by certified or first class mail, postage prepaid, addressed to the following respective parties as follows:

                  MAKER:
                        -----------------------------------
                        -----------------------------------
                        -----------------------------------
                        Attn:
                             ------------------------------

                  PAYEE:
                        -----------------------------------
                        900 Veterans Blvd., Suite 500
                        Redwood City, California 94063-1394
                        Attn:  Michael Burwell

     15. Collection. Any remittances by check or draft may be handled for collection in accordance with the practices of the collecting party and any receipt issued therefor shall be void unless the amount due is actually received by Payee.

     16. Assignment. Payee or other holder of this Note may assign all of its rights, title and interest in this Note to any person, firm, corporation or other entity without the consent of Maker.

     17. Relationship. The relationship of the parties hereto is that of borrower and lender and it is expressly understood and agreed that nothing contained herein or in any of the Loan Documents shall be interpreted or construed to make the parties partners, joint venturers or participants in any other legal relationship except for borrower and lender.

     18. Remedies. No right, power or remedy given Payee by the terms of this Note, or in the Loan Documents is intended to be exclusive of any right, power or remedy, and each and every such right, power or remedy shall be cumulative and in addition to every other right, power or remedy given to Payee by the terms of any of the Loan Documents or by any statute against Maker or any other person. Every right, power and remedy of Payee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing, executed by Payee.

     19. Joint and Several Liability. If Maker is composed of more than one person, then each person comprising Maker shall be jointly and severally liable for the obligations, covenants and agreements created by or arising out of this Note.

     20. Jury Trial Waiver. MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRAIL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker:                             Payee:
      ------                             ------

     21. Headings. The subject headings of the paragraphs of this Note are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.


         Maker:
               ---------------------------------

               ---------------------------------

                                EXHIBIT 10.3 (d)
                          NOTE SECURED BY DEED OF TRUST


Loan No.:

                           2000                        Redwood City, California
--------------------------------


                               (PROPERTY ADDRESS)

     1. BORROWER'S PROMISE TO PAY LOAN AND INTEREST

     In return for a loan I promise to pay $_________ (this amount will be called "Principal"), plus interest at a yearly rate of _________ percent (__%) to the order__________________________________________________________ (who will be called "Lender").

     I understand that the Lender may transfer this Note. The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)".

     All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

     Interest will be charged on that part of Principal, which has not been paid. Interest will be charged beginning on ____________, 20__ and continuing until the full amount of Principal and interest has been paid. I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

     2. PAYMENTS

     I will pay interest only by making payments each month of $_______. I will make my payments on the ___ day of each month beginning on _________, 20__. I will make these payments every month until _________, 20___ (the "Due Date"). On the Due Date I will still owe the Principal; on the Due Date I will pay all amounts I owe under this Note, in full, on that date.

     I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

     3. BORROWER'S FAILURE TO PAY AS REQUIRED

     (A) LATE CHARGE FOR OVERDUE PAYMENTS

     If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s). The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more. I will pay this late charge only once on any late payment.

     (B) NONPAYMENT - DEFAULT

     If I do not pay any payment of  Principal or interest by the date stated in
Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

     Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time. If there is more than one Note Holder, any one Note Holder may exercise any right under this Note in the event of a default. A default upon any interest of any Note Holder shall be a default upon all interests.

     (C) ADVANCES

     All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

     (D) PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

     If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

     (E) INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

     If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at _______ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

     4. THIS NOTE IS SECURED BY A DEED OF TRUST

     This  Note  is  secured  by  a  Deed  of  Trust  upon  real   property   in
_______________________ County, California.

     5. BORROWER'S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

     In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

     6. BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

     I have the right to make payments of principal at any time before they are due. There shall be no prepayment penalty.

     7. INTENT TO COMPLY WITH LAW

     It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

     8. Jury Trial Waiver.

     MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker:                          Payee:
      ------                          ------


-----------------------------------                       ---------------------
(Borrower)                                                    (Date)


-----------------------------------                       ---------------------
(Borrower)                                                     (Date)

                                EXHIBIT 10.3 (e)
                          NOTE SECURED BY DEED OF TRUST


Loan No.:


                           2000                        Redwood City, California
--------------------------------


                               (PROPERTY ADDRESS)

     1. BORROWER'S PROMISE TO PAY LOAN AND INTEREST

     In return for a loan I promise to pay $________________ (this amount will be called "Principal"), plus interest at a yearly rate of __________ percent (___%) to the order of ______________________________________________________
(who will be called "Lender").

     I understand that the Lender may transfer this Note. The Lender or anyone who takes an interest in this Note by transfer and who is entitled to receive payments under this Note will be called the "Note Holder(s)".

     All payments received on this Note shall be applied pro rata in proportion to the interest held by each of the Note Holder(s).

     Interest will be charged on that part of Principal which has not been paid. Interest will be charged beginning on _____________, 20__ and continuing until the full amount of Principal and interest has been paid. I also agree to pay interest at the above rate on the prepaid finance charges, which are a part of the Principal.

     2. PAYMENTS

     I will pay Principal and interest by making payments of each month of $___________. I will make my payments on the ___ day of each month beginning on ________, 20 ____. I will make these payments every month until _________, 20___ (the "Due Date"). On the Due Date I will pay remaining Principal plus accrued interest that I owe under this Note, in full, on that date.

     I will make my monthly payments at P.O. Box 5096, Redwood City, CA 94063-0096 or at a different place if I am notified by the Note Holder(s).

     3. BORROWER'S FAILURE TO PAY AS REQUIRED

     (A) LATE CHARGE FOR OVERDUE PAYMENTS

     If the Note Holder(s) has not received the full amount of any of my monthly payments by the end of 10th calendar days after the date it is due, I will pay a late charge to the Note Holder(s). The amount of the charge will be 6% of the amount overdue or $5.00, whichever is more. I will pay this late charge only once on any late payment.

     (B) NONPAYMENT - DEFAULT

     If I do not pay any payment of  Principal or interest by the date stated in
Section 2 above, I will be in default, and the Lender and the Note Holder may demand that I pay immediately all amounts that I owe under this Note.

     Even if, at a time which I am in default, the Note Holder does not demand that I pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time. If there is more than one Note Holder, any one Note Holder may exercise any right under this Note in the event of a default. A default upon any interest of any Note Holder shall be a default upon all interests.

     (C) ADVANCES

     All advances made pursuant to the terms of the Deed of Trust securing this Note shall bear interest from the date of advance at the rate of interest in this Note.

     (D) PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES

     If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back for all of its costs and expenses to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorney's fees.

     (E) INTEREST INCREASE IF NOTE NOT PAID ON DUE DATE

     If the Note Holder has not received all amounts owed under this Note on the Due Date, I will pay interest on the full amount of unpaid Principal at ________ percent (__%) per annum plus the loan or forbearance rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 and 13a of the Federal Reserve Act, on the Due Date, or the rate of interest called for in this Note, whichever is greater.

     4. THIS NOTE IS SECURED BY A DEED OF TRUST

     This  Note  is  secured  by  a  Deed  of  Trust  upon  real   property   in
_______________________ County, California.

     5. BORROWER'S REQUIRED REPAYMENT IN FULL BEFORE THE SCHEDULED DATE

     In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder(s) may demand payment in full of all amounts that I owe under this Note, as allowed by law.

     6. BORROWER'S PAYMENTS BEFORE THEY ARE DUE - PREPAYMENT PENALTY.

     I have the right to make payments of principal at any time before they are due. There shall be no prepayment penalty.

     7. INTENT TO COMPLY WITH LAW

     It is the intent of all of the parties to this Note to abide by all of the provisions of the California Business and Professions Code governing Real Property Loans and any terms of this Note inconsistent with that law are hereby waived by the Lender and Note Holder(s).

     8. Jury Trial Waiver.

     MAKER AND PAYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY MAKER AND PAYEE AND MAKER ACKNOWLEDGES THAT NEITHER THE PAYEE NOR ANY PERSON ACTING ON BEHALF OF THE PAYEE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKER AND PAYEE ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKER AND PAYEE HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER AND PAYEE FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

Maker:                                 Payee:
      ------                                 ------


-----------------------------------                        --------------------
(Borrower)                                                    (Date)


-----------------------------------                        --------------------
(Borrower)                                                    (Date)

                                EXHIBIT 10.4 (a)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1394
Attn:  Michael Burwell

----------------------------------------------------------------
LOAN NO.:


                     CONSTRUCTION DEED OF TRUST, ASSIGNMENT
                          OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING


     THIS CONSTRUCTION DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 20___, by ________________________________________, whose address is _____________________________________________, (herein "Trustor"), to
PLM LENDER SERVICES, INC., a California corporation, whose address is 577 Salmar Avenue, Suite #100, Campbell, California 95008, (herein "Trustee"), in favor of ------------------------------------------, whose address is 900 Veterans Blvd.,
Suite 500, Redwood City, California 94063-1394 (herein "Beneficiary").

     Trustor, in consideration of the loan described below, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's estate, right, title and interest in and to that certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land"),

     TOGETHER WITH THE FOLLOWING:

     (a) Improvements. All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the "Improvements");

     (b) Fixtures. All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

     (c) Intellectual Property Rights, Other Personal Property. All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

     (d) Contracts, Permits, Plans, Easements. All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Property (the "Plans and Specifications"); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land and Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described real property;

     (e) Interest in Leases. All existing and future Leases relating to the Land and Improvements or any interest in them;

     (f) Proceeds. All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

     (g) Funds. Any of Trustor's funds held by or on behalf of Beneficiary, including pursuant to the Holdback Agreement, as defined below;

     (h) Additional Proceeds. All Trustor's other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property (as defined below) including, without limitation, (1) all damages or awards made to Trustor related to the Land or Improvements, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Land and Improvements, and (2) all proceeds of any insurance covering the Land and Improvements. Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

     All of the foregoing property referred to in this section, together with the Land, are herein referred to as the "Mortgaged Property".


     FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

     (a) The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of ____________________________________________________
($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

     (b) The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

     (c) The performance of each and every of the covenants and agreements of Trustor contained (1) herein, in the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, (3) in the Holdback Agreement by and between Beneficiary and Trustor executed contemporaneously herewith (the "Holdback"), and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in these Clauses (2) and (3), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

     (d) The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

                                    ARTICLE I
                              COVENANTS OF TRUSTOR

     To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

     1.01 Performance of Obligations Secured.

     Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future
Advance or in any of the Related Agreements. All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

     1.02 Insurance.

     Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage. All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof. Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary. Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder. All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary. All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder. All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

     1.03 Condemnation and Insurance Proceeds.

     (a) The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security, and the proceeds thereof shall be paid to Beneficiary. Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing. Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

     (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

     (1) Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event): (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined);
(c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve (12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property;
(g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

     (2) If less than all of conditions (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property. In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

     (c) If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

     (d) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

     (e) Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

     (f) If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

     1.04 Taxes, Liens and Other Items.

     Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof. Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid. Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

     1.05 Funds for Taxes and Insurance.

     If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due. The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion. These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary. If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

     All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

     If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

     If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

     1.06 Assignment of Rents and Profits.

     (a) All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section

1950.5(d). Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon. Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

     (b) Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

     (c) Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property: (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance; (4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal. All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

     (d) Trustor shall at all times perform the obligations of lessor under all such Leases. Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law. Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above. Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

     (e) Without the prior written consent of Beneficiary, Trustor shall not (1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or
(6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

     (f) Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary. If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary. Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

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     (g)  Beneficiary  shall be  deemed  to be the  creditor  of each  lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein). Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

     1.07 Security Agreement.

     (a) This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and (c) all rights of Trustor in and to that certain account in the name of Trustor and maintained with Builders Control at PO Box 856, Oakland, California 94604-0856, created pursuant to the Holdback Agreement, and all funds held by Beneficiary on behalf of Trustor in the "Loan in Process Account" created by the Holdback, together with all interest and proceeds thereof; and Trustor hereby grants Beneficiary a security interest in said property, all of which is referred to herein as "Personal Property," and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times. Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and remedies available at law or in equity, and, at Beneficiary's option, Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

     1.08 Acceleration.

     (a) Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon: (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property. Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if: (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) More than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under the Note or any Related Agreements and is continuing. In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

     (b) In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above. In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law. Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

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

     (c) Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that: (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and
(3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

     1.09 Preservation and Maintenance of Mortgaged Property.

     Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the Mortgaged Property. Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property. Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

     If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

     Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

     Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

     1.10 Financial Statements; Offset Certificates.

     (a) Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty (30) days of filing. Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

     (b)  Trustor,  within  three (3) days upon request in person or within five
(5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

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     1.11 Trustee's Costs and Expenses; Governmental Charges.

     Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

     1.12 Protection of Security; Costs and Expenses.

     Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party's agreement with regard to the business terms agreed upon by the parties hereto. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

     1.13 Fixture Filing.

     This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

     1.14 Notify Lender of Default.

     Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

     1.15 Management of Mortgaged Property.

     Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

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     1.16 Miscellaneous.

     Trustor shall: (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

     2.01 Power and Authority.

     Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms. Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

     2.02 No Default or Violations.

     No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements. Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

     2.03 No Limitation or Governmental Controls.

     There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

     2.04 Liens.

     Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

     2.05 Financial and Operating Statements.

     All financial and operating statements submitted to Beneficiary in connection with this loan secured hereby are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon. No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

     2.06 Other Statements to Beneficiary.

     Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

     2.07 Third Party Agreements.

     Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied. Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

                                   ARTICLE III
                                EVENTS OF DEFAULT

     Each of the following shall constitute an event of default ("Event of Default") hereunder:

     3.01 Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

     3.02 The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

     3.03 Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

     3.04 A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

     3.05 Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

     3.06 The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

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

     3.07 Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

     3.08 The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

     3.09 Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

     3.10 Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

                                   ARTICLE IV
                                    REMEDIES

     Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

     4.01 Acceleration.

     Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

     4.02 Entry.

     Irrespective  of  whether  Beneficiary  exercises  the option  provided  in
Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale. Any of the actions referred to in this
Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

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

     4.03 Judicial Action.

     Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

     4.04 Power of Sale.

     Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code. Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code. Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Mortgaged Property not sold until all indebtedness secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

     4.05 Environmental Default and Remedies.

     In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure
Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

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

     4.06 Proceeds of Sale.

     The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

     FIRST: To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

     SECOND: To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

     THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

     FOURTH: To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

     FIFTH: The remainder, if any, to the person or persons legally entitled thereto.

     4.07 Waiver of Marshaling.

     Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

     4.08 Remedies Cumulative.

     No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.01 Severability.

     In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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

     5.02 Certain Charges.

     Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

     5.03 Notices.

     All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail. Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

     5.04 Trustor Not Released.

     Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:
Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

     5.05 Inspection.

     Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

     5.06 Reconveyance.

     Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto. Trustor shall pay all costs of recordation, if any. The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

     5.07 Statute of Limitations.

     The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

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

     5.08 Interpretation.

     Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely. In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

     5.09 Consent; Delegation to Sub-Agents.

     The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

     5.10 Successors and Assigns.

     All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

     5.11 Governing Law.

     The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

     5.12 Substitution of Trustee.

     Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

     5.13 No Waiver.

     No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary. No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

     5.14 Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

     The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person. Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust. Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

     5.15 Time of Essence.

     Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

     5.16 Entire Agreement.

     Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto. This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

     5.17 No Third Party Benefits.

     This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing. Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

     5.18 Junior Deed of Trust.

     (a) Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of _________________________________ dated ________________, 19___ and recorded on __________________, 19___ in the
Official Records of _______________________ County, California (the "Superior Deed of Trust"). It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior Financing Documents to go into default. Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing Documents. A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

     (b) Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

     (c) Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

                               REQUEST FOR NOTICES

     Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

         TRUSTOR:
                 ---------------------------------

                 ---------------------------------

                                    EXHIBIT A
                           DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

     On  __________________,  20___  before me,  ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ ______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                            -----------------------------------
                           (Signature)

                           (SEAL)


STATE OF CALIFORNIA

COUNTY OF ___________________________)

     On  __________________,  20___  before me,  ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                           -----------------------------------
                           (Signature)


                            (SEAL)

                                EXHIBIT 10.4 (b)

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

Redwood Mortgage Corp.
900 Veterans Blvd., Suite 500
Redwood City, California 94063-1394
Attn:  Michael Burwell

----------------------------------------------------------
LOAN NO.:


                            DEED OF TRUST, ASSIGNMENT
                          OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING


     THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Deed of Trust") is made as of ______________, 19___, by _______________________________, the owner(s) of the property described below, whose address is ____________________________________, (herein "Trustor"), to
PLM LENDER SERVICES, INC., a California corporation, whose address is 577 Salmar Avenue, Suite #100, Campbell, California 95008, (herein "Trustee"), in favor of _________________________________________________, whose address is 900 Veterans
Blvd., Suite 500, Redwood City, California 94063-1394 (herein "Beneficiary").

     Trustor, in consideration of the indebtedness described by this Deed of Trust, irrevocably grants, conveys, transfers and assigns to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor's present and future estate, right, title and interest in and to the following (which shall hereafter be referred to as the "Mortgaged Property"):

     (a) Land. That certain real property located in the City of ________________, County of _______________, State of California, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Land");

     (b) Improvements. All buildings and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below) (collectively, the "Improvements");

     (c) Fixtures. All fixtures (goods that are or become so related to the Land or Improvements that an interest in them arises under real estate law) now or hereafter located on, attached to, installed in or used in connection with the Land and Improvements;

     (d) Intellectual Property Rights, Other Personal Property. All intangible property and rights relating to the Land or the operation thereof, or used in connection therewith, including, without limitation, tradenames and trademarks; all machinery, equipment, building materials, appliances and goods of every nature whatsoever (herein collectively called "equipment" and other "personal property") now or hereafter located in, or on, attached or affixed to, or used or intended to be used in connection with, the Land and the Improvements, including, but without limitation, all heating, lighting, laundry, incinerating, gas, electric and power equipment, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, elevators and escalators and related machinery and equipment, pool and pool operation and maintenance equipment and apparatus, shades, awnings, blinds, curtains, drapes, attached floor coverings, including rugs and carpeting, television, radio and music cable antennae and systems, screens, storm doors and windows, stoves, refrigerators, dishwashers and other installed appliances, attached cabinets, partitions, ducts and compressors, furnishings and furniture, and trees, plants and other items of landscaping (except that the foregoing equipment and other personal property covered hereby shall not include machinery, apparatus, equipment, fittings and articles of personal property used in the business of Trustor (commonly referred to as "trade fixtures") whether the same are annexed to said real property or not, unless the same are also used in the operation of any building or other improvement located thereon or unless the same cannot be removed without materially damaging said real property or any such building or other improvement), all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Deed of Trust, be deemed to be part and parcel of, and appropriated to the use of, said real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property and conveyed by this Deed of Trust, and all proceeds and products of any and all thereof;

     (e) Contracts, Permits, Plans, Easements. All now or hereafter existing plans and specifications prepared for construction of Improvements on the Land and all studies, data and drawings related thereto, and also all contracts and agreements of Trustor relating to the plans and specifications or to the studies, data and drawings, or to the construction of Improvements on the Land (the "Plans and Specifications"); all contracts, permits, certificates, plans, studies, data, drawings, licenses, approvals, entitlements and authorizations, however, characterized, issued or in any way furnished for the acquisition, construction, operation and use of the Land or the Improvements, including building permits, environmental certificates, licenses, certificates of operation, warranties and guaranties; all easements, rights and appurtenances thereto or used in connection with the above-described Land or Improvements;

     (f) Interest in Leases. All existing and future Leases (as defined in Section 1.03 (b) (1) below) relating to the Land and Improvements or any interest in them;

     (g) Proceeds. All rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits arising or derived from the use or enjoyment of all or any portion of the Land or Improvements, or derived from any Lease, sublease, license, or agreement relating to the use or enjoyment of the Land or Improvements (subject to the rights given below to Trustor to collect and apply such rents, royalties, issues, profits, revenues, income, remittances, payments and other benefits);

     (h) Additional Proceeds. All Trustor's other existing or future estates, easements, licenses, interests, rights, titles, homestead or other claims or demands, both in law and in equity in the Mortgaged Property including, without limitation, (1) all damages or awards made to Trustor related to the Mortgaged Property, including without limitation, for the partial or complete taking by eminent domain, or by an proceeding or purchase in lieu of eminent domain, of the Mortgaged Property, and (2) all proceeds of any insurance covering the Mortgaged Property. Trustor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Beneficiary to confirm the lien of this Deed of Trust on any of the foregoing.

     FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect:

     (a) The repayment of the indebtedness evidenced by Trustor's promissory note of even date herewith payable to the order of Beneficiary in the original principal sum of _____________________________________________________
($_____________), with interest thereon, as provided therein, and all prepayment charges, late charges and loan fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof (herein "Note");

     (b) The payment of all other sums which may be advanced by or otherwise be due to Trustee or Beneficiary under any provision of this Deed of Trust or under any other instrument or document referred to in subsection (c) below, with interest thereon at the rate provided herein or therein;

     (c) The performance of each and every of the covenants and agreements of Trustor contained in (1) this Deed of Trust and the Note, and in any note evidencing a Future Advance (as hereinafter defined), (2) in the Environmental Agreement and Indemnity executed by Trustor concurrently herewith, and in any and all pledge agreements, supplemental agreements, assignments and all instruments of indebtedness or security now or hereafter executed by Trustor in connection with any indebtedness referred to in subsection (a) above or subsection (d) below or for the purpose of supplementing or amending this Deed of Trust or any instrument secured hereby (all of the foregoing in Clause (2), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements"); and

     (d) The repayment of any other loans or advances, with interest thereon, hereafter made to Trustor (or any successor in interest to Trustor as the owner of the Mortgaged Property or any part thereof) by Beneficiary when the promissory note evidencing the loan or advance specifically states that said note is secured by this Deed of Trust, together with all extensions, renewals, modifications, amendments and replacements thereof (herein "Future Advance").

                                    ARTICLE I
                              COVENANTS OF TRUSTOR

     To protect the security of this Deed of Trust, Trustor covenants and agrees as follows:

     1.01 Performance of Obligations Secured.

     Trustor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advances, and any prepayment, late charges and loan fees provided for in the Note or in any note evidencing a Future Advance or provided for herein, and shall further perform fully and in a timely manner all other obligations of Trustor contained herein or in the Note or in any note evidencing a Future
Advance or in any of the Related Agreements. All sums payable by Trustor hereunder shall be paid without demand, counterclaim, offset, deduction or defense and Trustor waives all rights now or hereinafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

     1.02 Insurance.

     Trustor shall keep the Mortgaged Property insured with an all-risk policy insuring against loss or damage by fire and earthquake with extended coverage and against any other risks or hazards which, in the opinion of Beneficiary, should be insured against, in an amount not less than 100% of the full insurable value thereof on a replacement cost basis, with an inflation guard endorsement, with a company or companies and in such form and with such endorsements as may be approved or required by Beneficiary, including, if applicable, boiler explosion coverage and sprinkler leakage coverage. All losses under said insurance, and any other insurance obtained by Trustor with respect to the Mortgaged Property whether or not required by Beneficiary, shall be payable to Beneficiary and shall be applied in the manner provided in Section 1.03 hereof. Trustor shall also carry comprehensive general public liability insurance and twelve (12) months' rent loss insurance in such form and amounts and with such companies as are satisfactory to Beneficiary. Trustor shall also carry insurance against flood if required by the Federal Flood Disaster Protection Act of 1973 and regulations issued thereunder. All hazard, flood and rent loss insurance policies shall be endorsed with a standard noncontributory mortgagee clause in favor of and in form acceptable to Beneficiary, and may be canceled or modified only upon not less than thirty (30) days' prior written notice to Beneficiary. All of the above-mentioned insurance policies or certificates of such insurance satisfactory to Beneficiary, together with receipts for the payment of premiums thereon, shall be delivered to and held by Beneficiary, which delivery shall constitute assignment to Beneficiary of all return premiums to be held as additional security hereunder. All renewal and replacement policies shall be delivered to Beneficiary at least thirty (30) days before the expiration of the expiring policies. Beneficiary shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Trustor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

     1.03 Condemnation and Insurance Proceeds.

     (a) The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Beneficiary. In addition, all causes of action, whether accrued before or after the date of this Deed of Trust, of all types for damages or injury to the Mortgaged Property or any part thereof, or in connection with any transaction financed by funds loaned to Trustor by Beneficiary and secured hereby, or in connection with or affecting the Mortgaged Property or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Beneficiary as additional security, and the proceeds thereof shall be paid to Beneficiary. Beneficiary may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Trustor, immediately upon obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $25,000.00 or knowledge of the institution of any proceedings relating to condemnation or other taking of or damage or injury to the Mortgaged Property or any portion thereof, will immediately notify Beneficiary in writing. Beneficiary, in its sole discretion, may participate in any such proceedings and may join Trustor in adjusting any loss covered by insurance.

     (b) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of any damage or injury to or a partial condemnation or other partial taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied, as follows:

     (1) Beneficiary shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged if and only if Trustor fulfills all of the following conditions (a breach of any one of which shall constitute an Event of Default under this Deed of Trust and shall entitle Beneficiary to exercise all rights and remedies Beneficiary may have in such event): (a) that no default or Event of Default is then outstanding under this Deed of Trust, the Note, or any Related Agreement; (b) that Trustor is not in default under any of the terms, covenants and conditions of any of the Leases (hereinafter defined);
(c) that the Leases shall continue in full force and effect; (d) that Trustor has in force rental continuation and business interruption insurance covering the Mortgaged Property for the longer of twelve (12) months or the time Beneficiary reasonably estimates will be necessary to complete such restoration and rebuilding; (e) Beneficiary is satisfied that during the period from the time of damage or taking until restoration and rebuilding of the Mortgaged Property is completed (the "Gap Period") Trustor's net income from (1) all leases, subleases, licenses and other occupancy agreements affecting the Mortgaged Property (the "Leases") which may continue without abatement of rent during such Gap Period, plus (2) all Leases in effect during the Gap Period without abatement of rent which Trustor may obtain in substitution for any of the same which did not continue during such Gap Period, plus (3) the proceeds of rental continuation and business interruption insurance, is sufficient to satisfy Trustor's obligations under this Deed of Trust as they come due; (f) Beneficiary is satisfied that the insurance or award proceeds shall be sufficient to fully restore and rebuild the Mortgaged Property free and clear of all liens except the lien of this Deed of Trust, or, in the event that such proceeds are in Beneficiary's sole judgment insufficient to restore and rebuild the Mortgaged Property, then Trustor shall deposit promptly with Beneficiary funds which, together with the insurance or award proceeds, shall be sufficient in Beneficiary's sole judgment to restore and rebuild the Mortgaged Property;
(g) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to and approved by Beneficiary, which plans, specifications and drawings shall not be substantially modified, changed or revised without the Beneficiary's prior written consent; (h) Beneficiary shall also have approved all prime and subcontractors, and the general contract or contracts the Trustor proposes to enter into with respect to the restoration and rebuilding; and (i) any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed through Beneficiary, the Trustee or a title insurance and trust company satisfactory to Beneficiary, in accord with standard construction lending practice, including, if requested by Beneficiary, monthly lien waivers and title insurance datedowns, and the provision of payment and performance bonds by Trustor, or in any other manner approved by Beneficiary in Beneficiary's sole discretion; or

     (2) If less than all of conditions (a) through (i) in subsection (1) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Beneficiary (a) to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, or (b) to the reimbursement of Trustor's expenses incurred in the rebuilding and restoration of the Mortgaged Property. In the event Beneficiary elects under this subsection (2) to make any monies available to restore the Mortgaged Property, then all of conditions (a) through (i) in subsection (1) above shall apply, except such conditions which Beneficiary, in its sole discretion, may waive.

     (c) If any material part of the Mortgaged Property is damaged or destroyed and the loss is not adequately covered by insurance proceeds collected or in the process of collection, Trustor shall deposit, within ten (10) days of the Beneficiary's request therefor, the amount of the loss not so covered.

     (d) All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Trustor may receive or to which Trustor may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Beneficiary and shall be applied first toward reimbursement of all costs and expenses of Beneficiary in connection with recovery of the same, and then shall be applied to the payment or prepayment with any applicable prepayment premium of any indebtedness secured hereby in such order as Beneficiary may determine, until the indebtedness secured hereby has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the indebtedness secured hereby shall be paid to Trustor as its interest may then appear.

     (e) Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

     (f) If any part of any automobile parking areas included within the Mortgaged Property is taken by condemnation or before such areas are otherwise reduced, Trustor shall provide parking facilities in kind, size and location to comply with all Leases, and before making any contract for such substitute parking facilities, Trustor shall furnish to Beneficiary satisfactory assurance of completion thereof, free of liens and in conformity with all governmental zoning, land use and environmental regulations.

     1.04 Taxes, Liens and Other Items.

     Trustor shall pay at least ten days before delinquency, all taxes, bonds, assessments, special assessments, common area charges, fees, liens, charges, fines, penalties, impositions and any and all other items which are attributable to or affect the Mortgaged Property and which may attain a priority over this Deed of Trust by making payment prior to delinquency directly to the payee thereof, unless Trustor shall be required to make payment to Beneficiary on account of such items pursuant to Section 1.05 hereof. Prior to the delinquency of any such taxes or other items, Trustor shall furnish Beneficiary with receipts indicating such taxes and other items have been paid. Trustor shall promptly discharge any lien which has attained or may attain priority over this Deed of Trust. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state, federal or any other purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, the Beneficiary and holder of the debt which it secures shall have the right to declare the principal sum and the interest due on a date to be specified by not less than thirty (30) days written notice to be given to Trustor by Beneficiary; provided, however, that such election shall be ineffective if Trustor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such taxes and agrees to pay any such tax when hereafter levied or assessed against the Mortgaged Property, and such agreement shall constitute a modification of this Deed of Trust.

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     1.05 Funds for Taxes and Insurance.

     If an Event of Default has occurred under this Deed of Trust or under any of the Related Agreements, regardless of whether the same has been cured, then thereafter at any time Beneficiary may, at its option to be exercised upon thirty (30) days' written notice to Trustor, require the deposit with Beneficiary or its designee by Trustor, at the time of each payment of an installment of interest or principal under the Note, of an additional amount sufficient to discharge the obligations of Trustor under Sections 1.02 and 1.04 hereof as and when they become due. The determination of the amount payable and of the fractional part thereof to be deposited with Beneficiary shall be made by Beneficiary in its sole discretion. These amounts shall be held by Beneficiary or its designee not in trust and not as agent of Trustor and shall not bear interest, and shall be applied to the payment of the obligations in such order or priority as Beneficiary shall determine. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Trustor shall within ten (10) days after demand deposit the amount of the deficiency with Beneficiary. If the amounts deposited are in excess of the actual obligations for which they were deposited, Beneficiary may refund any such excess, or, at its option, may hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing herein contained shall be deemed to affect any right or remedy of Beneficiary under any other provision of this Deed of Trust or under any statute or rule of law to pay any such amount and to add the amount so paid to the indebtedness hereby secured.

     All amounts so deposited shall be held by Beneficiary or its designee as additional security for the sums secured by this Deed of Trust and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion and without regard to the adequacy of its security hereunder, apply such amounts or any portion thereof to any part of the indebtedness secured hereby. Any such application of said amounts or any portion thereof to any indebtedness secured hereby shall not be construed to cure or waive any default or notice of default hereunder.

     If Beneficiary requires deposits to be made pursuant to this Section 1.05, Trustor shall deliver to Beneficiary all tax bills, bond and assessment statements, statements of insurance premiums, and statements for any other obligations referred to above as soon as such documents are received by Trustor.

     If Beneficiary sells or assigns this Deed of Trust, Beneficiary shall have the right to transfer all amounts deposited under this Section 1.05 to the purchaser or assignee, and Beneficiary shall thereupon be released and have no further liability hereunder for the application of such deposits, and Trustor shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

     1.06 Assignment of Rents and Profits.

     (a) All of Trustor's interest in any Leases or other occupancy agreements pertaining to the Mortgaged Property now existing or hereafter entered into, and all of the rents, royalties, issues, profits, revenue, income and other benefits of the Mortgaged Property arising from the use or enjoyment of all or any portion thereof or from any Lease or agreement pertaining to occupancy of any portion of the Mortgaged Property now existing or hereafter entered into whether now due, past due, or to become due, including all prepaid rents and security deposits, and including without limitation all present or future rights of Trustor in and to all operating revenues derived from the operation of the Mortgaged Property (the "Rents and Profits"), are hereby absolutely, presently and unconditionally assigned, transferred and conveyed to Beneficiary to be applied by Beneficiary in payment of the principal and interest and all other sums payable on the Note, and of all other sums payable under this Deed of Trust subject to the rights of residential tenants under California Civil Code Section 1950.5(d). Prior to the occurrence of any Event of Default (hereinafter defined), Trustor shall have a license to collect and receive all Rents and Profits, which license shall be terminable at the sole option of Beneficiary, without regard to the adequacy of its security hereunder and without notice to or demand upon Trustor, upon the occurrence of any Event of Default. It is understood and agreed that neither the foregoing assignment of Rents and Profits to Beneficiary nor the exercise by Beneficiary of any of its rights or remedies under Article IV hereof shall be deemed to make Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Beneficiary, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Beneficiary or by agreement with Trustor, or the entering into possession of the Mortgaged Property or any part thereof by such receiver, be deemed to make Beneficiary a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of any Event of Default, this shall constitute a direction to and full authority to each lessee under any Lease and each guarantor of any Lease to pay all Rents and Profits to Beneficiary without proof of the default relied upon. Trustor hereby irrevocably authorizes each lessee and guarantor to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any Rents and Profits due or to become due.

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

     (b) Trustor shall apply the Rents and Profits to the payment of all necessary and reasonable operating costs and expenses of the Mortgaged Property, debt service on the indebtedness secured hereby, and a reasonable reserve for future expenses, repairs and replacements for the Mortgaged Property, before using the Rents and Profits for Trustor's personal use or any other purpose not for the direct benefit of the Mortgaged Property.

     (c) Trustor warrants as to each Lease now covering all or any part of the Mortgaged Property: (1) that each Lease is in full force and effect; (2) that no default exists on the part of the lessees or Trustor under Leases constituting more than 5%, in the aggregate, of all units in the Mortgaged Property; (3) that no rent has been collected more than one month in advance; (4) that no Lease or any interest therein has been previously assigned or pledged; (5) that no lessee under any Lease has any defense, setoff or counterclaim against Trustor; (6) that all rent due to date under each Lease has been collected and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due; and (7) that the interest of the lessee under each Lease is as lessee only, with no options to purchase or rights of first refusal. All the foregoing warranties shall be deemed to be reaffirmed and to continue until performance in full of the obligations under this Deed of Trust.

     (d) Trustor shall at all times perform the obligations of lessor under all such Leases. Trustor shall not execute any further assignment of any of the Rents and Profits or any interest therein or suffer or permit any such assignment to occur by operation of law. Trustor shall at any time or from time to time, upon request of Beneficiary, transfer and assign to Beneficiary in such form as may be satisfactory to Beneficiary, Trustor's interest in any Lease, subject to and upon the condition, however, that prior to the occurrence of any Event of Default hereunder Trustor shall have a license to collect and receive all Rents and Profits under such Lease upon accrual, but not prior thereto, as set forth in subsection (a) above. Whenever requested by Beneficiary, Trustor shall furnish to Beneficiary a certificate of Trustor setting forth the names of all lessees under any Leases, the terms of their respective Leases, the space occupied, the rents payable thereunder, and the dates through which any and all rents have been paid.

     (e) Without the prior written consent of Beneficiary, Trustor shall not (1) accept prepayments of rent exceeding one month under any Leases of any part of the Mortgaged Property; (2) take any action under or with respect to any such Leases which would decrease the monetary obligations of the lessee thereunder or otherwise materially decrease the obligations of the lessee or the rights or remedies of the lessor, including, without limitation, any reduction in rent or granting of an option to renew for a term greater than one year; (3) modify or amend any such Leases or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises, provided, however, that Trustor may renew, modify or amend Leases in the ordinary course of business so long as such actions do not decrease the monetary obligations of the lessee thereunder, or otherwise decrease the obligations of the lessee or the rights and remedies of the lessor; (4) consent to the assignment or subletting of the whole or any portion of the lessee's interest under any Lease which has a term of more than five years; (5) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases; or
(6) in any other manner impair Beneficiary's rights and interest with respect to the Rents and Profits.

     (f) Each Lease, or any part thereof, shall make provision for the attornment of the lessee thereunder to any person succeeding to the interest of Trustor as the result of any foreclosure or transfer in lieu of foreclosure hereunder, said provision to be in form and substance approved by Beneficiary. If any Lease provides for the abatement of rent during repair of the demised premises by reason of fire or other casualty, Trustor shall furnish rental insurance to Beneficiary, the policies to be in amount and form and written by such companies as shall be satisfactory to Beneficiary. Each Lease shall remain in full force and effect despite any merger of the interest of Trustor and any lessee thereunder.

     (g) Beneficiary shall be deemed to be the creditor of each lessee in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such lessee (without obligation on the part of Beneficiary, however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein). Beneficiary shall have the right to assign Trustor's right, title and interest in any Leases to any subsequent holder of this Deed of Trust or any participating interest therein or to any person acquiring title to all or any part of the Mortgaged Property through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to Beneficiary. Beneficiary shall have the authority, as Trustor's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of Trustor and to bind Trustor on all papers and documents relating to the operation, leasing and maintenance of the Mortgaged Property.

     1.07 Security Agreement.

     This Deed of Trust is intended to be a security agreement pursuant to the California Uniform Commercial Code for (a) any and all items of personal property specified above as part of the Mortgaged Property which, under applicable law, may be subject to a security interest pursuant to the California Uniform Commercial Code and which are not herein effectively made part of the real property, and (b) any and all items of property specified above as part of the Mortgaged Property which, under applicable law, constitute fixtures and may be subject to a security interest under Section 9-313 of the California Uniform Commercial Code; and Trustor hereby grants Beneficiary a security interest in

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said property, all of which is referred to herein as "Personal Property," and in all additions  thereto,  substitutions  therefor and proceeds  thereof,  for the purpose of securing all indebtedness and other obligations of Trustor now or hereafter secured by this Deed of Trust, which shall be a paramount and superior lien on all such Personal Property at all times. Trustor agrees to execute and deliver financing and continuation statements covering the Personal Property from time to time and in such form as Beneficiary may require to perfect and continue the perfection of Beneficiary's lien or security interest with respect to said property. Trustor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Beneficiary may reasonably require. Upon the occurrence of any default of Trustor hereunder, Beneficiary shall have the rights and remedies of a secured party under California Uniform Commercial Code, including, Section 9501(4) thereof, as well as all other rights and
remedies  available  at  law  or  in  equity,  and,  at  Beneficiary's   option,
Beneficiary may also invoke the remedies provided in Article IV of this Deed of Trust as to such property.

     1.08 Acceleration.

     (a) Trustor acknowledges that in making the loan evidenced by the Note and this Deed of Trust (the "Loan"), Beneficiary has relied upon: (1) Trustor's credit rating; (2) Trustor's financial stability; and (3) Trustor's experience in owning and operating real property comparable to the Mortgaged Property. Without limiting the obligations of Trustor or the rights and remedies of Beneficiary, Beneficiary shall have the right, at its option, to declare any indebtedness and obligations under the Note and this Deed of Trust, irrespective of the maturity date specified therein, due and payable in full if: (1) Trustor or any one or more of the tenants-in-common, joint tenants, or other persons comprising Trustor sells, enters into a contract of sale, conveys, alienates or encumbers the Mortgaged Property or any portion thereof or any fractional undivided interest therein, or suffers Trustor's title or any interest therein to be divested or encumbered, whether voluntarily or involuntarily, or leases with an option to sell, or changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; (2) The interest of any general partner of Trustor (or the interest of any general partner in a partnership that is a partner) is assigned or transferred; (3) If Trustor is a corporation or a partnership, more than twenty-five percent (25%) of the corporate stock of Trustor (or of any corporate partner or other corporation comprising Trustor) is sold, transferred or assigned; (4) There is a change in beneficial ownership with respect to more than twenty-five percent (25%) of Trustor (if Trustor is a partnership, limited liability company, trust or other legal entity) or of any partner or tenant-in-common of Trustor which is a partnership, limited liability company, trust or other legal entity; (5) a default has occurred hereunder or under any document executed in connection with this Deed of Trust and is continuing. In such case, Beneficiary or other holder of the Note may exercise any and all of the rights and remedies and recourses set forth in Article IV herein, and as granted by law.

     (b) In order to allow Beneficiary to determine whether enforcement of the foregoing provisions is desirable, Trustor agrees to notify Beneficiary promptly in writing of any transaction or event described in Clauses 1.08(a) above. In addition to other damages and costs resulting from the breach by Trustor of its obligations under this subsection (b), Trustor acknowledges that failure to give such notice may damage Beneficiary in an amount equal to not less than the difference between the interest payable on the indebtedness specified herein, and the interest and loan fees which Beneficiary could obtain on said sum on the date that the event of acceleration occurred and was enforceable by Beneficiary under applicable law. Trustor shall pay to Beneficiary all damages Beneficiary sustains by reason of the breach of the covenant of notice set forth in this subsection (b) and the amount thereof shall be added to the principal of the Note and shall bear interest and shall be secured by this Deed of Trust.

     (c) Notwithstanding subsection 1.08(a) above, Trustor may from time to time replace items of personal property and fixtures constituting a part of the Mortgaged Property, provided that: (1) the replacements for such items of personal property or fixtures are of equivalent value and quality; and (2) Trustor has good and clear title to such replacement property free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors or any other third parties in or to such replacement property have been expressly subordinated at no cost to Beneficiary to the lien of this Deed of Trust in a manner satisfactory to Beneficiary; and
(3) at the option of Beneficiary, Trustor provides at no cost to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting second lien on and security interest in such replacement property and is not subject to being subordinated or the priority thereof affected under any applicable law, including, but not limited, to the provisions of Section 9-313 of the California Uniform Commercial Code.

     1.09 Preservation and Maintenance of Mortgaged Property.

     Trustor shall keep the Mortgaged Property and every part thereof in good condition and repair, and shall not permit or commit any waste, impairment, or deterioration of the Mortgaged Property, or commit, suffer or permit any act upon or use of the Mortgaged Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted and whether foreseen or unforeseen, or in violation of any covenants, conditions or restrictions affecting the Mortgaged Property, or bring or keep any article upon any of the Mortgaged Property or cause or permit any condition to exist thereon which would be prohibited by or could invalidate any insurance coverage maintained, or required hereunder to be maintained, by Trustor on or with respect to any part of the Mortgaged Property, and Trustor further shall do all

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other acts which from the  character  or use of the  Mortgaged  Property  may be reasonably necessary to protect the Mortgaged Property. Trustor shall underpin and support, when necessary, any building, structure or other improvement situated on the Mortgaged Property and shall not remove or demolish any building on the Mortgaged Property. Trustor shall complete or restore and repair promptly and in a good workmanlike manner any building, structure or improvement which may be constructed, damaged or destroyed thereon and pay when due all claims for labor performed and materials furnished therefor, whether or not insurance or other proceeds are available to cover in whole or in part the costs of any such completion, restoration or repair; provided, however, that Trustor shall not demolish, remove, expand or extend any building, structure or improvement on the Mortgaged Property, nor construct, restore, add to or alter any such building, structure or improvement, nor consent to or permit any of the foregoing to be done, without in each case obtaining the prior written consent of Beneficiary thereto.

     If this Deed of Trust is on a condominium or a cooperative apartment or planned development project, Trustor shall perform all of Trustor's obligations under any applicable declaration of condominium or master deed, or any declaration of covenants, conditions and restrictions pertaining to any such project, or any by-laws or regulations of the project or owners' association or constituent documents.

     Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Mortgaged Property or any part thereof without first obtaining Beneficiary's written consent.

     Unless required by applicable law or unless Beneficiary has otherwise first agreed in writing, Trustor shall not make or allow to be made any changes in the nature of the occupancy or use of the Mortgaged Property or any part thereof for which the Mortgaged Property or such part was intended at the time this Deed of Trust was delivered.

     1.10 Financial Statements; Offset Certificates.

     (a) Trustor, without expense to Beneficiary, shall, upon receipt of written request from Beneficiary, furnish to Beneficiary (1) an annual statement of the operation of the Mortgaged Property prepared and certified by Trustor, showing in reasonable detail satisfactory to Beneficiary total rents or other proceeds received and total expenses together with an annual balance sheet and profits and loss statement, within one hundred twenty (120) days after the close of each fiscal year of Trustor, beginning with the fiscal year first ending after the date of delivery of this Deed of Trust, (2) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Beneficiary total rents and income received and total expenses, for the previous quarter, certified by Trustor, and (3) copies of Trustor's annual state and federal income tax filing within thirty (30) days of filing. Trustor shall keep accurate books and records, and allow Beneficiary, its representatives and agents, upon demand, at any time during normal business hours, access to such books and records, including any supporting or related vouchers or papers, shall allow Beneficiary to make extracts or copies of any thereof, and shall furnish to Beneficiary and its agents convenient facilities for the audit of any such statements, books and records.

     (b)  Trustor,  within  three (3) days upon request in person or within five
(5) days upon request by mail, shall furnish a written statement duly acknowledged of all amounts due on any indebtedness secured hereby, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured by this Deed of Trust and covering such other matters with respect to any such indebtedness as Beneficiary may reasonably require.

     1.11 Trustee's Costs and Expenses; Governmental Charges.

     Trustor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties under this Deed of Trust, including, without limitation, the cost of any trustee's sale guaranty or other title insurance coverage ordered in connection with any sale or foreclosure proceedings hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of its interest in the Note, or any note evidencing a Future Advance, or this Deed of Trust.

     1.12 Protection of Security; Costs and Expenses.

     Trustor agrees that, at any time and from time to time, it will execute and deliver all such further documents and do all such other acts and things as Beneficiary may reasonably request in writing in order to protect the security and priority of the lien created hereby. Trustor further agrees that it will execute such additional documents or amendments to this Deed of Trust, the Note or the Related Agreements as Beneficiary may reasonably request to insure that such documents reflect the party's agreement with regard to the business terms agreed upon by the parties hereto. Trustor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Trustor

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fails to perform any of the  covenants or  agreements  contained in this Deed of
Trust, or if any action or proceeding is commenced which affects Beneficiary's interest in the Mortgaged Property or any part thereof, including, but not limited to, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter
enacted  or  amended,   relating   to   bankruptcy,   insolvency,   arrangement,
reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereunder, make such appearances, commence, defend or appear in any such action or proceeding affecting the Mortgaged Property, pay, contest or compromise any encumbrance, charge or lien which affects the Mortgaged Property, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's interest, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Mortgaged Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Trustor further agrees to pay all reasonable expenses of Beneficiary (including fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Note or any Future Advances, whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Trustor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 1.12 shall be additional indebtedness of Trustor secured by this Deed of Trust and each of the Related Agreements as of the date of disbursement and shall bear interest at the rate set forth in the Note. All such amounts shall be payable by Trustor immediately without demand. Nothing contained in this Section 1.12 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

     1.13 Fixture Filing.

     This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located with respect to any and all fixtures included within the term "Mortgaged Property" as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures.

     1.14 Notify Lender of Default.

     Trustor shall notify Beneficiary in writing within five (5) days of the occurrence of any Event of Default or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default.

     1.15 Management of Mortgaged Property.

     Trustor shall manage the Mortgaged Property through its own personnel or a third party manager approved by Beneficiary, and shall not hire, retain or contract with any other third party for property management services without the prior written approval by Beneficiary of such party and the terms of its contract for management services; provided, however, Beneficiary shall not withhold approval of a new manager if the new manager has a reputation and experience in managing properties similar to the Mortgaged Property which are greater than or equal to the present experience and reputation of the current manager.

     1.16 Miscellaneous.

     Trustor shall: (a) make or permit no termination or material amendment of any agreement between Trustor and a third party relating to the Mortgaged Property or the loan secured hereby (including, without limitation, the Leases) (the "Third Party Agreements") without the prior written approval of Beneficiary, except amendments to Leases permitted by Section 1.06 hereof, (b) perform Trustor's obligations under each Third Party Agreement, and (c) comply promptly with all governmental requirements relating to Trustor, the loan secured hereby and the Mortgaged Property.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     To induce the Beneficiary to make the loan secured hereby, Trustor represents and warrants to Beneficiary, in addition to any representations and warranties in the Note or any Related Agreements, that as of the date hereof and throughout the term of the loan secured hereby until the Note is paid in full and all obligations under this Deed of Trust are performed:

     2.01 Power and Authority.

     Trustor is duly organized and validly existing, qualified to do business and in good standing in the State of California and has full power and due authority to execute, deliver and perform this Deed of Trust, the Note, and any Related Agreements in accordance with their terms. Such execution, delivery and performance has been duly authorized by all necessary trust action and approved by each required governmental authority or other party.

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     2.02 No Default or Violations.

     No Event of Default (as defined hereafter) or event which, with notice or passage of time or both, would constitute an Event of Default ("Unmatured Event of Default") has occurred and is continuing under this Deed of Trust, the Note, or any of the Related Agreements. Trustor is not in violation of any governmental requirement (including, without limitation, any applicable securities law) or in default under any agreement to which it is bound, or which affects it or any of its property, and the execution, delivery and performance of this Deed of Trust, the Note, or any of the Related Agreements in accordance with their terms and the use and occupancy of the Mortgaged Property will not violate any governmental requirement (including, without limitation, any applicable usury law), or conflict with, be inconsistent with or result in any default under, any of the provisions of any deed of trust, easement, restriction of record, contract, document, agreement or instrument of any kind to which any of the foregoing is bound or which affects it or any of its property, except as identified in writing and approved by Beneficiary.

     2.03 No Limitation or Governmental Controls.

     There are no proceedings of any kind pending, or, to the knowledge of Trustor, threatened against or affecting Trustor, the Mortgaged Property (including any attempt or threat by any governmental authority to condemn or rezone all or any portion of the Mortgaged Property), any party constituting Trustor or any general partner in any such party, or involving the validity, enforceability or priority of this Deed of Trust, the Note or any of the Related Agreements or enjoining or preventing or threatening to enjoin or prevent the use and occupancy of the Mortgaged Property or the performance by Beneficiary of its obligations hereunder, and there are no rent controls, governmental moratoria or environment controls presently in existence, or, to the knowledge of Trustor, threatened or affecting the Mortgaged Property, except as identified in writing to, and approved by, Beneficiary.

     2.04 Liens.

     Title to the Mortgaged Property, or any part thereof, is not subject to any liens, encumbrances or defects of any nature whatsoever, whether or not of record, and whether or not customarily shown on title insurance policies, except as identified in writing and approved by Beneficiary.

     2.05 Financial and Operating Statements.

     All financial and operating statements submitted to Beneficiary in connection with this loan secured by this Deed of Trust are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles (applied, in the case of any unaudited statement, on a basis consistent with that of the preceding fiscal year) and fairly present the respective financial conditions of the subjects thereof and the results of their operations as of the respective dates shown thereon. No materially adverse changes have occurred in the financial conditions and operations reflected therein since their respective dates, and no additional borrowings have been made since the date thereof other than the borrowing made under this Deed of Trust and any other borrowing approved in writing by Beneficiary.

     2.06 Other Statements to Beneficiary.

     Neither this Deed of Trust, the Note, any Related Agreement, nor any document, agreement, report, schedule, notice or other writing furnished to the Beneficiary by or on behalf of any party constituting Trustor, or any general partner of any such party, contains any omission or misleading or untrue statement of any fact material to any of the foregoing.

     2.07 Third Party Agreements.

     Each Third Party Agreement is unmodified and in full force and effect and free from default on the part of each party thereto, and all conditions required to be (or which by their nature can be) satisfied by any party to date have been satisfied. Trustor has not done or said or omitted to do or say anything which would give to any obligor on any Third Party Agreement any basis for any claims against Beneficiary or any counterclaim to any claim which might be made by Beneficiary against such obligor on the basis of any Third Party Agreement.

                                   ARTICLE III
                                EVENTS OF DEFAULT

     Each of the following shall constitute an event of default ("Event of Default") hereunder:

     3.01 Failure to make any payment of principal or interest on the Note or any Future Advance, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, or default in the performance of any of the covenants or agreements of Trustor contained herein, or default in the performance of any of the covenants or agreements of Trustor contained in the Note, or in any note evidencing a Future Advance, or in any of the Related Agreements, after the expiration of the period of time, if any, permitted for cure of such default thereunder.

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

     3.02 The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Trustor, or any termination or voluntary suspension of the transaction of business of Trustor, or any attachment, execution or other judicial seizure of all or any substantial portion of Trustor's assets which attachment, execution or seizure is not discharged within thirty (30) days.

     3.03 Trustor, any trustee of Trustor, any general partner of Trustor, or any trustee of a general partner of Trustor (each of which shall constitute "Trustor" for purposes of this Section 3.03 and Sections 3.04 and 3.05 below) shall file a voluntary case under any applicable bankruptcy, insolvency, debtor relief, or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of Trustor's property, or shall make any general assignment for the benefit of Trustor's creditors, or shall fail generally to pay Trustor's debts as they become due or shall take any action in furtherance of any of the foregoing.

     3.04 A court having jurisdiction shall enter a decree or order for relief in respect of the Trustor, in any involuntary case brought under any bankruptcy, insolvency, debtor relief, or similar law now or hereafter in effect, or Trustor shall consent to or shall fail to oppose any such proceeding, or any such court shall enter a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Trustor or for any part of the Mortgaged Property or any substantial part of the Trustor's property, or ordering the winding up or liquidation of the affairs of the Trustor, and such decree or order shall not be dismissed within sixty (60) days after the entry thereof.

     3.05 Default under the terms of any agreement of guaranty relating to the indebtedness evidenced by the Note or relating to any Future Advance, or the occurrence of any of the events enumerated in Sections 3.02, 3.03 or 3.04 with regard to any guarantor of the Note or any Future Advance, or the revocation, limitation or termination of the obligations of any guarantor of the Note or any Future Advance, except in accordance with the express written terms of the instrument of guaranty.

     3.06 The occurrence of any event or transaction described in subsection 1.08(a) above without the prior written consent of Beneficiary.

     3.07 Without the prior written consent of Beneficiary in each case, (a) the dissolution or termination of existence of Trustor, or any party constituting Trustor, voluntarily or involuntarily; (b) the amendment or modification in any respect of Trustor's partnership agreement or its partnership resolutions relating to this transaction; or (c) the distribution of any of the Trustor's capital, or of any party constituting Trustor, except for distribution of the proceeds of the loan secured hereby and cash from operations; as used herein, cash from operations shall mean any cash of the Trustor earned from operation of the Mortgaged Property, but not from a sale or refinancing of the Mortgaged Property or from borrowing, available after paying all ordinary and necessary current expenses of the Trustor, including expenses incurred in the maintenance of the Mortgaged Property, and after establishing reserves to meet current or reasonably expected obligations of the Trustor.

     3.08 The imposition of a tax, other than a state or federal income tax, on or payable by Trustee or Beneficiary by reason of its ownership of the Note, or its ownership of any note evidencing a Future Advance, or this Deed of Trust, and Trustor not promptly paying said tax, or it being illegal for Trustor to pay said tax.

     3.09 Any representation, warranty, or disclosure made to Beneficiary by Trustor or any guarantor of any indebtedness secured hereby in connection with or as an inducement to the making of the loan evidenced by the Note or in connection with or as an inducement to the making of any Future Advance, or this Deed of Trust (including, without limitation, the representations and warranties contained in Article II of this Deed of Trust), or any of the Related Agreements, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Deed of Trust.

     3.10 Any other event occurring which, under this Deed of Trust, or under the Note or any note evidencing a Future Advance, or under any of the Related Agreements constitutes a default by Trustor hereunder or thereunder or gives Beneficiary the right to accelerate the maturity of the indebtedness, or any part thereof, secured hereby.

                                   ARTICLE IV
                                    REMEDIES

     Upon the occurrence of any Event of Default, Trustee and Beneficiary shall have the following rights and remedies:

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     4.01 Acceleration.

     Beneficiary may declare the entire principal amount of the Note and/or any Future Advances then outstanding (if not then due and payable), and accrued and unpaid interest thereon, and all other sums or payments required thereunder, to be due and payable immediately, and notwithstanding the stated maturity in the Note, or any note evidencing any Future Advance, the principal amount of the Note and/or any Future Advance and the accrued and unpaid interest thereon and all other sums or payments required thereunder shall thereupon become and be immediately due and payable.

     4.02 Entry.

     Irrespective  of  whether  Beneficiary  exercises  the option  provided  in
Section 4.01 above, Beneficiary in person or by agent or by court-appointed receiver may enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof and do all things necessary or appropriate in Beneficiary's sole discretion in connection therewith, including, without limitation, making and enforcing, and if the same be subject to modification or cancellation, modifying or canceling Leases upon such terms or conditions as Beneficiary deems proper, obtaining and evicting tenants, and fixing or modifying rents, contracting for and making repairs and alterations, and doing any and all other acts which Beneficiary deems proper to protect the security hereof; and either with or without so taking possession, in its own name or in the name of Trustor, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid, and apply the same less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon request of Beneficiary, Trustor shall assemble and make available to Beneficiary at the site of the real property covered hereby any of the Mortgaged Property which has been removed therefrom. The entering upon and taking possession of the Mortgaged Property, or any part thereof, and the collection of any Rents and Profits and the application thereof as aforesaid shall not cure or waive any default theretofore or thereafter occurring or affect any notice or default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Mortgaged Property or any part thereof by Beneficiary, Trustor or a receiver, and the collection, receipt and application of the Rents and Profits, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law or in equity upon or after the occurrence of a default, including, without limitation, the right to exercise the power of sale. Any of the actions referred to in this
Section 4.02 may be taken by Beneficiary irrespective of whether any notice of default or election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness hereby secured.

     4.03 Judicial Action.

     Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

     4.04 Power of Sale.

     Beneficiary may elect to cause the Mortgaged Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Sales hereunder of any personal property only shall be conducted in any manner permitted by the California Uniform Commercial Code. Where the Mortgaged Property consists of real property and personal property located on or within the real property, Beneficiary may elect in its discretion to dispose of both the real and personal property together in one sale pursuant to real property law as permitted by Section 9-501(4) of the California Uniform Commercial Code. Should Beneficiary elect to sell the Mortgaged Property, or any part thereof, which is real property or which Beneficiary has elected to treat as real property as provided above, Beneficiary or Trustee shall give such notice of default and election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, and without the necessity of any demand on Trustor, Trustee, at the time and place specified in the notice of sale, shall sell said real property or part thereof at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone any sale hereunder by public announcement thereof at the time and place noticed therefor. If the Mortgaged Property consists of several lots, parcels or items of property, Beneficiary may: (a) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (b) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Beneficiary deems in its best interest. Any person, including Trustor, Trustee or Beneficiary, may purchase at any sale hereunder, and Beneficiary shall have the right to purchase at any sale hereunder by crediting upon the bid price the amount of all or any part of the indebtedness hereby secured. Should Beneficiary desire that more than one sale or other disposition of the Mortgaged Property be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust

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on any part of the Mortgaged  Property not sold until all  indebtedness  secured hereby has been fully paid. In the event Beneficiary elects to dispose of the Mortgaged Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the lower of the rate set forth in the Note, or the maximum rate permitted by law to be charged by Trustee. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

     4.05 Environmental Default and Remedies.

     In the event that any portion of the Mortgaged Property is determined to be "environmentally impaired" (as "environmentally impaired" is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an "affected parcel" (as "affected parcel" is defined in California Code of Civil Procedure
Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Beneficiary's or Trustee's rights and remedies under this Deed of Trust, Beneficiary may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive its lien on such environmentally impaired or affected portion of the Mortgaged Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Trustor to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Beneficiary's right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Trustor shall be deemed to have willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently caused or contributed to by any lessee, occupant or user of any portion of the Mortgaged Property and Trustor knew or should have known of the activity by such lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys' fees, incurred by Beneficiary in connection with any action commenced under this Section 4.05, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Mortgaged Property is environmentally impaired, plus interest thereon at the rate specified in Paragraph 2(b) of the Note, shall be added to the indebtedness secured by this Deed of Trust and shall be due and payable to Beneficiary upon its demand made at any time following the conclusion of such action.

     4.06 Proceeds of Sale.

     The proceeds of any sale made under or by virtue of this Article IV, together with all other sums which then may be held by Trustee or Beneficiary under this Deed of Trust, whether under the provisions of this Article IV or otherwise, shall be applied as follows:

     FIRST: To the payment of costs and expenses of sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to the payment of all expenses, liabilities and advances made or incurred by Trustee under this Deed of Trust, together with interest on all advances made by Trustee at the lower of the interest rate set forth in the Note or the maximum rate permitted by law to be charged by Trustee.

     SECOND: To the payment of any and all sums expended by Beneficiary under the terms of this Deed of Trust, not then repaid, with accrued interest at the rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Trustor pursuant to any provisions of this Deed of Trust, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including but not limited to all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or in connection with the enforcement thereof, together with interest thereon as herein provided except for any amounts incurred under or as a result of the Environmental Agreement.

     THIRD: To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note and any notes evidencing any Future Advances, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full.

     FOURTH: To the payment of any and all expenses, liabilities and advances made or incurred by Beneficiary under this Deed of Trust or otherwise in connection with the Environmental Agreement or in connection with the enforcement thereof, together with interest thereon as herein provided.

     FIFTH: The remainder, if any, to the person or persons legally entitled thereto.

     4.07 Waiver of Marshaling.

     Trustor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Deed of Trust, hereby expressly waives and releases all rights to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Mortgaged Property and/or any other property now or hereafter constituting security for any of the indebtedness secured by this Deed of Trust marshaled upon any foreclosure of this Deed of Trust or of any other security for any of said indebtedness.

     4.08 Remedies Cumulative.

     No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the performance of the obligations secured hereby, the holder of the Note, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Beneficiary at any time as additional security hereunder, whether pursuant to Section 1.03 or Section 1.05 hereof or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Trustor to Beneficiary hereunder or under the Note, any Future Advances or any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.01 Severability.

     In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust, but this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     5.02 Certain Charges.

     Trustor agrees to pay Beneficiary for each statement of Beneficiary as to the obligations secured hereby, furnished at Trustor's request, the maximum fee allowed by law, or if there be no maximum fee, then such reasonable fee as is charged by Beneficiary as of the time said statement is furnished. Trustor further agrees to pay the charges of Beneficiary for any other service rendered Trustor, or on its behalf, connected with this Deed of Trust or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial reconveyance of this Deed of Trust, transmitting to an escrow holder moneys secured hereby, changing its records pertaining to this Deed of Trust and indebtedness secured hereby to show a new owner of the Mortgaged Property, and replacing an existing policy of insurance held hereunder with another such policy.

     5.03 Notices.

     All notices expressly provided hereunder to be given by Beneficiary to Trustor and all notices and demands of any kind or nature whatsoever which Trustor may be required or may desire to give to or serve on Beneficiary shall be in writing and shall be served in person or by first class or certified mail. Any such notice or demand so served by first class or certified mail shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is the earlier in time, except that service of any notice of default or notice of sale provided or required by law shall, if mailed, be deemed effective on the date of mailing.

     5.04 Trustor Not Released.

     Extension of the time for payment or modification of the terms of payment of any sums secured by this Deed of Trust granted by Beneficiary to any successor in interest of Trustor shall not operate to release, in any manner, the liability of the original Trustor. Beneficiary shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Deed of Trust by reason of any demand made by the original Trustor. Without affecting the liability of any person, including Trustor, for the payment of any indebtedness secured hereby, or the lien of this Deed of Trust on the remainder of the Mortgaged Property for the full amount of any such indebtedness and liability unpaid, Beneficiary and Trustee are respectively empowered as follows:
Beneficiary may from time to time and without notice (a) release any person liable for the payment of any of the indebtedness, (b) extend the time or otherwise alter the terms of payment of any of the indebtedness, (c) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreement or any other instruments of security, or (d) alter, substitute or release any property securing the indebtedness; Trustee may, at any time, and from time to time, upon the written request of Beneficiary, which Beneficiary may withhold in its sole discretion (1) consent to the making of any map or plat of the Mortgaged Property or any part thereof, (2) join in granting any easement or creating any restriction thereon, (3) join in any subordination or other agreement affecting this Deed of Trust or the lien or charge hereof, or (4) reconvey, without any warranty, all or part of the Mortgaged Property.

     5.05 Inspection.

     Beneficiary may at any reasonable time or times make or cause to be made entry upon and inspection of the Mortgaged Property or any part thereof in person or by agent.

     5.06 Reconveyance.

     Upon the payment in full of all sums secured by this Deed of Trust, Beneficiary shall request Trustee to reconvey the Mortgaged Property and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Upon payment of its fees and any other sums owing to it under this Deed of Trust, Trustee shall reconvey the Mortgaged Property without warranty to the person or persons legally entitled thereto. Trustor shall pay all costs of recordation, if any. The recitals in such conveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto." Five years after issuance of such full reconveyance, Trustee may destroy said notes and this Deed of Trust unless otherwise directed by Beneficiary.

     5.07 Statute of Limitations.

     The pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the fullest extent permitted by law.

     5.08 Interpretation.

     Wherever used in this Deed of Trust, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Trustor" shall mean and include both Trustor and any subsequent owner or owners of the Mortgaged Property, and the word "Beneficiary" shall mean and include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note secured hereby. In this Deed of Trust whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural and conversely. In this Deed of Trust, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to include any word which could reasonably fall within the broadest possible scope of such general statement, term or matter. The captions and headings of the Articles and Sections of this Deed of Trust are for convenience only and are not to be used to interpret, define or limit the provisions of this Deed of Trust.

     5.09 Consent; Delegation to Sub-Agents.

     The granting or withholding of consent by Beneficiary to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Wherever a power of attorney is conferred upon Beneficiary hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Beneficiary may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more sub-agents.

     5.10 Successors and Assigns.

     All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Trustor and the successors in trust of Trustee and the endorsees, transferees, successors and assigns of Beneficiary. In the event Trustor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

     5.11 Governing Law.

     The loan secured by this Deed of Trust is made pursuant to, and shall be construed and governed by, the laws of the State of California and the rules and regulations promulgated thereunder.

     5.12 Substitution of Trustee.

     Beneficiary may remove Trustee at any time or from time to time and appoint a successor trustee, and upon such appointment, all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall be appointed by written instrument duly recorded in the county or counties where the real property covered hereby is located, which appointment may be executed by any authorized agent of Beneficiary or in any other manner permitted by applicable law.

     5.13 No Waiver.

     No failure or delay by Beneficiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver, consent or approval of any kind by Beneficiary shall be effective unless contained in writing signed and delivered by Beneficiary. No notice to or demand on Trustor in any case shall entitle Trustor to any other notice or demand in similar or other circumstances, nor shall such notice or demand constitute a waiver of the rights of Beneficiary to any other or further actions.

     5.14 Beneficiary Not Partner of Trustor; Trustor to Indemnify Beneficiary.

     The exercise by Beneficiary of any of its rights, privileges or remedies conferred hereunder or under the Note or any other Related Agreements or under applicable law, shall not be deemed to render Beneficiary a partner or a co-venturer with the Trustor or with any other person. Any and all of such actions will be exercised by Beneficiary solely in furtherance of its role as a secured lender advancing funds for use by the Trustor as provided in this Deed of Trust. Trustor shall indemnify Beneficiary against any claim by any third party for any injury, damage or liability of any kind arising out of any failure of Trustor to perform its obligations in this transaction, shall notify Beneficiary of any lawsuit based on such claim, and at Beneficiary's election, shall defend Beneficiary therein at Trustor's own expense by counsel satisfactory to Beneficiary or shall pay the Beneficiary's cost and attorneys' fees if Beneficiary chooses to defend itself on any such claim.

     5.15 Time of Essence.

     Time is declared to be of the essence in this Deed of Trust, the Note and any Related Agreements and of every part hereof and thereof.

     5.16 Entire Agreement.

     Once the Note, this Deed of Trust, and all of the other Related Agreements, if any, have been executed, all of the foregoing constitutes the entire agreement between the parties hereto and none of the foregoing may be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto; provided, however, that all written and oral representations of Trustor, and of any partner, principal or agent of Trustor, previously made to Beneficiary shall be deemed to have been made to induce Beneficiary to make the loan secured hereby and to enter into the transaction evidenced hereby and by the Note and the Related Agreements, and shall survive the execution hereof and the closing pursuant hereto. This Deed of Trust cannot be changed or modified except by written agreement signed by both Trustor and Beneficiary.

     5.17 No Third Party Benefits.

     This Deed of Trust, the Note and the other Related Agreements, if any, are made for the sole benefit of Trustor and Beneficiary and their successors and assigns, and convey no other legal interest to any party under or by reason of any of the foregoing. Whether or not Beneficiary elects to employ any or all of the rights, powers or remedies available to it under any of the foregoing, Beneficiary shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of Beneficiary's actions or omissions pursuant thereto or otherwise in connection with this transaction.

     5.18 Junior Deed of Trust.

     (a) Notwithstanding anything herein to the contrary, the parties acknowledge that this Deed of Trust is a second lien on the Mortgaged Property subject to the prior deed of trust in favor of ___________________________________________ dated ________________, 20___ and recorded on __________________, 20___ in the Official Records of _______________________ County, California (the "Superior Deed of Trust"). It is a covenant hereof that Trustor shall faithfully and fully observe and perform each and every term, covenant and condition of any and all Superior Deed of Trust and of any and all loan agreements, notes, Superior Deed of Trust (the "Superior Financing Documents"), and shall not permit any of such Superior
Financing Documents to go into default. Trustor shall immediately notify Beneficiary of any default or delinquency under any of the Superior Financing Documents, and shall provide Beneficiary with a copy of any notice of default or delinquency received by Trustor pursuant to any of the Superior Financing
Documents. A default or delinquency under any one of the Superior Financing Documents shall automatically and immediately constitute an Event of Default under this Deed of Trust, and in consequence thereof, Beneficiary may avail itself of any remedies it may have for an Event of Default hereunder, including, without limitation, acceleration of the Note.

     (b) Beneficiary is hereby expressly authorized to advance at its option all sums necessary to keep any of the Superior Financing Documents in good standing, and all sums so advanced, together with interest thereon at the default rates (as defined in the Note), shall be repayable on demand to Beneficiary and shall be secured by the lien of this Deed of Trust, as in the case of other advances made by Beneficiary hereunder.

     (c) Trustor agrees that Trustor shall not make any agreement with the holder of any Superior Financing Documents which shall in any way modify, change, alter or extend any of the terms or conditions of any such Superior Financing Documents, nor shall Trustor request or accept any future advances under such Superior Financing Documents without the express written consent of Beneficiary.

                               REQUEST FOR NOTICES

     Trustor hereby requests that a copy of any Notice of Default and Notice of Sale as may be required by law be mailed to Trustor at its address above stated.

     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first hereinabove written.

         TRUSTOR:
                 -------------------------------

                 -------------------------------

                                    EXHIBIT A
                           DESCRIPTION OF THE PROPERTY

STATE OF CALIFORNIA

COUNTY OF ______________________)

     On  __________________,  20___  before me,  ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                           -----------------------------------
                           (Signature)

                           (SEAL)


STATE OF CALIFORNIA

COUNTY OF ___________________________)

     On  __________________,  20___  before me,  ___________________________,  a
Notary Public in and for said State, personally appeared ______________________ _______________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                           -----------------------------------
                           (Signature)


                            (SEAL)

RECORDING REQUESTED BY



                  AND WHEN RECORDED, MAIL TO

              --                                      --


Name              REDWOOD MORTGAGE CORP.
                  P.O. BOX 5096
Address           REDWOOD CITY, CA 94063-0096


              --                                      --

Title Order No.                Escrow No.
                    ----------              -----------------

-------------------------------------------------------------------------------

SPACE ABOVE THIS LINE FOR RECORDER'S USE
Loan No.:

                      DEED OF TRUST AND ASSIGNMENT OF RENTS

BY THIS DEED OF TRUST, made this    day of        , 2002,   between



                                  , herein called Trustor, whose address is,


and PLM LENDER SERVICES, INC., a California Corporation,

                                                     ,herein called Trustee, and


                                                     ,herein called Beneficiary,

Trustor grants, transfers, and assigns to Trustee, in trust, with power of sale, that property in City of County, California, described as:

     Trustor also assigns to Beneficiary all rents, issues and profits of said realty reserving the right to collect and use the same except during continuance of default hereunder and during continuance of such default authorizing
Beneficiary to collect and enforce the same by any lawful means in the name of any party hereto.

     For the purpose of securing:

     (1) Payment of the indebtedness by one promissory note in the principal sum of $ of even date herewith, payable to Beneficiary, and any extensions or renewals thereof;

     (2) the payment of any money that may be advanced by the Beneficiary to Trustor, or his successors, with interest thereon, evidenced by additional notes (indicating they are so secured) or by endorsement on the original note, executed by Trustor or his successor;

     (3) performance of each agreement of Trustor incorporated by reference or contained herein.

     On October 25, 1973, identical fictitious Deeds of Trust were recorded in the offices of the County Recorders of the Counties of the State of California, the first page thereof appearing in the book and at the page of the records of the respective County Recorder as follows:

 COUNTY                BOOK      PAGE   COUNTY                  BOOK       PAGE    COUNTY                   BOOK      PAGE

Alameda                3540        89  Marin                    2736        463  Santa Barbara              2486     1244
Alpine                   18       753  Mariposa                  143        717  Santa Clara                0623      713
Amador                  250       243  Mendocino                 942        242  Santa Cruz                 2358      744
Butte                  1870       678  Merced                   1940        361  Shasta                     1195      293
Calaveras               368        92  Modoc                     225        668  Sierra                       59      439
Colusa                  409       347  Mono                      160        215  Siskiyou                    697      407
Contra Costa           7077       178  Monterey                  877        243  Solano                     1860      581
Del Norte               174       526  Napa                      922         96  Sonoma                     2810      975
El Dorado              1229       594  Nevada                    665        303  Stanislaus                 2587      332
Fresno                 6227       411  Orange                  10961        398  Sutter                      817      182
Glenn                   565       290  Placer                   1528        440  Tehema                      630      522
Humboldt               1213        31  Plumas                    227        443  Trinity                     161      393
Imperial               1355       801  Riverside                1973     139405  Tulare                     3137      567
Inyo                    205       660  Sacramento             731025         59  Tuolumne                    396      309
Kern                   4809      2351  San Benito                386         94  Ventura                    4182      662
Kings                  1018       394  San Bernadino            8294        877  Yolo                       1081      335
Lake                    743       552  San Francisco            B820        585  Yuba                        564      163
Lassen                  271       367  San Joaquin              3813          6  San Diego              File No.
Los Angeles           T8512       751  San Luis Obispo          1750        491                              73-
Madera                 1176       234  San Mateo                6491        600                           299568


     The provisions contained in Section A, including paragraphs 1 through 5, and the provisions contained in Section B, including paragraphs 1 through 9 of said fictitious Deeds of Trust are incorporated herein as fully as though set forth at length and in full herein, except certain amendments to the fictitious Deed of Trust are set forth on an amendment attached hereto and incorporated herein.

     The undersigned Trustor requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at the address hereinabove set forth, being the address designed for the purpose of receiving such notice. The Note securing this Deed of Trust provides as follows: Borrower's required repayment in full before scheduled date A. In the event of any sale or conveyance of any part of the real property described in the Deed of Trust securing this Note, then the Note Holder may demand payment in full of all amounts that I owe under this Note, as allowed by law.



TRUSTOR:

------------------------------------       -----------------------------------


------------------------------------       -----------------------------------

     AMENDMENT TO FICTITIOUS DEED OF TRUST RECORDED IN _________ COUNTY AT BOOK ____, PAGE ___, AND ADDENDUM TO THAT CERTAIN DEED OF TRUST DATED _______________ BETWEEN ________________________, TRUSTOR, PLM LENDER SERVICES, INC., A CALIFORNIA CORPORATION, TRUSTEE, AND _________________________________,
BENEFICIARY.

     Paragraph 5, Section A, is deleted and instead the following applies:

     5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the rate provided for in the note securing the within Deed of Trust, and to pay for any statement provided for by law regarding the obligations secured hereby in the amount demanded by Beneficiary, not exceeding the maximum amount permitted by law at the time of the request therefore.

     The third paragraph of Paragraph 5, Section B, is deleted and instead the following applies:

     After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the rate provided for in the note securing the within Deed of Trust; all other sums then secured hereby; and the reminder, if any, to the person legally entitled thereto.

     The following is added as Paragraph 10, Section B:

     10) Nothing in this instrument shall be interpreted to confer rights or obligations which are prohibited by the California Business and Professions Code and Beneficiary and Trustee waives any right inconsistent herewith.



TRUSTOR:



---------------------------------             ---------------------------------


---------------------------------             ---------------------------------

                                  EXHIBIT 10.6
                           AGREEMENT TO SEEK A LENDER
                               (Agency Agreement)

DATE:                                                               Loan No.:

     I engage REDWOOD MORTGAGE CORP. (the Broker) to act as my exclusive agent to find a lender or lenders willing to loan money to me in the principal amount of $__________ bearing interest at ______ percent (__%) per annum according to the terms of the Mortgage Loan Disclosure Statement/Good Faith Estimate (the Disclosure Statement) I have executed with Broker, a copy of which is attached to this Agreement, or upon other terms and conditions as I approve. The loan is to be secured by a Deed of Trust on real property owned entirely or in part by me at ______________.

     I agree to pay a brokerage commission, processing charges and fees for arranging the loan in accordance with the Disclosure Statement.

     If my loan application is approved by Broker in its sole discretion, Broker shall use its best efforts to obtain a lender or lenders willing to loan the requested funds to me. The Broker shall have the exclusive right to act as my agent in this regard for a period of sixty (60) days from the date the loan application is approved, except that if this loan application is for a loan which is subject to California Business and Professions Code 10243, then the period of agency shall be forty five (45) days from the date the loan application is approved.

     I recognize that in addition to acting as my agent, Broker may also be acting as agent for lenders seeking borrowers such as private parties, institutional lenders or government agencies, including the lender which ultimately lends me money. I agree that Broker may act as dual agent for me and for any lender to me. In addition, I recognize that Broker may, if it so chooses, lend me its own funds or funds which it controls.

     Broker shall incur no liability to me if it is unable to obtain a lender interested in loaning money to me, and Broker has no obligation to loan me its own funds.

     If loan funds are not disbursed because of any information I fail to disclose accurately, for instance the existence and terms of any lien affecting the property which will be security for this loan, or actual title to such property, I understand that Broker has performed its duties and may incur expenses and liabilities to other parties. Therefore, I agree to pay Broker the commission and all other expenses incurred in arranging the loan as listed in the Disclosure Statement as may be provided by law.

     I hereby  authorize  Broker  to  deliver  to a  prospective  lender  credit
information  available  to  Broker,   including  reports  received  from  Credit
Reporting Agencies.

     If applicable, Broker shall retain possession of original Note and original Deed of Trust, and forward them in accordance with the instructions of the lender.

     I recognize and agree that this agreement may be terminated by Broker at any time before funding of the loan to me. I further recognize and agree that this agreement shall automatically terminate when the loan funds are disbursed to me and that Broker has no further obligations to me at that time and that Broker may continue to act as agent for lender during the time the loan to me is outstanding. I agree that all claims or disputes between me and Broker arising out of or relating to the loan, including Broker's arranging of the loan and my disclosure of information to Broker shall be determined by binding arbitration in accordance with the rules of the American Arbitration Association and that the judgment of the arbitrators may be entered in a court of law. I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP THE RIGHT TO A JURY OR COURT TRIAL AND AGREEING TO HAVE DISPUTES DECIDED BY NEUTRAL ARBITRATORS. I have read the above Agreement and I do agree.

--------------------------------------         ---------------------
Name                                           (Date)
--------------------------------------         ---------------------
Name                                           (Date)

     THE REAL PROPERTY WHICH WILL SECURE THE REQUESTED LOAN IS MY RESIDENCE

                              Yes ______ No _______
                          (BORROWER INITIAL YES OR NO)

                                  EXHIBIT 10.7
                                 FORMATION LOAN
                                 PROMISSORY NOTE

Up to a Maximum of $6,750,000                    Effective as of ________, 2003
                                                      San Francisco, California


     For value received, and in connection with an offering (the "Offering") of up to $75,000,000 in units of limited partnership in Redwood Mortgage Investors VIII, a California limited partnership (the "Holder"), Redwood Mortgage Corp., a California corporation (the "Borrower") promises to pay to Holder up to the principal sum of SIX MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS and No/100ths ($6,750,000), or so much thereof as shall have been advanced by Holder to Borrower (the "Principal Amount") under this promissory note (this "Note") on or before the termination date of the Offering (the "Termination Date"). This Note shall be effective as of ___________, 2003, the effective date of the Offering, and does not supersede, replace, amend or modify any other notes made by the Borrower in favor of the Holder or other obligations of the Borrower to the Holder. Prior to the Termination Date, and upon Borrower's written request to Holder, Holder agrees to make advances of up to the Principal Amount (the "Advances") to Borrower so long as no Event of Default (as defined below) has occurred under this Note. Holder acknowledges and agrees that all Advances under this Note shall memorialized on a written addendum hereto, as supplemented from time to time, with each Advance memorialized on the addendum being initialed by the Borrower when and as made. The Principal Amount, or any portion thereof that is advanced under this Note, shall not accrue any interest.

     1. The Principal Amount advanced to Borrower hereunder shall be used by Borrower for the sole and exclusive purpose of paying selling commissions owed by Borrower in connection with the offer and sale of units of limited partnership interests in the Holder, and all amount payable in connection with unsolicited orders for units received by Borrower, all in accordance with
Section 10.9 of the Fifth Amended and Restated Limited Partnership Agreement of the Holder, dated July 9, 2003 (the "Partnership Agreement").

     2. All payments of the Principal Amount (or such portion thereof that has been advanced to Borrower under this Note) shall be in lawful money of the United States of America and shall be paid to Holder at its principal office located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063. Prior to the Termination Date, all payments of the Principal Amount owing hereunder shall be paid in annual installments equal to 1/10 of the Principal Amount outstanding as of December 31 of each year, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder. Each payment of the Principal Amount prior to the Termination Date shall be made on or before December 31 of the following year. Upon the Termination Date, the Principal Amount outstanding shall be amortized over ten years, with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the Principal Amount outstanding as of the Termination Date, reduced by the amount of any withdrawal penalties received by the Holder in accordance with Section 8.1 of the Partnership Agreement due to the early withdrawal of investors from the Holder. Each payment of the Principal Amount after the Termination Date shall be made on or before December 31 of the following year. Any balance owing under this Note shall be due and payable on or before December 31 of the year immediately following the ten year anniversary of the Termination Date (the "Maturity Date"). The Borrower may prepay all or any part of the Principal Amount owing under this Note at any time without any penalty or interest.

     3. The Borrower agrees to pay on demand all reasonable, actual costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), of the Holder in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note and all related agreements and the other certificates or documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Note. The obligations of the Borrower under this Section 3 shall survive the termination of this Note and the repayment of the Principal Amount.

     4. This Note shall be unsecured.

     5. The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.

     6. Any of the following shall constitute an "Event of Default" under this Note, and shall give rise to the remedies provided in Section 7 below:

     (a) Any failure by the Borrower to pay when due all or any portion of the Principal Amount owing under this Note;

     (a) Borrower's use of the Principal Amount for any purpose other than as permitted in Section 1, above.

     (c) If the Borrower (i) admits in writing its inability to pay generally its debts as they mature, or (ii) makes a general assignment for the benefit of creditors, or (iii) is adjudicated a bankrupt or insolvent, or (iv) files a voluntary petition in bankruptcy, or (v) takes advantage, as against its creditors, of any bankruptcy law or statute of the United States of America or any state or subdivision thereof now or hereafter in effect, or (vi) has a petition or proceeding filed against it under any provision of any bankruptcy or insolvency law or statute of the United States of America or any state or subdivision thereof, which petition or proceeding is not dismissed within thirty
(30) days after the date of the commencement thereof, (vii) has a receiver, liquidator, trustee, custodian, conservator, sequestrator or other such person appointed by any court to take charge of its affairs or assets or business and such appointment is not vacated or discharged within thirty (30) days thereafter, or (viii) takes any action in furtherance of any of the foregoing.

     7. If any Event of Default shall occur and be continuing, Holder shall, in addition to any and all other available rights and remedies, have the right, at Holder's option, to: (a) declare the entire unpaid principal balance of this Note and all other sums due by Borrower hereunder, without notice to Borrower, to be immediately due and payable; and (b) pursue any and all available remedies for the collection of such principal to enforce its rights as described herein; and in such case Holder may also recover all costs of suit and other expenses in connection therewith, including reasonable attorney's fees for collection and the right to equitable relief (including, but not limited to, injunctions) to enforce Holder's rights as set forth herein (as described herein).


     8. In the event that all or any one or more of Michael R. Burwell, Gymno Corporation, a California corporation or Redwood Mortgage Corp., a California corporation (collectively, the "Initial General Partners") are removed as general partner(s) of the Holder by the vote of a majority of limited partners of the Holder, and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for its placement of mortgage loans, the Borrower will be immediately released from an further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the number of days elapsed). In addition, if all of the Initial General Partners are removed, no successor general partners are elected, the Holder is liquidated and the Borrower is no longer receiving any payments for services rendered, the amounts owing under this Note shall be forgiven and the Borrower shall be released and held harmless from any further obligation under this Note.

     9. The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

     10. Any term of this Note may be amended or waived with the written consent of the Borrower and Holder. This Note may not be assigned without the prior written consent of the Borrower, which shall not be unreasonably withheld or delayed.



                        Redwood Mortgage Corp., a California corporation


                        By:
                              ----------------------------------------
                        Name:
                              ----------------------------------------
                        Title:
                              ----------------------------------------

                       ADVANCES AND PAYMENT OF PRINCIPAL*



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Date   Amount of    Amount of Principal    Unpaid Principal    Notation Made By
       Advance      Paid or Prepaid        Amount
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*  Continue on separate sheet if necessary

                                  EXHIBIT 10.8
                                 LINE OF CREDIT
                          CREDIT AND SECURITY AGREEMENT


     This Credit and Security Agreement ("Agreement") is entered into as of June 27, 2000, by and between Redwood Mortgage Investors VIII, a California limited partnership ("Borrower"), and City National Bank, a national banking association ("CNB").

     1. DEFINITIONS. As used herein, the following terms have the meanings indicated:

     1.1 "Acceptable Accountant" shall mean Capriccio, Cropper & Larson, LLP, unless CNB notifies Borrower, in writing, that such accountant is not acceptable, and any other accountants CNB notifies borrower, in writing, are acceptable.

     1.2 "Borrowing Base" shall mean:

     1.2.1 For Wholly-Owned Eligible Mortgage, fifty percent (50%) of the net principal amount owed by the Mortgage Debtor on the Eligible Mortgage; plus

     1.2.2  For  Fractional  Eligible  Mortgage,   Borrower's  interest  in  the
Fractional Eligible Mortgage times twenty five percent (25%) of the net principal amount owed by the Mortgage Debtor on the Eligible Mortgage.

     Provided, however, no Eligible Mortgage as to which has occurred a Loss of Collateral Value shall be included within the Borrowing Base.

     In no event shall (i) the portion of the Borrowing Base composed of Fractional Eligible Mortgages exceed twenty five percent (25%)of the portion of the Borrowing Base composed of Wholly-Owned Eligible Mortgages, or (ii) the Borrowing Base exceed the Revolving Credit Commitment.

     1.3 "Borrower's Loan Account" means the statement of daily balances on the books of CNB in which will be recorded Revolving Credit Loans made by CNB to Borrower, payments made on such loans, and other appropriate debits and credits as provided by this Agreement. CNB will provide a statement of account for Borrower's Loan Account at least once each month on a date established by CNB, which statement will be accepted by and conclusively binding upon Borrower unless it notifies CNB in writing to the contrary, within five (5) days of receipt of such statement, or ten (10) days after sending of such statement if Borrower does not notify CNB of its non-receipt of the statement. Statements regarding other credit extended to Borrower will be provided separately.

     1.4  "Borrowing   Base   Certificate"   shall  be  in  form  and  substance
satisfactory to CNB.

     1.5 "Business Day" shall mean a day that CNB is open for business.

     1.6 "Code" shall mean the California Uniform Commercial Code, except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

     1.7 "Collateral" shall mean all property securing the Obligations and as described in Section 8 hereof.

     1.8 "Commitment Fee" shall be $18,750.00.

     1.9 "Debt" shall mean, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower for borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of Borrower to pay the deferred purchase price of property or services; (d) all capitalized lease obligations of Borrower (e) all obligations or liabilities of others secured by a lien on any asset of Borrower whether or not such obligation or liability is assumed; (f) all obligations guaranteed by Borrower (g) all obligations of Borrower direct or indirect, for letters of credit; and (h) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of Borrower.

     1.10 "Eligible Mortgage" means a loan secured by a first or second lien on California real property, upon which is constructed a residential or commercial building, whether or not such loan is included within the Borrowing Base.

     1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

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

     1.12 "Event of Default" shall mean an event described in Section 9.1 of this Agreement.

     1.13 "Fractional Eligible Mortgage" means an Eligible Mortgage which is less than one hundred percent (100%) owned by Borrower.

     1.14  "Guaranty"  shall  each have the  meaning  set forth in  Section  2.4 hereof.

     1.15 "Guarantors" shall mean Redwood Mortgage Corp. and Michael Burwell. Only a Guarantor shall have personal liability hereunder irrespective of any Persons status as a general partner of Borrower.

     1.16 "Loan" or "Loans" shall mean one or more of the Loans extended by CNB to Borrower pursuant to Section 2 hereof.

     1.17 "Loan Documents" means, individually and collectively, this Agreement, any guaranty, security or pledge agreement, financing statement and all other contracts, instruments addenda and documents executed in connection with or related to extensions of credit under this Agreement or under any Eligible Mortgage.

     1.18 "Loss of Collateral Value" shall mean, with respect to an Eligible Mortgage, the occurrence of any of the following:

     1.18.1 Failure of the Mortgage Debtor to make a periodic payment of principal or interest within sixty (60) days of its original due date, except as such original due date may have been extended by written agreement between the Mortgage Debtor and the Borrower;

     1.18.2 The filing of a Notice of Default; or

     1.18.3 The filing of a bankruptcy proceeding with respect to the Mortgage Debtor.

     1.19 "Mortgage Debtor" shall mean the Person or entity obligated on an Eligible Mortgage.

     1.20 "Net Income" shall mean net income, as determined in accord with GAAP, after taxes.

     1.21  "Obligations"  shall  mean all  present  and future  liabilities  and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind and description, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

     1.22 "Partner's Capital" shall mean the total of all assets appearing on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied for Borrower, minus (a) all intangible assets, including, without limitation, unarmortized debt discount, Affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges, copyrights, franchises and appraisal surplus; minus (b) all obligations which are required by generally accepted accounting principles consistently applied to be reflected as a liability on the balance sheet of Borrower; minus (c) deferred income and reserves not otherwise reflected as a liability on the balance sheet of Borrower.

     1.23 "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint ventures, associations, joint stock companies, companies, trusts, banks, trust companies, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     1.24 "Potential Event of Default" shall mean any condition existing during any applicable cure period, that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

     1.25 "Prime Rate" shall mean the rate most recently announced by CNB at its principal office in Beverly Hills as its "Prime Rate." Any change in the interest rate resulting from a change in such Prime Rate shall become effective on the Business Day on which each change in Prime Rate is announced by CNB.

     1.26 "Property" means the real property which is the subject of the Eligible Mortgage.

     1.27 "Revolving Credit Commitment" shall mean, CNB's commitment, in accordance with the terms of this Agreement, to make Revolving Credit Loans in the aggregate principal amount at any one time of up to Fifteen Million Dollars ($15,000,000).

     1.28  "Revolving  Credit Loans" shall have the meaning set forth in Section
2.1 hereof.

     1.29 "Subordinated Debt" shall mean Debt of Borrower the repayment of principal and interest of which is subordinated, on terms satisfactory to CNB, to the Obligations.

     1.30 "Termination Date" shall mean June 30, 2002, unless the Revolving Credit Commitment shall have been renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date shall mean such renewed maturity date of the Revolving Credit Commitment, as set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 9.3 hereof; the date of any termination under Section 9.3 shall thereupon become the Termination Date as that term is used in this Agreement.

     1.31 "Wholly-Owned Eligible Mortgage" means an Eligible Mortgage which is one hundred percent (100%) owned by Borrower.

     2. LOANS.

     2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, CNB agrees to make loans ("Revolving Credit Loans") to Borrower from the date of this Agreement to, but not including, the Termination Date, at such times as Borrower may request, up to the amount of the Borrowing Base, which Revolving Credit Loans may be repaid and reborrowed at any time up to the Termination Date. Subject to Borrower's option set forth in Section 3.3, the aggregate unpaid principal amount of all Revolving Credit Loans shall be paid by Borrower to CNB on the Termination Date.

     2.1.1 Interest on Revolving Credit Loans. The Revolving Credit Loans shall bear interest on the principal amount thereof from time to time outstanding until repaid at an annual fluctuating rate equal to the Prime Rate, from time to time in effect, plus one quarter of one percent (1/4%) per annum. Interest on the Revolving Credit Loans shall be payable monthly in arrears on the last day of each month, and on the date such Revolving Credit Loans are paid in full.

     2.1.2 Application Procedure for Revolving Credit Loans. Each Revolving Credit Loan shall be made by CNB at the written request of anyone who is authorized in writing by Borrower to so request. Any such written request shall be made by a transmittal letter executed by the Borrower accompanied by the following documents, with respect to any Eligible Mortgage Borrower proposes to include within the Borrowing Base:

     2.1.2.1 With respect to a Wholly-Owned Eligible Mortgage:

     2.1.2.1.1 Original note executed by the Mortgage Debtor,

     2.1.2.1.2 Original assignment of note by Borrower to CNB,

     2.1.2.1.3 Original trust deed executed by Mortgage Debtor, and

     2.1.2.1.4 Original (unrecorded) assignment of trust deed to CNB.

     2.1.2.2 With respect to a Fractional Eligible Mortgage:

     2.1.2.2.1 Borrower certified copy of original note executed by the Mortgage Debtor,

     2.1.2.2.2 Original assignment of note by Borrower to CNB,

     2.1.2.2.3 Borrower certified copy of original trust deed executed by Mortgage Debtor, and

     2.1.2.2.4 Original (unrecorded) assignment of trust deed to CNB.

     2.1.3 Payment for Amounts Exceeding Borrowing Base. Borrower will, immediately upon demand, repay the amount by which the unpaid principal amount of Revolving Credit Loans exceed the amount CNB has agreed to lend under Section
2.1. The portion of Revolving Credit Loans exceeding the Borrowing Base will bear additional interest of three percent (3%) per year over the rate set forth in Section 2.1.1, commencing ten (10) days after demand if the unpaid principal amount of Revolving Credit Loans continues to exceed the amount CNB has agreed to lend under Section 2.1.

     2.2 Payments. All payments hereunder shall be in United States Dollars and in immediately available funds. All interest shall be computed on the basis of a 360-day year and actual days elapsed. Any payment which falls on a non-Business Day shall be rescheduled to the next Business Day and interest shall continue to accrue to such rescheduled Business Day. All payments of principal interest, fees and other charges incurred under this Agreement will be made by charging, and Borrower hereby authorizes CNB to charge, Borrower's demand deposit account or Borrower's Loan Account. Borrower also authorizes CNB to charge to Borrower's demand deposit account or Borrower's Loan Account any payment credited against the Obligations which is dishonored by the drawee or maker thereof.

     2.3 Interest on Overdue Payments. Overdue payments of principal (and of interest to the extent permitted by law) on the Loans shall bear additional interest from and after written notice by CNB to Borrower of the occurrence of an Event of Default (and without constituting a waiver of such Event of Default) at a fluctuating rate per annum equal to five percent (5.0%) per annum higher than the interest rate as determined in Section 2.1.1 until such unpaid amount has been paid in full commencing, ten (10) days after such written notice if such Event of Default remains uncured. All interest provided for in this Section
2.3 shall be payable on demand. Except as aforestated in this Section 2.3, the Loans shall bear interest (whether before or after any breach of this Agreement) at the rate of interest specified in Section 2.1.1.

     2.4 Guaranties. Guarantors shall guarantee full repayment of Borrower's Obligations to CNB, and shall execute and deliver to CNB their Continuing Guaranties ("Guaranty") in the form customarily used by CNB.

     3. TERM AND TERMINATION.

     3.1 Establishment of Termination Date. The term of this Agreement will begin as of the date hereof and continue until the Termination Date, unless the term is renewed for an additional period by CNB giving Borrower prior written notice, in which event the Termination Date will mean the renewed maturity date set forth in such notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 9.3; the date of any such termination will become the Termination Date as that term is used in this Agreement. Upon renewal, CNB shall bill Borrower or its general partner, Redwood Mortgage Corp., for the amount of the Commitment Fee.

     3.2 Obligations Upon the Termination Date. Borrower will, upon the Termination Date:

     3.2.1 Subject to Borrower's option to extend repayment set forth in Section 3.3, below, repay the amount of the balance due as set forth in Borrower's Loan Account plus any accrued interest, fees and charges; and

     3.2.2 Pay the amounts due on all other Obligations owing to CNB. In this connection, and notwithstanding anything to the contrary contained in the instruments evidencing such Obligations, the Termination Date hereunder will constitute the maturity date of such other Obligations.

     3.3 Option to Extend Repayment. In the event CNB fails to give Borrower notice of its election to extend the Termination Date as provided herein, and there does not exist any Event or Potential Event of Default on the Termination Date, Borrower may elect to repay the balance due as set forth in Borrower's Loan Account in thirty six (36) equal monthly installments, each equal to 1/36th of the amount set forth for principal in Borrower's Loan Account, plus interest thereon, commencing on the first day of the month following the Termination Date.

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     3.4 Survival of Rights.  Any  termination of this Agreement will not affect the rights, liabilities and obligations of the parties with respect to any Obligations outstanding on the date of such termination. Until all Obligations have been fully repaid, CNB will retain its security interest in all existing Collateral and Collateral arising thereafter, and Borrower will continue to assign all Accounts to CNB and to immediately turn over to CNB, in kind, all collections received on the Accounts.

     4. CONDITIONS PRECEDENT.

     4.1 Extension of Credit. The obligation of CNB to make the first Loan hereunder is subject to the fulfillment to CNB's satisfaction of each of the following conditions:

     4.1.1 CNB shall have received the Guaranties referred to in Section 2.4, above;

     4.1.2  CNB  shall  have  received  (a) a  copy  of  Borrower's  Partnership
Agreement, as amended to date; (b) a Partnership Authorization of Borrower approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to this Agreement;

     4.1.3 CNB shall have received (a) a copy of the Corporate Guarantor's Articles of Incorporation as amended to date; (b) a Resolution of the Corporate Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and any other documents required pursuant to this Agreement, certified by the Corporate Guarantor's corporate secretary; and
(c) a copy of the last certificate filed on behalf of the Corporate Guarantor containing the information required by California Corporations Code ss. 1502(a);

     4.1.4 CNB shall have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable first security interests and liens in the Collateral, have been effected;

     4.1.5 CNB shall have received the Commitment Fee, and

     4.1.6 CNB shall have  received  evidence  that the  insurance  required  by
Section 6.8 hereof is in effect.

     4.2 Conditions to Each Extension of All Loans. The obligation of CNB to make any Loan shall be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

     4.2.1 The representations and warranties of Borrower set forth in Section 5 hereof shall be true and correct on the date of the making of each Loan with the same effect as though such representations and warranties had been made on and as of such date;

     4.2.2 There shall be in full force and effect in favor of CNB a legal, valid and enforceable security interest in, and a valid and binding first lien on the Collateral, apart from Fractional Eligible Mortgages, and CNB shall have received evidence, in form and substance acceptable to CNB, that all filings, recordings and other actions that are necessary or advisable, in the opinion of CNB, in order to establish, protect, preserve and perfect CNB's security interests and liens as legal, valid and enforceable security interests and liens in the Collateral have been effected;

     4.2.3 There shall have occurred no Event of Default or Potential Event of Default; and

     4.2.4 All other documents and legal matters in connection with the transactions contemplated by this Agreement, shall be satisfactory in form and substance to CNB.

     5. REPRESENTATIONS AND WARRANTIES. To induce CNB to enter into this Agreement, Borrower makes the following representations and warranties which shall survive the making and repayment of the Loans.

     5.1 Partnership Existence. Borrower is duly organized, validly existing and in good standing under the laws of the state of California, and is duly qualified to conduct business as a foreign partnership in all jurisdictions where the failure to do so would have a material adverse effect on its business.

     5.2 Corporate Existence of Guarantor. The Corporate Guarantor is duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to conduct business as a foreign corporation in all jurisdictions where the failure to do so would have a material adverse effect on its business.

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

     5.3 Requisite Power. Borrower has all requisite partnership power to borrow the sums provided for in this Agreement, and to execute and deliver this Agreement and each other document, contract and instrument delivered to CNB in connection with this Agreement to which Borrower is required hereunder to be a party. The execution, delivery and performance of this Agreement have been duly authorized by the Partnership Authorization of Borrower and do not require any consent or approval of the limited partners of Borrower.

     5.4 Binding Agreement. This Agreement, will constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.5 Other Agreements. The execution, delivery and performance of this Agreement will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board, relating to loans secured by Margin Stock as defined therein) or any order of any governmental authority, court, arbitration board or tribunal or the partnership agreement of Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound, except liens and security interests in favor of CNB.

     5.6 Litigation. There is no litigation, investigation or proceeding in any court or before any arbitrator or regulatory commission, agency or other governmental authority pending, or threatened against or affecting Borrower, any Guarantor or any of their respective properties, which, if adversely determined would have a material adverse effect on the business, operation or condition, financial or otherwise, of Borrower or any Guarantor.

     5.7 Financial Condition. Borrower's most recent financial statements, copies of which have heretofore been delivered to CNB, are true, complete and correct and fairly present the financial condition of Borrower, including operating results, as of the accounting period referenced therein. The financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the business, operations or conditions, financial or otherwise, of Borrower since the date of such financial statements. Borrower has no material liabilities for taxes, long-term leases or long-term commitments, except as disclosed in the aforementioned financial statements.

     5.8 No Violations. Borrower is not in violation of any law, ordinance, rule or regulation to which it or any of its properties or any Eligible Mortgage is subject.

     5.9 Collateral.

     5.9.1 Borrower owns and has the right and power to grant a security interest in the Collateral;

     5.9.2 The Collateral is genuine and free from liens, adverse claims, setoffs, defaults, prepayments, defenses and encumbrances except those in favor of CNB, and any liens secured by the same Property as is the Eligible Mortgage; and

     5.9.3 The principal place of business and chief office of Borrower is at the address specified in Section 10.6. Borrower has no other offices or places of business and will not establish any other offices or places of business except upon thirty (30) days' prior written notice to CNB and will not without the prior written consent of CNB, which consent will not be unreasonable withheld, maintain its books and records at any other place other than the address set forth in Section 10.6.

     5.10 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loans solely for the funding of mortgage loans or mortgage investments or working capital needs arising in the ordinary course of its business.

     5.11 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

     5.12 Consents. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution, delivery and performance by Borrower of this Agreement or the transactions contemplated hereby or thereby.

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

     5.13 Regulation U. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     5.14 Environmental Matters. The operations of Borrower comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances and fully comply with all terms and conditions of all required permits and licenses.

     6. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower shall comply with the following covenants:

     6.1 Books and Records. Borrower shall maintain, in accordance with sound accounting practices, accurate records and books of account. Borrower shall not change the accounting methods used without notification to CNB. Borrower shall permit any representative of CNB, at least once a year and at any other reasonable time, to inspect, audit, examine and make extracts from or copies of all books, records and other data, to inspect any of Borrower's properties and to confirm balances due on Collateral by direct inquiry to Mortgage Debtors, and shall furnish CNB with all information regarding the business or finances of Borrower promptly upon CNB's request.

     6.2 Collateral. Borrower shall, if requested by CNB, mark its records in a manner satisfactory to CNB to show CNB's security interest therein. Borrower shall execute and deliver to CNB any instrument, document, financing statement, assignment or other writing which CNB may deem necessary or desirable to carry out the terms of this Agreement, to perfect CNB's security interest in any Collateral for the Obligations, or to enable CNB to enforce its security interest in an of the foregoing.

     6.3 Financial Statements. Borrower shall furnish to CNB on a continuing basis:

     6.3.1 Within sixty (60) days after the end of each quarterly accounting period of each fiscal year, a copy of Borrower's Form 10-Q, or in lieu thereof, a financial statement consisting of not less than a balance sheet, and income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, which financial statement may be internally prepared;

     6.3.2 Within one hundred twenty (120) days after the close of each fiscal year, a copy of Borrower's Form 10-K, or in lieu thereof, a copy of the annual audit report for such year for Borrower and the Subsidiaries including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by an Acceptable Accountant, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default, and if so, stating the facts with respect thereto;

     6.3.3 As soon as available, if prepared, any written report pertaining to material items with respect to matters involving Borrower's internal controls submitted to Borrower by Borrower's independent public accountants in connection with each annual or interim special audit of the financial condition of Borrower made by such accountants;

     6.3.4 Contemporaneously with each annual review report required by (Section 6.3.2) above, a copy of the representation letter from Borrower to its independent public accountants, confirming in writing the oral representations made by Borrower to the accountants during the review process;

     6.3.5 As soon as available, a copy of a letter from Borrower's independent public accountants to Borrower, in form and substance satisfactory to CNB, setting forth the scope of such accountants' engagement; and

     6.3.6 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request.

     6.4 Financial Statement of Guarantor Redwood Mortgage Corp. Within one hundred and twenty (120) days after the close of each fiscal year, a copy of the annual audit report for such year for Guarantor Redwood Mortgage Corp. including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by an Acceptable Accountant, and certified by such accountants to have been prepared in accordance with generally accepted accounting principles consistently applied.

     6.5 Financial Statement of Guarantor Michael Burwell. Not later than ninety
(90) days after Borrower's fiscal year end of each year, Borrower shall provide CNB with the financial statement, in form and substance satisfactory to CNB, of Guarantor Michael Burwell, certified by such Guarantor to be true and correct.

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

     6.6 Borrowing Base Certificate. Within thirty (30) days of the end of each month, a Borrowing Base Certificate accompanied by a master list of all real estate loans owned wholly or in part by Borrower, irrespective of whether such real estate loans constitute Eligible Mortgages.

     6.7 Taxes and Premiums. Borrower shall pay and discharge all taxes, assessments, governmental charges and real and personal property taxes, owed or required to be paid by Borrower, including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required hereunder prior to the date upon which penalties are attached thereto.

     6.8 Insurance. Borrower, or its general partner, Redwood Mortgage Corp., on behalf of Borrower, shall maintain with responsible companies, at its own expense, a liability insurance policy, a blanket fidelity bond and an errors and omissions insurance policy (if such errors and omissions policy is available at a commercially reasonable premium), with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Collateral. Any such fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Borrower against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of all officers, employees or other persons acting in any capacity requiring such persons to handle finds, money, documents or papers relating to the Collateral. Such fidelity bond shall also protect and insure the Borrower against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 6.8 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Borrower from its duties and obligations as set forth in this Agreement. Upon the request of CNB a certified true copy of such fidelity bond and insurance policies and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without thirty
(30) days prior written notice to CNB.

     6.9 Notice. Borrower shall promptly advise CNB in writing of (a) the opening of any new places of business, the closing of any of its existing places of business, each location at which Inventory is or will be kept, and of the change of Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened against Borrower or Guarantor where the amount or amounts in controversy exceed $500,000.00; (d) any unpaid taxes of Borrower, or Guarantor, which are more than fifteen (15) days delinquent; and (e) any other matter that might materially or adversely affect Borrower's or Guarantor's financial condition, operations, property or business.

     6.10 Fair Labor Standards Act. Borrower shall comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act of 1938 (29 U.S.C. Code ss. 201 et seq.).

     6.11 Partnership Existence. Borrower shall preserve and maintain its partnership existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business.

     6.12 Compliance with Law. Borrower shall comply with all requirements of all applicable laws, rules, regulations (including, but not limited to, ERISA with respect to each of their benefit plans and all environmental or hazardous materials laws), orders of any governmental agency and all material agreements to which they are a party.

     6.13 Financial Tests. Borrower shall maintain:

     6.13.1 Minimum Partner's Capital of at least $42,000,000.00 until September 30, 2000, and $45,000,000.00 thereafter;

     6.13.2 Net Income of at least $2,000,000.00 for each fiscal year; and

     6.13.3 Net Income of greater than zero for each fiscal quarter.

     7. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower shall not do any of the following without CNB's prior written consent:

     7.1 Borrowing.  Create,  incur,  assume or suffer to exist any Debt, except
(a) Debt to CNB, (b) Subordinated Debt, and (c) Debt incurred in the ordinary course of business.

     7.2 Sale of Assets. Sell, lease or otherwise dispose of any of Borrower's assets, other than in the ordinary course of business.

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

     7.3 Loans. Make loans or advances to any Person except credit extended to employees or to customers in the ordinary course of its business.

     7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligation of any Person including Borrower, except (a) in the ordinary course of business, and (b) contingent liabilities in favor of CNB.

     7.5 Investments. Purchase or acquire the obligations or stock of, or any other interest in, any partnership, joint venture or corporation, except (a) direct obligations of the United States of America; and (b) investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00).

     7.6 Mortgages, Liens, etc. Mortgage, pledge, hypothecate, grant or contract to grant any security interest of any kind in any property or assets, to anyone except in the ordinary course of business or to CNB.

     7.7 Involuntary Liens. Permit any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien shall not be removed within a period of thirty (30) days, except those liens which arise in the ordinary course of Borrower's business.

     7.8 Mergers and Acquisitions. Enter into any merger or consolidation, or, acquire all or substantially all the assets of any Person.

     7.9 Event of Default. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

     8. SECURITY AGREEMENT.

     8.1.1 Grant of Security Interest. To secure all of Borrower's Obligations hereunder as well as other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in all Eligible Mortgages. This grant of a security interest shall apply which respect to all Eligible Mortgages irrespective of whether a particular Eligible Mortgage is included within the Borrowing Base.

     8.1.2 Release of Security Interest. Concurrently with a payment of principal by or on behalf of a Mortgage Debtor, CNB shall release its security interest in the Eligible Mortgage, provided that such release shall not cause the amount of Revolving Credit Loans outstanding to exceed the amount CNB has agreed to lend under Section 2.1.

     8.2 CNB's Rights. CNB shall have the right to record any assignment held with respect to an Eligible Mortgage and to notify any Mortgage Debtor to make payments thereon directly to CNB, to take control of the cash and noncash proceeds of any Eligible Mortgage, which right CNB may exercise at any time upon the occurrence of a Potential Event of Default or an Event of Default has occurred hereunder or whether Borrower was theretofore making collections thereon. Until such time as CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Eligible Mortgages. Upon the request of CNB, Borrower shall deliver to CNB for application in accordance with this Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of any Eligible Mortgage on the Business Day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower shall not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but shall hold them separate and apart therefrom expressly in trust for CNB. All such remittances shall be accompanied by such statements and reports of collections and adjustments as CNB may from time to time specify.

     8.3 CNB's Appointment as Attorney-In-Fact. Upon the occurrence of an Event of Default, CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) to endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Eligible Mortgages; (b) to execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) to receive, open and dispose of all mail addressed to Borrower; (d) to notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB shall designate; and (e) to do such other and further acts and deeds in the name of Borrower which CNB may deem necessary or desirable to enforce any Eligible Mortgage or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon CNB to exercise any such powers.

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     9. EVENTS OF DEFAULT.

     9.1 Events of Default. The following shall constitute Events of Default for purposes of this Agreement:

     9.1.1 Borrower shall fail to pay when due any installment of principal or interest or any other payment payable hereunder;

     9.1.2 Borrower shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in this Agreement;

     9.1.3 There shall occur the entry of an order for relief or the filing of an involuntary petition with respect to Borrower or a Guarantor under the United States Bankruptcy Code; there shall occur the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of Borrower or a Guarantor; Borrower, or a Guarantor shall make a general assignment for the benefit of creditors;

     9.1.4 Any financial statement, representation or warranty made or furnished by Borrower, or a Guarantor in connection with this Agreement should prove to be in any material respect incorrect;

     9.1.5 CNB's security interest in or lien on any portion of the Collateral shall become impaired or otherwise unenforceable, unless such impairment does not cause the Revolving Credit Loans to be in excess of the amount CNB has agreed to lend under Section 2. 1;

     9.1.6 Any person shall obtain an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB or either of them from performing this Agreement, and such proceedings shall not be dismissed or such decree shall not be vacated within ten (10) days after the granting thereof;

     9.1.7 Borrower shall neglect, fail or refuse to keep in full force and effect any governmental permit or approval which is necessary to the operation of its business;

     9.1.8 All or substantially all of the property of Borrower, or a Guarantor shall be condemned, seized or otherwise appropriated;

     9.1.9 The occurrence of (a) a Reportable Event as defined in ERISA which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a),
(b) or (c) results in a significant monetary liability to Borrower;

     9. 1. 10 Any general partner of Borrower, who is a Guarantor, resigns or otherwise ceases to act as a general partner of Borrower;

     9.1.11 Russell Burwell or Michael Burwell, no longer control one-hundred percent (100%) of the stock of Redwood Mortgage Corp.; or

     9.1.12 Any Guarantor shall have revoked his or its Guaranty or such Guaranty shall have become otherwise unenforceable with respect to future advances.

     9.2 Notice of Default and Cure of Potential Events of Default. Except with respect to the Events of Default specified in Paragraphs 9.1.3 or 9.1.5 above, and subject to the provisions of Section 9.4, CNB shall give Borrower at least ten (10) days' written notice of any event which constitutes or, with the lapse of time would become an Event of Default, during which time Borrower shall be entitled to cure same.

     9.3 CNB's Remedies. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may (a) declare the principal of and accrued interest on the Loans immediately due and payable in full, whereupon the same shall immediately become due and payable;
(b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies hereunder and under the Guaranty or any security agreement or deed of trust securing the Obligations, and in addition to the rights and remedies given it by this Agreement, all of the rights and remedies of a secured party under the Code and other applicable laws with respect to all of the Collateral.

     9.4 Additional Remedies. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or in the event any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems reasonably necessary under the circumstances to protect the Collateral, including but not limited to, seeking injunctive relief and the appointment of a receiver, irrespective of whether an Event of Default or Potential Event of Default has occurred under this Agreement.

     10. MISCELLANEOUS.

     10.1 Costs, Expenses and Attorneys' Fees. Borrower shall reimburse CNB for all costs and expenses relating to the administration or documentation connected with this Agreement, including, but not limited to, audits and collateral examinations, operational reviews, reasonable attorneys' fees and expenses (which counsel may be CNB employees), expended or incurred by CNB (including CNB's in-house counsel) in collecting any sum which becomes due CNB under this Agreement, the Guaranty or any other agreement delivered hereunder or in connection herewith, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with this Agreement, the Guaranty or any other agreements delivered hereunder or in connection herewith, including, without limitation, the fees and costs incurred in any out-of-court workout or a bankruptcy or reorganization proceeding.

     10.2 Dispute Resolution.

     10.2.1 Mandatory Arbitration. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any of the Loan Documents; (3) any violation of this Agreement or the Loan Documents; (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in City and County of San Francisco, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

     10.2.2 Powers and Qualifications of Arbitrators. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

     10.2.3  Discovery.  The  provisions of California  Code of Civil  Procedure
Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

     10.2.4 Miscellaneous. The arbitrator(s) will determine which is the prevailing party and will include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

     10.3 Cumulative Rights and No Waiver. Each and every right and remedy granted to CNB hereunder or under any other document delivered hereunder or in connection herewith, shall be cumulative and no one such right or remedy shall be exclusive of any other. No failure on the part of CNB to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise or waiver by CNB of any right or remedy preclude any other or future exercise thereof or the exercise of any other right or remedy.

     10.4 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California and venue and jurisdiction with respect hereto shall be with any court of competent jurisdiction located in Los Angeles County, State of California.

     10.5 Lien and Right of Setoff. Borrower hereby grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against CNB at any time existing. Upon the occurrence of any Event of Default, CNB is hereby authorized at any time and from time to time, without notice to Borrower or any other person, to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

     10.6 Notices. Any notice required or permitted to be given shall be given in writing and shall be deemed to have been given when deposited in the United States mail certified, return receipt requested, with first-class postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall, until further notice given as herein provided, be as follows:

 CNB:                  City National Bank
                       San Francisco Financial Center Commercial Banking Center 351 California Street
                       San Francisco, CA 94104
                       Attention: Roger Shelton, Senior Vice President

 with a copy to:       City National Bank
                       Legal Department
                       400 North Roxbury
                       Beverly Hills, California 90210-5021
                       Attention: General Counsel

 Borrower:             Redwood Mortgage Investors VIII
                       900 Veterans Blvd., Suite 500
                       Redwood City, CA 94063
                       Attention: Michael Burwell, General Partner

     10.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     10.8 Indemnification. Borrower shall, at all times, defend and indemnify and hold CNB (which for the purposes of this Section shall include the shareholders, officers, directors, employees, representatives and agents of CNB) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, expenses (including, without limitation, reasonable attorneys' fees, [which attorneys may be employees of CNB, or may be outside counsel]), costs, settlements, judgments or recoveries arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by this Agreement or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to CNB hereunder; and/or (c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other person, company or entity, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which shall be charged to and paid by Borrower and shall be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section 10.8 shall not be imposed with respect to any gross neglect or willful misconduct on the part of CNB and shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment or performance of all other Obligations of Borrower to CNB.

     10.9 Assignments. The provisions of this Agreement are hereby made applicable to and shall inure to the benefit of CNB's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or Obligations under this Agreement without the prior written consent of CNB.

     10.10 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any purpose or be given any substantive effect.

     10. 11 Definitional Provisions. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

     10.12 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

     10.13 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid.

     10.14 Complete Agreement. This written Agreement, is intended by CNB and Borrower as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

     IN WITNESS WHEREOF, CNB and Borrower have caused this Agreement to be executed on the date and year first written at the head of this Agreement.

"Borrower"                 Redwood Mortgage Investors VIII,
                           a California limited partnership


                           By: /s/ Michael R. Burwell
                           --------------------------
                               Michael R. Burwell, General Partner


"CNB"                      City National Bank, a national
                           banking association


                           By: /s/ Roger Shelton
                           ---------------------
                               Roger Shelton, Senior Vice President

                FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This First Amendment to Credit and Security Agreement is entered into as of December 29, 2000 by and between Redwood Mortgage Investors VIII, a California limited partnership ("Borrower") and City National Bank, a national banking association ("CNB").

                                    RECITALS

     A. Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of June 27, 2000 (the "Credit Agreement").

     B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

     2. Amendments. The Credit Agreement is amended as follows:

     2.1 Section 1.2 of the Credit Agreement is stricken and replaced with the following:

     "1.2 `Borrowing Base' shall mean:

     1.2.1 For Wholly-Owned Eligible Mortgage, fifty percent (50%) of the net principal amount owed by the Mortgage Debtor on the Eligible Mortgage; plus

     1.2.2  For  Fractional  Eligible  Mortgage,   Borrower's  interest  in  the
Fractional Eligible Mortgage times twenty five percent (25%) of the net principal amount owed by the Mortgage Debtor on the Eligible Mortgage.

     Provided, however, no Eligible Mortgage as to which has occurred a Loss of Collateral Value shall be included within the Borrowing Base.

     In no event shall (i) the portion of the Borrowing Base composed of Fractional Eligible Mortgages exceed twenty five percent (25%) of the portion of the Borrowing Base composed of Wholly-Owned Eligible Mortgages, or (ii) the Borrowing Base exceed the lesser of (x) thirty-three percent (33%) of Partner's Capital or (y) the Revolving Credit Commitment."

     2.2 Section 1.15 is stricken and replaced with the following:

     "1.15 `Guarantors' shall mean Redwood Mortgage Corp., Gymno Corporation and Michael Burwell. Only a Guarantor shall have personal liability hereunder irrespective of any Persons status as a general partner of Borrower."

     2.3 Section 1.27 is stricken and replaced with the following:

     "1.27 `Revolving Credit Commitment' shall mean, CNB's commitment, in accordance with the terms of this Agreement, to make Revolving Credit Loans in the aggregate principal amount at any one time of up to Twenty Million Dollars ($20,000,000.00)."

     2.4 Section 6.13.1 is stricken and replaced with the following;

     "6.13.1 Minimum. Partner's Capital of at least $51,000,000.00 until June 29, 2001 and $60,000,000.00 thereafter;"

     3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

     4. Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

     4.1 CNB shall have received this Amendment duly executed by Borrower; and

     4.2 CNB shall have received a separate Continuing Guaranty executed by each of the Guarantors guarantying repayment of all Obligations of Borrower to CNB.

     5.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"                      Redwood Mortgage Investors VIII, a
                                California limited partnership


                                By:  /s/ Michael R. Burwell
                                -------------------------------
                                     Michael R. Burwell, General Partner


"CNB"                           City National Bank, a national
                                banking association


                                By:  /s/ Roger Shelton
                                --------------------------------
                                     Roger Shelton, Senior Vice President

                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Second Amendment to Credit and Security Agreement is entered into as of July 2, 2002, by and between Redwood Mortgage Investors VIII, a California limited partnership ("Borrower") and City National Bank, a national banking association ("CNB").

                                    RECITALS

     A. Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of June 27, 2000, as amended by that certain First Amendment to Credit and Security Agreement dated as of December 29, 2000 (collectively, the "Credit Agreement").

     B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

     2. Amendments. The Credit Agreement is amended as follows:

     2.1 Section 1.8 of the Credit Agreement is stricken and replaced with the following:

     "1.8 "Commitment Fee" shall be $25,000.00.

     2.2 Section 1.15 is stricken and replaced with the following:

     "1.15 "Guarantors" shall mean Redwood Mortgage Corp., and Michael Burwell. Only a Guarantor shall have personal liability hereunder irrespective of any Persons status as a general partner of Borrower."

     2.3 Section 1.30 is stricken and replaced with the following:

     "Termination Date" shall mean July 10, 2004, unless the Revolving Credit Commitment shall have been renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date shall mean such renewed maturity date of the Revolving Credit Commitment, as set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 9.3 hereof; the date of any termination under
Section 9.3 shall thereupon become the Termination Date as that term is used in this Agreement.

     2.4 Section 2.1.1 is stricken and replaced with the following:

     Interest on Revolving Credit Loans. The Revolving Credit Loans shall bear interest on the principal amount thereof from time to time outstanding until repaid at an annual fluctuating rate equal to the Prime Rate, from time to time in effect, per annum. Interest on the Revolving Credit Loans shall be payable monthly in arrears on the last day of each month, and on the date such Revolving Credit Loans are paid in full.

     2.5 Section 2.1.2.1 is amended by adding the following:

     "2.1.2.1.5 Copy of the appraisal page reporting the appraised value of the Property, and

     "2.1.2.1.6 Copy of the page of the title insurance policy issued with respect to the Eligible Mortgage showing the encumbrance on the Property created by the Eligible Mortgage."

     2.6 Section 2.1.2.2 is amended by adding the following:

     "2.1.2.2.5 Copy of the appraisal page reporting the appraised value of the Property, and

     "2.1.2.2.6 Copy of the page of the title insurance policy issued with respect to the Eligible Mortgage showing the encumbrance on the Property created by the Eligible Mortgage."

     2.7 Section 6.13.1 is stricken and replaced with the following:

     "6.13.1 Minimum Partner's Capital of at least $75,000,000.00;

     2.8 Section 10.6 is amended by designating CNB's address as following:

         CNB:              City National Bank
                           San Francisco Financial Center CBC
                           150 California Street, Thirteenth Floor
                           San Francisco, CA 94111
                           Attention: Roger Shelton, Senior Vice President

     3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

     4. Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

     4.1 CNB shall have received this Amendment duly executed by Borrower; and

     4.2 CNB shall have received a separate consent to this amendment executed by each of the Guarantors.

     5.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

"Borrower"                      Redwood Mortgage Investors VIII, a
                                California limited partnership


                                By:  /s/ Michael R. Burwell
                                ------------------------------------
                                     Michael R. Burwell, General Partner



"CNB"                           City National Bank, a national
                                banking association


                                By:  /s/ Roger Shelton
                                -------------------------------------
                                    Roger Shelton, Senior Vice President


                             CONSENT OF GUARANTORS:

     The  undersigned  have  previously  guaranteed the  indebtedness of Redwood
Mortgage Investors VIII, a California limited partnership, owed to CNB. The undersigned confirm that their respective guaranties and the security given in connection therewith, if any, will continue in full force and effect and that each such guaranty will be a separate and distinct obligation and apply to the indebtedness arising from the Loan Agreement, as amended herein, subject to the overall limitation as to the amount guaranteed.



By: /s/ Michael R. Burwell
--------------------------------------
    Michael R. Burwell

Redwood Mortgage Corp., a California corporation



By: /s/ Michael R. Burwell
---------------------------------------
    Michael R. Burwell, President

                                 Exhibit 23.1

                               CONSENT OF COUNSEL


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in the Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




/s/Morrison & Foerster LLP
-----------------------------
Morrison & Foerster LLP



San Francisco, California
April 18, 2005

                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheet of the general partner, Gymno Corporation, the balance sheet of the general partner Redwood Mortgage Corp., and the financial statements of the partnership, Redwood Mortgage Investors VIII, in the prospectus, and any supplements thereto, and in the Registration Statement filed on Form S-11 for Redwood Mortgage Investors VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus and Registration Statement.




/s/ Armanino McKenna, LLP
--------------------------------
Armanino McKenna, LLP
San Ramon, CA
April 18, 2005

                                  Exhibit 99.1
                                    Table VI
             Description of Open Loans of Prior Limited Partnerships
                                  (unaudited)

     Three Year Summary of Loans Originated by Prior Limited Partnerships. During the three-year period ending December 31, 2002, loans were made by prior programs with investment objectives similar to those of the partnership. The following table provides a summary of the loans originated for the three-year period as of December 31, 2002. The last column of the following chart reflects total outstanding loan balances on all loans for each prior program including those which originated prior to the three (3) year period ending December 31, 2002.

----------------------------------------------------------------------------------------------------------------------------
   Name of partnership      Number of      Estimated Total Amount of    Outstanding Loan Balances    Total Outstanding Loans
                              Loans         Loans Made 01/01/00 to         Originated 01/01/00            as of 12/31/02
                                                    12/31/02                    to 12/31/02
----------------------------------------------------------------------------------------------------------------------------
         CMI                   13                    $1,645,942.87                 $861,471.10             $1,180,343.82
----------------------------------------------------------------------------------------------------------------------------
         RMI                   10                      $919,631.39                 $709,910.61               $714,572.56
----------------------------------------------------------------------------------------------------------------------------
        RMI II                 6                       $575,214.97                 $310,461.22               $347,354.77
----------------------------------------------------------------------------------------------------------------------------
        RMI III                27                    $3,114,596.38               $1,038,379.17             $1,221,191.54
----------------------------------------------------------------------------------------------------------------------------
        RMI IV                 18                    $5,604,065.66               $3,245,097.99             $5,016,578.96
----------------------------------------------------------------------------------------------------------------------------
        RMI V                  18                    $2,793,554.65                 $951,155.63             $1,722,579.92
----------------------------------------------------------------------------------------------------------------------------
        TOTAL                  92                   $14,653,005.92               $7,116,475.72            $10,202,621.57
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
   Name of partnership      Number of      Estimated Total Amount of    Outstanding Loan Balances    Total Outstanding Loans
                              Loans         Loans Made 01/01/00 to         Originated 01/01/00            as of 12/31/02
                                                    12/31/02                    to 12/31/02
----------------------------------------------------------------------------------------------------------------------------
        RMI VI                 31                    $8,129,727.32               $4,570,719.32             $5,183,097.81
----------------------------------------------------------------------------------------------------------------------------
        RMI VII                33                   $13,014,476.69               $4,088,712.90             $6,423,983.60
----------------------------------------------------------------------------------------------------------------------------
        TOTAL                  64                   $21,144,204.01               $8,659,432.22            $11,607,081.41
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   Name of partnership      Number of      Estimated Total Amount of    Outstanding Loan Balances    Total Outstanding Loans
                              Loans         Loans Made 01/01/00 to         Originated 01/01/00            as of 12/31/02
                                                   12/31/02                    to 12/31/02
----------------------------------------------------------------------------------------------------------------------------
        RMI VIII               102                  $141,569,404.15              $71,481,739.16           $83,650,455.19

----------------------------------------------------------------------------------------------------------------------------

     A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Private Partnerships:

  Loans
                           First Trust Deeds                    $10,035,012.69
                           Second Trust Deeds                    $4,176,529.82
                           Third Trust Deeds                       $441,463.41
                                                             ------------------
  Total                                                         $14,653,005.92
                                                             ==================
  Location of Loans
                           San Francisco County                  $3,343,160.87
                           Alameda County                        $3,272,692.90
                           Santa Clara County                    $3,003,886.02
                           San Mateo County                      $2,873,875.00
                           Stanislaus County                       $891,311.90
                           Contra Costa County                     $699,079.23
                           Tuolomne County                         $209,000.00
                           Marin County                            $210,000.00
                           San Joaquin County                      $150,000.00
  Total                                                         $14,653,005.92
                                                             ==================
  Type of Property
                           Owner Occupied Homes                  $3,227,250.00
                           Non-Owner Occupied                    $2,361,661.05
                           Commercial                            $7,439,370.58
                           Land                                     $91,463.41
                           Apartments                            $1,533,260.88
                                                             ------------------
  Total                                                         $14,653,005.92
                                                             ==================

     A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Prior Public Partnerships:


Loans
                           First Trust Deeds                    $14,441,619.34
                           Second Trust Deeds                    $5,620,642.41
                           Third Trust Deeds                     $1,081,942.26
                                                             ------------------
Total                                                           $21,144,204.01
                                                             ==================
Location of Loans
                           San Francisco County                  $6,812,573.70
                           Santa Clara County                    $5,241,356.25
                           Alameda County                        $2,941,987.09
                           San Mateo County                      $2,316,575.00
                           Contra Costa County                   $1,362,500.00
                           Stanislaus County                       $989,896.52
                           Los Angeles County                      $375,000.00
                           Placer County                           $323,065.45
                           Marin County                            $300,000.00
                           San Joaquin County                      $176,250.00
                           Tuolomne County                         $170,000.00
                           Sacramento County                       $135,000.00
Total                                                           $21,144,204.01
                                                             ==================
Type of Property
                           Owner Occupied Homes                  $3,706,450.00
                           Non-Owner Occupied                    $6,341,525.49
                           Commercial                            $9,590,551.69
                           Land                                    $979,426.83
                           Apartments                              $526,250.00
                                                             ------------------
Total                                                           $21,144,204.01
                                                             ==================

     A further breakdown of these loans according to the type of deed of trust, the location of the property securing the loans, and the type of property securing the loan is provided below:

For Redwood Mortgage Investors VIII


Loans (1)
                           First Trust Deeds                    $78,141,904.33
                           Second Trust Deeds                   $56,048,405.49
                           Third Trust Deeds                     $7,379,094.33
                                                             ------------------
Total                                                          $141,569,404.15
                                                             ==================
Location of Loans
                           San Francisco County                 $43,517,432.88
                           Santa Clara County                   $29,881,213.35
                           San Mateo County                     $28,247,075.42
                           Alameda County                       $12,671,320.01
                           Napa County                           $8,160,500.00
                           Los Angeles County                    $5,345,000.00
                           Contra Costa County                   $4,150,000.00
                           Marin County                          $3,733,500.00
                           Riverside County                      $1,500,000.00
                           Stanislaus County                     $1,292,427.94
                           El Dorado County                        $900,000.00
                           Placer County                           $760,934.55
                           Lake County                             $708,000.00
                           San Diego County                        $270,000.00
                           Sonoma County                           $250,000.00
                           Merced County                           $182,000.00
Total                                                          $141,569,404.15
                                                             ==================
Type of Property
                           Owner Occupied Homes                 $23,702,313.50
                           Non-Owner Occupied                   $55,284,747.54
                           Commercial                           $55,059,733.35
                           Land                                  $4,982,609.76
                           Apartments                            $2,540,000.00
                                                             ------------------
Total                                                          $141,569,404.15
                                                             ==================

     (1) These amounts include loans made by the partnership in its prior offerings aggregating $125,000,000